Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 9, 1998)

                           $946,677,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.

                                  as Depositor

                   HELLER FINANCIAL CAPITAL FUNDING, INC. AND
                      MORGAN STANLEY MORTGAGE CAPITAL INC.

                            as Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-HF2

                              -------------------
     Morgan Stanley Capital I Inc. is offering certain classes of its Series 1998-HF2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 266 mortgage loans secured by first liens on 281 commercial properties. The Series 1998-HF2 Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                              -------------------
     Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                              -------------------
        INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE PROSPECTUS.

                              -------------------
          Certain characteristics of the offered certificates include:


                  APPROXIMATE INITIAL                                                                               RATED FINAL
                CERTIFICATE PRINCIPAL OR          INITIAL                  RATE           EXPECTED RATINGS          DISTRIBUTION
                  NOTIONAL AMOUNT (1)      PASS-THROUGH RATE(2)       DESCRIPTION(3)       (DCR/FITCH)(4)              DATE(4)
                  -------------------      --------------------       --------------       --------------              -------
CLASS A-1          $205,400,000                  6.00%                    FIXED                AAA/AAA                11/15/2030
CLASS A-2          $554,081,000                  6.48%                    FIXED                AAA/AAA                11/15/2030
CLASS B             $53,485,000                  6.82%                     WAC                  AA/AA                 11/15/2030
CLASS C             $53,484,000                  7.16%                     WAC                   A/A                  11/15/2030
CLASS D             $58,833,000                  7.16%                     WAC                 BBB/BBB                11/15/2030
CLASS E             $21,394,000                  7.16%                     WAC                BBB-/BBB-               11/15/2030

(FOOTNOTES ON PAGE S-3)

                              -------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Prudential Securities Incorporated will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc. and Prudential Securities Incorporated expect to deliver the offered certificates to purchasers on November __, 1998. Morgan Stanley Capital I Inc. expects to receive from this offering approximately __% of the initial principal amount of the offered certificates, plus accrued interest from November 1, 1998, before deducting expenses payable by Morgan Stanley Capital I Inc.

                              -------------------

                          MORGAN STANLEY DEAN WITTER
                            BEAR, STEARNS & CO. INC.
                       PRUDENTIAL SECURITIES INCORPORATED

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER __, 1998

                    MORGAN STANLEY CAPITAL I INC. 1998-HF2
                    --------------------------------------
                            GEOGRAPHIC DISTRIBUTION



         [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                         THE PURPOSE OF EDGAR FILING.]

WASHINGTON                    $51,268,563              4.8% of total
IDAHO                         $9,459,629               0.9% of total
COLORADO                      $62,092,212              5.8% of total
NORTH DAKOTA                  $2,129,022               0.2% of total
MINNESOTA                     $19,111,396              1.8% of total
MISSOURI                      $7,518,269               0.7% of total
WISCONSIN                     $37,867,852              3.5% of total
ILLINOIS                      $18,953,665              1.8% of total
MICHIGAN                      $49,701,641              4.6% of total
INDIANA                       $16,206,829              1.5% of total
OHIO                          $14,290,027              1.3% of total
WEST VIRGINIA                 $1,106,421               0.1% of total
NEW YORK                      $51,110,534              4.8% of total
NEW HAMPSHIRE                 $9,973,175               0.9% of total
MASSACHUSETTS                 $23,044,820              2.2% of total
RHODE ISLAND                  $5,430,752               0.5% of total
NEW JERSEY                    $9,427,914               0.9% of total
PENNSYLVANIA                  $21,999,698              2.1% of total
DELAWARE                      $1,599,817               0.1% of total
MARYLAND                      $4,889,284               0.5% of total
VIRGINIA                      $14,795,044              1.4% of total
NORTH CAROLINA                $34,284,672              3.2% of total
KENTUCKY                      $6,310,939               0.6% of total
TENNESSEE                     $9,120,468               0.9% of total
SOUTH CAROLINA                $2,781,161               0.3% of total
GEORGIA                       $88,948,276              8.3% of total
FLORIDA                       $74,972,984              7.0% of total
ALABAMA                       $2,700,530               0.3% of total
MISSISSIPPI                   $6,174,088               0.6% of total
LOUISIANA                     $7,948,555               0.7% of total
ARKANSAS                      $947,164                 0.1% of total
TEXAS                         $82,969,532              7.8% of total
OKLAHOMA                      $19,203,369              1.8% of total
KANSAS                        $1,696,632               0.2% of total
ARIZONA                       $59,202,737              5.5% of total
SOUTHERN CALIFORNIA           $114,088,815             10.7% of total
CALIFORNIA                    $213,433,858             20.0% of total
NORTHERN CALIFORNIA           $99,345,043              9.3% of total
UTAH                          $1,790,436               0.2% of total
NEVADA                        $14,605,331              1.4% of total
OREGON                        $10,625,153              1.0% of total

------------------


(1) Approximate; subject to a variance of plus or minus 5%.

(2) The pass-through rates for the Class A-1 and Class A-2 Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such Pass-Through Rate will not exceed the WAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Class B, Class C, Class D and Class E Certificates set forth in the table are the approximate initial Pass-Through Rates. The pass-through rates for the Class B, Class C, Class D and Class E Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

(3) "Fixed" and "WAC" are descriptions of the types of pass-through rates borne by the related classes.

(4) See "Ratings" herein. The Rated Final distribution date for each class of rated certificates is November 15, 2030.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Terms for prospectus supplement" beginning on page S-102 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 105 in the prospectus.

                         -----------------------------

         In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

                         -----------------------------

         Until the date that is ninety days from the date of this Prospectus Supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

                                                 Page
                                                 ----
SUMMARY OF TERMS..................................S-7

RISK FACTORS.....................................S-23

DESCRIPTION OF THE CERTIFICATES..................S-47
   General.......................................S-47
   Registration; Denominations...................S-47
   Book-Entry Registration.......................S-47
   Certificate Balances and Notional Amounts.....S-48
   Pass-Through Rates............................S-49
   Distributions.................................S-50
   Appraisal Reductions..........................S-54
   Subordination; Allocation of Losses
      and Certain Expenses.......................S-55
   Prepayment Interest Shortfalls................S-56
   Optional Termination..........................S-57
   Advances......................................S-57
   Reports to Certificateholders; Available
      Information................................S-59
   Book-Entry Certificates.......................S-62
   Example of Distributions......................S-62
   Voting Rights.................................S-63
   The Trustee and the Fiscal Agent..............S-63

MATURITY CONSIDERATIONS..........................S-64

YIELD CONSIDERATIONS.............................S-68
   General.......................................S-68
   Rate and Timing of Principal Payments.........S-58
   Losses and Shortfalls.........................S-69
   Certain Relevant Factors......................S-69
   Delay in Payment of Distributions.............S-69

DESCRIPTION OF THE MORTGAGE POOL.................S-69
   General.......................................S-69
   Certain Terms and Characteristics of the
      Mortgage Loans.............................S-71
   Assessments of Property Value and
      Condition..................................S-77
   Additional Mortgage Loan Information..........S-78
   Standard Hazard Insurance.....................S-79
   The Sellers...................................S-80
   Assignment of the Mortgage Loans..............S-81
   Representations and Warranties................S-81
   Repurchases and Other Remedies................S-84
   Changes in Mortgage Pool Characteristics......S-84

SERVICING OF THE MORTGAGE LOANS..................S-85
   General.......................................S-85
   The Master Servicer and the Special
      Servicer...................................S-87
   Sub-Servicers.................................S-87
   Servicing and Other Compensation and
      Payment of Expenses........................S-87
   The Operating Adviser.........................S-89
   Mortgage Loan Modifications...................S-89
   Sale of Defaulted Mortgage Loans and REO
      Properties.................................S-91
   REO Properties................................S-91
   Inspections; Collection of Operating
      Information................................S-92
   Maintenance of Master Servicer/Special
      Servicer Acceptability.....................S-92

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........S-92
   General.......................................S-92
   Original Issue Discount and Premium...........S-93
   Additional Considerations.....................S-95

ERISA CONSIDERATIONS.............................S-95
   Plan Asset Regulation.........................S-95
   Individual Exemption..........................S-96
   Other Exemptions..............................S-97
   Insurance Company Purchasers..................S-98

LEGAL INVESTMENT.................................S-98

USE OF PROCEEDS..................................S-98

PLAN OF DISTRIBUTION.............................S-99

LEGAL MATTERS....................................S-99

RATINGS.........................................S-100

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT........S-101

APPENDIX I   - MORTGAGE POOL
  INFORMATION.....................................I-1
APPENDIX II  - CERTAIN
  CHARACTERISTICS OF THE MORTGAGE
  LOANS AND ADDITIONAL
  INFORMATION REGARDING THE MULTI-
  FAMILY AND SENIOR HOUSING
  LOANS..........................................II-1
APPENDIX III - LARGEST LOAN
  SUMMARIES.....................................III-1
APPENDIX IV  - FORM OF TRUSTEE
  REPORTS........................................IV-1

TERM SHEET........................................T-1

                               EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                             CERTIFICATE STRUCTURE

Approximate                                                                                         Approximate
Credit Support                                                                                      Percent of
                                                                                                    Total
                                                                                                    Certificates

                                                                INITIAL
                                                              CERTIFICATE
                                                               PRINCIPAL           RATINGS
                                            CLASS               AMOUNT          (DCR/FITCH)
              ---------------------------------------------------------------------------------
              CLASS X(2)               CLASS A-1            $205,400,000         AAA/AAA              19.20%
              $1,069,692,449
              (Approximate Notional
              Amount)
                                       ------------------ ----------------- -------------------
29.00(1)%     AAA/AAA                  CLASS A-2            $554,081,000         AAA/AAA              51.80%
                                       ------------------ ----------------- -------------------
  24.00%                               CLASS B              $53,485,000           AA/AA               5.00%
                                       ------------------ ----------------- -------------------
  19.00%                               CLASS C              $53,484,000            A/A                5.00%
                                       ------------------ ----------------- -------------------
  13.50%                               CLASS D              $58,833,000          BBB/BBB              5.50%
                                       ------------------ ----------------- -------------------
  11.50%                               CLASS E              $21,394,000         BBB-/BBB-             2.00%
                                       ------------------ ----------------- -------------------
  9.25%                                CLASS F(2)           $24,068,000          BB+/BB+              2.25%
                                       ------------------ ----------------- -------------------
  7.50%                                CLASS G(2)           $18,720,000           BB/BB               1.75%
                                       ------------------ ----------------- -------------------
  6.50%                                CLASS H(2)           $10,697,000          BB-/BB-              1.00%
                                       ------------------ ----------------- -------------------
  4.50%                                CLASS J(2)           $21,394,000           NR/B+               2.00%
                                       ------------------ ----------------- -------------------
  3.50%                                CLASS K(2)           $10,697,000            NR/B               1.00%
                                       ------------------ ----------------- -------------------
  2.00%                                CLASS L(2)           $16,045,000           NR/B-               1.50%
                                       ------------------ ----------------- -------------------
  1.00%                                CLASS M(2)           $10,697,000           NR/CCC              1.00%
                                       ------------------ ----------------- -------------------
  0.00%                                CLASS N(2)           $10,697,449           NR/NR               1.00%
             ------------------------  ------------------ ----------------- -------------------

(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(2)  Not offered hereby.

     The Class R-I, R-II and R-III Certificates are not represented in this table.

                              CERTIFICATE SUMMARY

------------------------------------------------------------------------------------------------------------------------------

                              APPROXIMATE                         INITIAL PASS-                       WEIGHTED
APPROXIMATE               INITIAL CERTIFICATE       APPROXI-         THROUGH                           AVERAGE
 CREDIT                      PRINCIPAL OR            MATE         RATE AND RATE        RATINGS          LIFE       PRINCIPAL
 SUPPORT        CLASS     NOTIONAL AMOUNT (1)    % OF TOTAL    DESCRIPTION (2)(3)   DCR/FITCH (4)     (YRS.)(5)    WINDOW (5)
------------------------------------------------------------------------------------------------------------------------------
              Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
                 A-1     $205,400,000              19.20%         6.00% (Fixed)         AAA/AAA          5.45        1-104
               ---------------------------------------------------------------------------------------------------------------
   29.00%(6)     A-2     $554,081,000              51.80%         6.48% (Fixed)         AAA/AAA          9.44       104-116
------------------------------------------------------------------------------------------------------------------------------
   24.00%         B       $53,485,000               5.00%         6.82% (WAC)            AA/AA           9.70       116-117
------------------------------------------------------------------------------------------------------------------------------
   19.00%         C       $53,484,000               5.00%         7.16% (WAC)             A/A            9.76       117-117
------------------------------------------------------------------------------------------------------------------------------
   13.50%         D       $58,833,000               5.50%         7.16% (WAC)           BBB/BBB          9.76       117-117
------------------------------------------------------------------------------------------------------------------------------
   11.50%         E       $21,394,000               2.00%         7.16% (WAC)          BBB-/BBB-         9.90       117-119
------------------------------------------------------------------------------------------------------------------------------
              Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
    N/A          X(7)  $1,069,692,449                N/A          0.74% (Variable       AAA/AAA          9.26         N/A
                                                                       Rate IO)
------------------------------------------------------------------------------------------------------------------------------
    9.25%         F       $24,068,000               2.25%         6.00% (Fixed)         BB+/BB+          9.99       119-126
------------------------------------------------------------------------------------------------------------------------------
    7.50%         G       $18,720,000               1.75%         6.00% (Fixed)          BB/BB          11.37       126-139
------------------------------------------------------------------------------------------------------------------------------
    6.50%         H       $10,697,000               1.00%         6.00% (Fixed)         BB-/BB-         12.02       139-153
------------------------------------------------------------------------------------------------------------------------------
    4.50%         J       $21,394,000               2.00%         6.00% (Fixed)          NR/B+          14.09       153-174
------------------------------------------------------------------------------------------------------------------------------
    3.50%         K       $10,697,000               1.00%         6.00% (Fixed)          NR/B           14.63       174-180
------------------------------------------------------------------------------------------------------------------------------
    2.00%         L       $16,045,000               1.50%         6.00% (Fixed)          NR/B-          16.79       180-219
------------------------------------------------------------------------------------------------------------------------------
    1.00%         M       $10,697,000               1.00%         6.00% (Fixed)          NR/CCC         19.08       219-231
------------------------------------------------------------------------------------------------------------------------------
    0.00%         N       $10,697,449               1.00%         6.00% (Fixed)          NR/NR          20.78       231-296
------------------------------------------------------------------------------------------------------------------------------

(1)  Approximate; subject to a variance of plus or minus 5%.

(2) "Fixed" and "WAC" are descriptions of the types of pass-through rates borne by the related classes. "IO" designates that Class X is entitled only to distributions of interest; it will not receive distributions of principal.

(3) The pass-through rates for the Class A-1, Class A-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the WAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Class X and the Class B, Class C, Class D and Class E Certificates set forth in the table are the approximate initial pass-through rates. The pass-through rates for the Interest Only Certificates and the Class B, Class C, Class D and Class E Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

(4) See "Ratings" herein. "NR" means not rated.

(5) The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have effective maturity dates; and (iii) prepayment in full on the "effective maturity date" of each mortgage loan having such a date. See the assumptions set forth under "Maturity Considerations" in this prospectus supplement.

(6) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(7) The Class X Certificates will not have a Principal Amount. Interest will accrue on the notional amount thereof, at a rate equal to the WAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have Principal Amounts.

The Class R Certificates are not represented in this table.

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                           RELEVANT PARTIES AND DATES
                                           ---------------------------

DEPOSITOR...........................       Morgan Stanley Capital I Inc.

MASTER SERVICER.....................       GMAC Commercial Mortgage Corporation. See "Servicing of the Mortgage Loans" and
                                           "Description of the Certificates--Advances" in this prospectus supplement.



SPECIAL SERVICER....................       GMAC Commercial Mortgage Corporation. See "Servicing of the Mortgage Loans--The
                                           Operating Adviser" and "--General" in this prospectus supplement.

TRUSTEE.............................       LaSalle National Bank. See "Description of the Certificates--The Trustee and
                                           the Fiscal Agent" in this prospectus supplement and "--Advances" in this prospectus supplement.

FISCAL AGENT........................       ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of LaSalle National Bank, the Trustee. See "Description of the
                                           Certificates--The Trustee and the Fiscal Agent" and "--Advances" in this prospectus supplement.

OPERATING ADVISER...................       The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates (with
                                           Principal Amounts) outstanding at any time of determination (or, if the aggregate balance of such class of certificates is less than 25% of the initial aggregate certificate balance of such class, of the next most subordinate class of certificates (with Principal Amounts)) may appoint a representative for the purposes described in this prospectus supplement. See "Servicing of the
                                           Mortgage Loans--The Operating Adviser" and "--General" in this prospectus supplement.

MORTGAGE LOAN SELLERS...............       Heller Financial Capital Funding, Inc., as to 236 mortgage loans, representing
                                           85.8% of the aggregate principal balance of the mortgage pool; and Morgan
                                           Stanley Mortgage Capital Inc., as to 30 mortgage loans, representing 14.2% of the aggregate principal balance of the mortgage pool. Affiliates of Heller and
                                           MSMC may acquire a significant portion of the Offered Certificates. See
                                           "Description of the Mortgage Pool--The Sellers" in this prospectus supplement.

UNDERWRITERS........................       Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Prudential
                                           Securities Incorporated. See "Plan of Distribution" in this prospectus supplement.

CUT-OFF DATE........................       November 1, 1998.

CLOSING DATE........................       On or about November     , 1998.

DISTRIBUTION DATE...................       The 15th day of each  month,  or, if such 15th day is not a  business  day, the  business  day  immediately  following  such  15th day,  commencing  in
                                           December 1998.

RECORD DATE.........................       With respect to each  distribution  date, the close of business on the last business day of the preceding month.

                                             OFFERED SECURITIES
                                             ------------------

GENERAL.............................       Morgan Stanley Capital I Inc. is offering the following six classes of
                                           Commercial Mortgage Pass-Through Certificates (collectively, the "Offered
                                           Certificates") as part of Series 1998-HF2:

                                                      o Class A-1

                                                      o Class A-2

                                                      o Class B

                                                      o Class C

                                                      o Class D

                                                      o Class E

                                           Series 1998-HF2 will consist of a total of 18 classes, the following twelve of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class F, Class G, Class H, Class J, Class K,
                                           Class L, Class M, Class N, Class R-I, Class R-II, and Class R-III
                                           (collectively, the "Private Certificates").

                                           The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by Morgan Stanley Capital I Inc. The trust's assets will primarily be 266 mortgage loans secured by first liens on
                                           281 commercial properties.

CERTIFICATE PRINCIPAL AND
   NOTIONAL AMOUNT..................       Your certificates will have the approximate aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 5%:

                                              ---------------------- ------------------- --------------------------
                                                    Class A-1            $205,400,000    Principal Amount

                                              ---------------------- ------------------- --------------------------
                                                    Class A-2            $554,081,000    Principal Amount

                                              ---------------------- ------------------- --------------------------
                                                     Class B              $53,485,000    Principal Amount

                                              ---------------------- ------------------- --------------------------
                                                     Class C              $53,484,000    Principal Amount

                                              ---------------------- ------------------- --------------------------
                                                     Class D              $58,833,000    Principal Amount

                                              ---------------------- ------------------- --------------------------
                                                     Class E              $21,394,000    Principal Amount

                                              ---------------------- ------------------- --------------------------

PASS-THROUGH RATES

    A.  OFFERED CERTIFICATES........       Your certificates will accrue interest at an annual rate called a
                                           "Pass-Through Rate" which is set forth below:

                                                      -------------------------- ---------------------
                                                      Class A-1                  6.00%, but not in
                                                                                 excess of WAC Rate
                                                      -------------------------- ---------------------
                                                      Class A-2                  6.48%, but not in
                                                                                 excess of WAC Rate
                                                      -------------------------- ---------------------
                                                      Class B                    WAC Rate minus 0.36%
                                                      -------------------------- ---------------------
                                                      Class C                    WAC Rate minus 0.02%
                                                      -------------------------- ---------------------
                                                      Class D                    WAC Rate minus 0.02%
                                                      -------------------------- ---------------------
                                                      Class E                    WAC Rate minus 0.02%
                                                      -------------------------- ---------------------

                                           Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

                                           The "WAC Rate" for a particular distribution date is a weighted average of the mortgage loan interest rates in effect as of the first day of the preceding month, minus the weighted average annual administrative cost of 0.0584% (which includes the servicing fee rates and the Trustee fee rate), and adjusted as set forth herein. The weighting of this average is based upon the respective principal balances of those mortgage loans.

    B.  CLASS X CERTIFICATES........       The Pass-Through  Rate on the Class X Certificates will be equal to the WAC
                                           Rate minus the weighted  average of the  Pass-Through  Rates of the classes of certificates  that have principal  amounts.  The weighting will be based upon the respective principal amount of those classes.

                                           The notional amount of the Class X Certificates will generally be equal to 100%
                                           of the aggregate principal balance of the mortgage loans outstanding from time to time. The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.

                                           For purposes of calculating the Class X Pass-Through Rates, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an effective maturity date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a
                                           30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.


DISTRIBUTIONS
    A. AMOUNT AND ORDER
       OF DISTRIBUTIONS.............       On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                           Step 1/Class A and Class X: To interest on Class A-1 and A-2 and Class X, pro rata, in accordance with their interest entitlements.

                                           Step 2/Class A: To the extent of funds available for principal, to principal on
                                           Classes A-1 and A-2, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                           Step 3/Class A: To reimburse Classes A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                                           Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse
                                           Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                           Step 5/Class C: To Class C in a manner analogous to the Class B allocations of
                                           Step 4.

                                           Step 6/Class D: To Class D in a manner analogous to the Class B allocations of
                                           Step 4.

                                           Step 7/Class E: To Class E in a manner analogous to the Class B allocations of
                                           Step 4.

                                           Step  8/Subordinate  Private  Certificates:  In the  amounts  and  order of priority  described in "Description of the  Certificates--Distributions"  in
                                           this prospectus supplement.

    B.  INTEREST AND PRINCIPAL
          ENTITLEMENTS..............       A description of each class's interest entitlement can be found in "Description of the Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                                           The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions" in this prospectus supplement.


                                      S-10

    C.  PREPAYMENTS
          PREMIUMS..................       The manner in which any prepayment premiums and yield maintenance premiums received during a particular collection period will be allocated to the Class X
                                           Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the
                                           Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

    A.  GENERAL.....................       The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. (However, no principal payments or loan losses will be allocated to the
                                           Class X Certificates).

                                                 ----------------------------
                                                    Class A-1, Class A-2,
                                                           Class X
                                                 ----------------------------

                                                 ----------------------------
                                                           Class B
                                                 ----------------------------

                                                 ----------------------------
                                                           Class C
                                                 ----------------------------

                                                 ----------------------------
                                                           Class D
                                                 ----------------------------

                                                 ----------------------------
                                                           Class E
                                                 ----------------------------

                                                 ----------------------------
                                                           Class F
                                                 ----------------------------

                                                 ----------------------------
                                                           Class G
                                                 ----------------------------

                                                 ----------------------------
                                                           Class H
                                                 ----------------------------

                                                 ----------------------------
                                                           Class J
                                                 ----------------------------

                                                 ----------------------------
                                                           Class K
                                                 ----------------------------

                                                 ----------------------------
                                                           Class L
                                                 ----------------------------

                                                 ----------------------------
                                                           Class M
                                                 ----------------------------

                                                 ----------------------------
                                                           Class N
                                                 ----------------------------

                                                 ----------------------------
                                                          Class R-I
                                                 ----------------------------

          NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

          See "Description of the Certificates" in this prospectus supplement.

    B.  SHORTFALLS IN AVAILABLE
          FUNDS......................      The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional compensation (other than the servicing fee) which the Master Servicer or
                                           Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on Advances made by the Master Servicer, the Trustee or the Fiscal
                                           Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust; and (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                                           Shortfalls in mortgage loan interest as a result of the timing of prepayments
                                           (net of the Master Servicer's servicing fee payable on the related distribution date) will be allocated to each class of certificates, pro rata, based upon their respective interest entitlements.

                                           See "Description of the Certificates-Distributions" in this prospectus supplement.

                                             THE MORTGAGE POOL
                                             -----------------

CHARACTERISTICS OF THE
  MORTGAGE POOL

    A.  GENERAL.......................................     For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

                                                                  o Description of the mortgage pool;

                                                                  o Appendix I (characteristics of the mortgage loans);

                                                                  o Appendix II (characteristics of each mortgage loan on
                                                                    a property-by-property basis and certain information
                                                                    regarding the multi-family and senior housing loans);
                                                                    and

                                                                  o Appendix III (descriptions of the largest mortgage
                                                                    loans).

                                                           All numerical information provided in this prospectus
                                                           supplement with respect to the mortgage loans is approximate.
                                                           All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by Cut-off Date
                                                           Balance.

     B.    PRINCIPAL BALANCES.........................     The trust's primary assets will be 266 mortgage loans with an initial principal balance of $1,069,692,449, subject to a
                                                           permitted variance of plus or minus 5%. As of November 1, 1998, the outstanding principal balances of the mortgage loans in the mortgage pool




                                                           ranged from $528,151 to $23,949,234 and the mortgage loans had an average balance of $4,021,400. See "Description of the
                                                           Mortgage Pool-- Certain Terms and Characteristics of the
                                                           Mortgage Loans" in this prospectus supplement.

     C.    NON-RECOURSE...............................     Substantially all of the mortgage loans are non-recourse
                                                           obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

     D.    FEE SIMPLE/LEASEHOLD.......................     Each mortgage loan is secured by a first mortgage lien on the borrower's fee simple (or, in 3 cases, which represent 1.0% of the initial outstanding balance, leasehold) estate in an
                                                           income-producing real property.

     E.    PROPERTY PURPOSE...........................     Set forth below are the number of mortgage loans, and the
                                                           approximate percentage of the initial pool balance represented by such mortgage loans, that are secured by mortgaged
                                                           properties operated for each indicated purpose:

                                                           ----------------------- ---------------- -----------------
                                                                                    Percentage of
                                                                                    Initial Pool       Number of
                                                               Property Type           Balance       Mortgage Loans
                                                          ----------------------- ---------------- -----------------

                                                           Multifamily                 33.1%              77
                                                           ----------------------- ---------------- -----------------

                                                           Retail                      22.7%              64
                                                           ----------------------- ---------------- -----------------

                                                           Industrial                   8.6%              24
                                                           ----------------------- ---------------- -----------------

                                                           Office                       7.7%              20
                                                           ----------------------- ---------------- -----------------

                                                           Senior Housing               7.7%              17
                                                           ----------------------- ---------------- -----------------

                                                           Self-Storage                 7.3%              33
                                                           ----------------------- ---------------- -----------------

                                                           Hospitality                  6.2%               9
                                                           ----------------------- ---------------- -----------------

                                                           Manufactured Housing         5.1%              18
                                                           ----------------------- ---------------- -----------------

                                                           Mixed Use                    1.7%               4
                                                           ----------------------- ---------------- -----------------

     F.    PROPERTY LOCATION..........................     The number of mortgage loans, and the approximate percentage of the initial pool balance represented by such mortgage loans, that are secured by mortgaged properties located in the six states with the highest concentrations of mortgaged properties are:

                                                           ------------------- ------------------ -------------------
                                                                                 Percentage of
                                                                                 Initial Pool         Number of
                                                               State                Balance         Mortgage Loans
                                                           ------------------- ------------------ -------------------

                                                           California               20.0%                 52
                                                           ------------------- ------------------ -------------------

                                                           Georgia                   8.3%                 10
                                                           ------------------- ------------------ -------------------

                                                           Texas                     7.8%                 24
                                                           ------------------- ------------------ -------------------

                                                           Florida                   7.0%                 26
                                                           ------------------- ------------------ -------------------

                                                           Colorado                  5.8%                 13
                                                           ------------------- ------------------ -------------------

                                                           Arizona                   5.5%                 14
                                                           ------------------- ------------------ -------------------

                                                           The remaining mortgaged properties are located throughout 33 other states. No other state has a concentration of mortgaged properties that represents security for more than 4.8% of the initial outstanding pool balance. See Appendix I hereto.

     G.    OTHER MORTGAGE LOAN FEATURES...............     As of November 1, 1998, the mortgage loans had the following approximate characteristics:

                                                                 o No scheduled payment of principal and interest on the
                                                                   mortgage loan was thirty days or more past due, and
                                                                   the mortgage loan has not been thirty days or more
                                                                   delinquent in the past year.

                                                                 o Four (4) separate groups of mortgage loans are, within
                                                                   such group, cross-collateralized with each other, the
                                                                   largest group of which represents 1.3% of the initial
                                                                   outstanding pool balance of mortgage loans.

                                                                 o Several groups of mortgage loans are made to the same
                                                                   borrower or have related borrowers that are affiliated
                                                                   with one another through partial or complete direct or
                                                                   indirect common ownership, the three largest of these
                                                                   groups representing 2.8%, 2.2% and 2.0%, respectively,
                                                                   of the initial outstanding pool balance of mortgage
                                                                   loans.

                                                                 o Five (5) additional mortgage loans are, in each case,
                                                                   secured by one or more mortgages encumbering multiple
                                                                   real properties, with each such mortgage loan
                                                                   representing between 0.1% and 2.1% of the initial
                                                                   outstanding pool balance of mortgage loans, and all
                                                                   such mortgage loans collectively representing 3.4% of
                                                                   the initial outstanding pool balance of mortgage loans.

                                                                 o Thirty-three (33) mortgage loans, representing 6.0% of
                                                                   the initial outstanding pool balance of mortgage loans,
                                                                   are secured by a mortgaged property which is 100%
                                                                   leased to a single tenant, and 6 of such mortgage
                                                                   loans, representing 2.0% of the initial outstanding
                                                                   pool balance of mortgage loans, are credit tenant lease
                                                                   mortgage loans.

                                                                 o All mortgage loans bear interest at fixed rates.

                                                                 o No mortgage loan permits negative amortization or the
                                                                   deferral of accrued interest.

     H.    BALLOON LOANS..............................     Two hundred fifty (250) of the mortgage loans, representing
                                                           93.9% of the initial outstanding pool balance, provide for one of the following:

                                                                 o Monthly payments based on amortization schedules
                                                                   significantly longer than their respective terms to
                                                                   maturity (213 of such mortgage loans, representing
                                                                   80.4% of the initial outstanding pool balance); or

                                                                 o Monthly Payments that provide for payment of interest
                                                                   only for a certain period after the Cut-off Date and
                                                                   then payments of interest and principal based on
                                                                   amortization schedules significantly longer than their
                                                                   respective terms to maturity (4 of such mortgage loans,
                                                                   representing 3.4% of the initial outstanding pool
                                                                   balance); or

                                                                 o Increases in the mortgage rate and/or principal
                                                                   amortization at a date prior to stated maturity that
                                                                   create an incentive for the related borrower to prepay
                                                                   the loan (33 of such mortgage loans, representing 10.1%
                                                                   of the initial outstanding pool balance); such mortgage
                                                                   loans will have substantial payments payable on their
                                                                   respective maturity dates, but balloon payments on such
                                                                   mortgage loans are anticipated to be made on the date
                                                                   prior to stated maturity that these increases occur
                                                                   unless such loans are prepaid.

                                                           The remaining 16 mortgage loans, representing 6.1% of the
                                                           initial outstanding pool balance, have an expected balloon balance equal to less than 10% of the original principal
                                                           balance of each loan.


     I.    PREPAYMENT PROVISIONS; DEFEASANCE               As of November 1, 1998, all of the mortgage loans restricted
             LOANS....................................     voluntary principal prepayments as follows:

                                                                 o One hundred sixty (160) mortgage loans,
                                                                   representing 57.5% of the initial outstanding
                                                                   pool balance, contain a defeasance provision,
                                                                   whereby the related borrower is permitted
                                                                   (after an initial period during which voluntary
                                                                   prepayments are prohibited and until generally
                                                                   90 days prior to maturity) to substitute
                                                                   direct, non-callable United States Treasury
                                                                   obligations for the mortgaged property securing
                                                                   the mortgage loan, thereby releasing the
                                                                   mortgage from its property without prepaying
                                                                   the mortgage loan.

                                                                 o Eighty (80) mortgage loans, representing 33.3%
                                                                   of the initial outstanding pool balance,
                                                                   prohibit voluntary prepayments for a period
                                                                   ending on a date specified in the related
                                                                   mortgage note and, in most such cases,
                                                                   thereafter impose prepayment premiums until a
                                                                   specified date prior to maturity;

                                                                 o Twenty-six (26) mortgage loans, representing
                                                                   9.2% of the initial outstanding pool balance,
                                                                   do not provide for lock-out periods but impose
                                                                   prepayment premiums in connection with
                                                                   voluntary principal prepayments made prior to a
                                                                   specified date (generally zero to three months,
                                                                   but in three such cases, representing 0.4% of
                                                                   the initial outstanding pool balance, 36 to 48
                                                                   months prior to maturity).


                                                                 o Notwithstanding the foregoing, 2 mortgage
                                                                   loans, representing 0.5% of the initial
                                                                   outstanding pool balance, permit voluntary
                                                                   principal prepayments of up to 10% of the
                                                                   original principal balance of the mortgage loan
                                                                   in any calendar year without the imposition of
                                                                   a prepayment premium (the "10% Free Prepayment
                                                                   Loans").

     J.    MORTGAGE LOAN RANGES AND
             WEIGHTED AVERAGES........................     As of November 1, 1998,  the mortgage loans will have the
                                                           following additional characteristics:

                    i.     MORTGAGE RATES                       Mortgage  rates  ranging  from  6.510%  per annum to
                                                                9.580% per annum,  and a weighted  average  mortgage
                                                                rate of 7.234% per annum;

                    ii.   REMAINING TERMS                       Remaining terms to scheduled maturity ranging from 53
                                                                months to 296 months, and a weighted average
                                                                remaining term to scheduled maturity of 124 months;

                    iii.   REMAINING
                           AMORTIZATION TERMS                   Remaining amortization terms ranging from 152 months
                                                                to 360 months, and a weighted average remaining
                                                                amortization term of 323 months (for the amortizing
                                                                loans);

                    iV.    LOAN-TO-VALUE RATIOS                 Loan-to-value ratios ranging from 26.3% to 96.4% and
                                                                a weighted average loan-to-value ratio (calculated as
                                                                described in this prospectus supplement under
                                                                "Description of the Mortgage Pool--Additional
                                                                Mortgage Loan Information") of 72.4%; and

                    V.     DEBT SERVICE                         Debt service coverage ratios ranging from 0.97x to
                           COVERAGE RATIOS                      2.81x and a weighted average debt service coverage
                                                                ratio (calculated as described in this prospectus
                                                                supplement under "Description of the Mortgage Pool
                                                                --Additional Mortgage Loan Information") of 1.37x.

                                                           See "Description of the Mortgage Pool--Representations
                                                           and Warranties" and "--Repurchases and Other Remedies"
                                                           in this prospectus supplement.

                                                           The mortgage loans are more particularly described
                                                           herein under "Description of the Mortgage Pool," in the
                                                           tables in Appendix I and in "Certain Characteristics of
                                                           the Mortgage Loans" in Appendix II. In addition,
                                                           certain information with respect to mortgage loans
                                                           secured by mortgages on multifamily and senior housing
                                                           properties is also set forth in Appendix II and a brief
                                                           summary of the material terms of the largest mortgage
                                                           loans in the mortgage pool is set forth in Appendix
                                                           III.

ADVANCES OF PRINCIPAL AND INTEREST

     A.    GENERAL....................................     The Master Servicer is required to advance (each, a "P&I
                                                           Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The Master
                                                           Servicer will not be required to advance interest in excess of a loan's regular interest rate (not including any default rate or any rate increase after an effective maturity date). The
                                                           Master Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Master Servicer will defer rather than advance its servicing fee, but will advance the Trustee's fee. If the
                                                           Master Servicer fails to make a required P&I Advance, the
                                                           Trustee will be required to make the P&I Advance. If the
                                                           Trustee fails to make a required P & I Advance, the Fiscal
                                                           Agent -- ABN AMRO Bank N.V., the indirect corporate parent of the Trustee -- will be required to make such P&I Advance. In both cases, the obligation to make an Advance will also be subject to a determination of recoverability. See "Description of the Certificates--Advances" in this prospectus supplement.

     B. APPRAISAL REDUCTION
             EVENT ADVANCES...........................     Certain adverse events affecting a mortgage loan, called
                                                           "Appraisal Reduction Events," will require the Special Servicer to obtain a new appraisal on the related mortgaged property.
                                                           Based on the appraised value in such appraisal, it may be
                                                           necessary to calculate an "Appraisal Reduction Amount." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction Event will be reduced so that the Master Servicer will not be required to advance interest on the Appraisal Reduction Amount (as
                                                           described below). Due to the payment priorities described
                                                           above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                                           See "Description of the Certificates - Appraisal Reductions"
                                                           in this prospectus supplement.

                                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..............................................      The Offered Certificates will not be issued unless each of the offered classes receives the following ratings from Duff &
                                                           Phelps Credit Rating Co. and Fitch IBCA, Inc.:

                                                          ----------------------------- -----------------------------
                                                          Class A-1 and A-2             AAA
                                                          ----------------------------- -----------------------------
                                                          Class B                       AA
                                                          ----------------------------- -----------------------------
                                                          Class C                       A
                                                          ----------------------------- -----------------------------
                                                          Class D                       BBB
                                                          ----------------------------- -----------------------------
                                                          Class E                       BBB-
                                                          ----------------------------- -----------------------------

                                                           A rating agency may lower or withdraw a security rating at any time.

                                                           See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the
                                                           conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION.................................      On any distribution date on which the aggregate principal
                                                           balance of the mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the Cut-off Date, the Depositor, Master Servicer, the
                                                           Special Servicer, the majority holders of the Controlling Class and any holder of a majority interest in the Class R-I
                                                           Certificates will have the option to purchase all of the
                                                           remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan), at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                                           See "Description of the Certificates--Optional Termination" in
                                                           this prospectus supplement.

DENOMINATIONS........................................      The Offered Certificates will be offered in minimum
                                                           denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND SETTLEMENT...............      Your certificates will be registered in the name of CEDE & Co., as nominee of the Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will not be a

                                                           certificateholder of record, and you will receive distributions on your certificates and reports relating to distributions only through DTC, CEDEL or Euroclear or through participants in DTC,
                                                           CEDEL or Euroclear.

                                                           You may hold your Offered Certificates through: (i) The
                                                           Depository Trust Company ("DTC") in the United States; or (ii)
                                                           Cedel Bank, S.A. ("CEDEL") or The Euroclear System
                                                           ("Euroclear") in Europe. Transfers within DTC, CEDEL or
                                                           Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, CEDEL or
                                                           Euroclear will be effected in DTC through the relevant
                                                           depositories of CEDEL or Euroclear.

                                                           The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

                                                           See "Description of the Certificates--Book-Entry Registration"
                                                           and "-Definitive Certificates" in this prospectus supplement and "Description of the Certificates-General" in the
                                                           prospectus.

                                                           We expect that the Offered Certificates will be delivered in book-entry form through the facilities of DTC, CEDEL or
                                                           Euroclear on or about November __, 1998.

TAX STATUS...........................................      An election will be made to treat the Trust as three separate
                                                           REMICs - - a Lower-Tier REMIC, a Middle-Tier REMIC, and an
                                                           Upper-Tier REMIC - - for federal income tax purposes. In the opinion of counsel, the Trust will qualify for this treatment.

                                                           Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                                                                 o Each class of Offered Certificates will constitute
                                                                   "regular interests" in the Upper-Tier REMIC.

                                                                 o The regular interests will be treated as newly
                                                                   originated debt instruments for federal income tax
                                                                   purposes.


                                                                 o Beneficial owners will be required to report income
                                                                   thereon in accordance with the accrual method of
                                                                   accounting.


                                                           See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax
                                                           Consequences-REMICs-Taxation of Owners of REMIC Regular
                                                           Certificates" in the prospectus.

ERISA CONSIDERATIONS.................................      Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A and Class X
                                                           Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                                                           THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES MAY NOT
                                                           BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON
                                                           INVESTING THE ASSETS OF A PLAN, UNLESS SUCH TRANSACTION IS
                                                           COVERED BY A PROHIBITED TRANSACTION CLASS EXEMPTION ISSUED BY
                                                           THE U.S. DEPARTMENT OF LABOR.

LEGAL INVESTMENTS....................................      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                           Enhancement Act of 1984, as amended ("SMMEA").

                                                           No representation is made regarding the proper characterization of the Offered Certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                                                           See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

         If any of the following risks actually occur, your investment could be materially and adversely affected.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

MORTGAGE LOANS ARE            Payments  under the mortgage  loans are not
NONRECOURSE AND ARE NOT       insured or  guaranteed by any personor
INSURED OR GUARANTEED         entity.

                              Substantially all of the mortgage loans are nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                              All of the mortgaged loans were originated within 37 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long standing payment history.

COMMERCIAL LENDING            The mortgage loans are secured by
IS DEPENDENT UPON             various types of income-producing
NET OPERATING INCOME          commercial properties.
                              Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because it typically involves larger loans to a single borrower.

                              The repayment of a commercial loan is
                              typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                              The net operating income, cash flow and
                              property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                                  o the age, design and construction quality of
                                    the property;

                                  o perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    property;

                                  o the proximity and attractiveness of
                                    competing properties;

                                  o the adequacy of the property's management
                                    and maintenance;

                                  o increases in operating expenses at the
                                    property and in relation to competing
                                    properties;

                                  o an increase in the capital expenditures
                                    needed to maintain the property or make
                                    improvements;

                                  o the dependence upon a single tenant, or a
                                    concentration of tenants in a particular business or industry;

                                  o a decline in the financial condition of a
                                    major tenant;

                                  o an increase in vacancy rates; and

                                  o a decline in rental rates as leases are
                                    renewed or entered into with new tenants.

                              Others factors are more general in nature, such as:

                                  o national, regional or local economic
                                    conditions (including plant closings,
                                    industry slowdowns and unemployment rates);

                                  o local real estate conditions (such as an
                                    oversupply of competing properties, space or multifamily housing);

                                  o demographic factors;

                                  o decreases in consumer confidence;

                                  o changes in consumer tastes and preferences;
                                    and

                                  o retroactive changes in building codes.

                              The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                  o the length of tenant leases;

                                  o the creditworthiness of tenants;

                                  o tenant defaults;

                                  o in the case of rental properties, the rate
                                    at which new rentals occur; and

                                  o the property's "operating leverage" (i.e.,
                                    the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

                              A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED                Some of the mortgaged properties may not be
PROPERTIES MAY NOT BE         readily convertible to alternative uses if those
READILY CONVERTIBLE TO        properties were to become unprofitable for any
ALTERNATIVE USES              reason. Converting commercial properties to
                              alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY            Various factors may adversely affect the value of
BE ADVERSELY AFFECTED         the mortgaged properties without affecting the
EVEN WHEN CURRENT             properties' current net operating income. These
OPERATING INCOME IS           factors include, among others:
NOT

                                  o changes in governmental regulations, fiscal
                                    policy, zoning or tax laws;

                                  o potential environmental legislation or
                                    liabilities or other legal liabilities;

                                  o the availability of refinancing; and

                                  o changes in interest rate levels.

TENANT CONCENTRATION          A deterioration in the financial condition of a
ENTAILS RISK                  tenant can be particularly significant if a
                              mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                              Thirty-three (33) mortgage loans (representing 6.0% of the initial outstanding pool balance) are secured by mortgaged properties leased to single tenants.

                              Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CREDIT TENANT LOANS HAVE      Six (6) mortgage loans (representing 2.0% of the
SPECIAL RISKS                 initial outstanding pool balance) are credit
                              tenant loans. Credit tenant loans are secured by net lease obligations of a rated tenant or guarantor. In reliance on the ratings, the credit tenant loans were generally underwritten to lower debt service coverage ratios and/or higher loan-to-value ratios then would have been acceptable had the related mortgage properties been leased to less creditworthy tenants. In the event that a tenant defaults in its obligations under a credit lease the mortgaged property may not be relet for sufficiently high rent to support debt service on the related credit lease loan or funds received in liquidation of such mortgaged property may not be sufficient to satisfy the borrower's obligations under the credit lease loan.

                              Any rating assigned to a credit tenant or guarantor by a rating agency will reflect only such rating agency's assessment of the long-term unsecured debt obligations of such entity. Such rating is not an assessment of the likelihood that the credit leases will not be terminated (pursuant to their terms or otherwise), that the credit lease loans will not be prepaid, that principal prepayments on the credit lease loans will be made by the related borrowers, or that any prepayment premium will be paid or, if paid, will be sufficient to provide the anticipated yield.

MORTGAGED PROPERTIES          If a mortgaged property has multiple tenants,
LEASED TO MULTIPLE            re-leasing expenditures may be more frequent than
TENANTS ALSO HAVE             in the case of mortgaged properties with fewer
RISKS                         tenants, thereby reducing the cash flow available
                              for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATING TO LOAN        The effect of mortgage pool loan losses will be
CONCENTRATION                 more severe: (i) if the pool is comprised of a
                              small number of loans, each with a relatively large principal amount; or (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The 5 largest loans equal 9.8% of the mortgage pool. Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

                              Each of the other mortgage loans represents less than 1.6% of the Cut-off Date aggregate principal balance.

                              A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. As to property types:

                                  o multifamily properties represent 33.1% of
                                    the aggregate principal balance of the
                                  o mortgage pool as of the Cut-off Date;

                                  o retail properties represent 22.7%;

                                  o industrial properties represent 8.6%;

                                  o office properties represent 7.7%;

                                  o senior housing facilities represent 7.7%;

                                  o self storage properties represent 7.3%;

                                  o hospitality properties represent 6.2%;

                                  o manufactured housing properties represent
                                    5.1%; and

                                  o mixed use properties represent 1.7%.

                              With respect to concentration of borrowers, several groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 2.8%, 2.2%, and 2.0% respectively of the mortgage pool.

GEOGRAPHIC CONCENTRATION      Concentrations of mortgaged properties in
ENTAILS RISKS                 geographic areas may increase the risk that
                              adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors - - e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies - - also may adversely affect the mortgaged properties.
                              For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

                              The mortgaged properties are located in 39 states. Approximately 20.0% of the mortgaged properties (based on the Cut-off Date principal amount) are located in California, and there are 5 other states in which 5% or more of the mortgaged properties (based on Cut-off Date principal amount) are located. See "Description of the Mortgage Pool" in this prospectus supplement.

MULTIFAMILY PROPERTIES        Multifamily properties secure 77 of the underlying
HAVE SPECIAL RISKS            mortgage loans (representing 33.1% of the initial
                              outstanding pool balance).

                              A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                  o the physical attributes of the apartment
                                    building (e.g., its age, appearance and
                                    construction quality);

                                  o the location of the property (e.g., a
                                    change in the neighborhood over time);

                                  o the ability of management to provide
                                    adequate maintenance and insurance;

                                  o the types of services the property provides;

                                  o the property's reputation;

                                  o the level of mortgage  interest rates
                                    (which may encourage  tenants to
                                    purchase rather than rent housing);

                                  o the presence of competing properties;

                                  o adverse local or national economic
                                    conditions;

                                  o state and local regulations; and

                                  o government assistance/rent subsidy programs.

RETAIL PROPERTIES HAVE        Retail properties secure 64 of the underlying
SPECIAL RISKS                 mortgage loans (representing 22.7% of the initial
                              outstanding pool balance). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

                              The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of an anchored retail property will consequently be adversely affected by:

                                  o an anchor tenant's failure to renew its
                                    lease;

                                  o termination of an anchor tenant's lease;

                                  o the  bankruptcy or economic  decline of an
                                    anchor tenant or self-owned anchor; or

                                  o the cessation of the business of a
                                    self-owned anchor or of an anchor tenant
                                    (notwithstanding its continued payment of rent).

                              If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

                              Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

                              Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

INDUSTRIAL PROPERTIES         Industrial properties secure 24 of the
HAVE SPECIAL RISKS            underlying mortgage loans (representing 8.6%
                              of the initial
                              outstanding pool balance). Various factors may adversely affect the economic performance of an industrial property including:




                                  o reduced demand for industrial space because
                                    of a decline in a particular industry
                                    segment;

                                  o a property becoming functionally obsolete;

                                  o the unavailability of labor sources;

                                  o changes in access, energy prices, strikes,
                                    relocation of highways, the construction of additional highways or other factors;

                                  o a change in the proximity of supply
                                    sources; and

                                  o environmental hazards.

OFFICE PROPERTIES HAVE        Office properties secure 20 of the underlying
SPECIAL RISKS                 mortgage loans (representing 7.7% of the initial
                              outstanding pool balance).

                              A large number of factors may adversely affect the value of office properties, including:

                                  o the quality of an office building's tenants;

                                  o the diversity of an office building's
                                    tenants (or reliance on a single or
                                    dominant tenant);

                                  o the physical attributes of the building in
                                    relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                  o the desirability of the area as a business
                                    location; and

                                  o the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees).

                              Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

SENIOR HOUSING                Congregate care, senior care and assisted living
PROPERTIES HAVE               facilities secure 17 of the underlying mortgage
SPECIAL RISKS                 loans (representing 7.7% of the initial
                              outstanding pool balance). Four (4) of the mortgage loans (representing 1.8% of the initial outstanding pool balance) are secured by facilities that typically receive a portion of their revenues from government reimbursement programs, primarily Social Security, Medicaid and Medicare. Social Security, Medicaid and Medicare are subject to various regulatory changes, rate adjustments, rulings, delays in payment and government restrictions, all of which can adversely affect revenues from operations of facilities. In addition, governmental payors have employed measures that limit payments to health care providers.

                              Providers of long-term nursing care and other medical services are highly regulated and are subject to licensing requirements, facility inspections, rate setting and reimbursement policies. They are also subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                              In the event that the trustee or another party forecloses on a senior care facility, it would not generally be entitled to reimbursements by Social Security, Medicare and Medicaid for services rendered prior to such foreclosure, if any. In addition, such party may have to apply in its own right for its necessary licenses and regulatory approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

                              Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                                  o increasing governmental regulation and
                                    supervision (as to those facilities not
                                    already subject to it);

                                  o a decline in the financial health, skills or
                                    reputation of the operator;

                                  o increased operational expenses; and

                                  o competing facilities owned by non-profit
                                    organizations or government agencies
                                    supported by endowments, charitable
                                    contributions, tax revenues and other
                                    sources.

SELF-STORAGE FACILITIES       Self-storage facilities secure 33 of the
HAVE SPECIAL RISKS            underlying mortgage loans (representing 7.3% of
                              the initial outstanding pool balance). Various factors may adversely affect the value and successful operation of a self-storage facility:

                                  o competition because both acquisition and
                                    development costs and break-even occupancy are relatively low;

                                  o conversion of a self-storage facility to an
                                    alternative use generally requires
                                    substantial capital expenditures;

                                  o security concerns; and

                                  o user privacy and ease of access to
                                    individual storage space may increase
                                    environmental risks (although lease
                                    agreements generally prohibit users from storing hazardous substances in the units).

                              The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

HOSPITALITY PROPERTIES        Hospitality properties secure 9 of the underlying
HAVE SPECIAL RISKS            mortgage loans (representing 6.2% of the initial
                              outstanding pool balance). Various factors may adversely affect the economic performance of a hotel, including:

                                  o adverse economic and social conditions,
                                    either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

                                  o the construction of competing hotels or
                                    resorts;

                                  o continuing expenditures for modernizing,
                                    refurbishing, and maintaining existing
                                    facilities prior to the expiration of their anticipated useful lives;

                                  o a deterioration in the financial strength
                                    or managerial capabilities of the owner and operator of a hotel;

                                  o changes in travel patterns caused by
                                    changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

                              Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                              Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

RISKS RELATING TO             Certain of the hospitality properties are
AFFILIATION WITH A            franchises of national hotel chains or managed by
FRANCHISE OR HOTEL            a hotel management company. The performance of
MANAGEMENT COMPANY            a hotel property affiliated with a franchise or
                              hotel management company depends in part on:

                                 (i) the continued existence and financial
                                     strength of the franchiser or hotel
                                     management company;

                                (ii) the public perception of the franchise or
                                     hotel chain service mark; and

                               (iii) the duration of the franchise licensing or
                                     agreements.

                              Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

                              The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchiser's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                              Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

HOTEL AFFILIATION             The adverse effect of an economic decline in a
CONCENTRATION ENTAILS         particular hotel chain will be more significant
RISKS                         if there is a concentration of hotels operated by
                              that chain among the properties securing a mortgage loan. In this regard, the largest concentration in the mortgage loan pool consists of three (3) mortgage loans (representing 1.6% of the initial pool balance) secured by mortgaged properties that are operated as Holiday Inn hotels under management by a single management company.

MANUFACTURED HOUSING          Manufactured Housing Communities secure 18 of the
COMMUNITIES HAVE SPECIAL      underlying mortgage loans (representing 5.1% of
RISKS                         the initial outstanding pool balance). Loans
                              secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                                  o the number of competing manufactured
                                    housing
                                    communities and other residential
                                    developments (such as apartment buildings and single family homes) in the local market;

                                  o the age, appearance and reputation of the
                                    community;

                                  o the ability of management to provide
                                    adequate maintenance and insurance; and

                                  o the types of services and amenities it
                                    provides.

                              The Manufactured Housing Communities are "special purpose" properties that could not be readily converted to general residential, retail or office use.

                              Some properties within the Manufactured Housing Communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

CERTAIN ADDITIONAL            The income from, and market value of, the
RISKS RELATING TO             mortgaged properties leased to various tenants
TENANTS                       would be adversely affected if:

                                  o space in the mortgaged properties could not
                                    be leased or re-leased;

                                  o tenants were unable to meet their lease
                                    obligations;

                                  o a significant tenant were to become a
                                    debtor in a bankruptcy case; or

                                  o rental payments could not be collected for
                                    any other reason.

                              Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

                              Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

TENANT BANKRUPTCY             The bankruptcy or insolvency of a major tenant,
ENTAILS RISKS                 or a number of smaller tenants, in retail and
                              office
                              properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

RISKS RELATING TO             Four (4) of the mortgage loans (representing 1.0%
GOVERNMENT ASSISTED           of the initial outstanding pool balance) are
PROPERTIES                    believed to have tenants eligible for rental
                              subsidy payments under certain federal housing assistance payment programs, including Section 8 of United States Housing Act of 1937, as amended.
                              Under that program, administered by the
                              Department of Housing and Urban Development, a mortgaged property must satisfy certain requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants in the mortgaged property. The borrower under these mortgage loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

ENVIRONMENTAL LAWS            Various environmental laws may make a current or
ENTAIL RISKS                  previous owner or operator of real property
                              liable
                              for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances related to the properties.

                              The owner's liability for any required
                              remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                              In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.

ENVIRONMENTAL RISKS           All of the mortgaged properties securing the
RELATING TO SPECIFIC          mortgage loans have been subject to environmental
MORTGAGED PROPERTIES          site assessments in connection with the
                              origination or acquisition of the loans. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, ACMs, underground storage tanks and soil contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated.
                              Furthermore, environmental assessments on properties securing 33 of the underlying mortgage loans (representing 11.8% of the initial pool balance) are more than a year old, but in no event more than 33 months old. In certain cases, Phase II site assessments also have been performed.

                              ACMs have been detected through sampling by environmental consultants at several mortgaged properties and suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected.

                              The environmental assessments have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the Depositor is unaware. Moreover, there is no assurance that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                              Before the Special Servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, there is no assurance this requirement will effectively insulate the trust from potential liability under environmental laws.

BORROWER MAY BE               Two hundred fifty (250) of the mortgage loans,
UNABLE TO REPAY               representing 93.9% of the initial pool balance,
REMAINING PRINCIPAL           are expected to have substantial remaining
BALANCE ON MATURITY           principal balances (equal to greater than 10% of
DATE                          the original principal balance of each respective
                              mortgage loan) as of their respective effective maturity dates or stated maturity dates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

                              A borrower's ability to repay a loan on its effective maturity date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                  o the availability of, and competition for,
                                    credit for commercial real estate projects;

                                  o the prevailing interest rates;

                                  o the fair market value of the related
                                    properties;

                                  o the borrower's equity in the related
                                    properties;

                                  o the borrower's financial condition;

                                  o the operating history and occupancy level
                                    of the property;

                                  o the tax laws; and

                                  o prevailing general and regional economic
                                    conditions.

                              The availability of funds in the credit markets fluctuates over time.

                              We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

RISKS RELATING TO             The business activities of most of the borrowers
BORROWERS THAT ARE            are not limited to owning their respective
NOT SPECIAL-PURPOSE           properties by their organizational documents.
ENTITIES                      However, most of the loan documents of those
                              borrowers do contain the covenants customarily employed to ensure that a borrower is a special-purpose, single asset entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents).

                              Most of the borrowers (and any special-purpose entity having an interest in any such borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

AUTHORITY TO EFFECT           Four (4) of the mortgage loans (representing 1.8%
OTHER BORROWINGS              of the initial outstanding pool balance) permit
ENTAILS RISKS                 the borrower to incur additional indebtedness
                              other than in the ordinary course of business or to utilize the mortgaged property as collateral for subordinated loans. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" in this prospectus supplement. Generally, prior to any subordinate loan being allowed, certain conditions must be satisfied. Substantially all of the mortgage loans also permit the related borrower to incur limited indebtedness in the ordinary course of business.

                              When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                              Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

                              Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY                    Under the Bankruptcy Code, the filing of a
PROCEEDINGS                   petition in bankruptcy by or against a borrower
ENTAILS                       will stay the sale of the real property owned by
CERTAIN RISKS                 that borrower, as well as the commencement or
                              continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness.
                              A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

                              Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                              Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                              As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL              The successful operation of a real estate project
PROPERTY MANAGEMENT           depends upon the property manager's performance
ENTAIL RISKS                  and viability. The property manager is generally
                              responsible for:

                                  o responding to changes in the local market;

                                  o planning and implementing the rental
                                    structure;

                                  o operating the property and providing
                                    building services;

                                  o managing operating expenses; and

                                  o assuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                              Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                              A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property.

                              We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS          Licensed engineers or consultants inspected the
RELATING TO PROPERTY          mortgaged properties in connection with the
                              origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.

ABSENCE OR                    The mortgaged properties may suffer casualty
INADEQUACY OF                 losses due to risks which were not covered by
INSURANCE COVERAGE            insurance or for which insurance coverage is
ENTAILS RISKS                 inadequate. In addition, certain of the mortgaged
                              properties are located in California and Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                              As a result of any of the foregoing, the amount available to make distributions on the Offered Certificates could be reduced.

APPRAISALS AND                An appraisal or other market analysis was
MARKET  STUDIES HAVE          conducted in respect of the mortgaged properties
CERTAIN LIMITATIONS           in connection with the origination or acquisition
                              of the related mortgage loan. The resulting estimates of value are the bases of the Cut-off
                              Date LTV Ratios referred to herein. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
                              Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "Description of the Mortgage
                              Pool--Assessments of Property Value and
                              Condition--Appraisals" in this prospectus supplement.

DIFFERENT TIMING OF           As principal payments or prepayments are made on
MORTGAGE LOAN                 a mortgage loan that is part of a pool of loans,
AMORTIZATION POSES            the pool may be subject to more risk with respect
CERTAIN RISKS                 to the decreased diversity of mortgaged
                              properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF              As described in this prospectus supplement,
SUBORDINATE OFFERED           unless your certificates are Class A-1, Class A-2
CERTIFICATES                  or Class X Certificates, your rights to receive
                              distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation. See "Description of the
                              Certificates--Distributions" and
                              "--Subordination; Allocation of Losses and
                              Certain Expenses" in this prospectus supplement and "Risk Factors--Subordination of the
                              Subordinate Certificates; Effect of Losses on the
                              Assets" in the prospectus.

TAX CONSIDERATIONS            If the trust acquires a mortgaged property
RELATING TO                   pursuant to a foreclosure or deed in lieu of
FORECLOSURE                   foreclosure, the Special Servicer will generally
                              retain an independent contractor to operate the property. Any net income from such operation
                              (other
                              than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the
                              Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate
                              (currently 35%) and possibly state or local tax.
                              In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

RISKS RELATING TO             All of the mortgages permit the lender to
ENFORCEABILITY                accelerate the debt upon default by the
                              borrower.
                              The courts of all states will enforce
                              acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                              If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS         Some states (including California) have laws
ENTAIL CERTAIN RISKS          prohibiting more than one "judicial action" to
                              enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a pool loan secured by mortgaged properties located in multiple states, the Master
                              Servicer or Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply
                              (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.
                              Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The Master Servicer or the Special
                              Servicer may take these state laws into
                              consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS           Three (3) of the mortgaged properties
ENTAIL CERTAIN RISKS          (representing 1.0% of the initial outstanding
                              pool balance) are secured, in whole or in part, by ground leases. See "Description of the Mortgage
                              Pool--Certain Terms and Characteristics of the Mortgage Loans--Ground Leases".

                              Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                              Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                              Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

RISKS RELATING TO             Cross-collateralization arrangements involving
ENFORCEABILITY OF             more than one borrower could be challenged as
CROSS-                        fraudulent conveyances by creditors of the
COLLATERALIZATION             related borrower in an action brought outside a
                              bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

POTENTIAL ABSENCE OF          In some jurisdictions, if tenant leases are
ATTORNMENT PROVISIONS         subordinate to the liens created by the mortgage
ENTAILS RISKS                 and do not contain attornment provisions (i.e.
                              provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.
                              Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                              If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g. provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g. a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Certain of the non-anchor leases at the retail properties included in the trust may not be subordinate to the related Mortgage.

RISKS RELATING TO             There may be pending or threatened legal
LITIGATION                    proceedings against the borrowers and managers of
                              the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on distributions to your investment.

RISKS RELATING TO             Under the Americans with Disabilities Act of 1990
COMPLIANCE WITH               ("ADA"), all public accommodations are required
AMERICANS WITH                to meet certain federal requirements related to
DISABILITIES ACT              access and use by disabled persons. Borrowers may
                              incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

RISKS RELATING TO             Conflicts Between Various Classes of
CONFLICTS OF INTEREST         Certificateholders. The Special Servicer is given
                              considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Operating Adviser will be empowered to replace the Special Servicer. At any given time, the Operating Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates
                              (that is, the Controlling Class) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                              The Special Servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

                              Conflicts Between Trustee and Affiliates of each of Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc. Conflicts of interest may arise between the trust and affiliates of each of Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc. that engage in the acquisition, development, operation, financing and disposition of real estate.

                              Those conflicts may arise because affiliates of each of Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc. intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

                              Conflicts Between Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                              Conflicts Between Sellers of Mortgage Loans and Classes of Certificateholders. Affiliates of Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc. may acquire certain of the Offered Certificates. Under such circumstances, they may become the holder of the Controlling Class, and as such have interests that may conflict with their interests as Sellers of the Mortgage Loans.

RISKS RELATING TO             The yield to maturity on your certificates will
PREPAYMENTS AND               depend, in significant part, upon the rate and
REPURCHASES                   timing of principal payments on the mortgage
                              loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a Seller's breaches of representations and warranties.
                              Because the Notional Amount of the Class X
                              Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

                              The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                              Voluntary prepayments under certain of the mortgage loans require payment of a yield maintenance premium unless the loan is within a specified number of days of the effective maturity date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions."
                              Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                  o the terms of the mortgage loans;

                                  o the length of any prepayment lockout
                                    period;

                                  o the level of prevailing interest rates;

                                  o the availability of mortgage credit;

                                  o the applicable yield maintenance charges or
                                    prepayment premiums;

                                  o the Master Servicer's or Special Servicer's
                                    ability to enforce those charges or
                                    premiums;

                                  o the occurrence of casualties or natural
                                    disasters; and

                                  o economic, demographic, tax, legal or other
                                    factors.

                              Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

RISKS RELATING TO             Provisions requiring yield maintenance charges,
ENFORCEABILITY OF             prepayment premiums and lock-out periods may not
PREPAYMENT                    be enforceable in some states and under federal
PREMIUMS                      bankruptcy law. Those provisions for charges and
                              premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS          The yield on any certificate will depend on (i)
                              the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                  o the interest rate for such certificate;

                                  o the rate and timing of principal payments
                                    (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the balance or Notional Amount of such certificate;

                                  o the rate, timing and severity of losses on
                                    or in respect of the mortgage loans or
                                    unanticipated expenses of the trust;

                                  o the timing and severity of any interest
                                    shortfalls resulting from prepayments;

                                  o the timing and severity of any Appraisal
                                    Reductions; and

                                  o the extent to which prepayment premiums are
                                    collected and, in turn, distributed on such certificate.

RISKS RELATING TO             The rate and timing of delinquencies or defaults
BORROWER DEFAULT              on the mortgage loans will affect:

                                  o the aggregate amount of distributions on
                                    the Offered Certificates;

                                  o their yield to maturity;

                                  o the rate of principal payments; and

                                  o their weighted average life.

                              The rights of holders of each class of
                              subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A Certificates.

                              If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

                              If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                              Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                              Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATING TO             To the extent described in this prospectus
CERTAIN PAYMENTS              supplement, the Master Servicer, the Special
                              Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities.
                              The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the Offered Certificates.

RISKS OF LIMITED              Your certificates will not be listed on any
LIQUIDITY AND MARKET          securities exchange, and there is currently no
VALUE                         secondary market for the Offered Certificates.
                              While Morgan Stanley & Co. Incorporated, Bear,
                              Stearns & Co. Inc. and Prudential Securities
                              Incorporated, each currently intends to make a secondary market in the Offered Certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of Heller Financial Capital Funding,
                              Inc. and Morgan Stanley Mortgage Capital Inc. may acquire certain classes of Offered Certificates in which case the market for those classes of Offered Certificates may not be as liquid as if third parties had acquired such certificates.

RISK OF PASS-THROUGH          The interest rate of the Class X Certificates is
RATE VARIABILITY              based on the WAC Rate of the mortgage loans. In
CONSIDERATIONS                general, mortgage loans with relatively high
                              mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED ASSETS        The Offered Certificates will represent interests
                              solely in the assets of the trust and will not represent an interest in or an obligation of or any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS ASSOCIATED WITH         We are aware of the issues associated with the
YEAR 2000 COMPLIANCE          programming code in existing computer systems as
                              the millennium (year 2000) approaches. The "year
                              2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

                              We have been advised by each of the Master
                              Servicer, the Special Servicer and the Trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.

OTHER RISKS                   See "Risk Factors" in the prospectus for a
                              description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 1998-HF2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about November __, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"; and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

         The Certificates will consist of 18 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates");
(iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

         Only the Class A, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Private Certificates other than the Class X Certificates are referred to collectively as the "Subordinate Private Certificates."

REGISTRATION; DENOMINATIONS

         The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Certificates will be issued in denominations of $100,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

         Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

         Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

         Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank, ("Chase"), the relevant depositories of CEDEL and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                   APPROXIMATE                 APPROXIMATE
                                   INITIAL AGGREGATE           PERCENT OF INITIAL              PERCENT OF
            CLASS                 CERTIFICATE BALANCE             POOL BALANCE               CREDIT SUPPORT
------------------------------------------------------------------------------------------------------------
         Class A-1                    $205,400,000                    19.20%                     29.00%
         Class A-2                    $554,081,000                    51.80%                     29.00%
         Class B                       $53,485,000                     5.00%                     24.00%
         Class C                       $53,484,000                     5.00%                     19.00%
         Class D                       $58,833,000                     5.50%                     13.50%
         Class E                       $21,394,000                     2.00%                     11.50%
         Class F                       $24,068,000                     2.25%                      9.25%
         Class G                       $18,720,000                     1.75%                      7.50%
         Class H                       $10,697,000                     1.00%                      6.50%
         Class J                       $21,394,000                     2.00%                      4.50%
         Class K                       $10,697,000                     1.00%                      3.50%
         Class L                       $16,045,000                     1.50%                      2.00%
         Class M                       $10,697,000                     1.00%                      1.00%
         Class N                       $10,697,449                     1.00%                      0.00%


         The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans. The Interest Only Certificates will have an initial aggregate Notional Amount of $1,069,692,449 (subject to a variance of plus or minus 5%).

         The REMIC Residual Certificates will not have Certificate Balances.

         The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distribution--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

         The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to 6.00%, 6.48%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00% and 6.00% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the WAC Rate for such Distribution Date.

         The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will, at all times, be equal to the WAC Rate minus 0.36% , 0.02%, 0.02% and 0.02%, respectively.

         The Pass-Through Rate applicable to the Interest Only Certificates for the initial Distribution Date will equal approximately 0.74% per annum. The Pass-Through Rate applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the WAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

         The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating the Class X Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of the Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein.

         The "Collection Period" related to each Distribution Date will begin
(a) with respect to Monthly Payments, on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs; and (b) with respect to all other collections on the Mortgage Loans and REO Properties, on the day following the last day of the previous Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

         The "Determination Date" related to each Distribution Date is the fifth day of the month in which such Distribution Date occurs (or if such date is not a Business Day, then the next preceding Business Day).

DISTRIBUTIONS

General.

         Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in December, 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

         The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount.

         With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

                  (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

                  (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

                  (iv) amounts deposited in the Certificate Account in error;

         plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

         As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount.

         On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                  (2) to pay principal: from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

                  (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

                  (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

         On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distribution--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

         On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the Class R-I Certificates.

Distributable Certificate Interest.

         The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

         The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

         The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount.

         The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

                  (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

         If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount (if available) for the next succeeding Distribution Date.

         The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

         An "Assumed Monthly Payment" is an amount deemed due in respect of:
(i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums.

         Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Interest Only Certificates.

         For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

         Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties.

         Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

         Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 60 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), or such longer period as the Special Servicer is diligently and in good faith proceeding to obtain an appraisal, the Special Servicer is required to have obtained an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property) unless such an appraisal or valuation had been obtained within the prior twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

         The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report or internal valuation is performed, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal or internal valuation.

Notwithstanding the foregoing, if an interval valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Stated Principal Balance of the Mortgage Loan. Furthermore, if an appraisal is not obtained from an MAI appraiser following the earliest of the dates described in clauses (i)-(iv) in the preceding paragraph, then until such an appraisal is obtained the Appraisal Reduction will equal 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of. An appraisal for any Required Appraisal Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with corresponding adjustments to the amount of the related Appraisal Reduction.

         The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

         As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of Certificates.

         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer or Special Servicer, as applicable, to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

         "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest and late payment charges, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements--The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

         If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans at a rate of 0.02% per annum, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

OPTIONAL TERMINATION

         The Depositor, the Master Servicer, the Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

ADVANCES

P&I Advances.

         With respect to each Distribution Date, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fee and Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer will not be required to make a P&I Advance if it, in its reasonable discretion, determines that the funds therefor plus interest thereon at the Advance Rate would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. The amount to be advanced by the Master Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction and the reduction described in the preceding sentence. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "--The Trustee and the Fiscal Agent" below.

         The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances.

         In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases will be reimbursable, as and to the extent described in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

         If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more Business Days, the Trustee will be obligated to make such Servicing Advance (and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee).

         The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances.

The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability. The Master Servicer shall be entitled to rely conclusively on any determination by the Special Servicer of non-recoverability with respect to such Advance, and shall have no obligation to make a separate determination of recoverability.

Interest on Advances.

         The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports.

         1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

                  (a)      A statement setting forth, to the extent applicable:

                           (i) the amount, if any, of the distributions to the
                  holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof;

                           (ii) the amount of the distributions to holders of
                  each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and (B) Prepayment Premiums;

                           (iii) the number and aggregate Stated Principal
                  Balance of outstanding Mortgage Loans in the Mortgage Pool;

                           (iv) the number and aggregate Stated Principal
                  Balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced;

                           (v) with respect to any REO Property acquired during
                  the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property;

                           (vi) (A) the most recent appraised value of any REO
                  Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

                           (vii) the aggregate Certificate Balance or Notional
                  Amount of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;

                           (viii) the aggregate amount of principal prepayments
                  made during the related Collection Period;

                           (ix) the Pass-Through Rate applicable to the
                  Interest Only Certificates for such Distribution Date;

                           (x) the aggregate amount of servicing fees retained
                  by or paid to the Master Servicer and the Special Servicer;

                           (xi) the amount of Realized Losses or Expense
                  Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period;

                           (xii) the aggregate amount of Servicing Advances and
                  P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, separately stated;

                           (xiii) the amount of any Appraisal Reductions
                  effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and

                           (xiv) such other information and in such form as
                  shall be specified in the Pooling and Servicing Agreement.

                           In the case of information furnished pursuant to
                  subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

                  (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix IV and will be presented in a tabular format substantially similar to the respective format utilized in Appendix IV, which shall be in standard CSSA format.

         2. For those who have obtained an account number on the Trustee's
ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement Number 365." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system certain information related to the Mortgage Loans (as presented in the standard CSSA format) as provided for in the Pooling and Servicing Agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The Trustee also intends to make certain information relating to the Certificates and the Mortgage Loans available on the Internet at www.lnbabs.com. Such Internet access may require the use of a password which can be obtained from the Trustee. The Master Servicer may also make certain information available on the internet.


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

         3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or the Underwriters reasonably designate, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement. In addition, upon request from the Underwriters, the Certificateholders or the Depositor, the Master Servicer will make available, in accordance with the terms of the Pooling and Servicing Agreement, the most recent annual operating statements and rent rolls for each Mortgaged Property (to the extent available to the Master Servicer).

Special Servicer Reports.

         No later than one business day following each Determination Date, the Special Servicer will prepare and provide the Master Servicer with reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include, among other things, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the Distribution Date, to the Underwriters, the Rating Agencies and the Depositor.

Other Information.

         The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):

                  (i) the Pooling and Servicing Agreement and any amendments thereto,

                  (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date,

                  (iii) all accountants' reports delivered to the Trustee since the Closing Date,

                  (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee,

                  (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee,

                  (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and

                  (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be, recoverable from Related Proceeds.

                  Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

         Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during November 1998:

              The close of business on

              November 1..............  (A)    Cut-off Date.
              November 30.............  (B)    Record Date for all Classes of
                                               Certificates.
              November 2-December 4...  (C)    The Collection Period. The
                                               Master

                                               Servicer receives Monthly
                                               Payments due after the Cut-off
                                               Date and on or prior to December
                                               4, the last day of the Collection
                                               Period for scheduled payments
                                               due
                                               and received, and any principal
                                               prepayments made, after the
                                               Cut-off Date and on or prior to
                                               December 4, the last day of the
                                               Collection Period for
                                               unscheduled payments.
              December 4..............  (D)    Determination Date.
              December 14.............  (E)    Master Servicer Remittance Date.
              December 15.............  (F)    Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on November 1, 1998 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period. The Determination Date related to each Distribution Date is the fifth day of the month in which such Distribution Date occurs (or if such date is not a Business Day, then the next preceding Business Day).

         (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

         (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

VOTING RIGHTS

         At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle National Bank ("LaSalle") will act as Trustee (the "Trustee"). LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by DCR and "AA" by Fitch (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-HF2. As of December 31, 1997, the Trustee had assets of approximately $19 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the Trustee" in the Prospectus.

         The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the

Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had consolidated assets of approximately $414 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                            MATURITY CONSIDERATIONS

         The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

         Prepayments on mortgage loans may be measured by a prepayment standard or model ("Prepayment Assumptions"). The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus).

         As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period (unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage), if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

         The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

                  (i)    the Initial Pool Balance is approximately
         $1,069,692,449,

                  (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein,

                  (iii) the scheduled Monthly Payments for each Mortgage Loan are as set forth in Appendix II,

                  (iv) all Monthly Payments are due and timely received on the first day of each month,

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

                  (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties,

                  (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Hyper-Amortization Dates,

                  (vii) Mortgage Loans with holdback provisions are assumed to meet their Release Conditions and the Escrowed Holdback Amounts are assumed released to the respective borrowers,

                  (viii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on an actual/360 basis,

                  (ix) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination",

                  (x) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party,

                  (xi)   no Prepayment Interest Shortfalls are incurred,

                  (xii)  there are no Additional Trust Fund Expenses,

                  (xiii) distributions on the Certificates are made on the 15th day of each month, commencing in December 1998,

                  (xiv)  the Certificates are issued on the Closing Date,

                  (xv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums", and

                  (xvi) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date.

                  To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

         Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

         Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................      93       93       93       93       93      93
         November 2000....................      86       86       86       86       85      85
         November 2001....................      79       78       78       77       77      76
         November 2002....................      70       70       69       69       68      68
         November 2003....................      60       60       59       59       58      58
         November 2004....................      49       48       48       47       46      46
         November 2005....................      34       33       33       32       32      31
         November 2006....................      19       18       17       16       16      15
         November 2007....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     5.4      5.4      5.4      5.3      5.3     5.2



            PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................     100      100      100      100      100     100
         November 2000....................     100      100      100      100      100     100
         November 2001....................     100      100      100      100      100     100
         November 2002....................     100      100      100      100      100     100
         November 2003....................     100      100      100      100      100     100
         November 2004....................     100      100      100      100      100     100
         November 2005....................     100      100      100      100      100     100
         November 2006....................     100      100      100      100      100     100
         November 2007....................      97       97       97       96       96      96
         November 2008....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.4      9.4      9.4      9.4      9.4     9.4


          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................     100      100      100      100      100     100
         November 2000....................     100      100      100      100      100     100
         November 2001....................     100      100      100      100      100     100
         November 2002....................     100      100      100      100      100     100
         November 2003....................     100      100      100      100      100     100
         November 2004....................     100      100      100      100      100     100
         November 2005....................     100      100      100      100      100     100
         November 2006....................     100      100      100      100      100     100
         November 2007....................     100      100      100      100      100     100
         November 2008....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.7      9.7      9.7      9.7      9.7     9.7


          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................     100      100      100      100      100     100
         November 2000....................     100      100      100      100      100     100
         November 2001....................     100      100      100      100      100     100
         November 2002....................     100      100      100      100      100     100
         November 2003....................     100      100      100      100      100     100
         November 2004....................     100      100      100      100      100     100
         November 2005....................     100      100      100      100      100     100
         November 2006....................     100      100      100      100      100     100
         November 2007....................     100      100      100      100      100     100
         November 2008....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.8      9.8      9.8      9.8      9.8     9.8






          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................     100      100      100      100      100     100
         November 2000....................     100      100      100      100      100     100
         November 2001....................     100      100      100      100      100     100
         November 2002....................     100      100      100      100      100     100
         November 2003....................     100      100      100      100      100     100
         November 2004....................     100      100      100      100      100     100
         November 2005....................     100      100      100      100      100     100
         November 2006....................     100      100      100      100      100     100
         November 2007....................     100      100      100      100      100     100
         November 2008....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.8      9.8      9.8      9.8      9.8     9.8


          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                            PREPAYMENT ASSUMPTION (CPR)
                                                    --------------------------------------------
                      Date                     0%       3%       5%       7%      10%      15%
         ------------------------------------  --       --       --       --      ---      ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         November 1999....................     100      100      100      100      100     100
         November 2000....................     100      100      100      100      100     100
         November 2001....................     100      100      100      100      100     100
         November 2002....................     100      100      100      100      100     100
         November 2003....................     100      100      100      100      100     100
         November 2004....................     100      100      100      100      100     100
         November 2005....................     100      100      100      100      100     100
         November 2006....................     100      100      100      100      100     100
         November 2007....................     100      100      100      100      100     100
         November 2008....................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.9      9.9      9.9      9.9      9.9     9.9


                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" herein and "Description Of The Agreements--Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects Of The Mortgage Loans And Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

         An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

         The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-out Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

         Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool (the "Mortgage Pool") will consist of 266 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $1,069,692,449 equal to the aggregate Cut-off Date Balance (the "Initial Pool Balance") of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The "Cut-off Date Balance" with respect to any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date.

         All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

         A brief summary of the material terms of the six largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

Principal Balances

         The Mortgage Loans have an Initial Pool Balance of $1,069,692,449 (subject to variance of plus or minus 5%). The Cut-off Date Balances of the Mortgage Loans range from $528,151 to $23,949,234, and the Mortgage Loans have an average Cut-off Date Balance of $4,021,400.

Balloon Loans

         Two hundred fifty (250) of the Mortgage Loans, representing 93.9% of the Initial Pool Balance, are Balloon Loans or provide for increases in the mortgage rate and/or principal amortization at a date prior to the stated maturity date.

Fee/Leasehold

         Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in three cases, or 1.0% of the Initial Pool Balance, a leasehold estate) in income-producing real property (a "Mortgaged Property").

Property Type

         As to property types:

       o seventy-seven (77) of the Mortgaged Properties, which represent security for 33.1% of the Initial Pool Balance, are multifamily apartment properties;

       o sixty-four (64) of the Mortgaged Properties, which represent security for 22.7% of the Initial Pool Balance, are retail properties;

       o twenty-four (24) of the Mortgaged Properties, which represent security for 8.6% of the Initial Pool Balance, are industrial/warehouse properties, including multi-tenant industrial properties;

       o twenty (20) of the Mortgaged Properties, which represent security for 7.7% of the Initial Pool Balance, are office properties;

       o seventeen (17) of the Mortgaged Properties, which represent security for 7.7% of the Initial Pool Balance, are senior housing properties;

       o thirty-three (33) of the Mortgaged Properties, which represent security for 7.3% of the Initial Pool Balance, are self-storage facilities;

       o nine (9) of the Mortgaged Properties, which represent security for 6.2% of the Initial Pool Balance, are hospitality properties;

       o eighteen (18) of the Mortgaged Properties, which represent security for 5.1% of the Initial Pool Balance, are manufactured housing communities; and

       o four (4) of the Mortgaged Properties, which represent security for 1.7% of the Initial Pool Balance, are mixed use properties.

Geographic Location

         The Mortgaged Properties are located throughout 39 states, with the largest concentration in the State of California (52 Mortgaged Properties, which represent security for 20.0% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 8.4% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans and additional information with respect to those Mortgage Loans secured by Mortgages on multifamily apartment properties and senior housing.

Delinquency

         As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Sellers

         Two hundred and thirty-six (236) of the Mortgage Loans (the "Heller Loans"), which represent 85.8% of the Initial Pool Balance will, immediately prior to the issuance of the Certificates, be held by Heller. The Heller Loans were all originated by Heller Financial, Inc. or an affiliate. Thirty (30) of the Mortgage Loans (the "Morgan Stanley Loans"), which represent 14.2% of the Initial Pool Balance, are currently held by MSMC. Heller and MSMC will each be referred to herein as a "Seller" and will collectively be referred to herein as the "Sellers."

         On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.

Origination Dates

         Mortgage Loans were originated between October 23, 1995 and August 21, 1998.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

         Thirty-one (31) of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months, and 235 Mortgage Loans are Actual/360 Mortgage Loans (the "Interest Accrual Method").

         As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.510% to 9.580% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.234% per annum.

Due Dates

         All of the Mortgage Loans have "Due Dates" (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month.

Amortization

         Two hundred thirteen (213) of the Mortgage Loans, representing 80.4% the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity. In addition, four Mortgage Loans, representing 3.4% of the Initial Pool Balance as of the Cut-off Date, provide for monthly payments of interest only for a certain period after the Cut-off Date and then payments of interest and principal based on amortization schedules significantly longer than their terms to maturity. Thirty-three (33) additional Mortgage Loans, representing 10.1% of the Initial Pool Balance are fully amortizing but each provides for, among other things, significant increases in the Mortgage Rate and/or principal amortization of the respective Mortgage Loan at a date (the "Hyper-Amortization Date") prior to stated maturity, thereby providing an increased incentive to prepay the Mortgage Loan. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates and anticipated to be paid on their Hyper-Amortization Dates, as the case may be, unless prepaid prior thereto. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Balloon Payments" herein. The remaining 16 Mortgage Loans, representing 6.1% of the Initial Pool Balance have an expected balloon balance equal to less than 10% of the original principal balance of each loan.

Defeasance

         One hundred sixty (160) of the Mortgage Loans (the "Defeasance Loans"), representing 57.5% of the Initial Pool Balance prohibit voluntary prepayment from the origination of the Mortgage Loan until a date that is generally up to 90 days prior to its scheduled maturity date or Hyper-Amortization Date, as applicable, but, in lieu of prepayment, the borrower may, after a period of no fewer than two years from the Closing Date, obtain a release of the related Mortgaged Property from the lien of such Mortgage Loan by pledging "Defeasance Collateral" to the holder of the Mortgage Note. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive dates on which a Monthly Payment is due (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date. A borrower's ability to defease is in each case subject to certain conditions, including reasonable assurance that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any Class of Certificates.

Prepayment Restrictions

         As of the Cut-off Date, the Mortgage Loans that are not Defeasance Loans restrict voluntary principal prepayments as follows: (i) 80 Mortgage Loans, representing 33.3% of the Initial Pool Balance, prohibit voluntary prepayments for a period (a "Lock-out Period") ending on a date (ranging from 14 to 138 months from the Cut-off Date) specified in the related Mortgage Note and, in most such cases, thereafter impose "Prepayment Premiums" until a specified date (generally three to six months) prior to maturity, and (ii) 26 Mortgage Loans, representing 9.2% of the Initial Pool Balance do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments made prior to a specified date (generally zero to three months, but in three such cases, representing 0.4% of the initial outstanding pool, 36 to 48 months) prior to maturity.

         With respect to those Mortgage Loans that do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments, Prepayment Premiums are calculated on the basis of (i) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of 19 Mortgage Loans, or 7.9% of the Initial Pool Balance; (ii) a percentage of the amount prepaid ("Percentage Premium"), payable in the case of five Mortgage Loans, representing 1.0% of the Initial Pool Balance; or (iii) a yield maintenance formula ("Yield Maintenance Premium") followed by a percentage of the amount prepaid ("Percentage Premium"), payable in the case of two Mortgage Loans, representing 0.3% of the Initial Pool Balance. Certain of the Mortgage Loans providing for a Yield Maintenance Premium contain a minimum Yield Maintenance Premium of 1% of the amount prepaid. In the case of the Mortgage Loans that are subject to a Percentage Premium, such Percentage Premium generally declines over time (in some cases to zero) until, in general, a specified date.

         Notwithstanding the foregoing, two Mortgage Loans, representing 0.5% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a Prepayment Premium (the "10% Free Prepayment Loans").

         Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions barring prepayment or requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

         Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Special Servicer. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

         Several groups of Mortgage Loans are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 2.8%, 2.2%, and 2.0% respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

         The Mortgage Pool includes four separate sets of Cross-Collateralized Mortgage Loans, each representing no more than 1.3% of the Initial Pool Balance. See Appendix II hereto.

Multiple Mortgaged Properties

         In five cases, or 3.4% of the Initial Pool Balance (not including the four cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of such Mortgage Loans is five and the total number of Mortgaged Properties related thereto is 20. In Appendix II the Mortgaged Properties are collectively considered to constitute one Mortgaged Property for purposes of presenting numerical information herein. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot were determined based on the aggregate number of square feet or units, and the Cut-off Date LTVs and the Balloon LTVs were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Single-Tenant Mortgage Loans

         In the case of 33 Mortgage Loans, representing 6.0% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date or Hyper-Amortization Date of the related Mortgage Loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

         The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date (or Hyper-Amortization Date, where applicable) of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

         Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

Release Provisions

         Several of the groups of Cross-Collateralized Mortgage Loans and individual Mortgage Loans secured by multiple properties described under "--Borrower Concentrations" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions, provided that two Mortgage Loans, representing 1.3% of the Initial Pool Balance) allows such releases without the satisfaction of any conditions.

         Twenty (20) of the Mortgage Loans, representing 2.2% of the Initial Pool Balance, were made to affiliated Borrowers having Pier 1 Imports (U.S.), Inc. as their tenant. The Mortgage Loans have a stated maturity date of June 1, 2028, a thirty-year amortization schedule and a Hyper-Amortization Date of June 1, 2008. The tenant may, pursuant to the terms of its lease with each Borrower, and subject to certain conditions set forth in the Mortgage, substitute another property for the related Mortgaged Property at any time prior to the expiration of the 10th year of the lease (June 9, 2008), if the tenant, in its reasonable business discretion, determines that the Mortgaged Property is inadequate or unprofitable for the use permitted under the lease. Such substitution requires the approval of both the Borrower and Mortgagee. If a satisfactory substitute property is located and conveyed to the Borrower, such property is to be leased to the tenant pursuant to the same terms and conditions contained in the existing lease for the remainder of the term of the existing lease. If the value of the substitute property materially exceeds, or is less than, the value of the existing property, adjustments are to be made to the rent or other aspects of the new lease to ensure that the economic benefits of the new lease are substantially similar to the existing lease. If, prior to the expiration of the 10th year of the lease, the tenant's request to replace a Mortgaged Property is rejected, the tenant may either continue to lease the Mortgaged Property, or terminate the lease and, if the lease rate is determined to be in excess of the market rental rate for properties comparable to the Mortgaged Property, pay a termination fee which must be applied toward tenant improvements and other re-leasing costs at the Mortgaged Property. Upon and after the expiration of the 10th year of the lease, if the tenant determines that the Mortgaged Property is inadequate or unprofitable for the use permitted under the lease, it may offer to purchase the property (but may not request to substitute another property) for an amount that would pay a substantial portion of the outstanding principal balance of the related Mortgage Loan on the Hyper-Amortization Date. If such offer is rejected, the tenant may either continue the lease, or terminate the lease without the payment of any termination fee.

         Each of the 20 Pier 1 Mortgages contains terms and conditions pertaining to when the holders of the Mortgage Loans will agree to consent to the substitution of property and which, to a large extent, mirror the conditions for the substitution of property that are contained in the leases. Each such Mortgage provides that:

         1. the substitute property must be free and clear of all liens and encumbrances, other than permitted exceptions;

         2. the Borrower must own the substitute property in fee simple, and must provide the Mortgage holder with a Phase I environmental report, appraisal, structural and engineering report, a subordination, attornment and non-disturbance agreement and mortgage on the substitute property prior to substitution all in form and content that must be reasonably acceptable to institutional lenders;

         3. the substitute property must generate rental income equal to or greater than the existing property; and

         4. the Borrower must provide assurances to the holder of the Mortgage that the tax status of the securities of a real estate mortgage investment conduit which holds the Promissory Note secured by the Mortgage will not be adversely impacted as a result of the property substitution.

Ground Leases

         Three of the Mortgage Loans, representing 1.0% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. Two of the ground leases expire at least ten years after the stated maturity of the related Mortgage Loan. One ground lease, as to which the related Mortgage Loan represents 0.2% of the Initial Pool Balance, expires at least ten years after its Hyper-Amortization Date. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Leasehold Considerations" herein.

Subordinate Financing

         None of the Mortgaged Properties are known to be encumbered by secured subordinated debt. One Mortgaged Property, representing approximately 0.8% of the Initial Pool Balance, is encumbered by a subordinate mortgage under which no amounts are currently outstanding, but which entitles the holder thereof to a share of the equity distributed by the Borrower from the related Mortgaged Property. The Sellers and Depositor have not determined whether any other secured subordinate financing currently encumbers any Mortgaged Property or whether a third party holds debt (the "Mezzanine Debt") secured by a pledge of equity interests in the related borrower. However, with respect to four Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, the related Mortgage Loan documents allow the borrower, under certain specified circumstances, to either maintain an existing subordinate mortgage encumbering the related Mortgaged Properties, or to grant such a subordinate mortgage in the future. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans and The Leases--Subordinate Financing" in the Prospectus.

Performance Holdbacks

         Four of the Mortgage Loans, representing 2.1% of the Initial Pool Balance, provide for performance holdbacks under which monies disbursed by the originating lender are escrowed for certain specified periods, and released only upon the satisfaction of certain conditions by the borrower. If the Borrowers do not satisfy conditions for release of the monies by the outside funding date, such monies shall be applied to partially repay the related Mortgage Loan. A summary of those Mortgage Loans and conditions for release of performance holdbacks are set forth below:

                LOANS CONTAINING PERFORMANCE HOLDBACK PROVISIONS

 APPENDIX II                                    AMOUNT                                                  OUTSIDE
  MORTGAGE                      CUT-OFF           OF                                                     DATE
    LOAN         PROPERTY        DATE          ESCROWED     OUTSIDE           RELEASE                  PREPAYMENT
   NUMBER          NAME         BALANCE        HOLDBACK       DATE           CONDITIONS                PROVISION
------------    ------------   -----------    ----------  ----------- --------------------------    -------------------
      41         Royal Palm    $9,100,000      $500,000    4/16/1999    1.25x DSCR based on the       Yield maintenance
                     MHC                                                lesser of a three month
                                                                        look back period or an
                                                                        assumed 95% occupancy
                                                                        rate; a loan constant no
                                                                        less than that used at
                                                                        initial funding; and a
                                                                        maximum LTV of 78%.

      79         Whispering    $5,500,000      $200,000    3/30/1999    1.35x DSCR based on a         Yield maintenance
                    Pines                                               three month look back
                                                                        period; a loan constant
                                                                        no less than that used
                                                                        at initial funding; and
                                                                        a maximum LTV of 80%.

     107         Whispering    $4,200,000      $175,000    11/12/1998   1.35x DSCR based on the       Yield maintenance
                    Pines                                               lesser of a three month
                  Community                                             look back period or an
                                                                        assumed 95% occupancy
                                                                        rate; a loan constant of
                                                                        no less than that used at
                                                                        initial funding; and a
                                                                        maximum LTV of 80%.

     114           Raycom      $3,961,348       $75,000    1/31/1999    1.25x DSCR based on           Yield maintenance
                                                                        Underwritable Cash Flow
                                                                        not less than $405,412;
                                                                        and a maximum LTV of 80%.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, the Master Servicer or the Special Servicer or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

         An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 233 Mortgage Loans, representing 88.2% of the Initial Pool Balance, within one-year of the Cut-off Date in connection with the origination of the related Mortgage Loan. With respect to Mortgaged Properties securing 263 Mortgage Loans, representing 99.5% of the Initial Pool Balance, such assessments were prepared within two years of the Cut-off Date, and all of the Mortgaged Properties were assessed within 33 months of the Cut-off Date. In all cases, the environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Environmental Considerations" herein.

Property Condition Assessments

         Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the Seller. Furthermore, in each case, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading of the Mortgaged Property, be conditioned on receipt of satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance.

         Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of Mortgage Pool" section and under "Certain Legal Aspects Of Mortgage Loans And The Leases" in the Prospectus.

         For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

         (1) The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of annual cash flow available for debt service based generally on the most recently available property statements. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, where appropriate. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

                  In determining Underwritable Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers. From that information, the Sellers generally calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, including leasing commission and tenant improvement reserves, where appropriate. In certain cases, the applicable Seller's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the Sellers in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the appraisal or market valuation of such Mortgaged Property or Properties conducted in connection with the origination of the Mortgage Loan. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (the "Scheduled Balloon Balance") (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

         (3) References to "Year Built" and "Year Renovated" are references to the year or years in which a Mortgaged Property was constructed and the year or years in which such Mortgaged Property was substantially renovated, respectively.

         (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

STANDARD HAZARD INSURANCE

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), then upon the Master Servicer or the Special Servicer becoming aware of such fact (using efforts in accordance with the Servicing Standard), the Master Servicer or the Special Servicer, as applicable, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and
(iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

         If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer will conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, will in the event that
(i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions set forth above, and (ii) a loss occurs that would have been covered by such a policy had it been maintained, be required to pay the amount not otherwise payable under such policy because of such deductible.

         Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

         Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

         In general, the Mortgaged Properties are not insured for earthquake risk.

THE SELLERS

Heller Financial Capital Funding, Inc.

         Heller Financial Capital Funding, Inc. ("Heller") is a wholly-owned subsidiary of Heller Financial, Inc. ("Heller Financial") organized in June 1997 to acquire and sell loans secured by mortgages on commercial and multifamily real estate. Heller may also acquire other assets, such as equipment loans. As of the Closing Date, Heller will have a net worth of approximately $10 million. Its principal office is located at 500 West Monroe, Chicago, Illinois 60661, telephone number (312) 441-6700. Each of Heller's Mortgage Loans was originated and underwritten by Heller Financial or one of its affiliates through its Heller Express Program. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Financial has securitized over $2.1 billion of the commercial mortgage loans that it has originated.

Morgan Stanley Mortgage Capital Inc.

         Morgan Stanley Mortgage Capital Inc. ("MSMC") is a subsidiary of Morgan Stanley & Co. Incorporated formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

Acquisition of Certificates

         Affiliates of Heller and MSMC may acquire a significant portion of the Offered Certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee:

                  (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee;

                  (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

                  (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

                  (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form;

                  (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form;

                  (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance);

                  (g) when applicable, the related ground lease or a certified copy thereof and

                  (h) when relevant, the loan agreement and the lockbox agreement.

                    The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

         Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally (subject to certain exceptions) to the effect that:

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

                  (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects;

                  (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

                  (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

                  (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

                  (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

                  (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

                  (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

                  (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted);

                  (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

                  (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;

                  (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

                  (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

                  (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

                  (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

                  (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

                  (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (except in the case of two leases where the landlord's consent is required to transfer but the landlord is required to consent to certain qualified transferees); (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor), and further provides (except for one ground lease) that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

                  (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

                  (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasement (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

                  (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

         Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to four of the Mortgage Loans (representing 1.4% of the Initial Pool Balance) sold by it to the Depositor, MSMC assigned to the Trustee, for the benefit of the Certificateholders, its right to require General American Life Insurance Company ("GAL") to (i) either cure a material breach of the representations and warranties made to MSMC in connection with MSMC's acquisition of such Mortgage Loans, which representations and warranties are substantially similar to those listed above, or (ii) repurchase the Mortgage Loans affected by any such breach.

         In addition, MSMC, with respect to certain other Mortgage Loans, may assign to the Trustee the remedies granted to it in respect of representations and warranties that it received upon its purchase of such Mortgage Loans.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes GAL) regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances and generally, all expenses reasonably incurred in respect of the Material Document Defect or the Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

         The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, either of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates,

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

a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, as follows: (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; and (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

         In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise. A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

                  (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days;

                  (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;

                  (iii) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

                  (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's good faith and reasonable judgment) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days);

                  (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                  (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

                  (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and

                  (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

                    The Master Servicer will continue to collect certain information and prepare and remit all reports to the Trustee as provided in the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

         A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                  (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

                  (x) with respect to the circumstances described in clauses (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

                  (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

         The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the Servicing Transfer Event for such Mortgage Loan. Each Asset Status Report will be delivered in accordance with the Pooling and Servicing Agreement.

         The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER AND THE SPECIAL SERVICER

         GMAC Commercial Mortgage Corporation will be the Master Servicer (in such capacity, the "Master Servicer") and the Special Servicer (in such capacity, the "Special Servicer") with respect to the Mortgage Pool. As of June 30, 1998, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $46 billion.

         The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

         The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Sixteen
(16) Mortgage Loans, representing 6.9% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

         The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, only to the extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). With respect to 250 Mortgage Loans, representing 93.1% of the Initial Pool Balance, the Administrative Cost Rate for each Mortgage Loan will equal 0.0531% per annum and, with respect to the remainder of the Mortgage Loans, the Administrative Cost Rate for each Mortgage Loan will range from 0.1250% to 0.1431% per annum, as set forth in Appendix II. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was 0.0584% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain 50% of all assumption fees and modification fees and 100% of any available similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans and certain sub-serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

         The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1.0%, and (y) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of 100% of all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and 50% of all assumption fees and modification fees received on or with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans.

         The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

THE OPERATING ADVISER

         The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

         If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and
(v) any acceptance of substitute or additional collateral for a Mortgage Loan. See "Servicing of the Mortgage Loans-- General" herein.

         The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

                  (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium,

                  (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

                  (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

                  (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or

                  (v) accept a principal prepayment during any Lock-out Period;

                   provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably

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foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

         In no event, however, will the Special Servicer be permitted to:

                  (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

                  (ii) extend the maturity date of a Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),

                  (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,

                  (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer or

                  (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

                    Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Rated Final Distribution Date.

         Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates --Distributions--Subordination; Allocation of Losses and Certain Expenses."

         The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield Considerations" and "Maturity Considerations."

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SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

         In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement), unless the Special Servicer has received other bids, the Trustee's or any such interested person's bid is the highest bid, and the Special Servicer determines that acceptance of such bid is in the best interest of the Certificateholders.

REO PROPERTIES

         If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

         In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property (other than Mortgaged Properties securing Credit Lease Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year and if the related Mortgage Loan is a Credit Lease Loan, at least once every three years), provided that the Master Servicer will have no obligation to inspect a Mortgaged Property inspected by the Special Servicer during such period. In addition, the Special Servicer, subject to limitations set forth in the related loan documents and the Pooling and Servicing Agreement, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property, the cost of which will be a Servicing Advance. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

         With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property (other than Credit Lease Loans), the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

MAINTENANCE OF MASTER SERVICER/SPECIAL SERVICER ACCEPTABILITY

         It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives written notice from either Rating Agency that the continuation of the then-current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

         For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The assets of "REMIC I" or the "Lower-Tier REMIC" will consist of the mortgage loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" or the "Middle-Tier REMIC" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" or the "Upper-Tier REMIC" will consist of the separate uncertificated REMIC II regular interests. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion

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generally to the effect that, assuming (i) the making of proper elections, (ii)
ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principle federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

         The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

         The Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 40.8%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The Interest Only Certificates will, and the Classes of Offered Certificates may, be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics and the prepayment assumption described below, the Classes of Offered Certificates should not be treated as issued with OID provided that the Offered Certificates are considered to bear interest at a single fixed rate, an objective rate or a qualified floating rate. Although unclear under present law, the Depositor intends to treat interest on the Offered Certificates that bear interest based on a weighted average of net interest rates on qualified mortgages as qualified stated interest. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates" in the Prospectus. The weighted average rate used to compute the initial pass-through rate will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on such Certificates under the rules relating to obligations that provide for contingent payments. These rules, by their terms, do not apply to debt instruments, such as the Offered Certificates, which are subject to prepayment based on prepayments on underlying mortgages. Application of these rules to the Offered Certificates may affect

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the timing of income accruals on REMIC Regular Certificates . The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "Yield Considerations" and "Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

         If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the Prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the

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Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

         Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Properties" herein.

         Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences--REMICs--Information Reporting and Backup Withholding" in the Prospectus.

         For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATION

         The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying

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the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

         The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

         The U.S. Department of Labor has issued to Morgan Stanley an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-24 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Bear, Stearns & Co. Inc. and Prudential Securities Incorporated.

         The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Group, DCR, Moody's Investors Service Inc. ("Moody's) or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "AAA" by each of DCR and Fitch; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Fitch, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

         A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption is satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

OTHER EXEMPTIONS

         The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and
Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

         The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

         The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), an affiliate of the Depositor, Bear, Stearns & Co. Inc. ("Bear Stearns") and Prudential Securities Incorporated ("Prudential", and together with Morgan Stanley and Bear Stearns, the "Underwriters"). The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November __, 1998, which is the ___________ business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         Affiliates of Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc. may acquire certain of the Offered Certificates. Each of such parties may reoffer and sell such Offered Certificates and have advised the Depositor that such reoffers and sales may be made from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, and shall be made solely through Morgan Stanley & Co. Incorporated (unless otherwise consented to by Morgan Stanley & Co. Incorporated).

         The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                                   LEGAL MATTERS

         The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Certain legal matters with respect to the sale of the Mortgage Loans by Heller will be passed upon Katten Muchin & Zavis, Chicago, Illinois.

                                    RATINGS

         It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. ("DCR") and Fitch IBCA, Inc. ("Fitch", and together with DCR, the "Rating Agencies"):

         CLASS                                           DCR          FITCH
         -----                                           ---          -----
         Class A-1..................................     AAA           AAA
         Class A-2..................................     AAA           AAA
         Class B....................................      AA            AA
         Class C....................................      A             A
         Class D....................................     BBB           BBB
         Class E....................................     BBB-          BBB-

         The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in November 2030 (the "Rated Final Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums or default interest will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAA" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


10% Free Prepayment Loans................................................S-73
30/360 basis.............................................................S-65
Accrued Certificate Interest.............................................S-52
Additional Trust Fund Expenses...........................................S-56
Administrative Cost Rate.................................................S-88
Advance Rate.............................................................S-59
Advances.................................................................S-58
Appraisal Event..........................................................S-54
Appraisal Reduction......................................................S-54
Asset Status Report......................................................S-87
Assumed Monthly Payment..................................................S-53
Available Distribution Amount............................................S-50
Balloon Loans............................................................S-72
Balloon LTV..............................................................S-79
Balloon LTV Ratio........................................................S-79
Balloon Payment..........................................................S-72
Bear Stearns.............................................................S-99
Book-Entry Certificates..................................................S-47
CEDEL....................................................................S-48
Certificate Account......................................................S-51
Certificate Balance......................................................S-48
Certificate Owner........................................................S-47
Certificateholders.......................................................S-47
Certificates.............................................................S-47
Chase....................................................................S-48
Citibank.................................................................S-48
Class....................................................................S-47
Class A Certificates.....................................................S-47
Class Interest Shortfall.................................................S-52
Class X Certificates.....................................................S-47
Closing Date.............................................................S-47
Collection Period........................................................S-50
Compensating Interest Payment............................................S-56
Controlling Class........................................................S-89
Corporate Trust Office...................................................S-63
Corrected Mortgage Loan..................................................S-86
Cut-off Date..............................................................S-7
Cut-off Date Balance.....................................................S-69
Cut-off Date LTV.........................................................S-79
Cut-off Date LTV Ratio...................................................S-79
DCR.....................................................................S-100
Debt Service Coverage Ratio..............................................S-78
Default..................................................................S-91
Defaulted Mortgage Loan..................................................S-91
Defeasance Collateral....................................................S-72
Defeasance Loans.........................................................S-72
Definitive Certificate...................................................S-47
Depositor.................................................................S-3
Determination Date.......................................................S-50
Discount Rate............................................................S-53
Distributable Certificate Interest.......................................S-52
Distribution Date........................................................S-50
Document Defect..........................................................S-84
DOL......................................................................S-95
DSCR.....................................................................S-78
DTC......................................................................S-47

ERISA....................................................................S-95
Euroclear................................................................S-48
Exemption................................................................S-96
Expense Losses...........................................................S-56
FASIT....................................................................S-93
Final Regulation.........................................................S-95
Final Scheduled Distribution Date........................................S-65
Fiscal Agent.............................................................S-63
Fitch...................................................................S-100
GAL......................................................................S-83
Heller...................................................................S-80
Heller Financial.........................................................S-80
Heller Loans.............................................................S-71
Hyper-Amortization Date..................................................S-72
Initial Pool Balance.....................................................S-69
Interest Accrual Method..................................................S-71
Interest Accrual Period..................................................S-52
Interest Only Certificates...............................................S-47
LaSalle..................................................................S-63
Liquidation Fee..........................................................S-88
Loan-to-Value Ratio......................................................S-79
Lock-out Period..........................................................S-73
LOP......................................................................S-65
Lower-Tier REMIC.........................................................S-92
Master Servicer..........................................................S-87
Master Servicing Fee.....................................................S-87
Material Breach..........................................................S-84
Material Document Defect.................................................S-84
Maturity Assumptions.....................................................S-64
Mezzanine Debt...........................................................S-75
Middle-Tier REMIC........................................................S-92
Money Term...............................................................S-54
Monthly Payment..........................................................S-53
Moody's..................................................................S-96
Morgan Stanley...........................................................S-99
Morgan Stanley Loans.....................................................S-71
Mortgage.................................................................S-70
Mortgage File............................................................S-81
Mortgage Loan............................................................S-69
Mortgage Loan Purchase Agreement.........................................S-71
Mortgage Note............................................................S-70
Mortgage Pool............................................................S-69
Mortgaged Property.......................................................S-70
MSMC.....................................................................S-80
Net Aggregate Prepayment Interest Shortfall..............................S-56
Net income from foreclosure property.....................................S-91
Net Mortgage Rate........................................................S-49
Non-30/360 Loan..........................................................S-50
Notional Amount..........................................................S-49
Offered Certificates.....................................................S-47
OID......................................................................S-89
Operating Adviser........................................................S-89
P&I Advance..............................................................S-57
Participants.............................................................S-47
Pass-Through Rate........................................................S-49
Percentage Interest......................................................S-50
Percentage Premium.......................................................S-72
Permitted Cure Period....................................................S-84
Permitted Investments....................................................S-88
Phase I..................................................................S-77

Plan.....................................................................S-95
Pooling and Servicing Agreement..........................................S-47
Prepayment Assumptions...................................................S-64
Prepayment Interest Excess...............................................S-56
Prepayment Interest Shortfall............................................S-56
Prepayment Premium.......................................................S-72
Principal Balance Certificates...........................................S-48
Principal Distribution Amount............................................S-52
Private Certificates.....................................................S-47
Prudential...............................................................S-99
PTCE.....................................................................S-97
Purchase Price...........................................................S-84
Qualifying Substitute Mortgage Loan......................................S-84
Rated Final Distribution Date...........................................S-100
Rating Agencies.........................................................S-100
Realized Losses..........................................................S-55
Record Date..............................................................S-50
Related Borrower Loan Groups.............................................S-73
Related Proceeds..........................................................S-5
Remaining Amortization Terms.............................................S-18
REMIC....................................................................S-92
REMIC I..................................................................S-92
REMIC II.................................................................S-92
REMIC III................................................................S-92
REMIC Regular Certificates...............................................S-47
REMIC Residual Certificates..............................................S-47
REO Extension............................................................S-91
REO Property.............................................................S-47
REO Sale Deadline........................................................S-91
REO Tax..................................................................S-91
Required Appraisal Loan..................................................S-54
Restricted Group.........................................................S-96
Scheduled Balloon Balance................................................S-79
Seller...................................................................S-71
Sellers..................................................................S-71
Senior Certificates......................................................S-47
Servicing Advance........................................................S-58
Servicing Transfer Event.................................................S-85
Single-Tenant Mortgage Loan..............................................S-74
SMMEA....................................................................S-98
Special Servicer.........................................................S-87
Special Servicing Fee....................................................S-88
Special Servicing Fee Rate...............................................S-88
Specially Serviced Mortgage Loan.........................................S-85
Stated Principal Balance.................................................S-49
Subordinate Certificates.................................................S-47
Subordinate Private Certificates.........................................S-47
Sub-Servicer.............................................................S-87
Sub-Servicing Agreement..................................................S-87
Substitution Shortfall Amount............................................S-84
Termination Price........................................................S-57
Trust Fund...............................................................S-47
Trustee..................................................................S-63
Trustee Fee..............................................................S-63
Underwritable Cash Flow..................................................S-78
Underwriters.............................................................S-99
Underwriting Agreement...................................................S-99
Upper-Tier REMIC.........................................................S-92
Voting Rights............................................................S-63
WAC Rate.................................................................S-49

Workout Fee..............................................................S-88
Workout Fee Rate.........................................................S-88
Year Built...............................................................S-79
Year Renovated...........................................................S-79
Yield Maintenance Premium................................................S-72
YMP......................................................................S-65

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                             CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                                                  AVERAGE              WEIGHTED
                               NUMBER                    PERCENT BY    WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                                 OF        AGGREGATE      AGGREGATE    AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                              MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
CUT-OFF DATE BALANCES ($)      LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------
 1 to 1,000,000                     9       $7,779,271       0.73%      7.338%      120       1.47x     69.7%      57.9%
 1,000,001 to 2,000,000            74      106,939,893      10.00       7.362       118       1.39      71.6       60.0
 2,000,001 to 3,000,000            60      148,096,559      13.84       7.319       130       1.40      71.3       52.1
 3,000,001 to 4,000,000            34      120,060,029      11.22       7.268       125       1.38      70.0       55.4
 4,000,001 to 5,000,000            25      113,574,886      10.62       7.214       115       1.37      72.9       62.3
 5,000,001 to 6,000,000            15       84,060,858       7.86       7.358       136       1.38      71.6       54.4
 6,000,001 to 7,000,000            16      103,856,823       9.71       7.366       131       1.34      76.5       56.0
 7,000,001 to 8,000,000             4       29,486,458       2.76       7.191       108       1.51      66.5       53.7
 8,000,001 to 9,000,000             8       68,409,587       6.40       7.318       124       1.42      68.7       49.5
 9,000,001 to 10,000,000            6       57,227,591       5.35       6.964       109       1.29      76.4       67.7
 10,000,001 to 15,000,000           9      108,026,045      10.10       7.046       141       1.34      72.4       55.5
 15,000,001 to 20,000,000           3       52,486,032       4.91       6.941       113       1.31      73.3       63.1
 20,000,001 to 25,000,000           3       69,688,418       6.51       7.147       117       1.29      76.9       67.5
--------------------------------------------------------------------------------------------------------------------------

TOTAL:                             266  $1,069,692,449     100.00%      7.234%      124       1.37X     72.4%       57.5%
==========================================================================================================================
Minimum:                      $528,151
Maximum:                   $23,949,234
Average:                    $4,021,400


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES

---------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED
                                                                       AVERAGE              WEIGHTED
                    NUMBER                    PERCENT BY    WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                      OF        AGGREGATE      AGGREGATE    AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                   MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
STATE               LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS)     DSCR (X)  LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------
California            52       $213,433,858     19.95%       7.406%       131       1.40x     67.1%     51.0%
Georgia               10         88,948,276      8.32        7.024        138       1.33      74.8      57.6
Texas                 24         82,969,532      7.76        7.227        110       1.31      75.8      65.7
Florida               26         74,972,984      7.01        7.115        128       1.38      74.5      56.3
Colorado              13         62,092,212      5.80        7.272        113       1.36      69.7      58.3
Arizona               14         59,202,737      5.53        7.276        111       1.35      72.3      62.2
Washington            11         51,268,563      4.79        7.116        134       1.33      71.9      54.6
New York              13         51,110,534      4.78        7.611        113       1.48      70.5      60.1
Michigan               9         49,701,641      4.65        7.052        115       1.44      74.5      64.3
Wisconsin              9         37,867,852      3.54        7.060        113       1.33      78.6      68.5
North Carolina         9         34,284,672      3.21        6.975        151       1.29      77.5      53.0
Massachusetts          4         23,044,820      2.15        7.501        114       1.31      71.2      58.7
Pennsylvania           8         21,999,698      2.06        7.283        114       1.42      77.1      64.0
Oklahoma               2         19,203,369      1.80        6.859        116       1.31      77.4      67.0
Minnesota              5         19,111,396      1.79        7.185        135       1.36      77.2      56.7
Illinois               4         18,953,665      1.77        7.033        144       1.35      72.3      54.4
Indiana                4         16,206,829      1.52        7.064        129       1.28      80.1      59.6
Virginia               6         14,795,044      1.38        7.039        116       1.51      70.2      58.9
Nevada                 2         14,605,331      1.37        7.687        136       1.29      65.9      24.3
Ohio                   6         14,290,027      1.34        7.413        125       1.35      74.4      58.4
Oregon                 3         10,625,153      0.99        7.330        114       1.54      62.8      52.9
New Hampshire          1          9,973,175      0.93        7.050        115       1.27      79.8      70.1
Idaho                  2          9,459,629      0.88        6.963        116       1.48      76.3      62.6
New Jersey             4          9,427,914      0.88        7.731        111       1.40      72.0      60.6
Tennessee              3          9,120,468      0.85        7.102        129       1.42      66.4      51.0
Louisiana              4          7,948,555      0.74        7.027        131       1.27      74.7      48.1
Missouri               3          7,518,269      0.70        7.365        164       1.39      77.7      54.0


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES
                                  (continued)

---------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED
                                                                       AVERAGE              WEIGHTED
                    NUMBER                    PERCENT BY    WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                      OF        AGGREGATE      AGGREGATE    AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                   MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
STATE               LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS)     DSCR (X)  LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------
Kentucky              2           6,310,939      0.59        7.569        114      1.46      72.6       59.4
Mississippi           1           6,174,088      0.58        7.250        116      1.45      69.4       56.2
Rhode Island          1           5,430,752      0.51        7.030        174      1.28      78.7       60.9
Maryland              1           4,889,284      0.46        7.230        117      1.36      66.1       53.6
South Carolina        1           2,781,161      0.26        7.300        111      1.31      65.4       57.2
Alabama               2           2,700,530      0.25        6.898        114      1.35      79.1       68.8
North Dakota          2           2,129,022      0.20        7.000        115      1.26      79.0       69.3
Utah                  1           1,790,436      0.17        7.330        114      1.30      54.3       44.3
Kansas                1           1,696,632      0.16        7.190        116      1.32      62.8       55.4
Delaware              1           1,599,817      0.15        7.560        120      1.24      74.4       58.4
West Virginia         1           1,106,421      0.10        7.000        115      1.26      79.0       69.3
Arkansas              1             947,164      0.09        7.000        115      1.26      78.8       69.1
===============================================================================================================
TOTAL:              266      $1,069,692,449    100.00%       7.234%       124      1.37X     72.4%      57.5%
===============================================================================================================


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED
                                                                            AVERAGE              WEIGHTED
                          NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                            OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                         MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
PROPERTY TYPE             LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------
Multifamily:
   Low-Rise                 61       280,359,269      26.21       7.080        126       1.31      75.8      62.0
   Garden                   13        61,000,248       5.70       7.125        127       1.37      70.8      51.5
   Mid-Rise                  2         6,763,998       0.63       7.366        107       1.44      75.2      66.0
   High Rise                 1         6,451,509       0.60       8.690        102       1.30      78.7      70.8
--------------------------------------------------------------------------- ----------------------------------------
         SUBTOTAL:          77      $354,575,022      33.15%      7.123%       125       1.32X     75.0%     60.4%
Retail:
   Anchored Retail          21       109,458,854      10.23       7.220        131       1.32      72.7      59.0
   Power Center              2        41,323,078       3.86       6.902        116       1.34      78.9      69.0
   Single Tenant            24        33,250,503       3.11       7.003        128       1.26      76.4      58.1
   Credit Tenant Lease       6        21,572,119       2.02       6.738        221       1.21      78.7      12.4
   Unanchored Retail         6        15,236,331       1.42       7.671        138       1.40      72.6      54.5
   Shadow Anchor             4        13,293,140       1.24       7.678        130       1.33      61.2      32.1
   Regional Mall             1         8,290,329       0.78       8.460        154       2.26      26.3       0.0
--------------------------------------------------------------------------- ----------------------------------------
         SUBTOTAL:          64      $242,424,354      22.66%      7.189%       138       1.34X     72.6%     52.7%
Industrial:
   Multi Tenant Industrial  14        42,450,129       3.97       7.255        144       1.30      71.0      50.7
   Warehouse                 2        22,748,166       2.13       7.131        117       1.28      78.2      68.5
   Flex                      5        16,159,431       1.51       7.385        113       1.33      69.7      58.6
   Light Industrial          3        10,724,108       1.00       7.732        106       1.24      70.3      55.1
--------------------------------------------------------------------------- ----------------------------------------
         SUBTOTAL:          24       $92,081,834       8.61%      7.303%       127       1.30X     72.4%     57.0%
Office:
   Suburban                 15        47,193,203       4.41       7.344        119       1.33      69.9      60.3
   Urban                     5        35,182,306       3.29       7.184        112       1.37      70.1      59.0
--------------------------------------------------------------------------- ----------------------------------------
         SUBTOTAL:          20       $82,375,509       7.70%      7.276%       116       1.35X     70.0%     59.7%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES
                                  (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                                                  AVERAGE              WEIGHTED
                                NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                                  OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                               MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
PROPERTY TYPE                   LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------

Senior Housing:
   Congregate Seniors Housing     12          59,730,543     5.58       6.987        114      1.55      70.2       57.2
   Assisted Living Facilities      5          22,352,336     2.09       7.145        115      1.51      78.2       64.8
--------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                17         $82,082,879     7.67%      7.030%       114      1.54X     72.3%      59.3%
Self-Storage:
   Self-Storage                   33          77,708,422     7.26       7.716        113      1.47      70.0       57.3
--------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                33         $77,708,422     7.26%      7.716%       113      1.47X     70.0%      57.3%
Hospitality:
   Full Service                    8          60,118,608     5.62       7.340        116      1.46      67.4       54.9
   Limited Service                 1           5,863,001     0.55       7.790        115      1.51      69.8       62.3
--------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                 9         $65,981,609     6.17%      7.380%       116      1.47X     67.6%      55.6%
Manufactured Housing:
   Manufactured Housing           18          54,191,534     5.07       7.267        113      1.43      70.5       61.0
--------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                18         $54,191,534     5.07%      7.267%       113      1.43X     70.5%      61.0%
Mixed Use:
   Office/Retail                   2           7,408,281     0.69       8.014        135      1.30      60.2       36.6
   Retail/Multifamily              1           6,166,003     0.58       7.030        113      1.23      79.1       68.6
   Multifamily/Retail/Office       1           4,697,003     0.44       8.135        108      1.35      53.4       44.1
--------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                 4         $18,271,286     1.71%      7.713%       120      1.29X     64.8%      49.3%
--------------------------------------------------------------------------------------------------------------------------

TOTAL:                           266      $1,069,692,449   100.00%      7.234%       124      1.37X     72.4%      57.5%
==========================================================================================================================


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED
                                                                             AVERAGE              WEIGHTED
                           NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                             OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
                          MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
MORTGAGE RATE (%)          LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------
6.501 to 7.000              87       $  372,831,518     34.85%      6.869%     128        1.39x     74.9%      58.9%
7.001 to 7.500             126          513,631,971     48.02       7.182      125        1.35      72.8       59.6
7.501 to 8.000              26           85,412,661      7.98       7.687      115        1.37      73.5       61.2
8.001 to 8.500              15           61,364,538      5.74       8.302      131        1.47      54.0       25.7
8.501 to 9.000               7           27,433,109      2.56       8.669      105        1.29      72.8       62.0
9.001 to 9.500               3            5,178,743      0.48       9.287       84        1.28      66.1       61.6
9.501 to 10.000              2            3,839,909      0.36       9.574      102        1.43      56.1       48.3
=====================================================================================================================
TOTAL:                     266       $1,069,692,449    100.00%      7.234%     124        1.37X     72.4%      57.5%
=====================================================================================================================

Minimum:                     6.510%
Maximum:                     9.580%
Weighted Average Coupon:     7.234%


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                           AVERAGE              WEIGHTED
                         NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                           OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
ORIGINAL TERM TO        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
STATED MATURITY (MOS)    LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------------------------
61 to 120                 218     $  840,103,492     78.54%      7.188%       113       1.38x     72.8%     62.2%
121 to 180                 32        160,045,228     14.96       7.586        136       1.31      69.5      50.3
181 to 240                 13         55,124,726      5.15       6.946        227       1.32      75.7      22.3
241 to 300                  3         14,419,003      1.35       7.123        283       1.41      71.6       4.5
====================================================================================================================
TOTAL:                    266     $1,069,692,449    100.00%      7.234%       124       1.37X     72.4%     57.5%
====================================================================================================================

Minimum:                 83 months
Maximum:                299 months
Weighted Average:       132 months


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                           AVERAGE              WEIGHTED
                         NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                           OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
REMAINING TERMS TO      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
STATED MATURITY (MOS)    LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------------------------
1 to 60                    1          $1,607,762       0.15%     9.325%        53      1.47x     47.3%      43.9%
61 to 120                230         919,602,883      85.97      7.222        113      1.37      73.0       62.4
121 to 180                19          78,938,075       7.38      7.558        158      1.37      64.0       35.8
181 to 240                13          55,124,726       5.15      6.946        227      1.32      75.7       22.3
241 to 300                 3          14,419,003       1.35      7.123        283      1.41      71.6        4.5
===================================================================================================================
TOTAL:                   266      $1,069,692,449     100.00%     7.234%       124      1.37X     72.4%      57.5%
===================================================================================================================

Minimum:                 53 mos.
Maximum:                296 mos.
Weighted Average:       124 mos.


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          ORIGINAL AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                           AVERAGE              WEIGHTED
                          NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                            OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
TERM (MOS)                LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
240                          7        21,498,000        2.01       8.005       112       1.41     58.4      39.0
241 to 299                  13        50,485,925        4.72       7.865       133       1.35     69.2      48.1
300                         77       278,988,308       26.08       7.297       117       1.46     69.1      55.4
301 to 359                   6        23,318,999        2.18       7.455       116       1.24     77.2      66.0
360                        147       630,366,878       58.93       7.089       119       1.33     75.4      65.3
--------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:             250    $1,004,658,110       93.92%      7.214%      119       1.37X    73.0%     61.2%
FULLY-AMORTIZING LOANS
180                          5        28,620,127        2.68       8.216       155       1.53     46.9       0.1
181 to 239                   5        10,846,563        1.01       6.963       231       1.09     85.8       1.1
240                          3        11,148,646        1.04       6.961       235       1.46     70.6       2.5
241 to 299                   1         6,847,654        0.64       7.410       270       1.27     73.6       4.4
300                          2         7,571,349        0.71       6.863       296       1.54     69.8       4.5
--------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:              16       $65,034,339        6.08%      7.549%      210       1.42X    62.9%      1.6%
====================================================================================================================
TOTAL:                     266    $1,069,692,449      100.00%      7.234%      124       1.37X    72.4%     57.5%
====================================================================================================================

Minimum:                 180 months
Maximum:                 360 months
Weighted Average:        330 months


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                            AVERAGE              WEIGHTED
                          NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                            OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
DEBT SERVICE COVERAGE    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
RATIO (X)                 LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------
0.01 to 1.00                 1         $2,381,283       0.22%     7.139%     232         0.97x    89.9%      1.4%
1.01 to 1.15                 5         16,603,972       1.55      7.485      162         1.11     79.6      42.1
1.16 to 1.25                42        192,838,106      18.03      7.404      120         1.22     74.7      58.5
1.26 to 1.35               101        416,128,390      38.90      7.160      127         1.29     74.5      60.0
1.36 to 1.50                69        279,441,379      26.12      7.201      125         1.42     72.5      59.0
1.51 to 1.75                40        134,626,380      12.59      7.230      117         1.59     66.8      54.2
1.76 to 2.00                 3         12,040,328       1.13      6.873      114         1.84     60.9      51.5
2.01 or greater              5         15,632,611       1.46      7.773      144         2.31     33.3      13.6
====================================================================================================================
TOTAL:                     266     $1,069,692,449     100.00%     7.234%     124         1.37X    72.4%     57.5%
====================================================================================================================

Minimum:                  0.97x
Maximum:                  2.81x
Weighted Average:         1.37x


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                            AVERAGE              WEIGHTED
                          NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE    WEIGHTED
                            OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF    AVERAGE
CUT-OFF DATE LOAN-TO-    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE      BALLOON
VALUE RATIO (%)           LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                  2         $9,483,534     0.89%      8.234%      164        2.33x     26.7%      0.2%
30.1 to 40.0                  2          6,372,077     0.60       8.415       125        1.51      35.0      13.3
40.1 to 50.0                  7         19,717,354     1.84       7.661       104        1.79      46.6      34.9
50.1 to 60.0                 15         46,113,403     4.31       7.558       117        1.48      55.9      41.2
60.1 to 70.0                 58        219,614,458    20.53       7.321       120        1.43      66.0      50.9
70.1 to 80.0                172        731,506,258    68.38       7.141       126        1.33      76.4      62.3
80.1 to 90.0                  9         34,861,261     3.26       7.495       130        1.21      82.5      60.4
90.1 to 100.0                 1          2,024,104     0.19       6.990       235        1.01      96.4       1.5
====================================================================================================================
TOTAL:                      266     $1,069,692,449   100.00%      7.234%      124        1.37X     72.4%     57.5%
====================================================================================================================

Minimum:                   26.3%
Maximum:                   96.4%
Weighted Average:          72.4%


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED
                                                                       AVERAGE              WEIGHTED
                     NUMBER                    PERCENT BY   WEIGHTED  REMAINING             AVERAGE   WEIGHTED
                       OF        AGGREGATE      AGGREGATE   AVERAGE    TERM TO   WEIGHTED   CUT-OFF   AVERAGE
BALLOON LOAN-TO-    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   MATURITY   AVERAGE    DATE     BALLOON
VALUE RATIO (%)      LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   (MOS)     DSCR (X)  LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------
0                      4        $26,202,466       2.45%      8.333%       154      1.55x     45.2%      0.0%
0.1 to 10.0           12         38,831,874       3.63       7.021        248      1.32      74.9       2.7
10.1 to 20.0           1          1,981,826       0.19       7.030        174      1.54      41.9      18.0
20.1 to 30.0           3         14,826,518       1.39       6.955        179      1.46      61.7      24.9
30.1 to 40.0           7         23,325,687       2.18       7.523        134      1.63      57.5      35.8
40.1 to 50.0          23         78,982,901       7.38       7.515        142      1.39      62.8      46.4
50.1 to 60.0          63        233,350,823      21.81       7.296        118      1.45      67.7      55.8
60.1 to 70.0         140        590,359,595      55.19       7.125        115      1.33      76.8      66.3
70.1 to 80.0          12         59,877,391       5.60       7.261        108      1.28      79.5      70.6
80.1 to 90.0           1          1,953,370       0.18       9.080         98      1.18      82.8      81.4
=============================================================================================================
TOTAL:               266     $1,069,692,449     100.00%      7.234%       124      1.37X     72.4%     57.5%
=============================================================================================================

Minimum:               0.0%
Maximum:              81.4%
Weighted Average:     57.5%


                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        PREPAYMENT RESTRICTION ANALYSIS

             PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION

---------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION        NOV-1998     NOV-1999     NOV-2000     NOV-2001       NOV-2002
---------------------------------------------------------------------------------------------
Locked Out / Defeasance         90.78%       90.88%       88.94%        88.24%        82.37%
Yield Maintenance                8.10%        8.00%        9.94%        10.66%        16.38%
Penalty Points
 5.00% and greater               0.88%        0.54%        0.53%         0.53%         0.15%
 4.00% to 4.99%                  0.25%        0.33%        0.00%         0.00%         0.00%
 3.00% to 3.99%                  0.00%        0.25%        0.48%         0.18%         0.52%
 2.00% to 2.99%                  0.00%        0.00%        0.11%         0.29%         0.33%
 1.00% to 1.99%                  0.00%        0.00%        0.00%         0.11%         0.26%
Open                             0.00%        0.00%        0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------
TOTALS                         100.00%      100.00%      100.00%       100.00%       100.00%

Pool Balance Outstanding    $1,069.69    $1,056.17    $1,041.59     $1,025.66     $1,008.50
(in millions)
% Initial Pool Balance         100.00%       98.74%       97.37%        95.88%        94.28%




-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION       NOV-2003     NOV-2004      NOV-2005     NOV-2006     NOV-2007     NOV-2008
-------------------------------------------------------------------------------------------------------
Locked Out / Defeasance        60.41%       60.78%       60.56%      59.98%       60.05%       67.55%
Yield Maintenance              38.25%       37.88%       37.29%      38.32%       25.73%       29.45%
Penalty Points
 5.00% and greater              0.00%        0.00%        0.00%       0.00%        0.00%        0.00%
 4.00% to 4.99%                 0.15%        0.00%        0.00%       0.00%        0.00%        0.00%
 3.00% to 3.99%                 0.51%        0.65%        0.72%       0.48%        0.00%        1.28%
 2.00% to 2.99%                 0.18%        0.00%        0.15%       0.23%        0.00%        0.00%
 1.00% to 1.99%                 0.50%        0.43%        0.25%       0.25%        0.50%        0.00%
Open                            0.00%        0.25%        1.04%       0.74%       13.73%        1.72%
-------------------------------------------------------------------------------------------------------
TOTALS                        100.00%      100.00%      100.00%     100.00%      100.00%      100.00%

Pool Balance Outstanding     $988.56      $964.73      $934.88     $902.86      $847.11      $103.71
(in millions)
% Initial Pool Balance         92.42%       90.19%       87.40%      84.40%       79.19%        9.70%

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

----------------------------------------------------------------------------------------------------------------------------------
                                                               Original                                    Cut-Off
Loan                                                          Principal               Cut-Off             Date Bal./       Note
No.   Seller (1)                  Property Name (2)            Balance              Date Balance        Unit or SF (3)     Date
----------------------------------------------------------------------------------------------------------------------------------
 1        HF      Augusta Exchange                              $24,000,000            $23,949,234                $88       7/3/98
 2        HF      Magnolia Vinings Apartments (6)               $23,837,210            $23,783,581            $59,459      10/3/97
 3        MS      The Regal Business Center (7)                 $22,000,000            $21,955,602                $19      7/30/98
 4        HF      490 Post Street                               $17,800,000            $17,612,188               $149      1/26/98
 5        MS      Ventana Apartments (8)                        $17,500,000            $17,500,000            $50,000       1/6/98
 6        HF      Parkway Plaza-Norman, OK                      $17,400,000            $17,373,844                $83      7/17/98
 7        HF      Garden Court Hotel                            $14,750,000            $14,656,905           $236,402       4/9/98
 8        HF      The Courtyard Shopping Center                 $13,800,000            $13,702,133               $160       2/6/98
 9        HF      Roosevelt Glen Corporate Center (2A)          $12,411,950            $12,384,293                $58      5/28/98
 10       HF      Roosevelt Glen Release Parcel (2A)             $1,025,000             $1,021,453                $58      5/28/98
 11       HF      Pier 1 - York (2B)                             $1,538,084             $1,533,902               $130       6/4/98
 12       HF      Pier 1 - Harrisburg (2B)                       $1,386,797             $1,383,026               $130       6/4/98
 13       HF      Pier 1 - Slidell (2B)                          $1,361,583             $1,357,881               $130       6/9/98
 14       HF      Pier 1 - East Maple Shade (2B)                 $1,311,154             $1,307,589               $130       6/4/98
 15       HF      Pier 1 - Chesapeake (2B)                       $1,302,749             $1,299,207               $130       6/9/98
 16       HF      Pier 1 - Barboursville (2B)                    $1,109,438             $1,106,421               $130       6/9/98
 17       HF      Pier 1 - Sandusky (2B)                         $1,101,033             $1,098,039               $130       6/9/98
 18       HF      Pier 1 - Fargo (2B)                            $1,092,628             $1,089,657               $130       6/9/98
 19       HF      Pier 1 - Grand Forks (2B)                      $1,042,199             $1,039,365               $130       6/9/98
 20       HF      Pier 1 - Cherry Hill (2B)                      $1,008,580             $1,005,838               $130       6/4/98
 21       HF      York Creek Apartments                         $12,250,000            $12,185,486            $39,056       3/3/98
 22       HF      Pier 1 - Franklin (2C)                         $1,311,154             $1,307,589               $129       6/5/98
 23       HF      Pier 1 - Birmingham (2C)                       $1,252,320             $1,248,915               $129       6/9/98
 24       HF      Pier 1 - Cary (2C)                             $1,227,106             $1,223,769               $129       6/9/98
 25       HF      Pier 1 - Sunset Valley (2C)                    $1,217,354             $1,214,044               $129       6/9/98
 26       HF      Pier 1 - Corpus Christi (2C)                   $1,185,081             $1,181,859               $129       6/9/98
 27       HF      Pier 1 - West Melbourne (2C)                   $1,176,677             $1,173,478               $129       6/9/98
 28       HF      Pier 1 - Fayetteville (2C)                     $1,155,665             $1,152,523               $129       6/9/98
 29       HF      Pier 1 - Kennewick (2C)                        $1,136,000             $1,132,911               $129       6/9/98
 30       HF      Pier 1 - High Point (2C)                       $1,134,652             $1,131,567               $129       6/9/98
 31       HF      Pier 1 - Little Rock (2C)                        $949,746               $947,164               $129       6/4/98
 32       HF      Best Western Landmark Hotel                   $11,750,000            $11,699,997            $41,786      6/29/98
 33       HF      La Jolla Village Apartments                   $11,550,000            $11,524,351            $62,632      7/29/98
 34       HF      Country Hills Apartments                      $11,000,000            $10,946,739            $34,642       3/2/98
 35       HF      Wal-Mart- Augusta                             $10,780,000            $10,725,556                $56      7/31/98
 36       HF      Village on the Green                          $10,250,000            $10,200,584            $26,155      4/30/98
 37       HF      Shaws Grocery Center                          $10,000,000             $9,973,175               $110      5/29/98
 38       HF      Summerwood Apts                               $10,000,000             $9,958,300            $52,412      3/27/98
 39       HF      Bay Pointe Apartments                          $9,840,000             $9,825,031            $23,561      7/30/98
 40       HF      Central Park Apartments                        $9,310,000             $9,296,502            $21,926      7/31/98
 41       HF      Royal Palm MHC (8) (9)                         $9,100,000             $9,100,000            $20,313      4/16/98
 42       HF      Alafaya Square                                 $9,100,000             $9,074,584                $64      6/17/98
 43       MS      Villa Monterey Apartments (10)                 $9,800,000             $8,943,107            $27,947      6/20/96
 44       HF      Brookhaven Manor                               $8,800,000             $8,781,289            $62,724      7/28/98
 45       MS      Village at University Place                    $8,650,000             $8,606,408                $82      3/17/98
 46       HF      Crossroads Shopping Center                     $8,600,000             $8,577,366                $38      6/16/98
 47       HF      Piccadilly Apartments                          $8,600,000             $8,543,811            $33,904       3/19/98
 48       HF      Empire Industrial Park                         $8,500,000             $8,445,587                $33       3/9/98
 49       MS      Sherwood Mall                                  $9,000,000             $8,290,329                $34       8/7/96
 50       HF      Stanley Village                                $8,250,000             $8,221,690                $64      7/24/98
 51       MS      Plaza North Shopping                           $8,000,000             $7,492,647                $40     10/23/95
 52       HF      American House Parkway                         $7,500,000             $7,473,571            $59,789      7/20/98
 53       HF      Lincoln Court                                  $7,500,000             $7,466,818            $56,141      6/22/98
 54       HF      The Fields                                     $7,100,000             $7,053,422            $65,309       3/9/98
 55       HF      Cobb Marketfair                                $7,000,000             $6,957,258                $59      3/12/98
 56       HF      Barrows Place                                  $6,937,194             $6,886,653            $72,491      8/15/97
 57       HF      Orcas Industrial Park                          $6,900,000             $6,847,654                $49      4/30/98
 58       HF      Village View Apartments                        $6,810,000             $6,771,378            $49,790      3/23/98
 59       HF      The Landings Apartments                        $6,735,000             $6,697,952            $41,345       7/9/98
 60       HF      Holiday Inn - Amherst                          $6,700,000             $6,686,203            $33,599       8/3/98
 61       HF      Space Saver Self Storage                       $6,671,194             $6,599,981                $51     12/23/97
 62       HF      Mountain View                                  $6,550,000             $6,514,457            $68,573       5/1/98
 63       HF      Barrington Terrace                             $6,500,000             $6,472,061            $99,570      5/28/98
 64       HF      230-38 East 44th Street                        $6,460,280             $6,451,509            $39,338      4/30/97
 65       HF      Woodfield East Apartments                      $6,250,000             $6,225,207            $37,055      4/15/98
 66       HF      NEC - Permanent                                $6,236,000             $6,180,378                $50       3/2/98
 67       MS      Royal Gulf Apartments (11)                     $6,200,000             $6,174,088            $42,876      6/19/98
 68       HF      Muses Block                                    $6,200,000             $6,166,003            $94,862      3/20/98
 69       HF      Standiford Place                               $6,225,000             $6,140,182            $52,035      1/14/98
 70       HF      Winslow Court                                  $6,150,000             $6,085,859            $47,177       2/5/98
 71       HF      Holiday Inn - Airport                          $6,000,000             $5,987,645            $28,926      7/31/98
 72       HF      Charles Daniels Apartments                     $6,000,000             $5,983,553            $57,534      6/16/98
 73       MS      Comfort Inn - Old Town                         $5,880,000             $5,863,001            $47,667      5/28/98
 74       HF      Clarion Hotel                                  $5,850,000             $5,831,053            $28,444      7/28/98
 75       HF      Clay Creek Apartments                          $5,759,756             $5,746,571            $24,350      10/8/97
 76       MS      Rancho Bernardo Town Center                    $6,200,000             $5,704,932                $87       8/8/96
 77       HF      The Trees                                      $5,750,000             $5,730,823            $51,629      5/11/98
 78       HF      Terra Cotta Villa                              $5,700,000             $5,662,224            $41,634      1/31/98
 79       HF      Whispering Pines (7) (8) (9)                   $5,500,000             $5,500,000            $14,825      3/30/98
 80       MS      Kingstowne I Apartments                        $5,500,000             $5,484,883            $20,776       6/4/98
 81       HF      Chelmsford Best Western                        $5,500,000             $5,477,611            $46,030       6/8/98
 82       HF      Brightondale                                   $5,440,000             $5,432,017            $72,427      8/17/98
 83       HF      Stoney Brook Apartments                        $5,450,000             $5,430,752            $30,171      4/29/98
 84       HF      Orchard Shopping Center                        $5,200,000             $5,143,528                $30      6/16/97
 85       HF      Towne Club                                     $5,100,000             $5,082,264            $49,826       7/2/98
 86       HF      380 N. Woodward                                $5,000,000             $4,981,171               $125      5/30/98
 87       HF      72 Madison Avenue                              $5,000,000             $4,965,423                $83       2/6/98
 88       HF      Access Self Storage                            $4,944,870             $4,923,284                $51     11/27/96
 89       HF      Stanley Apartments                             $4,930,000             $4,909,120            $61,364      4/30/98
 90       HF      Holiday Inn - Ithaca                           $4,900,000             $4,889,910            $27,471      7/31/98
 91       HF      Best Western - Rockville                       $4,900,000             $4,889,284            $29,813      7/31/98
 92       HF      Merrillville Corporate Center                  $4,900,000             $4,886,713               $104      6/25/98
 93       HF      Oak Hills Shopping Center                      $4,800,000             $4,789,127                $37      7/24/98
 94       HF      Hill House                                     $4,800,000             $4,774,201            $62,818       5/1/98
 95       HF      Park Chateau                                   $4,750,000             $4,717,485            $43,280      4/14/98
 96       HF      131 Tremont Apartments                         $4,717,157             $4,697,003           $167,750     10/22/97
 97       HF      New Market Plaza                               $4,641,000             $4,628,072                $39      6/26/98
 98       HF      The Aspens on Country Club                     $4,464,178             $4,451,833            $29,482     10/17/97
 99       HF      Westwood Glen                                  $4,450,000             $4,436,659            $17,890      6/16/98
100       HF      South Broadway Car Care Center                 $4,345,399             $4,336,396                $87       7/7/98
101       HF      Mountain View Mobile Estates                   $4,350,000             $4,334,009            $27,782       5/4/98
102       HF      Bridgecreek Apartments                         $4,345,000             $4,325,681            $92,036      4/21/98
103       HF      Le Cercle Apartments                           $4,325,000             $4,292,015            $47,165      1/16/98
104       HF      Geneva Meadows                                 $4,300,000             $4,284,544            $39,672      5/23/98
105       HF      Northern Trust                                 $4,250,000             $4,235,141                $57       5/4/98
106       MS      Pleasant Run Apartments                        $4,237,500             $4,230,899            $39,175      8/12/98
107       HF      Whispering Pines Community (8) (9)             $4,200,000             $4,200,000            $25,301      5/12/98
108       HF      Bankside Apartments                            $4,182,029             $4,160,942            $14,651      10/8/97
109       MS      San Angelo Square                              $4,160,000             $4,144,183                $40      6/16/98
110       HF      Lake Corporate Center                          $4,100,000             $4,091,791                $58       7/6/98
111       HF      Mission Bay Condominiums                       $4,000,000             $3,988,858            $76,709      6/25/98
112       MS      Preston Highway Shopping Center                $4,000,000             $3,984,695                $28      6/30/98
113       HF      Mr. D's Self Storage                           $4,000,000             $3,961,609                $28       3/3/98
114       HF      Raycom (9)                                     $3,975,000             $3,961,348                $77      5/13/98
115       HF      Camelot                                        $3,975,000             $3,940,791            $28,976      3/24/98
116       HF      County Seat Self Storage                       $3,950,000             $3,936,931                $85       7/2/98
117       HF      Vegas Food Center                              $3,940,000             $3,931,859                $73      7/16/98
118       HF      Tanglewood Apartments - AZ                     $3,960,000             $3,930,963            $21,364      2/13/98
119       HF      Colonnades Apartments - AZ                     $3,940,000             $3,911,110            $17,460      2/13/98
120       HF      A-American SSF Portfolio - Irving (7)          $3,930,000             $3,890,555                $24       2/3/98
121       HF      Regents Park Office I & II                     $3,900,000             $3,874,475                $48      1/22/98
122       HF      Bittersweet Plaza                              $3,750,000             $3,737,132                $28      7/24/98
123       HF      Springs of Escondido                           $3,750,000             $3,717,993            $36,097      3/24/98
124       HF      Alamitos Business Center                       $3,600,000             $3,575,052                $50      2/20/98
125       HF      Oakton Beach & Tennis Club                     $3,568,000             $3,542,802            $53,679      1/29/98
126       MS      West Thomas Road (12)                          $3,600,000             $3,503,088                $22      6/16/97
127       HF      Old Wilkes Centre                              $3,500,000             $3,494,650                $76      7/23/98
128       HF      Meridian Busn. Campus                          $3,500,000             $3,474,014                $47      1/22/98
129       HF      Beach Distribution Center                      $3,450,000             $3,438,182                $26      3/24/98
130       HF      Coltsgate                                      $3,400,000             $3,388,383               $110      5/28/98
131       HF      Chateau DeVille                                $3,400,000             $3,375,481            $33,755       2/9/98
132       HF      Edgewood Sunrise North                         $3,368,000             $3,345,292            $29,604      1/30/98
133       HF      Atlantic Self Storage                          $3,350,000             $3,320,572                $47       3/2/98
134       HF      Wyndemere Apartments                           $3,300,000             $3,290,610            $33,238       6/8/98
135       MS      1111 Prospect Street  (13)                     $3,500,000             $3,264,098               $106     12/11/96
136       HF      Cedar Village MHC                              $3,300,000             $3,279,213            $13,721      4/13/98
137       HF      York Manor Apartments                          $3,300,000             $3,257,490            $17,145      3/25/98
138       HF      850 Warwick Avenue                             $3,200,000             $3,189,454            $63,789       5/4/98
139       HF      Axon Instruments                               $3,150,000             $3,145,683                $99      7/31/98
140       MS      Highpark Corp. Center                          $3,250,000             $3,107,979                $47      4/18/96
141       HF      Campbell Industrial (7)                        $3,119,000             $3,103,734                $34       5/8/98
142       HF      Valley View Place                              $3,100,000             $3,089,921            $38,147       7/7/98
143       HF      Oak Glen Apartments                            $3,100,000             $3,066,526            $12,777      2/17/98
144       HF      U Save Park Self Storage                       $3,049,852             $3,039,487                $37      12/5/97
145       MS      Gladstone Village Center                       $3,000,000             $2,989,436                $72      6/30/98
146       HF      Rainbow Forest Apartments                      $3,000,000             $2,988,834            $19,159      5/15/98
147       HF      Babies R Us                                    $3,000,000             $2,983,725                $75       7/3/98
148       MS      Gallery Center                                 $3,000,000             $2,974,681                $45       2/6/98
149       HF      Nova Plaza                                     $3,000,000             $2,968,083               $110      2/18/98
150       HF      A-American SSF-Irwindale                       $2,950,000             $2,934,084                $39      5/20/98
151       MS      Northwood Apartments                           $2,950,000             $2,934,002            $27,167      3/11/98
152       HF      Guard Well SSF                                 $2,916,997             $2,906,160                $61       2/4/98
153       HF      Eckerd - Hyde Park                             $2,900,000             $2,876,624               $264      6/26/98
154       HF      Village Square Apartments                      $2,900,000             $2,878,824            $13,266       2/2/98
155       HF      Fairway Lanai (2D)                             $1,360,000             $1,358,033            $34,177      7/31/98
156       HF      Park Place (2D)                                $1,515,000             $1,512,809            $34,177      7/31/98
157       HF      7410 Northside Drive Building                  $2,800,000             $2,781,161                $47      2/10/98
158       MS      College Station Apartments                     $2,786,000             $2,776,529            $46,275      5/22/98
159       HF      Canterbury Crossings                           $2,750,000             $2,738,503            $85,578       4/2/98
160       HF      Arborwood Apartments                           $2,720,000             $2,710,394            $22,587       5/6/98
161       MS      South Shore Apartments                         $2,700,000             $2,688,647            $23,178       6/2/98
162       HF      Chula Vista MHP                                $2,700,000             $2,688,045            $11,586       6/3/98
163       MS      Moorpark Terrace Apartments                    $2,700,000             $2,689,089            $74,697       4/6/98
164       HF      S.S. Mini Storage - Opa Locka                  $2,675,000             $2,652,645                $45      2/26/98
165       HF      Montebello Plaza                               $2,600,000             $2,594,725                $52      7/13/98
166       HF      Cloverleaf Estates MHC                         $2,600,000             $2,591,162            $11,073       5/4/98
167       HF      Centerville Storage Inns of America            $2,620,000             $2,583,070                $32      8/11/97
168       HF      Barclay Place Shopping Center                  $2,600,000             $2,573,414                $31      6/24/97
169       HF      Tarzana Place                                  $2,550,000             $2,541,741            $28,242       7/7/98
170       MS      Morrison Apartments                            $2,500,000             $2,498,297            $31,624      8/21/98
171       HF      Commack Colonial                               $2,500,000             $2,493,510                $82      6/18/98
172       HF      Cedar Ridge                                    $2,500,000             $2,489,085            $31,911       6/9/98
173       HF      Capri MHC                                      $2,500,000             $2,486,042             $8,911       5/1/98
174       HF      231 - 237 Second Avenue                        $2,478,430             $2,471,983            $70,628      3/19/97
175       MS      Rancho del Oro Business Park                   $2,500,000             $2,466,490                $31      9/15/97
176       HF      Walgreen - Covington                           $2,472,500             $2,417,661               $174      3/24/98
177       HF      Miramar Apartments                             $2,400,000             $2,395,054            $35,747      6/29/98
178       HF      Boulder Business Commons                       $2,400,000             $2,389,992                $51       4/6/98
179       HF      Eckerd - Lynn Haven                            $2,400,000             $2,381,283               $218       6/8/98
180       HF      American Classic Virginia Beach  SSF           $2,390,000             $2,382,123                $32      7/22/98
181       HF      Laguna Ridge Business Center                   $2,362,000             $2,345,631                $55      2/20/98
182       HF      American Classic-Hampton - SSF                 $2,350,000             $2,342,255                $37      7/22/98
183       MS      Hayden Industrial Park (12)                    $2,400,000             $2,335,392                $23      6/18/97
184       HF      Silver Spur Ranch                              $2,375,000             $2,337,891             $9,621      11/1/97
185       HF      Thornapple Lake MHP                            $2,350,000             $2,337,412            $12,302      3/27/98
186       MS      Kimberly Square Shopping Center                $2,350,000             $2,326,244                $38      1/22/98
187       HF      Brookshire Village                             $2,300,000             $2,295,072            $11,362      6/23/98
188       HF      Calusa Shopping Center                         $2,300,000             $2,293,880                $61      6/10/98
189       HF      Storage Inn SSF                                $2,264,169             $1,953,370                $21     12/13/96
190       HF      Franklin Village MHP                           $2,248,434             $2,242,590            $10,993     10/31/97
191       HF      Lincoln Tower                                  $2,260,000             $2,237,990            $20,345      2/27/98
192       HF      Quiet Acres Mobile Home Park                   $2,250,000             $2,236,403            $19,618      2/23/98
193       HF      Timber Ridge                                   $2,240,000             $2,233,760            $21,478      6/14/98
194       HF      Walgreens - Tallahassee                        $2,250,000             $2,217,742               $143       2/6/98
195       MS      Jasin Industrial Park (14)                     $2,320,000             $2,208,338                $31      6/12/96
196       MS      Southland Apartments                           $2,208,000             $2,201,059            $44,021       5/4/98
197       HF      Village Green Shopping Center                  $2,220,000             $2,197,493                $68      1/29/98
198       HF      322 Route 46 West                              $2,200,000             $2,191,203                $48      4/17/98
199       HF      Edwards Apartments                             $2,125,000             $2,115,572            $40,684       6/9/98
200       HF      Deerbrook Plaza                                $2,100,000             $2,097,029                $29      7/31/98
201       HF      Shallowford Apartments                         $2,093,536             $2,082,356            $31,080     11/20/97
202       HF      Walgreens - Belvidere                          $2,100,000             $2,073,904               $149       5/1/98
203       HF      A-1 Self Storage Facility - El Cajon, CA       $2,075,000             $2,066,553                $33      5/28/98
204       HF      McGee's Closet                                 $2,070,000             $2,056,807                $89       4/8/98
205       HF      American Classic-Portsmouth SSF                $2,050,000             $2,043,243                $30      7/22/98
206       HF      Hide-Away RV Resort                            $2,050,000             $2,041,536             $7,618       6/3/98
207       HF      CVS - Lafayette, IN                            $2,036,000             $2,024,104               $200       7/8/98
208       HF      A-American Downtown Los Angeles                $2,000,000             $1,993,395                $23      6/18/98
209       HF      Alderbury Cove                                 $2,000,000             $1,992,811            $35,586      5/27/98
210       HF      Brookridge Apartments                          $2,000,000             $1,986,906            $19,290       3/4/98
211       HF      Pheasant Run Apartments                        $2,000,000             $1,981,826            $11,797      4/29/98
212       HF      Waverly Self Storage                           $1,991,268             $1,974,701                $40      3/12/97
213       HF      Park Ridge Building                            $1,950,000             $1,944,854                $48      6/17/98
214       HF      Lock-Ur-Own SSF                                $1,950,000             $1,944,024                $29       7/8/98
215       HF      Statewide Mini Storage                         $1,925,000             $1,919,850                $31      6/17/98
216       HF      S.S. Mini Storage - Inglewood                  $1,865,000             $1,849,414                $44      2/26/98
217       HF      Parkwood Apartments                            $1,850,000             $1,829,525            $15,772      2/17/98
218       HF      Teeca Plaza                                    $1,800,000             $1,796,621                $80      7/15/98
219       MS      Sepulveda Retail Center                        $1,800,000             $1,794,952               $167      5/22/98
220       HF      Gaddis Building                                $1,800,000             $1,790,436               $183      4/24/98
221       HF      Copans - Levy Portfolio                        $1,750,000             $1,745,164                $23      5/28/98
222       HF      Holly Apartments                               $1,725,000             $1,712,560            $42,814      1/26/98
223       HF      Hutchinson Retail                              $1,700,000             $1,696,632                $20      6/30/98
224       HF      Neptune Mobile Village                         $1,700,000             $1,692,473            $10,644       6/3/98
225       HF      A-American Self Storage - Canoga Park          $1,700,000             $1,682,621                $51       2/1/98
226       HF      El Dorado West                                 $1,660,000             $1,653,861            $19,231      3/31/98
227       HF      Belmar Medical Center                          $1,650,000             $1,617,612                $55     12/27/96
228       HF      Central Self Storage                           $1,628,409             $1,607,762                $26      3/29/96
229       HF      Donovan-Smith MHP                              $1,607,358             $1,599,817            $12,597     10/31/97
230       HF      Smithtown Professional                         $1,600,000             $1,595,789                $58      6/18/98
231       HF      Casa Grande Apartments                         $1,600,000             $1,593,449            $28,454      4/14/98
232       HF      Freeway Self Storage                           $1,600,000             $1,585,828                $37       3/2/98
233       HF      Summit Mobile Home Park (7)                    $1,600,000             $1,576,009             $8,707      8/12/97
234       HF      Eugene Camlu Retirement Center                 $1,525,000             $1,502,018            $23,842     10/15/96
235       HF      333 Glen Head Road                             $1,500,000             $1,495,322                $82      5/11/98
236       HF      CVS Cleveland                                  $1,500,000             $1,490,647               $139      7/15/98
237       HF      Bradley Self Storage Facility                  $1,500,000             $1,491,066                $29      2/23/98
238       HF      Hillside West Apartments                       $1,460,000             $1,451,615            $19,616      3/27/98
239       HF      Sierra Vista Plaza                             $1,450,000             $1,447,359                $73       6/8/98
240       HF      Sentry Self Storage                            $1,400,000             $1,394,336                $37      6/29/98
241       HF      Sunnyslope                                     $1,350,000             $1,341,454            $31,939      2/26/98
242       HF      Georgetown Station Apartments                  $1,325,000             $1,322,072            $13,491      6/30/98
243       HF      Orange Park Shopping Center                    $1,300,000             $1,295,073                $60      4/17/98
244       HF      Appalachian Self Storage                       $1,300,000             $1,293,053                $24      5/11/98
245       HF      LaVerne Business Park                          $1,300,000             $1,285,939                $27      1/27/98
246       HF      Villa Esperanza                                $1,275,000             $1,268,222            $16,910      5/29/98
247       HF      Landmark Mini-Storage                          $1,250,000             $1,243,333                $54      5/26/98
248       HF      Stirling Design Center                         $1,200,000             $1,196,850                $58      6/12/98
249       HF      Westland I                                     $1,200,000             $1,194,486            $13,574      6/26/98
250       HF      Tatum Ranch Storage Solutions                  $1,200,000             $1,193,205                $23      5/28/98
251       HF      Ocala Springs Shopping Center                  $1,173,000             $1,168,192                $71      6/12/98
252       HF      Pine Oak Plaza                                 $1,160,000             $1,156,354                $68       5/1/98
253       HF      Sandia North Apartments                        $1,160,000             $1,153,345            $28,834      3/11/98
254       HF      SecurCare - Colorado Springs                   $1,156,477             $1,152,591                $23      5/22/97
255       HF      Whitnall Glen                                  $1,150,000             $1,141,878            $47,578      1/29/98
256       HF      4227 Enterprise Avenue                         $1,136,000             $1,130,927                $30      4/23/98
257       HF      Mark IV                                        $1,100,000             $1,090,590                $41      2/24/98
258       HF      Outrigger Apartments                           $1,050,000             $1,047,830            $21,384       7/9/98
259       MS      Lindys Landing Apts                            $1,000,000               $997,296            $19,179      6/18/98
260       HF      North 10th Street SSF                          $1,000,000               $992,983                $11      6/18/98
261       HF      Leawood Plaza Apartments                       $1,000,000               $992,863            $12,411       2/6/98
262       HF      American Village Apartments                      $925,000               $919,491            $10,569      2/25/98
263       HF      Greddy Industrial Building                       $815,000               $811,229                $58      3/11/98
264       HF      Personal Storage 2                               $800,000               $797,532                $20      4/30/98
265       HF      107th St. Warehouse                              $795,000               $792,563                $21       7/9/98
266       HF      17222 Armstrong Avenue                           $532,000               $528,151                $46      3/30/98

      Total/Weighted Average                                 $1,077,996,146         $1,069,692,449


-------------------------------------------------------------------------------------------------------------------
           Maturity Date               Original Term
               or                           to           Original     Rem. Term      Remaining
            Effective       EMD Loan     Maturity         Amort.     to Maturity       Amort.
Loan         Maturity       Maturity      or EMD           Term        or EMD           Term       Security
No.        Date (EMD)(4)      Date        (mos)          (mos)(5)       (mos)          (mos)         Type
-------------------------------------------------------------------------------------------------------------------
  1           7/1/08                       119             360           116            357           Fee
  2          10/1/08                       132             360           119            357           Fee
  3           8/1/08                       120             360           117            357           Fee
  4           2/1/08                       120             300           111            291           Fee
  5           2/1/08                       121             360           111            360           Fee
  6           8/1/08                       119             360           117            358           Fee
  7           4/1/08         4/1/23        119             300           113            294           Fee
  8           2/1/18                       240             360           231            351           Fee
  9           6/1/10                       144             360           139            355           Fee
 10           6/1/10                       144             360           139            355           Fee
 11           6/1/08         6/1/28        119             360           115            356           Fee
 12           6/1/08         6/1/28        119             360           115            356           Fee
 13           6/1/08         6/1/28        119             360           115            356           Fee
 14           6/1/08         6/1/28        119             360           115            356           Fee
 15           6/1/08         6/1/28        119             360           115            356           Fee
 16           6/1/08         6/1/28        119             360           115            356           Fee
 17           6/1/08         6/1/28        119             360           115            356           Fee
 18           6/1/08         6/1/28        119             360           115            356           Fee
 19           6/1/08         6/1/28        119             360           115            356           Fee
 20           6/1/08         6/1/28        119             360           115            356           Fee
 21           4/1/08                       120             360           113            353           Fee
 22           6/1/08         6/1/28        119             360           115            356           Fee
 23           6/1/08         6/1/28        119             360           115            356           Fee
 24           6/1/08         6/1/28        119             360           115            356           Fee
 25           6/1/08         6/1/28        119             360           115            356           Fee
 26           6/1/08         6/1/28        119             360           115            356           Fee
 27           6/1/08         6/1/28        119             360           115            356           Fee
 28           6/1/08         6/1/28        119             360           115            356           Fee
 29           6/1/08         6/1/28        119             360           115            356           Fee
 30           6/1/08         6/1/28        119             360           115            356           Fee
 31           6/1/08         6/1/28        119             360           115            356           Fee
 32           7/1/08         7/1/23        120             300           116            296           Fee
 33           8/1/08                       120             360           117            357           Fee
 34           3/1/08                       119             360           112            353           Fee
 35           6/1/16                       214             267           211            264           Fee
 36           5/1/08                       120             360           114            354           Fee
 37           6/1/08                       119             360           115            356           Fee
 38           5/1/08                       120             360           114            354           Fee
 39           8/1/08                       119             360           117            358           Fee
 40           8/1/05                       83              360           81             358           Fee
 41           4/1/08                       120             360           113            360           Fee
 42           7/1/08         7/1/28        120             360           116            356           Fee
 43           7/1/11                       180             180           152            152           Fee
 44           8/1/08                       120             360           117            357           Fee
 45           4/1/08                       120             360           113            353           Fee
 46           7/1/08                       120             360           116            356           Fee
 47           3/1/08                       120             360           112            352           Fee
 48           3/1/08                       120             360           112            352           Fee
 49           9/1/11                       180             180           154            154           Fee
 50           8/1/08         8/1/23        120             300           117            297           Fee
 51           1/1/06                       120             240           86             206           Fee
 52           8/1/08                       120             300           117            297           Fee
 53           7/1/08                       120             300           116            296           Fee
 54           3/1/08                       120             360           112            352           Fee
 55           3/1/08         3/1/28        120             360           112            352           Fee
 56           8/1/08                       132             291           117            276           Fee
 57           5/1/21                       276             276           270            270           Fee
 58           4/1/08                       120             360           113            353           Fee
 59           7/1/18                       239             240           236            237           Fee
 60           8/1/08         8/1/23        119             300           117            298           Fee
 61          12/31/07                      133             287           110            264           Fee
 62           5/1/08                       119             300           114            295           Fee
 63           6/1/08                       119             300           115            296           Fee
 64           5/1/07                       120             360           102            342        Leasehold
 65           4/1/08                       119             360           113            354           Fee
 66           3/1/08                       120             312           112            304           Fee
 67           7/1/08                       120             300           116            296           Fee
 68           4/1/08                       120             360           113            353           Fee
 69           1/1/08                       120             300           110            290           Fee
 70           2/1/08                       120             300           111            291           Fee
 71           8/1/08         8/1/23        119             300           117            298           Fee
 72           6/1/08                       119             360           115            356           Fee
 73           6/1/08                       120             360           115            355           Fee
 74           8/1/08         8/1/23        120             300           117            297           Fee
 75          10/1/08                       132             350           119            337           Fee
 76           9/1/11                       180             180           154            154           Fee
 77           5/1/13                       179             360           174            355           Fee
 78           3/1/08                       120             360           112            352           Fee
 79           4/1/08                       120             360           113            360           Fee
 80           7/1/08                       120             360           116            356           Fee
 81           6/1/08                       119             300           115            296           Fee
 82           8/1/08                       119             360           117            358           Fee
 83           5/1/13                       179             360           174            355           Fee
 84           6/1/07                       120             360           103            343           Fee
 85           7/1/23                       299             300           296            297           Fee
 86           6/1/08                       120             360           115            355           Fee
 87           2/1/08                       120             360           111            351           Fee
 88          11/30/07                      132             280           109            257           Fee
 89           5/1/08                       120             360           114            354           Fee
 90           8/1/08         8/1/23        119             300           117            298           Fee
 91           8/1/08                       119             300           117            298           Fee
 92           7/1/08                       120             360           116            356           Fee
 93           8/1/08                       119             300           117            298           Fee
 94           5/1/08                       119             300           114            295           Fee
 95           5/1/08                       120             300           114            294           Fee
 96          11/1/07                       120             292           108            280           Fee
 97           7/1/08                       120             360           116            356           Fee
 98          11/1/04                       84              360           72             348           Fee
 99           6/1/08                       119             360           115            356           Fee
100           7/1/08                       119             360           116            357           Fee
101           5/1/08                       119             360           114            355           Fee
102           5/1/13                       180             360           174            354           Fee
103           2/1/08                       120             360           111            351           Fee
104           6/1/08                       120             360           115            355           Fee
105           5/1/08                       119             360           114            355           Fee
106           9/1/08                       120             360           118            358           Fee
107           5/1/08                       120             360           114            360           Fee
108          10/1/08                       132             354           119            341           Fee
109           7/1/08                       120             300           116            296           Fee
110           7/1/08                       119             360           116            357           Fee
111           7/1/13                       180             360           176            356           Fee
112           7/1/08                       120             300           116            296           Fee
113           3/1/08                       120             300           112            292           Fee
114           5/1/08                       119             360           114            355           Fee
115           4/1/08                       120             300           113            293           Fee
116           7/1/08                       119             300           116            297           Fee
117           8/1/08                       120             360           117            357           Fee
118           2/1/08                       120             360           111            351           Fee
119           2/1/08                       120             360           111            351           Fee
120           2/1/08                       120             300           111            291           Fee
121           2/1/08                       120             360           111            351           Fee
122           8/1/08         8/1/23        120             300           117            297           Fee
123           4/1/08                       120             300           113            293           Fee
124           2/1/08                       120             360           111            351           Fee
125           2/1/08                       120             360           111            351           Fee
126           7/1/07                       120             240           104            224           Fee
127           8/1/18                       239             360           237            358           Fee
128           2/1/08                       120             360           111            351           Fee
129           5/1/08                       119             360           114            355           Fee
130           6/1/08                       120             360           115            355           Fee
131           2/1/08                       120             360           111            351           Fee
132           2/1/08                       120             360           111            351           Fee
133           3/1/08                       120             300           112            292           Fee
134           6/1/08                       119             360           115            356           Fee
135           1/1/12                       180             180           158            158           Fee
136           4/1/08                       119             300           113            294           Fee
137           4/1/18                       240             240           233            233           Fee
138           5/1/10                       143             360           138            355           Fee
139           8/1/08                       119             360           117            358           Fee
140           5/1/06                       120             264           90             234           Fee
141           5/1/13                       179             300           174            295           Fee
142           7/1/08                       119             300           116            297           Fee
143           2/1/08                       120             300           111            291           Fee
144          12/1/07                       120             292           109            281           Fee
145           7/1/18                       240             300           236            296           Fee
146           5/1/08                       119             360           114            355           Fee
147           5/1/12                       165             240           162            237           Fee
148           3/1/08                       120             300           112            292           Fee
149           2/1/08                       120             300           111            291           Fee
150           6/1/08                       120             300           115            295           Fee
151           4/1/08                       120             360           113            353           Fee
152           2/1/08                       120             356           111            347           Fee
153           4/1/18                       237             237           233            233           Fee
154           2/1/08                       120             360           111            351           Fee
155           8/1/08                       119             360           117            358           Fee
156           8/1/08                       119             360           117            358           Fee
157           2/1/08                       120             360           111            351           Fee
158           6/1/08                       120             360           115            355           Fee
159           4/1/08                       119             360           113            354           Fee
160           6/1/08                       120             360           115            355           Fee
161           7/1/08                       120             300           116            296           Fee
162           6/1/08                       119             300           115            296           Fee
163           5/1/08                       120             360           114            354           Fee
164           3/1/08                       120             300           112            292           Fee
165           7/1/08                       119             360           116            357           Fee
166           5/1/08                       119             360           114            355           Fee
167           9/1/08                       132             300           118            286           Fee
168           7/1/07         7/1/17        120             360           104            344           Fee
169           7/1/08                       119             300           116            297           Fee
170          10/1/08                       120             360           119            359           Fee
171           6/1/08                       119             360           115            356           Fee
172           6/1/23                       299             300           295            296           Fee
173           5/1/08                       119             300           114            295           Fee
174           3/1/07                       120             360           100            340           Fee
175          11/1/07                       120             300           108            288           Fee
176           4/1/13                       180             180           173            173           Fee
177           7/1/08                       119             360           116            357           Fee
178           4/1/08                       119             360           113            354           Fee
179           3/1/18                       236             237           232            233           Fee
180           8/1/08                       120             300           117            297           Fee
181           2/1/08                       120             360           111            351           Fee
182           8/1/08                       120             300           117            297           Fee
183           7/1/07                       120             240           104            224           Fee
184           5/1/07                       120             300           102            282           Fee
185           4/1/08                       120             360           113            353           Fee
186           2/1/08                       120             300           111            291           Fee
187           7/1/08                       119             360           116            357           Fee
188           6/1/08                       119             360           115            356           Fee
189          12/31/06                      121             281           98             258           Fee
190           7/1/08                       128             352           116            348           Fee
191           3/1/08                       120             300           112            292           Fee
192           3/1/08                       120             360           112            352           Fee
193           7/1/08                       120             360           116            356           Fee
194           8/1/14                       198             264           189            255           Fee
195           7/1/06                       120             240           92             212           Fee
196           6/1/08                       120             360           115            355           Fee
197           2/1/08                       120             300           111            291           Fee
198           4/1/08                       119             360           113            354           Fee
199           7/1/13                       180             300           176            296           Fee
200           8/1/08                       119             360           117            358           Fee
201          12/1/08                       132             356           121            345           Fee
202          11/1/17                       234             234           228            228           Fee
203           6/1/08         6/1/18        119             300           115            296        Leasehold
204           4/1/08                       119             300           113            294           Fee
205           8/1/08                       120             300           117            297           Fee
206           6/1/08                       119             300           115            296           Fee
207           6/1/18                       238             239           235            236           Fee
208           8/1/08                       120             300           117            297           Fee
209           6/1/08                       120             360           115            355           Fee
210           3/1/08                       120             360           112            352           Fee
211           5/1/13                       179             240           174            235           Fee
212           4/1/08                       133             288           113            268           Fee
213           7/1/08                       120             360           116            356           Fee
214           7/1/08                       119             300           116            297           Fee
215           7/1/08                       120             360           116            356           Fee
216           3/1/08                       120             300           112            292           Fee
217           2/1/08                       120             300           111            291           Fee
218           7/1/08                       119             360           116            357           Fee
219           6/1/08                       120             360           115            355        Leasehold
220           5/1/08         5/1/28        119             300           114            295           Fee
221           6/1/08                       119             360           115            356           Fee
222           2/1/08                       120             360           111            351           Fee
223           7/1/08                       119             360           116            357           Fee
224           6/1/08                       119             300           115            296           Fee
225           2/1/08                       120             300           111            291           Fee
226           4/1/08                       119             360           113            354           Fee
227           1/1/07                       120             300           98             278           Fee
228           4/1/03                       84              281           53             250           Fee
229          11/1/08                       132             292           120            280           Fee
230           6/1/08                       119             360           115            356           Fee
231           4/1/08                       119             360           113            354           Fee
232           3/1/08                       120             300           112            292           Fee
233           9/1/07                       120             300           106            286           Fee
234           5/1/07                       120             300           102            282           Fee
235           5/1/08                       119             360           114            355           Fee
236          10/1/17                       230             231           227            228           Fee
237           3/1/08                       120             360           112            352           Fee
238           4/1/08                       120             360           113            353           Fee
239           7/1/08                       119             360           116            357           Fee
240           7/1/08                       120             300           116            296           Fee
241           3/1/08                       120             360           112            352           Fee
242           7/1/08                       119             360           116            357           Fee
243           4/1/08                       119             360           113            354           Fee
244           5/1/08                       119             300           114            295           Fee
245           2/1/08                       120             300           111            291           Fee
246           6/1/08                       120             300           115            295           Fee
247           6/1/08                       120             300           115            295           Fee
248           6/1/08                       119             360           115            356           Fee
249           7/1/08                       120             300           116            296           Fee
250           7/1/18                       239             240           236            237           Fee
251           7/1/13                       180             300           176            296           Fee
252           5/1/08                       119             360           114            355           Fee
253           3/1/08                       120             360           112            352           Fee
254           6/1/08                       132             286           115            269           Fee
255           2/1/08                       120             360           111            351           Fee
256           5/1/08                       120             360           114            354           Fee
257           3/1/08                       120             300           112            292           Fee
258           7/1/08                       119             360           116            357           Fee
259           7/1/08                       120             360           116            356           Fee
260           6/1/08                       119             240           115            236           Fee
261           2/1/08                       120             360           111            351           Fee
262           3/1/08                       120             360           112            352           Fee
263           5/1/13                       179             300           174            295           Fee
264           5/1/08                       119             360           114            355           Fee
265           7/1/08                       119             300           116            297           Fee
266           4/1/08                       120             300           113            293           Fee

                                           132             330           124            323

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      Related Borrower
Loan                                                                                     Loan Groups
No.   Seller(1)            Property Name (2)                                            (by Loan No.)
--------------------------------------------------------------------------------------------------------------------------------
  1      HF      Augusta Exchange
  2      HF      Magnolia Vinings Apartments (6)                                             75
  3      MS      The Regal Business Center (7)
  4      HF      490 Post Street
  5      MS      Ventana Apartments (8)
  6      HF      Parkway Plaza-Norman, OK
  7      HF      Garden Court Hotel
  8      HF      The Courtyard Shopping Center
  9      HF      Roosevelt Glen Corporate Center (2A)                                        10
 10      HF      Roosevelt Glen Release Parcel (2A)                                           9
 11      HF      Pier 1 - York (2B)                      12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 12      HF      Pier 1 - Harrisburg (2B)                11, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 13      HF      Pier 1 - Slidell (2B)                   11, 12, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 14      HF      Pier 1 - East Maple Shade (2B)          11, 12, 13, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 15      HF      Pier 1 - Chesapeake (2B)                11, 12, 13, 14, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 16      HF      Pier 1 - Barboursville (2B)             11, 12, 13, 14, 15, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 17      HF      Pier 1 - Sandusky (2B)                  11, 12, 13, 14, 15, 16, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 18      HF      Pier 1 - Fargo (2B)                     11, 12, 13, 14, 15, 16, 17, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 19      HF      Pier 1 - Grand Forks (2B)               11, 12, 13, 14, 15, 16, 17, 18, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 20      HF      Pier 1 - Cherry Hill (2B)               11, 12, 13, 14, 15, 16, 17, 18, 19, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31
 21      HF      York Creek Apartments                                                       65
 22      HF      Pier 1 - Franklin (2C)                  11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 23, 24, 25, 26, 27, 28, 29, 30, 31
 23      HF      Pier 1 - Birmingham (2C)                11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 24, 25, 26, 27, 28, 29, 30, 31
 24      HF      Pier 1 - Cary (2C)                      11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 25, 26, 27, 28, 29, 30, 31
 25      HF      Pier 1 - Sunset Valley (2C)             11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 26, 27, 28, 29, 30, 31
 26      HF      Pier 1 - Corpus Christi (2C)            11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 27, 28, 29, 30, 31
 27      HF      Pier 1 - West Melbourne (2C)            11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 28, 29, 30, 31
 28      HF      Pier 1 - Fayetteville (2C)              11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 29, 30, 31
 29      HF      Pier 1 - Kennewick (2C)                 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 30, 31
 30      HF      Pier 1 - High Point (2C)                11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 31
 31      HF      Pier 1 - Little Rock (2C)               11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30
 32      HF      Best Western Landmark Hotel
 33      HF      La Jolla Village Apartments
 34      HF      Country Hills Apartments
 35      HF      Wal-Mart- Augusta
 36      HF      Village on the Green
 37      HF      Shaws Grocery Center
 38      HF      Summerwood Apts                                                             169
 39      HF      Bay Pointe Apartments
 40      HF      Central Park Apartments                                                     200
 41      HF      Royal Palm MHC (8) (9)                                                 79, 107, 190
 42      HF      Alafaya Square
 43      MS      Villa Monterey Apartments (10)
 44      HF      Brookhaven Manor
 45      MS      Village at University Place
 46      HF      Crossroads Shopping Center
 47      HF      Piccadilly Apartments
 48      HF      Empire Industrial Park
 49      MS      Sherwood Mall
 50      HF      Stanley Village                                                             265
 51      MS      Plaza North Shopping
 52      HF      American House Parkway
 53      HF      Lincoln Court                                                               70
 54      HF      The Fields
 55      HF      Cobb Marketfair
 56      HF      Barrows Place
 57      HF      Orcas Industrial Park
 58      HF      Village View Apartments
 59      HF      The Landings Apartments
 60      HF      Holiday Inn - Amherst                                                   71, 90, 122
 61      HF      Space Saver Self Storage                                               164, 216, 264
 62      HF      Mountain View                                                               94
 63      HF      Barrington Terrace
 64      HF      230-38 East 44th Street
 65      HF      Woodfield East Apartments                                                   21
 66      HF      NEC - Permanent
 67      MS      Royal Gulf Apartments (11)
 68      HF      Muses Block
 69      HF      Standiford Place                                                     95, 115, 123, 191
 70      HF      Winslow Court                                                               53
 71      HF      Holiday Inn - Airport                                                   60, 90, 122
 72      HF      Charles Daniels Apartments
 73      MS      Comfort Inn - Old Town
 74      HF      Clarion Hotel
 75      HF      Clay Creek Apartments                                                        2
 76      MS      Rancho Bernardo Town Center
 77      HF      The Trees                                                                   111
 78      HF      Terra Cotta Villa
 79      HF      Whispering Pines (7) (8) (9)                                           41, 107, 190
 80      MS      Kingstowne I Apartments
 81      HF      Chelmsford Best Western
 82      HF      Brightondale
 83      HF      Stoney Brook Apartments                                                     211
 84      HF      Orchard Shopping Center
 85      HF      Towne Club
 86      HF      380 N. Woodward
 87      HF      72 Madison Avenue
 88      HF      Access Self Storage
 89      HF      Stanley Apartments
 90      HF      Holiday Inn - Ithaca                                                    60, 71, 122
 91      HF      Best Western - Rockville
 92      HF      Merrillville Corporate Center
 93      HF      Oak Hills Shopping Center
 94      HF      Hill House                                                                  62
 95      HF      Park Chateau                                                         69, 115, 123, 191
 96      HF      131 Tremont Apartments
 97      HF      New Market Plaza                                                            114
 98      HF      The Aspens on Country Club
 99      HF      Westwood Glen                                                               146
100      HF      South Broadway Car Care Center                                              177
101      HF      Mountain View Mobile Estates
102      HF      Bridgecreek Apartments
103      HF      Le Cercle Apartments
104      HF      Geneva Meadows
105      HF      Northern Trust
106      MS      Pleasant Run Apartments
107      HF      Whispering Pines Community (8) (9)                                      41, 79, 190
108      HF      Bankside Apartments
109      MS      San Angelo Square
110      HF      Lake Corporate Center
111      HF      Mission Bay Condominiums                                                    77
112      MS      Preston Highway Shopping Center
113      HF      Mr. D's Self Storage
114      HF      Raycom (9)                                                                  97
115      HF      Camelot                                                              69, 95, 123, 191
116      HF      County Seat Self Storage
117      HF      Vegas Food Center
118      HF      Tanglewood Apartments - AZ                                                  119
119      HF      Colonnades Apartments - AZ                                                  118
120      HF      A-American SSF Portfolio - Irving (7)
121      HF      Regents Park Office I & II
122      HF      Bittersweet Plaza                                                       60, 71, 90
123      HF      Springs of Escondido                                                 69, 95, 115, 191
124      HF      Alamitos Business Center                                                    181
125      HF      Oakton Beach & Tennis Club
126      MS      West Thomas Road (12)                                                       183
127      HF      Old Wilkes Centre                                                           235
128      HF      Meridian Busn. Campus
129      HF      Beach Distribution Center
130      HF      Coltsgate
131      HF      Chateau DeVille
132      HF      Edgewood Sunrise North
133      HF      Atlantic Self Storage                                                       232
134      HF      Wyndemere Apartments
135      MS      1111 Prospect Street  (13)
136      HF      Cedar Village MHC
137      HF      York Manor Apartments
138      HF      850 Warwick Avenue
139      HF      Axon Instruments
140      MS      Highpark Corp. Center
141      HF      Campbell Industrial (7)
142      HF      Valley View Place
143      HF      Oak Glen Apartments                                                         261
144      HF      U Save Park Self Storage
145      MS      Gladstone Village Center
146      HF      Rainbow Forest Apartments                                                   99
147      HF      Babies R Us                                                                 215
148      MS      Gallery Center
149      HF      Nova Plaza
150      HF      A-American SSF-Irwindale                                                    225
151      MS      Northwood Apartments
152      HF      Guard Well SSF
153      HF      Eckerd - Hyde Park
154      HF      Village Square Apartments
155      HF      Fairway Lanai (2D)                                                          156
156      HF      Park Place (2D)                                                             155
157      HF      7410 Northside Drive Building
158      MS      College Station Apartments
159      HF      Canterbury Crossings
160      HF      Arborwood Apartments
161      MS      South Shore Apartments
162      HF      Chula Vista MHP                                                          206, 224
163      MS      Moorpark Terrace Apartments
164      HF      S.S. Mini Storage - Opa Locka                                          61, 216, 264
165      HF      Montebello Plaza
166      HF      Cloverleaf Estates MHC
167      HF      Centerville Storage Inns of America                                         189
168      HF      Barclay Place Shopping Center
169      HF      Tarzana Place                                                               38
170      MS      Morrison Apartments
171      HF      Commack Colonial                                                            230
172      HF      Cedar Ridge
173      HF      Capri MHC
174      HF      231 - 237 Second Avenue
175      MS      Rancho del Oro Business Park
176      HF      Walgreen - Covington
177      HF      Miramar Apartments                                                          100
178      HF      Boulder Business Commons
179      HF      Eckerd - Lynn Haven
180      HF      American Classic Virginia Beach  SSF
181      HF      Laguna Ridge Business Center                                                124
182      HF      American Classic-Hampton - SSF
183      MS      Hayden Industrial Park (12)                                                 126
184      HF      Silver Spur Ranch
185      HF      Thornapple Lake MHP
186      MS      Kimberly Square Shopping Center
187      HF      Brookshire Village
188      HF      Calusa Shopping Center
189      HF      Storage Inn SSF                                                             167
190      HF      Franklin Village MHP                                                    41, 79, 107
191      HF      Lincoln Tower                                                        69, 95, 115, 123
192      HF      Quiet Acres Mobile Home Park
193      HF      Timber Ridge
194      HF      Walgreens - Tallahassee
195      MS      Jasin Industrial Park (14)
196      MS      Southland Apartments
197      HF      Village Green Shopping Center                                               241
198      HF      322 Route 46 West
199      HF      Edwards Apartments
200      HF      Deerbrook Plaza                                                             40
201      HF      Shallowford Apartments
202      HF      Walgreens - Belvidere
203      HF      A-1 Self Storage Facility - El Cajon, CA
204      HF      McGee's Closet
205      HF      American Classic-Portsmouth SSF
206      HF      Hide-Away RV Resort                                                      162, 224
207      HF      CVS - Lafayette, IN
208      HF      A-American Downtown Los Angeles
209      HF      Alderbury Cove
210      HF      Brookridge Apartments
211      HF      Pheasant Run Apartments                                                     83
212      HF      Waverly Self Storage
213      HF      Park Ridge Building
214      HF      Lock-Ur-Own SSF
215      HF      Statewide Mini Storage                                                      147
216      HF      S.S. Mini Storage - Inglewood                                          61, 164, 264
217      HF      Parkwood Apartments
218      HF      Teeca Plaza
219      MS      Sepulveda Retail Center
220      HF      Gaddis Building
221      HF      Copans - Levy Portfolio
222      HF      Holly Apartments
223      HF      Hutchinson Retail
224      HF      Neptune Mobile Village                                                   162, 206
225      HF      A-American Self Storage - Canoga Park                                       150
226      HF      El Dorado West
227      HF      Belmar Medical Center
228      HF      Central Self Storage
229      HF      Donovan-Smith MHP
230      HF      Smithtown Professional                                                      171
231      HF      Casa Grande Apartments
232      HF      Freeway Self Storage                                                        133
233      HF      Summit Mobile Home Park (7)
234      HF      Eugene Camlu Retirement Center
235      HF      333 Glen Head Road                                                          127
236      HF      CVS Cleveland
237      HF      Bradley Self Storage Facility
238      HF      Hillside West Apartments                                                    262
239      HF      Sierra Vista Plaza
240      HF      Sentry Self Storage
241      HF      Sunnyslope                                                                  197
242      HF      Georgetown Station Apartments
243      HF      Orange Park Shopping Center                                                 252
244      HF      Appalachian Self Storage                                                    260
245      HF      LaVerne Business Park
246      HF      Villa Esperanza
247      HF      Landmark Mini-Storage
248      HF      Stirling Design Center
249      HF      Westland I
250      HF      Tatum Ranch Storage Solutions
251      HF      Ocala Springs Shopping Center
252      HF      Pine Oak Plaza                                                              243
253      HF      Sandia North Apartments
254      HF      SecurCare - Colorado Springs
255      HF      Whitnall Glen
256      HF      4227 Enterprise Avenue
257      HF      Mark IV
258      HF      Outrigger Apartments
259      MS      Lindys Landing Apts
260      HF      North 10th Street SSF                                                       244
261      HF      Leawood Plaza Apartments                                                    143
262      HF      American Village Apartments                                                 238
263      HF      Greddy Industrial Building
264      HF      Personal Storage 2                                                     61, 164, 216
265      HF      107th St. Warehouse                                                         50
266      HF      17222 Armstrong Avenue

     Total/Weighted Average


---------------------------------------------------------------------------------------------
                                             Interest            Scheduled
 Loan                     Mortgage           Accrual              Balloon             Balloon
 No.                        Rate              Method              Balance             LTV (3)
---------------------------------------------------------------------------------------------
  1                        6.940%           Actual/360           $20,971,912            69.9%
  2                        7.380%           Actual/360           $20,949,314            64.0%
  3                        7.120%           Actual/360           $19,250,593            68.8%
  4                        7.230%           Actual/360           $14,185,139            54.6%
  5                        6.740%           Actual/360           $15,758,106            67.1%
  6                        6.850%           Actual/360           $15,163,793            67.8%
  7                        7.330%           Actual/360           $11,990,133            50.0%
  8                        7.050%           Actual/360            $8,052,799            43.1%
  9                        7.110%           Actual/360           $10,443,057            62.4%
  10                       7.110%           Actual/360              $859,518            62.4%
  11                       7.000%           Actual/360            $1,346,315            69.3%
  12                       7.000%           Actual/360            $1,213,889            69.3%
  13                       7.000%           Actual/360            $1,191,819            69.3%
  14                       7.000%           Actual/360            $1,147,679            69.3%
  15                       7.000%           Actual/360            $1,140,322            69.3%
  16                       7.000%           Actual/360              $971,112            69.3%
  17                       7.000%           Actual/360              $963,756            69.3%
  18                       7.000%           Actual/360              $956,399            69.3%
  19                       7.000%           Actual/360              $912,256            69.3%
  20                       7.000%           Actual/360              $882,829            69.3%
  21                       7.220%           Actual/360           $10,618,906            66.4%
  22                       7.000%           Actual/360            $1,147,679            69.1%
  23                       7.000%           Actual/360            $1,096,179            69.1%
  24                       7.000%           Actual/360            $1,074,109            69.1%
  25                       7.000%           Actual/360            $1,065,573            69.1%
  26                       7.000%           Actual/360            $1,037,325            69.1%
  27                       7.000%           Actual/360            $1,029,968            69.1%
  28                       7.000%           Actual/360            $1,011,576            69.1%
  29                       7.000%           Actual/360              $994,362            69.1%
  30                       7.000%           Actual/360              $993,183            69.1%
  31                       7.000%           Actual/360              $831,332            69.1%
  32                       7.160%           Actual/360            $9,476,853            56.1%
  33                       6.750%           Actual/360           $10,023,785            68.2%
  34                       7.170%           Actual/360            $9,671,888            68.4%
  35                       6.510%             30/360              $3,574,047            23.8%
  36                       6.980%           Actual/360            $8,834,652            63.1%
  37                       7.050%           Actual/360            $8,764,557            70.1%
  38                       7.030%           Actual/360            $8,746,569            57.7%
  39                       6.800%           Actual/360            $8,564,073            69.6%
  40                       7.000%           Actual/360            $8,588,922            71.0%
  41                       7.000%           Actual/360            $8,107,249            69.2%
  42                       6.900%           Actual/360            $7,931,872            68.9%
  43                       8.211%             30/360                      $0             0.0%
  44                       6.920%           Actual/360            $7,671,923            68.5%
  45                       7.010%           Actual/360            $7,547,511            70.9%
  46                       7.120%           Actual/360            $7,539,522            70.1%
  47                       6.930%           Actual/360            $7,405,380            68.6%
  48                       7.030%           Actual/360            $7,336,525            62.7%
  49                       8.460%             30/360                      $0             0.0%
  50                       6.850%           Actual/360            $6,588,180            55.8%
  51                       8.160%             30/360              $5,542,393            36.9%
  52                       6.710%           Actual/360            $5,962,972            51.9%
  53                       6.964%           Actual/360            $6,012,663            60.7%
  54                       6.910%           Actual/360            $6,110,843            66.1%
  55                       7.260%           Actual/360            $6,073,948            64.6%
  56                       7.625%             30/360              $5,416,190            61.5%
  57                       7.410%           Actual/360              $404,592             4.4%
  58                       6.870%           Actual/360            $5,855,195            69.0%
  59                       6.870%           Actual/360              $310,828             3.6%
  60                       7.550%           Actual/360            $5,478,501            56.2%
  61                       8.763%             30/360              $5,388,159            67.8%
  62                       7.220%           Actual/360            $5,306,015            64.7%
  63                       7.110%           Actual/360            $5,248,759            64.0%
  64                       8.690%             30/360              $5,809,152            70.8%
  65                       7.220%           Actual/360            $5,501,950            66.3%
  66                       7.050%           Actual/360            $5,049,856            62.2%
  67                       7.250%           Actual/360            $4,999,752            56.2%
  68                       7.030%           Actual/360            $5,350,924            68.6%
  69                       6.550%           Actual/360            $4,860,070            61.5%
  70                       7.300%           Actual/360            $4,910,454            59.0%
  71                       7.550%           Actual/360            $4,906,121            57.5%
  72                       6.970%           Actual/360            $5,247,812            69.6%
  73                       7.790%           Actual/360            $5,233,294            62.3%
  74                       7.150%           Actual/360            $4,715,085            58.2%
  75                       7.770%           Actual/360            $4,979,722            68.7%
  76                       8.300%             30/360                      $0             0.0%
  77                       7.254%           Actual/360            $4,474,543            57.4%
  78                       6.860%           Actual/360            $4,900,044            62.8%
  79                       7.090%           Actual/360            $4,855,471            68.2%
  80                       6.960%           Actual/360            $4,793,024            58.5%
  81                       7.380%           Actual/360            $4,477,391            56.0%
  82                       6.950%           Actual/360            $4,753,297            69.9%
  83                       7.030%           Actual/360            $4,199,126            60.9%
  84                       8.520%             30/360              $4,616,384            56.3%
  85                       6.780%           Actual/360              $322,225             4.4%
  86                       7.150%           Actual/360            $4,327,166            69.0%
  87                       7.170%           Actual/360            $4,330,270            64.6%
  88                       8.316%             30/360              $3,978,204            59.5%
  89                       6.970%           Actual/360            $4,305,256            68.3%
  90                       7.550%           Actual/360            $4,006,666            58.1%
  91                       7.230%           Actual/360            $3,968,956            53.6%
  92                       7.010%           Actual/360            $4,283,444            69.1%
  93                       7.040%           Actual/360            $3,865,739            53.7%
  94                       7.270%           Actual/360            $3,894,211            63.8%
  95                       6.910%           Actual/360            $3,801,754            52.1%
  96                       8.135%           Actual/360            $3,878,964            44.1%
  97                       6.910%           Actual/360            $4,046,330            65.5%
  98                       7.670%           Actual/360            $4,164,612            69.4%
  99                       6.630%           Actual/360            $3,857,117            67.7%
 100                       7.020%           Actual/360            $3,805,055            65.3%
 101                       6.870%           Actual/360            $3,794,288            51.1%
 102                       7.360%           Actual/360            $3,389,621            57.5%
 103                       6.700%           Actual/360            $3,704,148            63.9%
 104                       6.960%           Actual/360            $3,752,849            69.5%
 105                       7.070%           Actual/360            $3,726,442            59.3%
 106                       6.700%           Actual/360            $3,665,952            63.2%
 107                       7.090%           Actual/360            $3,750,643            71.6%
 108                       7.630%           Actual/360            $3,596,075            65.4%
 109                       7.710%           Actual/360            $3,401,437            65.4%
 110                       7.150%           Actual/360            $3,602,207            69.9%
 111                       6.910%           Actual/360            $3,057,902            58.2%
 112                       7.680%           Actual/360            $3,267,710            60.5%
 113                       7.130%           Actual/360            $3,178,339            35.3%
 114                       7.140%           Actual/360            $3,491,594            68.2%
 115                       6.890%           Actual/360            $3,137,087            43.0%
 116                       7.040%           Actual/360            $3,182,327            61.2%
 117                       7.030%           Actual/360            $3,444,885            69.9%
 118                       6.890%           Actual/360            $3,407,147            68.8%
 119                       6.890%           Actual/360            $3,389,939            67.5%
 120                       7.530%           Actual/360            $3,157,446            60.3%
 121                       7.430%           Actual/360            $3,397,529            68.0%
 122                       6.850%           Actual/360            $2,994,627            52.5%
 123                       6.940%           Actual/360            $2,963,709            47.8%
 124                       7.160%           Actual/360            $3,117,077            64.3%
 125                       7.070%           Actual/360            $3,082,934            69.1%
 126                       8.500%             30/360              $2,519,777            51.8%
 127                       6.780%           Actual/360            $2,130,205            48.7%
 128                       6.830%           Actual/360            $3,007,042            55.7%
 129                       7.150%           Actual/360            $3,031,217            60.6%
 130                       7.160%           Actual/360            $2,982,890            58.5%
 131                       6.970%           Actual/360            $2,930,889            69.0%
 132                       7.290%           Actual/360            $2,924,870            69.0%
 133                       7.670%           Actual/360            $2,700,946            61.8%
 134                       6.830%           Actual/360            $2,875,691            70.1%
 135                       8.400%             30/360                      $0             0.0%
 136                       7.340%           Actual/360            $2,683,337            51.3%
 137                       7.259%           Actual/360               $32,950             0.7%
 138                       7.300%           Actual/360            $2,705,518            67.6%
 139                       7.230%           Actual/360            $2,772,219            48.6%
 140                       8.430%             30/360              $2,449,942            27.2%
 141                       7.750%           Actual/360            $2,072,562            47.8%
 142                       7.130%           Actual/360            $2,504,354            64.6%
 143                       7.090%           Actual/360            $2,460,889            62.1%
 144                       7.960%           Actual/360            $2,497,018            60.9%
 145                       8.070%           Actual/360            $1,299,404            34.7%
 146                       6.820%           Actual/360            $2,613,296            51.2%
 147                       6.970%           Actual/360            $1,480,179            36.5%
 148                       7.390%           Actual/360            $2,429,757            48.6%
 149                       7.180%           Actual/360            $2,387,461            54.3%
 150                       7.250%           Actual/360            $2,385,013            60.5%
 151                       6.710%           Actual/360            $2,553,282            60.8%
 152                       7.347%           Actual/360            $2,543,766            65.2%
 153                       6.860%             30/360                 $22,246             0.7%
 154                       6.910%           Actual/360            $2,496,322            67.5%
 155                       7.010%           Actual/360            $1,190,177            60.3%
 156                       7.010%           Actual/360            $1,325,822            60.3%
 157                       7.300%           Actual/360            $2,432,152            57.2%
 158                       7.180%           Actual/360            $2,441,723            65.7%
 159                       7.020%           Actual/360            $2,408,449            69.4%
 160                       7.030%           Actual/360            $2,378,265            71.0%
 161                       7.220%           Actual/360            $2,175,309            64.0%
 162                       6.960%           Actual/360            $2,170,296            50.8%
 163                       7.150%           Actual/360            $2,364,844            67.6%
 164                       7.970%           Actual/360            $2,173,537            60.4%
 165                       7.100%           Actual/360            $2,281,401            55.6%
 166                       7.180%           Actual/360            $2,286,145            63.5%
 167                       8.550%             30/360              $2,077,683            59.0%
 168                       8.500%             30/360              $2,307,314            54.3%
 169                       7.150%           Actual/360            $2,061,279            56.1%
 170                       6.710%           Actual/360            $2,163,395            54.2%
 171                       7.170%           Actual/360            $2,197,912            68.7%
 172                       7.031%           Actual/360              $171,476             4.8%
 173                       7.070%           Actual/360            $2,016,039            38.0%
 174                       8.523%             30/360              $2,228,401            69.6%
 175                       7.850%             30/360              $2,011,340            46.8%
 176                       6.950%           Actual/360               $24,901             0.7%
 177                       7.040%           Actual/360            $2,102,652            67.8%
 178                       7.030%           Actual/360            $2,102,465            65.7%
 179                       7.139%             30/360                 $37,498             1.4%
 180                       7.060%           Actual/360            $1,921,034            64.0%
 181                       7.160%           Actual/360            $2,045,149            62.9%
 182                       7.060%           Actual/360            $1,888,882            53.1%
 183                       8.500%             30/360              $1,679,852            45.6%
 184                       9.570%             30/360              $1,995,124            43.6%
 185                       7.140%           Actual/360            $2,033,361            68.7%
 186                       7.380%           Actual/360            $1,900,821            57.6%
 187                       6.890%           Actual/360            $2,007,176            63.7%
 188                       7.080%           Actual/360            $2,017,411            57.6%
 189                       9.080%             30/360              $1,920,929            81.4%
 190                       7.730%           Actual/360            $1,983,819            70.9%
 191                       7.040%           Actual/360            $1,791,267            47.1%
 192                       7.310%           Actual/360            $1,954,549            65.2%
 193                       6.910%           Actual/360            $1,952,979            69.7%
 194                       6.990%           Actual/360              $933,415            31.4%
 195                       8.830%             30/360              $1,638,418            45.5%
 196                       7.480%           Actual/360            $1,950,090            70.7%
 197                       7.470%           Actual/360            $1,780,733            60.2%
 198                       7.190%           Actual/360            $1,935,208            53.8%
 199                       6.950%           Actual/360            $1,348,253            45.9%
 200                       7.100%           Actual/360            $1,842,040            62.4%
 201                       7.290%           Actual/360            $1,782,885            67.3%
 202                       6.873%             30/360                 $16,223             0.6%
 203                       7.380%           Actual/360            $1,689,198            54.5%
 204                       7.280%           Actual/360            $1,680,172            47.3%
 205                       7.060%           Actual/360            $1,647,749            57.8%
 206                       7.310%           Actual/360            $1,665,371            56.8%
 207                       6.990%             30/360                 $31,953             1.5%
 208                       7.050%           Actual/360            $1,607,066            57.4%
 209                       6.960%           Actual/360            $1,745,511            69.8%
 210                       6.920%           Actual/360            $1,721,773            68.9%
 211                       7.030%           Actual/360              $849,634            18.0%
 212                       8.830%             30/360              $1,604,449            42.0%
 213                       7.110%           Actual/360            $1,709,099            68.4%
 214                       7.430%           Actual/360            $1,589,507            63.6%
 215                       7.060%           Actual/360            $1,684,988            57.3%
 216                       7.970%           Actual/360            $1,515,382            60.6%
 217                       6.940%           Actual/360            $1,462,422            59.9%
 218                       7.390%           Actual/360            $1,591,067            69.2%
 219                       7.900%           Actual/360            $1,606,314            67.6%
 220                       7.330%           Actual/360            $1,462,947            44.3%
 221                       6.940%           Actual/360            $1,529,412            51.2%
 222                       6.970%           Actual/360            $1,486,995            69.2%
 223                       7.190%           Actual/360            $1,495,124            55.4%
 224                       6.960%           Actual/360            $1,366,483            52.0%
 225                       7.420%           Actual/360            $1,361,790            58.2%
 226                       7.480%           Actual/360            $1,470,877            68.4%
 227                       9.500%             30/360              $1,380,545            55.2%
 228                       9.325%             30/360              $1,494,112            43.9%
 229                       7.560%           Actual/360            $1,255,994            58.4%
 230                       7.120%           Actual/360            $1,404,862            61.1%
 231                       7.100%           Actual/360            $1,404,182            64.1%
 232                       7.620%           Actual/360            $1,288,306            63.5%
 233                       8.160%             30/360              $1,301,109            56.6%
 234                       9.580%           Actual/360            $1,308,222            55.7%
 235                       7.510%           Actual/360            $1,329,879            56.6%
 236                       6.970%             30/360                 $23,422             1.2%
 237                       7.380%           Actual/360            $1,305,081            57.4%
 238                       6.810%           Actual/360            $1,253,494            68.5%
 239                       7.500%           Actual/360            $1,285,191            69.1%
 240                       7.410%           Actual/360            $1,137,728            64.3%
 241                       7.080%           Actual/360            $1,166,572            69.0%
 242                       6.770%           Actual/360            $1,152,642            64.8%
 243                       7.390%           Actual/360            $1,149,319            67.6%
 244                       7.300%           Actual/360            $1,055,627            55.6%
 245                       7.080%           Actual/360            $1,031,698            49.1%
 246                       7.327%           Actual/360            $1,033,209            61.3%
 247                       7.310%           Actual/360            $1,012,432            52.2%
 248                       7.130%           Actual/360            $1,053,918            70.3%
 249                       6.770%           Actual/360              $956,208            35.4%
 250                       6.660%           Actual/360               $52,765             1.3%
 251                       7.346%           Actual/360              $759,994            49.7%
 252                       7.480%           Actual/360            $1,027,679            65.0%
 253                       7.560%           Actual/360            $1,013,280            69.9%
 254                       8.340%             30/360                $925,381            48.7%
 255                       7.070%           Actual/360              $993,659            65.4%
 256                       7.340%           Actual/360            $1,001,654            70.3%
 257                       7.830%           Actual/360              $890,584            54.3%
 258                       7.030%           Actual/360              $919,673            64.3%
 259                       7.020%           Actual/360              $872,851            58.2%
 260                       7.140%           Actual/360              $691,745            29.1%
 261                       7.020%           Actual/360              $863,041            64.9%
 262                       7.380%           Actual/360              $804,800            69.4%
 263                       8.030%           Actual/360              $549,261            49.5%
 264                       7.550%           Actual/360              $709,966            67.6%
 265                       7.430%           Actual/360              $648,030            58.9%
 266                       7.920%           Actual/360              $431,695            54.6%

                           7.234%                               $841,317,080            57.5%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan
No.                  Property Name (2)           Address                                                       City        State
------------------------------------------------------------------------------------------------------------------------------------
 1     Augusta Exchange                          SEQ of I-20 & I-520                                 Augusta                GA
 2     Magnolia Vinings Apartments (6)           2151 Cumberland Parkway                             Atlanta                GA
 3     The Regal Business Center (7)             3021-3101 Pinewood St.                              Arlington              TX
 4     490 Post Street                           490 Post St.                                        San Francisco          CA
 5     Ventana Apartments (8)                    14015 North 94th St.                                Scottsdale             AZ
 6     Parkway Plaza-Norman, OK                  500-700 Ed Noble Parkway                            Norman                 OK
 7     Garden Court Hotel                        520 Cowper St.                                      Palo Alto              CA
 8     The Courtyard Shopping Center             2200 Contra Costa Blvd.                             Pleasant Hill          CA
 9     Roosevelt Glen Corporate Center (2A)      739 - 799 Roosevelt Rd.                             Glen Ellyn             IL
10     Roosevelt Glen Release Parcel (2A)        799 Roosevelt Rd.                                   Glen Ellyn             IL
11     Pier 1 - York (2B)                        1550 Rodney Rd.                                     York                   PA
12     Pier 1 - Harrisburg (2B)                  5104 Jonestown Rd.                                  Harrisburg             PA
13     Pier 1 - Slidell (2B)                     170 North Shore Blvd.                               Slidell                LA
14     Pier 1 - East Maple Shade (2B)            598 Route 38 East                                   Maple Shade            NJ
15     Pier 1 - Chesapeake (2B)                  4140 Portsmouth Blvd.                               Chesapeake             VA
16     Pier 1 - Barboursville (2B)               150 Mall Rd.                                        Barboursville          WV
17     Pier 1 - Sandusky (2B)                    5020 Milan Rd.                                      Sandusky               OH
18     Pier 1 - Fargo (2B)                       4330 13th Ave.                                      Fargo                  ND
19     Pier 1 - Grand Forks (2B)                 2830 South Columbia Rd.                             Grand Forks            ND
20     Pier 1 - Cherry Hill (2B)                 606 Haddonfield Rd.                                 Cherry Hill            NJ
21     York Creek Apartments                     650 York Creek Drive                                Comstock Park          MI
22     Pier 1 - Franklin (2C)                    1761 Galleria Blvd.                                 Franklin               TN
23     Pier 1 - Birmingham (2C)                  105 Inverness Corners                               Birmingham             AL
24     Pier 1 - Cary (2C)                        1819 Walnut St.                                     Cary                   NC
25     Pier 1 - Sunset Valley (2C)               4965 West Highway 290                               Sunset Valley          TX
26     Pier 1 - Corpus Christi (2C)              5317 South Padre Island Drive                       Corpus Christi         TX
27     Pier 1 - West Melbourne (2C)              2045 West New Haven Ave.                            West Melbourne         FL
28     Pier 1 - Fayetteville (2C)                575 Cross Creek Mall                                Fayetteville           NC
29     Pier 1 - Kennewick (2C)                   1232 North Columbia Center Blvd.                    Kennewick              WA
30     Pier 1 - High Point (2C)                  1070 Mall Loop Rd.                                  High Point             NC
31     Pier 1 - Little Rock (2C)                 724 South Bowman Rd.                                Little Rock            AR
32     Best Western Landmark Hotel               455 South Colorado Blvd.                            Denver                 CO
33     La Jolla Village Apartments               8460 Via Mallorca                                   La Jolla               CA
34     Country Hills Apartments                  1300 Eagle Ridge Drive S.                           Renton                 WA
35     Wal-Mart- Augusta                         3209 Deans Bridge Rd.                               Augusta                GA
36     Village on the Green                      1769 Coronado Parkway                               Thorton                CO
37     Shaws Grocery Center                      75 Laconia                                          Tilton                 NH
38     Summerwood Apts                           9805 Avondale Rd. N.E.                              Redmond                WA
39     Bay Pointe Apartments                     2770 Roosevelt Blvd.                                Clearwater             FL
40     Central Park Apartments                   3230 S. Gessner Rd.                                 Houston                TX
41     Royal Palm MHC (8) (9)                    2050 West Dunlap Ave.                               Phoenix                AZ
42     Alafaya Square                            State Rd. 434 & Alafaya Woods Blvd.                 Oviedo                 FL
43     Villa Monterey Apartments (10)            1270 South Burnham Ave.                             Las Vegas              NV
44     Brookhaven Manor                          401 Oakbrook                                        Ann Arbor              MI
45     Village at University Place               8701 J.W. Clay Blvd.                                Charlotte              NC
46     Crossroads Shopping Center                N95 W18273 County Line Rd.                          Menomonee Falls        WI
47     Piccadilly Apartments                     10137 W. Coldspring Rd.                             Greenfield             WI
48     Empire Industrial Park                    12414 Highway 99 South                              Everett                WA
49     Sherwood Mall                             5308 Pacific Ave.                                   Stockton               CA
50     Stanley Village                           501-543 Big Thompson Ave.                           Estes Park             CO
51     Plaza North Shopping                      203-311 N. McDowell Blvd.                           Petaluma               CA
52     American House Parkway                    36725 Utica Rd.                                     Clinton Township       MI
53     Lincoln Court                             850 Lincoln Drive                                   Idaho Falls            ID
54     The Fields                                1333 Fenbrook Lane                                  Bloomington            IN
55     Cobb Marketfair                           3541-3565 Austell Rd.                               Marietta               GA
56     Barrows Place                             506-524 Cambridge St.                               Allston                MA
57     Orcas Industrial Park                     620-670 S. Orcas St. & 5602-5700 6th Ave.           Seattle                WA
58     Village View Apartments                   2851 Redwood Parkway                                Vallejo                CA
59     The Landings Apartments                   3105 Patrick Henry Drive                            Concord                NC
60     Holiday Inn - Amherst                     1881 Niagara Falls Blvd.                            Amherst                NY
61     Space Saver Self Storage                  1251 West Pacific Coast Highway                     Wilmington             CA
62     Mountain View                             2232 29th St. SW                                    Allentown              PA
63     Barrington Terrace                        333 16th Ave. SE                                    Largo                  FL
64     230-38 East 44th Street                   230-38 East 44th St.                                New York               NY
65     Woodfield East Apartments                 6286 Eastern Ave. SW                                Grand Rapids           MI
66     NEC - Permanent                           13100 N. Promenade Blvd.                            Stafford               TX
67     Royal Gulf Apartments (11)                190 Gateway Drive                                   Biloxi                 MS
68     Muses Block                               50 Peachtree St.                                    Atlanta                GA
69     Standiford Place                          3420 Shawnee Drive                                  Modesto                CA
70     Winslow Court                             3920 San Miguel                                     Colorado Springs       CO
71     Holiday Inn - Airport                     4600 Genesee St.                                    Cheektowaga            NY
72     Charles Daniels Apartments                20 Daniels St.                                      Malden                 MA
73     Comfort Inn - Old Town                    1955 San Diego Ave.                                 San Diego              CA
74     Clarion Hotel                             407 Chestnut St.                                    Chattanooga            TN
75     Clay Creek Apartments                     16222 Clay Rd.                                      Houston                TX
76     Rancho Bernardo Town Center               11922 Bernardo Plaza Drive                          San Diego              CA
77     The Trees                                 510 Lake Blvd.                                      Davis                  CA
78     Terra Cotta Villa                         4080 West Twain Ave.                                Las Vegas              NV
79     Whispering Pines (7) (8) (9)              26 East Main St.                                    Merrill                WI
80     Kingstowne I Apartments                   201 Kingstowne Rd.                                  Newport News           VA
81     Chelmsford Best Western                   185/187/189 Chelmsford St.                          Chelmsford             MA
82     Brightondale                              2700 Rice Creek Rd.                                 New Brighton           MN
83     Stoney Brook Apartments                   1776 Bicentennial Way                               North Providence       RI
84     Orchard Shopping Center                   US 287 & 29th St.                                   Loveland               CO
85     Towne Club                                1818 Chandler Rd.                                   Statesboro             GA
86     380 N. Woodward                           380 N. Old Woodward Rd.                             Birmingham             MI
87     72 Madison Avenue                         72 Madison Ave.                                     New York               NY
88     Access Self Storage                       135 Amboy Ave. (Hwy No. 35)                         Woodbridge             NJ
89     Stanley Apartments                        1435 Stanley Ave.                                   Glendale               CA
90     Holiday Inn - Ithaca                      222 South Cayuga St.                                Ithaca                 NY
91     Best Western - Rockville                  1251 West Montgomery Ave.                           Rockville              MD
92     Merrillville Corporate Center             8001 Broadway                                       Merrillville           IN
93     Oak Hills Shopping Center                 1495 Edgewater St.                                  Salem                  OR
94     Hill House                                6400 Hulmeville Rd.                                 Bensalem               PA
95     Park Chateau                              2818 Old Fairhaven Parkway                          Bellingham             WA
96     131 Tremont Apartments                    131-134 Tremont Ave.                                Boston                 MA
97     New Market Plaza                          930 South Main St.                                  Kernersville           NC
98     The Aspens on Country Club                650 S. Country Club                                 Mesa                   AZ
99     Westwood Glen                             1255 Fairburn Rd.                                   Atlanta                GA
100    South Broadway Car Care Center            8053-8081 S. Broadway                               Littleton              CO
101    Mountain View Mobile Estates              13620 SW Beef Bend Rd.C32                           Tigard                 OR
102    Bridgecreek Apartments                    1599 South Novato Blvd.                             Novato                 CA
103    Le Cercle Apartments                      3250 Northeast 28th St.                             Ft. Lauderdale         FL
104    Geneva Meadows                            1151-1167 Wells St.                                 Lake Geneva            WI
105    Northern Trust                            2601 & 2611 E. Oakland Pk. Blvd.                    Fort Lauderdale        FL
106    Pleasant Run Apartments                   26 Hamilton Ave. & North Side Kemper Rd.            Cincinnati             OH
107    Whispering Pines Community (8) (9)        902 Whispering Pine Community                       Bloomingburg           NY
108    Bankside Apartments                       6245 Bankside                                       Houston                TX
109    San Angelo Square                         3601-3719 East Indian School Rd.                    Phoenix                AZ
110    Lake Corporate Center                     8091 Wallace Rd.                                    Eden Prairie           MN
111    Mission Bay Condominiums                  28955 Mission Blvd.                                 Hayward                CA
112    Preston Highway Shopping Center           6201 Preston Highway                                Louisville             KY
113    Mr. D's Self Storage                      868 & 911 Lincoln Ave.                              Bohemia & Holbrook     NY
114    Raycom (9)                                412 East Blvd.                                      Charlotte              NC
115    Camelot                                   800 West Oakland                                    Hemet                  CA
116    County Seat Self Storage                  99 East Second St.                                  Mineola                NY
117    Vegas Food Center                         SEC of 13 Mile Rd. & Hoover Rd.                     Warren                 MI
118    Tanglewood Apartments - AZ                5050 E. Fifth St.                                   Tucson                 AZ
119    Colonnades Apartments - AZ                2650 N. Oracle Rd.                                  Tucson                 AZ
120    A-American SSF Portfolio - Irving (7)     725 Metker St.                                      Irving                 TX
121    Regents Park Office I & II                85 & 87 Interstate Highway 10 North                 Beaumont               TX
122    Bittersweet Plaza                         3502-3632 West 10th St.                             Greeley                CO
123    Springs of Escondido                      1261 East Washington                                Escondido              CA
124    Alamitos Business Center                  3838-3982 Cerritos Ave.                             Los Alamitos           CA
125    Oakton Beach & Tennis Club                W288 N2190 Oakton Manor Dr.                         Delafield              WI
126    West Thomas Road (12)                     3532-3616 W. Thomas Rd. & 2910-2928 N. 35th Ave.    Phoenix                AZ
127    Old Wilkes Centre                         1737-C Wilkesboro Highway                           Statesville            NC
128    Meridian Busn. Campus                     550 North Commons Drive                             Aurora                 IL
129    Beach Distribution Center                 1520-1608 Beach St.                                 Montebello             CA
130    Coltsgate                                 2901& 2915 Coltsgate Rd.                            Charlotte              NC
131    Chateau DeVille                           250 Brownswitch Rd.                                 Slidell                LA
132    Edgewood Sunrise North                    7951 Kingswood Dr.                                  Citrus Heights         CA
133    Atlantic Self Storage                     6655 Atlantic Ave.                                  Long Beach             CA
134    Wyndemere Apartments                      3420-3550 West St. Germain                          Saint Cloud            MN
135    1111 Prospect Street  (13)                1111 Prospect St.                                   La Jolla               CA
136    Cedar Village MHC                         10701 Cedar Ave.                                    Bloomington            CA
137    York Manor Apartments                     1430 & 1470 York Ave. & 1485 East Seventh St.       Saint Paul             MN
138    850 Warwick Avenue                        850 Warwick Ave.                                    Thousand Oaks          CA
139    Axon Instruments                          1101 Chess Dr.                                      Foster City            CA
140    Highpark Corp. Center                     23436-23456 Madero                                  Mission Viejo          CA
141    Campbell Industrial (7)                   740 W. 190th St.                                    Gardena                CA
142    Valley View Place                         5900 Chapman                                        Garden Grove           CA
143    Oak Glen Apartments                       5500 Antoine Drive                                  Houston                TX
144    U Save Park Self Storage                  3800 Louisiana Ave.                                 Saint Louis Park       MN
145    Gladstone Village Center                  7215 North Oak Traffic Way                          Gladstone              MO
146    Rainbow Forest Apartments                 3100 Rainbow Forest Circle                          Decatur                GA
147    Babies R Us                               708 W. State Rd. 436                                Altamonte Springs      FL
148    Gallery Center                            604-608 Banyan Trail                                Boca Raton             FL
149    Nova Plaza                                980 & 1020 Ken Pratt                                Longmont               CO
150    A-American SSF-Irwindale                  15534 Arrow Highway                                 Irwindale              CA
151    Northwood Apartments                      8565 Daly Rd.                                       Cincinnati             OH
152    Guard Well SSF                            23316 NE Redmond - Fall City Rd.                    Redmond                WA
153    Eckerd - Hyde Park                        NWC Swann & Howard                                  Tampa                  FL
154    Village Square Apartments                 3500 Meyers Lane                                    Lacy-Lakeview          TX
155    Fairway Lanai (2D)                        1807 S 118th St.                                    Seattle                WA
156    Park Place (2D)                           745 2nd NW                                          Issaquah               WA
157    7410 Northside Drive Building             7410 Northside Drive                                North Charleston       SC
158    College Station Apartments                501 North Wilkinson St.                             Milledgeville          GA
159    Canterbury Crossings                      River Park Court at Highway J                       Pewaukee               WI
160    Arborwood Apartments                      200 Muller Garden Drive                             Tyler                  TX
161    South Shore Apartments                    4550-4590 East Lake Rd.                             Harborcreek Township   PA
162    Chula Vista MHP                           1701 Gulf City Rd.                                  Ruskin                 FL
163    Moorpark Terrace Apartments               12840 Moorpark St.                                  Los Angeles            CA
164    S.S. Mini Storage - Opa Locka             1875 N.W. 167th St.                                 Opa Locka              FL
165    Montebello Plaza                          5426-5446-5526 N. Academy Blvd.                     Colorado Springs       CO
166    Cloverleaf Estates MHC                    3239 Clover Parkway                                 Muskegon               MI
167    Centerville Storage Inns of America       6400 Bigger Rd.                                     Centerville            OH
168    Barclay Place Shopping Center             4825-4997 U.S. Highway 98                           Lakeland               FL
169    Tarzana Place                             5711 Reseda Blvd.                                   Tarzana                CA
170    Morrison Apartments                       11225 Morrison St.                                  North Hollywood        CA
171    Commack Colonial                          283 Commack Rd.                                     Huntington             NY
172    Cedar Ridge                               1931 Cedar Ridge Drive                              Stockton               CA
173    Capri MHC                                 4211 West Roosevelt                                 Phoenix                AZ
174    231 - 237 Second Avenue                   231 - 237 Second Ave.                               New York               NY
175    Rancho del Oro Business Park              4079-4095 Oceanside Blvd.                           Oceanside              CA
176    Walgreen - Covington                      1203 US Highway 190                                 Covington              LA
177    Miramar Apartments                        7320 6th Ave.                                       Tacoma                 WA
178    Boulder Business Commons                  4850 - 4894 Sterling Drive                          Boulder                CO
179    Eckerd - Lynn Haven                       1317 Ohio Ave.                                      Lynn Haven             FL
180    American Classic Virginia Beach  SSF      909 Newtown Rd.                                     Virginia Beach         VA
181    Laguna Ridge Business Center              23322-23362 Peralta Drive                           Laguna Hills           CA
182    American Classic-Hampton - SSF            906 Big Bethel Rd.                                  Hampton                VA
183    Hayden Industrial Park (12)               415-425 S. McClintock Dr. & 402-420 S. Perry Lane   Tempe                  AZ
184    Silver Spur Ranch                         9310 East Apache Trail                              Mesa                   AZ
185    Thornapple Lake MHP                       6335 Thornapple Lake Rd.                            Nashville              MI
186    Kimberly Square Shopping Center           981 S. Main St.                                     Nicholasville          KY
187    Brookshire Village                        4839 Brooks Drive                                   House Springs          MO
188    Calusa Shopping Center                    11230 - 11290 137th Ave.                            Miami                  FL
189    Storage Inn SSF                           6304 Brandt Pike Rd.                                Huber Heights          OH
190    Franklin Village MHP                      1102 South Franklin Rd.                             Indianapolis           IN
191    Lincoln Tower                             311 West 4th St.                                    Odessa                 TX
192    Quiet Acres Mobile Home Park              Orchard & Pheasant Hill Rd.                         Sellersville           PA
193    Timber Ridge                              101 Timber Ridge Drive                              Hillsboro              MO
194    Walgreens - Tallahassee                   100 East Magnolia Drive                             Tallahassee            FL
195    Jasin Industrial Park (14)                7741-7755 Alabama Ave.                              Canoga Park            CA
196    Southland Apartments                      4920 W. 1st St.                                     Santa Ana              CA
197    Village Green Shopping Center             5300 S 108th St                                     Hales Corners          WI
198    322 Route 46 West                         322 Route 46 West                                   Parsippany             NJ
199    Edwards Apartments                        2500 Edwards Ave.                                   South El Monte         CA
200    Deerbrook Plaza                           9802 - 9810 FM 1960 Bypass                          Humble                 TX
201    Shallowford Apartments                    2730 Shallowford Rd.                                Atlanta                GA
202    Walgreens - Belvidere                     230 Chrysler Drive (SEC of Pearl & U.S. 20)         Belvidere              IL
203    A-1 Self Storage Facility - El Cajon, CA  556 Main St.                                        El Cajon               CA
204    McGee's Closet                            15111 Ventura Blvd.                                 Sherman Oaks           CA
205    American Classic-Portsmouth SSF           3709 Gateway Drive                                  Portsmouth             VA
206    Hide-Away RV Resort                       2206 Chaney Drive                                   Ruskin                 FL
207    CVS - Lafayette, IN                       State Rte 26 & Shenandoah Drive                     Lafayette              IN
208    A-American Downtown Los Angeles           300 Avery St.                                       Los Angeles            CA
209    Alderbury Cove                            182 Allumbaugh St.                                  Boise                  ID
210    Brookridge Apartments                     3638 Waverly Drive                                  Arlington              TX
211    Pheasant Run Apartments                   231 New Shackle Island Rd.                          Hendersonville         TN
212    Waverly Self Storage                      970 Waverly Ave.                                    Holtsville             NY
213    Park Ridge Building                       3650 Coral Ridge Drive                              Coral Springs          FL
214    Lock-Ur-Own SSF                           9591 East 22nd Ave.                                 Aurora                 CO
215    Statewide Mini Storage                    720 North Shore, P.O. Box 2877                      Big Bear City          CA
216    S.S. Mini Storage - Inglewood             820 Industrial Drive                                Inglewood              CA
217    Parkwood Apartments                       101 East Mason                                      Broken Arrow           OK
218    Teeca Plaza                               4802-5152 NW 2nd Ave. & 162-174 Yamato Rd.          Boca Raton             FL
219    Sepulveda Retail Center                   11058-11090 Santa Monica Blvd.                      Los Angeles            CA
220    Gaddis Building                           577 Main St.                                        Park City              UT
221    Copans - Levy Portfolio                   1901-1945 W. Copans Rd.                             Pompano Beach          FL
222    Holly Apartments                          1945 Loop 431                                       Eagle Pass             TX
223    Hutchinson Retail                         1500 E. 11th St.                                    Hutchinson             KS
224    Neptune Mobile Village                    2525 Gulf City Rd.                                  Ruskin                 FL
225    A-American Self Storage - Canoga Park     8050 Deering Ave.                                   Canoga Park            CA
226    El Dorado West                            6301 Orange Ave.                                    Sacramento             CA
227    Belmar Medical Center                     8015 W Alameda Ave                                  Lakewood               CO
228    Central Self Storage                      2233 Franklin Drive                                 Mesquite               TX
229    Donovan-Smith MHP                         1032 Donovan-Smith Rd                               Lewes                  DE
230    Smithtown Professional                    111 Nesconset -Port Jefferson Highway               Smithtown              NY
231    Casa Grande Apartments                    1855 E. Don Carlos Ave.                             Tempe                  AZ
232    Freeway Self Storage                      620 West 184th St.                                  Gardena                CA
233    Summit Mobile Home Park (7)               8461 Perry Highway                                  Millcreek Township     PA
234    Eugene Camlu Retirement Center            2811 Bailey Lane                                    Eugene                 OR
235    333 Glen Head Road                        333 Glen Head Rd.                                   Old Brookville         NY
236    CVS Cleveland                             4305 Monticello Blvd.                               South Euclid           OH
237    Bradley Self Storage Facility             1771Graves Ave.                                     El Cajon               CA
238    Hillside West Apartments                  5817-5827 Monte Sano Rd.                            Birmingham             AL
239    Sierra Vista Plaza                        2190 E. Fry Blvd.                                   Sierra Vista           AZ
240    Sentry Self Storage                       1746 Laguna Lane                                    Vista                  CA
241    Sunnyslope                                1495-1501 Sunny Slope Rd.                           New Berlin             WI
242    Georgetown Station Apartments             710 West 13th St.                                   Georgetown             TX
243    Orange Park Shopping Center               1871 Wells Rd.                                      Orange Park            FL
244    Appalachian Self Storage                  3 Heinz Drive                                       Wilkes Barre           PA
245    LaVerne Business Park                     2061, 2079 & 2125 Wright Ave.                       LaVerne                CA
246    Villa Esperanza                           4141 East 29th St.                                  Tucson                 AZ
247    Landmark Mini-Storage                     500 South Pickett St.                               Alexandria             VA
248    Stirling Design Center                    1249 & 1245 Stirling Rd.                            Dania                  FL
249    Westland I                                1660 Venoy Rd.                                      Westland               MI
250    Tatum Ranch Storage Solutions             29201 North Cave Creek Rd.                          Phoenix                AZ
251    Ocala Springs Shopping Center             7115 - 39 N. Highway 441                            Ocala                  FL
252    Pine Oak Plaza                            8901- 8933 W Oakland Park Blvd.                     Sunrise                FL
253    Sandia North Apartments                   1301 State Highway 121                              Bonham                 TX
254    SecurCare - Colorado Springs              4729 Astrozon Blvd.                                 Colorado Springs       CO
255    Whitnall Glen                             10127 W Forest Home Ave.                            Hales Corners          WI
256    4227 Enterprise Avenue                    4227 Enterprise Ave.                                Naples                 FL
257    Mark IV                                   7421-7497 Northwest 4th St.                         Fort Lauderdale        FL
258    Outrigger Apartments                      6102 6th Ave.                                       Tacoma                 WA
259    Lindys Landing Apts                       121 Woodward St.                                    Austin                 TX
260    North 10th Street SSF                     5901 North 10th St.                                 McAllen                TX
261    Leawood Plaza Apartments                  11402 Beechnut St.                                  Houston                TX
262    American Village Apartments               3711 Dilido St.                                     Dallas                 TX
263    Greddy Industrial Building                9 Vanderbilt                                        Irvine                 CA
264    Personal Storage 2                        1702 Benton Rd.                                     Bossier City           LA
265    107th St. Warehouse                       1128 - 1148 107th St.                               Arlington              TX
266    17222 Armstrong Avenue                    17222 Armstrong Ave.                                Irvine                 CA



------------------------------------------------------------------------------------------------------------------------------------
  Loan           Zip                                             Sub-Property             Units            Year             Year
   No.           Code              Property Type                     Type                 or NSF           Built          Renovated
------------------------------------------------------------------------------------------------------------------------------------
    1           30909                  Retail                    Power Center               270,886        1998
    2           30339               Multifamily                    Low-Rise                     400        1996
    3           76010                Industrial                   Warehouse               1,133,761        1982
    4           94102                  Office                       Urban                   117,960        1925
    5           85260               Multifamily                     Garden                      350        1992             1995
    6           73072                  Retail                    Power Center               208,553        1997
    7           94301               Hospitality                  Full Service                    62        1986
    8           94523                  Retail                  Anchored Retail               85,643        1996
    9           60137                  Office                      Suburban                 208,869       1965-74
   10           60137                  Office                      Suburban                  22,740       1959/63
   11           17404                  Retail                   Single Tenant                 9,974        1992
   12           17112                  Retail                   Single Tenant                 9,000        1992
   13           70458                  Retail                   Single Tenant                10,000        1990
   14           08052                  Retail                   Single Tenant                10,000        1991
   15           23321                  Retail                   Single Tenant                 9,576        1992
   16           25504                  Retail                   Single Tenant                 9,013        1992
   17           44870                  Retail                   Single Tenant                 9,000        1992
   18           58103                  Retail                   Single Tenant                 9,632        1992
   19           58201                  Retail                   Single Tenant                 9,013        1992
   20           08034                  Retail                   Single Tenant                 8,512        1972
   21           49321               Multifamily                    Low-Rise                     312        1997
   22           37064                  Retail                   Single Tenant                 9,283        1992
   23           35242                  Retail                   Single Tenant                 8,991        1996
   24           27511                  Retail                   Single Tenant                 9,013        1993
   25           78735                  Retail                   Single Tenant                 9,070        1996
   26           78411                  Retail                   Single Tenant                10,000        1990
   27           32904                  Retail                   Single Tenant                10,326        1990
   28           28303                  Retail                   Single Tenant                 9,013        1995
   29           99336                  Retail                   Single Tenant                 8,988        1995
   30           27262                  Retail                   Single Tenant                 8,397        1996
   31           72211                  Retail                   Single Tenant                 7,856        1995
   32           80246               Hospitality                  Full Service                   280        1969             1997
   33           92037               Multifamily                    Low-Rise                     184        1974             1993
   34           98055               Multifamily                    Low-Rise                     316        1980
   35           30906                  Retail                Credit Tenant Lease            192,394        1996
   36           80229               Multifamily                    Low-Rise                     390        1973             1993
   37           03276                  Retail                  Anchored Retail               90,695        1998
   38           98052               Multifamily                    Low-Rise                     190        1986
   39           33760               Multifamily                    Low-Rise                     417        1974
   40           77063               Multifamily                    Low-Rise                     424        1978             1997
   41           85021           Manufactured Housing         Manufactured Housing               448        1968
   42           32765                  Retail                  Anchored Retail              140,843        1988
   43           89104               Multifamily                     Garden                      320        1993
   44           48103              Senior Housing         Congregate Seniors Housing            140        1988
   45           28217                  Retail                  Anchored Retail              104,561        1996
   46           53051                  Retail                  Anchored Retail              222,889        1987             1990
   47           53228               Multifamily                    Low-Rise                     252        1969
   48           98204                Industrial            Multi Tenant Industrial          258,478  1970/77/80/86/90
   49           95207                  Retail                   Regional Mall               242,863        1979             1989
   50           80517                  Retail                  Anchored Retail              128,334        1985             1998
   51           94952                  Retail                  Anchored Retail              185,333        1980
   52           48035              Senior Housing         Congregate Seniors Housing            125        1997
   53           83401              Senior Housing         Congregate Seniors Housing            133        1979             1990
   54           47401               Multifamily                    Low-Rise                     108        1997
   55           30060                  Retail                  Anchored Retail              117,122        1986
   56           02134               Multifamily                    Low-Rise                      95        1900             1996
   57           98108                Industrial            Multi Tenant Industrial          140,928        1969
   58           94591               Multifamily                    Low-Rise                     136        1988
   59           28027               Multifamily                    Low-Rise                     162        1998
   60           14228               Hospitality                  Full Service                   199        1968             1997
   61           90744               Self-Storage                 Self-Storage               128,413        1981
   62           18103              Senior Housing         Assisted Living Facilities             95        1986             1989
   63           33771              Senior Housing         Congregate Seniors Housing             65        1992
   64           10017               Multifamily                   High Rise                     164        1963
   65           49548               Multifamily                    Low-Rise                     168        1997
   66           77477                Industrial                Light Industrial             124,702        1998
   67           39531               Multifamily                     Garden                      144        1996
   68           30303                Mixed Use                Retail/Multifamily                 65        1921             1996
   69           95350              Senior Housing         Congregate Seniors Housing            118        1987
   70           80909              Senior Housing         Congregate Seniors Housing            129        1963             1977
   71           14225               Hospitality                  Full Service                   207        1968             1979
   72            2148               Multifamily                    Low-Rise                     104        1906             1986
   73           92110               Hospitality                Limited Service                  123        1989             1997
   74           37402               Hospitality                  Full Service                   205        1978             1997
   75           77084               Multifamily                    Low-Rise                     236        1985
   76           92126                  Retail                   Shadow Anchor                65,409        1973             1995
   77           95616               Multifamily                    Low-Rise                     111        1980
   78           89103               Multifamily                    Low-Rise                     136        1988
   79           54452           Manufactured Housing         Manufactured Housing               371        1970
   80           23606               Multifamily                     Garden                      264        1974             1988
   81           01824               Hospitality                  Full Service                   119        1962             1995
   82           55112              Senior Housing         Assisted Living Facilities             75        1988             1994
   83           02911               Multifamily                    Low-Rise                     180        1980
   84           80538                  Retail                  Anchored Retail              172,729        1976
   85           30458               Multifamily                    Low-Rise                     102        1990
   86           48009                  Office                       Urban                    39,813        1984             1989
   87           10016                  Office                       Urban                    59,500        1911             1994
   88           07095               Self-Storage                 Self-Storage                97,076        1982
   89           91206               Multifamily                    Low-Rise                      80        1985
   90           14850               Hospitality                  Full Service                   178        1972             1997
   91           20850               Hospitality                  Full Service                   164        1970             1995
   92           46410                  Office                      Suburban                  47,153        1992
   93           97304                  Retail                  Anchored Retail              130,977        1961             1978
   94           19020              Senior Housing         Assisted Living Facilities             76        1978             1990
   95           98225              Senior Housing         Congregate Seniors Housing            109        1985
   96           02116                Mixed Use            Multifamily/Retail/Office              28        1924             1996
   97           27284                  Retail                  Anchored Retail              119,006        1987
   98           85210               Multifamily                    Low-Rise                     151        1974             1984
   99           30331               Multifamily                    Low-Rise                     248        1969
   100          80120                Industrial            Multi Tenant Industrial           49,795        1988
   101          97224           Manufactured Housing         Manufactured Housing               156        1989
   102          94947               Multifamily                    Low-Rise                      47        1992
   103          33308               Multifamily                    Mid-Rise                      91        1966
   104          53147               Multifamily                    Low-Rise                     108        1990             1995
   105          33306                  Office                       Urban                    74,399        1966             1989
   106          45231               Multifamily                     Garden                      108        1971             1998
   107          12721           Manufactured Housing         Manufactured Housing               166        1970             1995
   108          77096               Multifamily                    Low-Rise                     284        1977             1995
   109          85018                Mixed Use                  Office/Retail               102,968        1954             1981
   110          55344                Industrial                      Flex                    70,641        1998
   111          94555               Multifamily                    Low-Rise                      52        1988
   112          40219                  Retail                 Unanchored Retail             143,240        1967             1996
   113      11716 & 11741           Self-Storage                 Self-Storage               143,681       1990/95           1997
   114          28203                  Office                      Suburban                  51,467        1968
   115          92543              Senior Housing         Congregate Seniors Housing            136        1988
   116          11501               Self-Storage                 Self-Storage                46,541        1952             1989
   117          48152                  Retail                  Anchored Retail               54,142        1975
   118          85711               Multifamily                    Low-Rise                     184        1977
   119          85705               Multifamily                    Low-Rise                     224        1979
   120          75062               Self-Storage                 Self-Storage               161,875        1976             1987
   121          77707                  Office                      Suburban                  80,615        1978             1994
   122          80631                  Retail                  Anchored Retail              132,787        1980
   123          92027              Senior Housing         Congregate Seniors Housing            103        1986
   124          90720                Industrial            Multi Tenant Industrial           72,066        1979
   125          53072               Multifamily                    Low-Rise                      66       1966-90
   126          85017                Industrial                      Flex                   161,439        1984             1994
   127          28625                  Retail                  Anchored Retail               45,860        1998
   128          60504                Industrial                      Flex                    73,963        1986
   129          90640                Industrial            Multi Tenant Industrial          133,921        1987
   130          28211                  Office                       Urban                    30,914        1993
   131          70458               Multifamily                    Low-Rise                     100        1975             1997
   132          95610               Multifamily                    Low-Rise                     113        1980
   133          90805               Self-Storage                 Self-Storage                71,346        1980
   134          56301               Multifamily                    Low-Rise                      99        1990             1995
   135          92037                Mixed Use                  Office/Retail                30,783        1978             1995
   136          92316           Manufactured Housing         Manufactured Housing               239        1973
   137          55106               Multifamily                    Low-Rise                     190        1972
   138          91360               Multifamily                    Low-Rise                      50        1973
   139          94404                Industrial                      Flex                    31,620        1974             1989
   140          92691                  Office                      Suburban                  66,556        1987
   141          90248                Industrial            Multi Tenant Industrial           92,630        1967
   142          92645              Senior Housing         Assisted Living Facilities             81        1974
   143          77091               Multifamily                    Low-Rise                     240        1973             1997
   144          55426               Self-Storage                 Self-Storage                83,250        1987
   145          64118                  Retail                 Unanchored Retail              41,320        1987             1993
   146          30034               Multifamily                    Low-Rise                     156        1970
   147          32714                  Retail                   Single Tenant                40,000        1997
   148          33434                  Retail                 Unanchored Retail              65,828        1984
   149          80501                  Retail                   Shadow Anchor                27,107        1995
   150          91706               Self-Storage                 Self-Storage                74,789       1973-80
   151          45231               Multifamily                     Garden                      108        1995             1997
   152          98053               Self-Storage                 Self-Storage                47,700        1997
   153          33606                  Retail                Credit Tenant Lease             10,908        1998
   154          76705               Multifamily                    Low-Rise                     217        1983
   155          98168               Multifamily                    Low-Rise                      43        1968
   156          98027               Multifamily                    Low-Rise                      41        1985
   157          29420                  Office                      Suburban                  59,532        1983
   158          31061               Multifamily                     Garden                       60        1989             1997
   159          53072               Multifamily                    Low-Rise                      32        1997
   160          75703               Multifamily                    Low-Rise                     120        1981
   161          16511               Multifamily                     Garden                      116        1973
   162          33570           Manufactured Housing         Manufactured Housing               232        1965
   163          91604               Multifamily                    Low-Rise                      36        1987             1996
   164          33056               Self-Storage                 Self-Storage                58,694        1988
   165          80918                  Office                      Suburban                  50,163        1985
   166          49417           Manufactured Housing         Manufactured Housing               234        1975
   167          45459               Self-Storage                 Self-Storage                79,915       1987-96
   168          33809                  Retail                  Anchored Retail               82,659        1989
   169          91356              Senior Housing         Assisted Living Facilities             90        1974             1990
   170          91601               Multifamily                     Garden                       79        1988
   171          11725                  Office                      Suburban                  30,362        1982
   172          95207               Multifamily                     Garden                       78        1979
   173          85009           Manufactured Housing         Manufactured Housing               279        1965
   174          10003               Multifamily                    Mid-Rise                      35        1910
   175          92056                Industrial            Multi Tenant Industrial           79,710        1987
   176          70433                  Retail                   Single Tenant                13,905        1998
   177          98406               Multifamily                    Low-Rise                      67        1963             1996
   178          80302                Industrial            Multi Tenant Industrial           46,576        1980
   179          32444                  Retail                Credit Tenant Lease             10,908        1998
   180          23462               Self-Storage                 Self-Storage                74,375        1987
   181          92653                Industrial            Multi Tenant Industrial           42,770        1978
   182          23666               Self-Storage                 Self-Storage                64,125        1987
   183          85281                Industrial                Light Industrial             100,017        1981             1995
   184          85207           Manufactured Housing         Manufactured Housing               243       1957/68
   185          49073           Manufactured Housing         Manufactured Housing               190       1963-90
   186          40356                  Retail                   Shadow Anchor                60,560        1979             1997
   187          63051           Manufactured Housing         Manufactured Housing               202        1986             1997
   188          33186                  Retail                   Shadow Anchor                37,664        1986
   189          45424               Self-Storage                 Self-Storage                94,915        1988             1996
   190          46239           Manufactured Housing         Manufactured Housing               204        1955
   191          79761              Senior Housing         Congregate Seniors Housing            110        1950             1992
   192          18960           Manufactured Housing         Manufactured Housing               114        1950             1994
   193          63050               Multifamily                    Low-Rise                     104        1986
   194          32301                  Retail                   Single Tenant                15,525        1995
   195          91304                Industrial                Light Industrial              72,000        1978
   196          92703               Multifamily                     Garden                       50        1987
   197          53151                  Retail                 Unanchored Retail              32,365        1985
   198          07054                  Office                      Suburban                  45,241        1984
   199          91733               Multifamily                    Low-Rise                      52        1983
   200          77338                  Office                      Suburban                  71,696        1983
   201          30341               Multifamily                     Garden                       67        1960
   202          61008                  Retail                Credit Tenant Lease             13,905        1997
   203          92020               Self-Storage                 Self-Storage                62,951        1990
   204          91403               Self-Storage                 Self-Storage                23,093        1946
   205          23703               Self-Storage                 Self-Storage                68,350        1991
   206          33570           Manufactured Housing         Manufactured Housing               268        1973
   207          47905                  Retail                Credit Tenant Lease             10,125        1998
   208          90013               Self-Storage                 Self-Storage                88,116        1911             1993
   209          83704               Multifamily                    Low-Rise                      56        1989
   210          76015               Multifamily                    Low-Rise                     103        1983
   211          37075               Multifamily                    Low-Rise                     168        1974             1997
   212          11742               Self-Storage                 Self-Storage                48,950        1996
   213          33067                Industrial                      Flex                    40,695        1987
   214          80010               Self-Storage                 Self-Storage                67,382        1972
   215          92314               Self-Storage                 Self-Storage                60,960        1990
   216          90302               Self-Storage                 Self-Storage                41,670        1989
   217          74012               Multifamily                    Low-Rise                     116        1972
   218          33431                  Retail                  Anchored Retail               22,589        1976
   219          90025                  Retail                 Unanchored Retail              10,743        1982
   220          84060                  Retail                  Anchored Retail                9,799        1997
   221          33060                Industrial            Multi Tenant Industrial           75,923        1984             1994
   222          78853               Multifamily                    Low-Rise                      40        1997
   223          67501                  Retail                   Single Tenant                83,491        1985
   224          33570           Manufactured Housing         Manufactured Housing               159        1978
   225          91304               Self-Storage                 Self-Storage                33,264        1974
   226          95823           Manufactured Housing         Manufactured Housing                86        1967
   227          80226                  Office                      Suburban                  29,480        1985
   228          75150               Self-Storage                 Self-Storage                61,450        1984
   229          19958           Manufactured Housing         Manufactured Housing               127        1940
   230          11788                  Office                      Suburban                  27,731        1963
   231          85281               Multifamily                    Low-Rise                      56        1987
   232          90248               Self-Storage                 Self-Storage                43,150        1973
   233          16509           Manufactured Housing         Manufactured Housing               181        1960
   234          97401              Senior Housing         Congregate Seniors Housing             63        1972
   235          11545                  Office                      Suburban                  18,248        1984
   236          44121                  Retail                 Credit Tenant Lease            10,722        1997
   237          92021               Self-Storage                 Self-Storage                51,613        1981
   238          35228               Multifamily                    Low-Rise                      74        1987
   239          85635                  Retail                  Anchored Retail               19,777        1985
   240          92084               Self-Storage                 Self-Storage                37,840        1975
   241          53151               Multifamily                    Low-Rise                      42       1910/67
   242          78626               Multifamily                    Low-Rise                      98        1985             1993
   243          32073                  Retail                 Unanchored Retail              21,509        1987
   244          18702               Self-Storage                 Self-Storage                52,800        1989
   245          91750                Industrial            Multi Tenant Industrial           47,593        1990
   246          85711               Multifamily                    Low-Rise                      75        1965
   247          22304               Self-Storage                 Self-Storage                22,901        1977
   248          33004                  Retail                  Anchored Retail               20,575        1988
   249          48186              Senior Housing         Congregate Seniors Housing             88        1971             1983
   250          85020               Self-Storage                 Self-Storage                51,350        1995
   251          34475                  Retail                  Anchored Retail               16,464        1993
   252          33351                  Retail                  Anchored Retail               16,994        1986
   253          75418               Multifamily                    Low-Rise                      40        1995
   254          80916               Self-Storage                 Self-Storage                50,265        1986             1995
   255          53130               Multifamily                    Low-Rise                      24        1994
   256          34104                Industrial            Multi Tenant Industrial           37,375        1974
   257          33317                  Office                      Suburban                  26,377        1974
   258          98406               Multifamily                    Low-Rise                      49        1968
   259          78704               Multifamily                     Garden                       52        1985             1993
   260          78504               Self-Storage                 Self-Storage                89,670        1983
   261          77072               Multifamily                    Low-Rise                      80        1974             1997
   262          75228               Multifamily                    Low-Rise                      87        1972             1995
   263          92618                Industrial            Multi Tenant Industrial           14,075        1983
   264          71111               Self-Storage                 Self-Storage                40,140        1982
   265          76011                Industrial                   Warehouse                  37,008        1966
   266          92614                Industrial            Multi Tenant Industrial           11,520        1973


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------------------------
  Loan                                                        Underwritable         Monthly                      Property
   No.                          Property Name (2)              Cash Flow           Payment       DSCR(3)        Valuation
----------------------------------------------------------------------------------------------------------------------------
    1     Augusta Exchange                                        $2,585,739        $158,707     1.36           $30,000,000
    2     Magnolia Vinings Apartments (6)                         $2,416,968        $164,719     1.22           $32,750,000
    3     The Regal Business Center (7)                           $2,279,072        $148,144     1.28           $28,000,000
    4     490 Post Street                                         $2,132,726        $129,583     1.37           $26,000,000
    5     Ventana Apartments (8)                                  $1,712,497        $113,389     1.26           $23,500,000
    6     Parkway Plaza-Norman, OK                                $1,796,318        $114,015     1.31           $22,350,000
    7     Garden Court Hotel                                      $1,781,492        $107,375     1.38           $24,000,000
    8     The Courtyard Shopping Center                           $1,534,179         $93,187     1.37           $18,700,000
    9     Roosevelt Glen Corporate Center (2A)                    $1,350,804         $83,496     1.30           $16,735,000
   10     Roosevelt Glen Release Parcel (2A)                         $59,265          $6,895     1.30            $1,365,000
   11     Pier 1 - York (2B)                                        $156,249         $10,233     1.26            $1,940,000
   12     Pier 1 - Harrisburg (2B)                                  $140,876          $9,226     1.26            $1,750,000
   13     Pier 1 - Slidell (2B)                                     $137,558          $9,059     1.26            $1,720,000
   14     Pier 1 - East Maple Shade (2B)                            $132,223          $8,723     1.26            $1,660,000
   15     Pier 1 - Chesapeake (2B)                                  $131,609          $8,667     1.26            $1,650,000
   16     Pier 1 - Barboursville (2B)                               $111,522          $7,381     1.26            $1,400,000
   17     Pier 1 - Sandusky (2B)                                    $110,641          $7,325     1.26            $1,390,000
   18     Pier 1 - Fargo (2B)                                       $109,341          $7,269     1.26            $1,380,000
   19     Pier 1 - Grand Forks (2B)                                 $104,408          $6,934     1.26            $1,310,000
   20     Pier 1 - Cherry Hill (2B)                                 $101,177          $6,710     1.26            $1,270,000
   21     York Creek Apartments                                   $1,335,367         $84,151     1.32           $16,000,000
   22     Pier 1 - Franklin (2C)                                    $132,689          $8,723     1.26            $1,660,000
   23     Pier 1 - Birmingham (2C)                                  $126,653          $8,332     1.26            $1,580,000
   24     Pier 1 - Cary (2C)                                        $123,971          $8,164     1.26            $1,550,000
   25     Pier 1 - Sunset Valley (2C)                               $118,599          $8,099     1.26            $1,530,000
   26     Pier 1 - Corpus Christi (2C)                              $118,884          $7,884     1.26            $1,540,000
   27     Pier 1 - West Melbourne (2C)                              $117,783          $7,828     1.26            $1,500,000
   28     Pier 1 - Fayetteville (2C)                                $116,413          $7,689     1.26            $1,460,000
   29     Pier 1 - Kennewick (2C)                                   $118,653          $7,558     1.26            $1,420,000
   30     Pier 1 - High Point (2C)                                  $114,589          $7,549     1.26            $1,430,000
   31     Pier 1 - Little Rock (2C)                                  $95,379          $6,319     1.26            $1,200,000
   32     Best Western Landmark Hotel                             $1,559,047         $84,250     1.54           $16,900,000
   33     La Jolla Village Apartments                             $1,139,305         $74,913     1.27           $14,700,000
   34     Country Hills Apartments                                $1,120,846         $74,443     1.25           $14,150,000
   35     Wal-Mart- Augusta                                       $1,221,702         $76,531     1.33           $15,000,000
   36     Village on the Green                                    $1,065,981         $68,724     1.29           $14,000,000
   37     Shaws Grocery Center                                    $1,022,053         $66,866     1.27           $12,500,000
   38     Summerwood Apts                                         $1,058,024         $66,732     1.32           $15,160,000
   39     Bay Pointe Apartments                                     $990,732         $64,149     1.29           $12,300,000
   40     Central Park Apartments                                   $928,869         $61,940     1.25           $12,100,000
   41     Royal Palm MHC (8) (9)                                    $947,264         $60,543     1.30           $11,720,000
   42     Alafaya Square                                            $946,843         $59,933     1.32           $11,515,000
   43     Villa Monterey Apartments (10)                          $1,373,239         $94,831     1.21           $14,500,000
   44     Brookhaven Manor                                        $1,030,649         $58,075     1.48           $11,200,000
   45     Village at University Place                               $844,443         $57,607     1.22           $10,650,000
   46     Crossroads Shopping Center                                $904,452         $57,911     1.30           $10,750,000
   47     Piccadilly Apartments                                     $940,289         $57,368     1.37           $10,800,000
   48     Empire Industrial Park                                    $879,152         $57,281     1.28           $11,700,000
   49     Sherwood Mall                                           $2,398,981         $88,416     2.26           $31,500,000
   50     Stanley Village                                           $874,818         $57,522     1.27           $11,800,000
   51     Plaza North Shopping                                    $1,268,161         $67,714     1.56           $15,000,000
   52     American House Parkway                                  $1,043,372         $51,629     1.68           $11,500,000
   53     Lincoln Court                                             $951,152         $52,836     1.50            $9,900,000
   54     The Fields                                                $735,411         $47,265     1.30            $9,250,000
   55     Cobb Marketfair                                           $724,796         $48,280     1.25            $9,400,000
   56     Barrows Place                                             $771,738         $52,371     1.23            $8,800,000
   57     Orcas Industrial Park                                     $796,207         $52,142     1.27            $9,300,000
   58     Village View Apartments                                   $678,979         $45,149     1.25            $8,490,000
   59     The Landings Apartments                                   $791,295         $51,692     1.28            $8,525,000
   60     Holiday Inn - Amherst                                     $883,987         $49,731     1.48            $9,750,000
   61     Space Saver Self Storage                                  $816,117         $55,605     1.22            $7,950,000
   62     Mountain View                                             $869,227         $47,217     1.53            $8,200,000
   63     Barrington Terrace                                        $793,639         $46,398     1.43            $8,200,000
   64     230-38 East 44th Street                                   $799,254         $51,057     1.30            $8,200,000
   65     Woodfield East Apartments                                 $712,957         $42,509     1.40            $8,300,000
   66     NEC - Permanent                                           $640,707         $44,051     1.21            $8,120,000
   67     Royal Gulf Apartments (11)                                $781,808         $44,814     1.45            $8,890,000
   68     Muses Block                                               $617,334         $41,782     1.23            $7,800,000
   69     Standiford Place                                          $807,567         $42,582     1.58            $7,900,000
   70     Winslow Court                                             $724,218         $45,054     1.34            $8,325,000
   71     Holiday Inn - Airport                                     $856,489         $44,535     1.60            $8,535,000
   72     Charles Daniels Apartments                                $594,819         $39,797     1.25            $7,540,000
   73     Comfort Inn - Old Town                                    $765,921         $42,288     1.51            $8,400,000
   74     Clarion Hotel                                             $707,631         $41,908     1.41            $8,100,000
   75     Clay Creek Apartments                                     $643,106         $42,072     1.27            $7,250,000
   76     Rancho Bernardo Town Center                               $868,371         $60,329     1.20           $10,875,000
   77     The Trees                                                 $600,201         $39,241     1.27            $7,800,000
   78     Terra Cotta Villa                                         $644,512         $37,751     1.42            $7,800,000
   79     Whispering Pines (7) (8) (9)                              $579,770         $37,290     1.30            $7,115,000
   80     Kingstowne I Apartments                                   $686,390         $36,444     1.57            $8,200,000
   81     Chelmsford Best Western                                   $694,520         $40,216     1.44            $8,000,000
   82     Brightondale                                              $633,012         $36,010     1.46            $6,800,000
   83     Stoney Brook Apartments                                   $560,208         $36,369     1.28            $6,900,000
   84     Orchard Shopping Center                                   $616,483         $40,057     1.28            $8,200,000
   85     Towne Club                                                $633,506         $35,333     1.49            $7,250,000
   86     380 N. Woodward                                           $522,768         $34,106     1.28            $6,275,000
   87     72 Madison Avenue                                         $493,826         $34,175     1.20            $6,700,000
   88     Access Self Storage                                       $727,498         $40,028     1.51            $6,690,000
   89     Stanley Apartments                                        $475,251         $32,700     1.21            $6,300,000
   90     Holiday Inn - Ithaca                                      $656,679         $36,370     1.50            $6,900,000
   91     Best Western - Rockville                                  $575,539         $35,354     1.36            $7,400,000
   92     Merrillville Corporate Center                             $521,685         $32,633     1.33            $6,200,000
   93     Oak Hills Shopping Center                                 $548,356         $34,048     1.34            $7,200,000
   94     Hill House                                                $601,662         $34,757     1.44            $6,100,000
   95     Park Chateau                                              $737,662         $33,300     1.85            $7,300,000
   96     131 Tremont Apartments                                    $606,752         $37,495     1.35            $8,800,000
   97     New Market Plaza                                          $440,215         $30,597     1.20            $6,175,000
   98     The Aspens on Country Club                                $470,764         $32,064     1.22            $6,000,000
   99     Westwood Glen                                             $506,312         $28,509     1.48            $5,700,000
   100    South Broadway Car Care Center                            $424,175         $28,968     1.22            $5,827,000
   101    Mountain View Mobile Estates                              $615,276         $28,562     1.80            $7,420,000
   102    Bridgecreek Apartments                                    $409,632         $29,965     1.14            $5,900,000
   103    Le Cercle Apartments                                      $486,512         $28,176     1.44            $5,800,000
   104    Geneva Meadows                                            $496,448         $28,493     1.45            $5,400,000
   105    Northern Trust                                            $522,424         $28,475     1.53            $6,280,000
   106    Pleasant Run Apartments                                   $433,039         $27,344     1.32            $5,800,000
   107    Whispering Pines Community (8) (9)                        $423,071         $28,197     1.25            $5,240,000
   108    Bankside Apartments                                       $436,299         $30,050     1.21            $5,500,000
   109    San Angelo Square                                         $489,218         $31,313     1.30            $5,200,000
   110    Lake Corporate Center                                     $426,147         $27,692     1.28            $5,150,000
   111    Mission Bay Condominiums                                  $405,987         $26,371     1.28            $5,250,000
   112    Preston Highway Shopping Center                           $512,196         $30,030     1.42            $5,400,000
   113    Mr. D's Self Storage                                      $793,884         $28,858     2.29            $9,000,000
   114    Raycom  (9)                                               $408,573         $26,821     1.27            $5,121,000
   115    Camelot                                                   $499,405         $28,058     1.48            $7,300,000
   116    County Seat Self Storage                                  $506,141         $28,019     1.51            $5,200,000
   117    Vegas Food Center                                         $409,989         $26,292     1.30            $4,930,000
   118    Tanglewood Apartments - AZ                                $467,225         $26,308     1.48            $4,950,000
   119    Colonnades Apartments - AZ                                $437,976         $26,175     1.39            $5,025,000
   120    A-American SSF Portfolio - Irving (7)                     $461,774         $29,387     1.31            $5,240,000
   121    Regents Park Office I & II                                $376,636         $27,358     1.15            $5,000,000
   122    Bittersweet Plaza                                         $428,078         $26,146     1.36            $5,700,000
   123    Springs of Escondido                                      $492,239         $26,591     1.54            $6,200,000
   124    Alamitos Business Center                                  $388,847         $24,581     1.32            $4,850,000
   125    Oakton Beach & Tennis Club                                $362,913         $24,142     1.25            $4,460,000
   126    West Thomas Road (12)                                     $429,582         $31,242     1.15            $4,860,000
   127    Old Wilkes Centre                                         $381,305         $22,771     1.40            $4,375,000
   128    Meridian Busn. Campus                                     $457,790         $23,109     1.65            $5,400,000
   129    Beach Distribution Center                                 $362,257         $23,302     1.30            $5,000,000
   130    Coltsgate                                                 $420,560         $22,987     1.52            $5,100,000
   131    Chateau DeVille                                           $345,703         $22,773     1.27            $4,250,000
   132    Edgewood Sunrise North                                    $328,382         $23,299     1.17            $4,240,000
   133    Atlantic Self Storage                                     $391,891         $25,362     1.29            $4,370,000
   134    Wyndemere Apartments                                      $354,156         $21,580     1.37            $4,100,000
   135    1111 Prospect Street  (13)                                $536,992         $34,213     1.31            $9,200,000
   136    Cedar Village MHC                                         $359,620         $24,044     1.25            $5,230,000
   137    York Manor Apartments                                     $416,140         $26,302     1.32            $4,700,000
   138    850 Warwick Avenue                                        $333,028         $21,938     1.27            $4,000,000
   139    Axon Instruments                                          $336,572         $21,446     1.31            $5,700,000
   140    Highpark Corp. Center                                     $562,499         $27,100     1.73            $9,000,000
   141    Campbell Industrial (7)                                   $358,675         $23,559     1.27            $4,340,000
   142    Valley View Place                                         $398,712         $22,168     1.50            $3,875,000
   143    Oak Glen Apartments                                       $316,405         $22,284     1.18            $3,960,000
   144    U Save Park Self Storage                                  $382,301         $23,885     1.33            $4,100,000
   145    Gladstone Village Center                                  $339,441         $23,294     1.21            $3,750,000
   146    Rainbow Forest Apartments                                 $438,717         $19,598     1.87            $5,100,000
   147    Babies R Us                                               $339,478         $23,205     1.22            $4,050,000
   148    Gallery Center                                            $407,164         $21,956     1.55            $5,000,000
   149    Nova Plaza                                                $345,157         $21,742     1.32            $4,400,000
   150    A-American SSF-Irwindale                                  $378,053         $21,323     1.48            $3,940,000
   151    Northwood Apartments                                      $393,369         $19,055     1.72            $4,200,000
   152    Guard Well SSF                                            $302,580         $20,356     1.24            $3,900,000
   153    Eckerd - Hyde Park                                        $272,735         $22,372     1.02            $3,225,000
   154    Village Square Apartments                                 $366,527         $19,305     1.58            $3,700,000
   155    Fairway Lanai (2D)                                        $135,684          $9,057     1.27            $1,750,000
   156    Park Place (2D)                                           $155,445         $10,090     1.27            $2,425,000
   157    7410 Northside Drive Building                             $304,548         $19,389     1.31            $4,250,000
   158    College Station Apartments                                $285,738         $18,873     1.26            $3,715,000
   159    Canterbury Crossings                                      $286,011         $18,333     1.30            $3,470,000
   160    Arborwood Apartments                                      $280,535         $18,151     1.29            $3,350,000
   161    South Shore Apartments                                    $326,455         $19,464     1.40            $3,400,000
   162    Chula Vista MHP                                           $391,710         $19,014     1.72            $4,270,000
   163    Moorpark Terrace Apartments                               $263,873         $18,236     1.21            $3,500,000
   164    S.S. Mini Storage - Opa Locka                             $342,555         $20,789     1.37            $3,600,000
   165    Montebello Plaza                                          $296,849         $17,473     1.42            $4,100,000
   166    Cloverleaf Estates MHC                                    $296,369         $17,613     1.40            $3,600,000
   167    Centerville Storage Inns of America                       $294,289         $21,185     1.16            $3,520,000
   168    Barclay Place Shopping Center                             $358,352         $19,992     1.49            $4,250,000
   169    Tarzana Place                                             $380,700         $18,268     1.74            $3,675,000
   170    Morrison Apartments                                       $320,237         $16,149     1.65            $3,990,000
   171    Commack Colonial                                          $262,278         $16,919     1.29            $3,200,000
   172    Cedar Ridge                                               $350,863         $17,719     1.65            $3,600,000
   173    Capri MHC                                                 $364,298         $17,781     1.71            $5,300,000
   174    231 - 237 Second Avenue                                   $331,369         $19,302     1.43            $3,200,000
   175    Rancho del Oro Business Park                              $321,458         $19,048     1.41            $4,300,000
   176    Walgreen - Covington                                      $330,424         $22,288     1.24            $3,695,000
   177    Miramar Apartments                                        $256,029         $16,032     1.33            $3,100,000
   178    Boulder Business Commons                                  $277,607         $16,016     1.44            $3,200,000
   179    Eckerd - Lynn Haven                                       $220,984         $18,916     0.97            $2,650,000
   180    American Classic Virginia Beach  SSF                      $285,724         $16,984     1.40            $3,000,000
   181    Laguna Ridge Business Center                              $253,774         $16,128     1.31            $3,250,000
   182    American Classic-Hampton - SSF                            $334,035         $16,699     1.67            $3,560,000
   183    Hayden Industrial Park (12)                               $321,407         $20,828     1.29            $3,685,000
   184    Silver Spur Ranch                                         $364,071         $20,866     1.45            $4,575,000
   185    Thornapple Lake MHP                                       $272,510         $16,014     1.42            $2,960,000
   186    Kimberly Square Shopping Center                           $316,336         $17,183     1.53            $3,300,000
   187    Brookshire Village                                        $288,744         $15,132     1.59            $3,150,000
   188    Calusa Shopping Center                                    $270,615         $15,426     1.46            $3,500,000
   189    Storage Inn SSF                                           $275,697         $19,474     1.18            $2,360,000
   190    Franklin Village MHP                                      $258,670         $16,171     1.33            $2,800,000
   191    Lincoln Tower                                             $284,186         $16,172     1.46            $3,800,000
   192    Quiet Acres Mobile Home Park                              $255,503         $15,596     1.37            $3,000,000
   193    Timber Ridge                                              $254,899         $14,768     1.44            $2,800,000
   194    Walgreens - Tallahassee                                   $267,671         $16,848     1.32            $2,970,000
   195    Jasin Industrial Park (14)                                $316,949         $20,604     1.28            $3,600,000
   196    Southland Apartments                                      $241,748         $15,408     1.31            $2,760,000
   197    Village Green Shopping Center                             $254,514         $16,512     1.28            $2,960,000
   198    322 Route 46 West                                         $232,183         $14,918     1.30            $3,600,000
   199    Edwards Apartments                                        $264,697         $14,951     1.48            $2,940,000
   200    Deerbrook Plaza                                           $211,115         $14,113     1.25            $2,950,000
   201    Shallowford Apartments                                    $212,218         $14,527     1.22            $2,650,000
   202    Walgreens - Belvidere                                     $236,119         $16,315     1.21            $2,800,000
   203    A-1 Self Storage Facility - El Cajon, CA                  $235,805         $15,172     1.30            $3,100,000
   204    McGee's Closet                                            $270,452         $15,002     1.50            $3,550,000
   205    American Classic-Portsmouth SSF                           $262,869         $14,568     1.50            $2,850,000
   206    Hide-Away RV Resort                                       $293,709         $14,897     1.64            $2,930,000
   207    CVS - Lafayette, IN                                       $191,227         $15,802     1.01            $2,100,000
   208    A-American Downtown Los Angeles                           $260,327         $14,199     1.53            $2,800,000
   209    Alderbury Cove                                            $221,159         $13,252     1.39            $2,500,000
   210    Brookridge Apartments                                     $240,372         $13,328     1.50            $2,500,000
   211    Pheasant Run Apartments                                   $286,554         $15,542     1.54            $4,730,000
   212    Waverly Self Storage                                      $292,794         $16,671     1.46            $3,820,000
   213    Park Ridge Building                                       $198,329         $13,118     1.26            $2,500,000
   214    Lock-Ur-Own SSF                                           $266,569         $14,322     1.55            $2,500,000
   215    Statewide Mini Storage                                    $240,873         $12,885     1.56            $2,940,000
   216    S.S. Mini Storage - Inglewood                             $237,971         $14,494     1.37            $2,500,000
   217    Parkwood Apartments                                       $209,834         $13,118     1.33            $2,440,000
   218    Teeca Plaza                                               $200,150         $12,451     1.34            $2,300,000
   219    Sepulveda Retail Center                                   $243,002         $13,083     1.55            $2,375,000
   220    Gaddis Building                                           $204,345         $13,103     1.30            $3,300,000
   221    Copans - Levy Portfolio                                   $216,123         $11,572     1.56            $2,990,000
   222    Holly Apartments                                          $200,215         $11,554     1.44            $2,150,000
   223    Hutchinson Retail                                         $181,963         $11,528     1.32            $2,700,000
   224    Neptune Mobile Village                                    $244,996         $11,972     1.71            $2,630,000
   225    A-American Self Storage - Canoga Park                     $217,983         $12,588     1.44            $2,340,000
   226    El Dorado West                                            $172,720         $11,584     1.24            $2,150,000
   227    Belmar Medical Center                                     $210,955         $14,416     1.22            $2,500,000
   228    Central Self Storage                                      $252,433         $14,276     1.47            $3,400,000
   229    Donovan-Smith MHP                                         $180,490         $12,162     1.24            $2,150,000
   230    Smithtown Professional                                    $200,691         $10,774     1.55            $2,300,000
   231    Casa Grande Apartments                                    $181,490         $10,753     1.41            $2,190,000
   232    Freeway Self Storage                                      $206,521         $12,060     1.43            $2,030,000
   233    Summit Mobile Home Park (7)                               $186,883         $12,519     1.24            $2,300,000
   234    Eugene Camlu Retirement Center                            $225,655         $13,409     1.40            $2,350,000
   235    333 Glen Head Road                                        $167,330         $10,498     1.33            $2,350,000
   236    CVS Cleveland                                             $189,389         $11,812     1.34            $2,000,000
   237    Bradley Self Storage Facility                             $192,192         $10,470     1.53            $2,275,000
   238    Hillside West Apartments                                  $163,423          $9,620     1.42            $1,830,000
   239    Sierra Vista Plaza                                        $157,015         $10,139     1.29            $1,860,000
   240    Sentry Self Storage                                       $163,385         $10,264     1.33            $1,770,000
   241    Sunnyslope                                                $154,260          $9,144     1.41            $1,690,000
   242    Georgetown Station Apartments                             $166,110          $8,612     1.61            $1,780,000
   243    Orange Park Shopping Center                               $151,529          $8,992     1.40            $1,700,000
   244    Appalachian Self Storage                                  $178,855          $9,438     1.58            $1,900,000
   245    LaVerne Business Park                                     $145,877          $9,337     1.30            $2,100,000
   246    Villa Esperanza                                           $141,152          $9,279     1.27            $1,685,000
   247    Landmark Mini-Storage                                     $154,855          $9,083     1.42            $1,940,000
   248    Stirling Design Center                                    $133,910          $8,089     1.38            $1,500,000
   249    Westland I                                                $245,661          $8,306     2.46            $2,700,000
   250    Tatum Ranch Storage Solutions                             $305,984          $9,060     2.81            $4,100,000
   251    Ocala Springs Shopping Center                             $126,029          $8,551     1.23            $1,530,000
   252    Pine Oak Plaza                                            $145,730          $8,095     1.50            $1,580,000
   253    Sandia North Apartments                                   $131,165          $8,242     1.33            $1,450,000
   254    SecurCare - Colorado Springs                              $150,027          $9,324     1.34            $1,900,000
   255    Whitnall Glen                                             $120,615          $7,781     1.29            $1,520,000
   256    4227 Enterprise Avenue                                    $113,122          $7,819     1.21            $1,425,000
   257    Mark IV                                                   $140,042          $8,445     1.38            $1,640,000
   258    Outrigger Apartments                                      $119,982          $7,007     1.43            $1,430,000
   259    Lindys Landing Apts                                       $131,951          $6,666     1.65            $1,500,000
   260    North 10th Street SSF                                     $189,602          $7,837     2.02            $2,381,000
   261    Leawood Plaza Apartments                                  $117,743          $6,732     1.46            $1,330,000
   262    American Village Apartments                               $119,288          $6,457     1.54            $1,160,000
   263    Greddy Industrial Building                                 $91,392          $6,307     1.21            $1,110,000
   264    Personal Storage 2                                         $93,704          $5,621     1.39            $1,050,000
   265    107th St. Warehouse                                        $85,986          $5,839     1.23            $1,100,000
   266    17222 Armstrong Avenue                                     $62,466          $4,117     1.26              $790,000

          Total/Weighted Average                                $125,691,336      $7,635,855     1.37        $1,515,269,000



-----------------------------------------------------------------------------------------------------------------------------------
                                           Percent Leased (15)                                Tenant Information (16)
  Loan   Valuation        Cut-Off                                               ----------------------------------------------------
   No.      Date        Date LTV (3)     Leased           As of Date             Largest Tenant                           % NSF
-----------------------------------------------------------------------------------------------------------------------------------
    1     06/19/98          79.8%         98.5%            06/22/98            Sports Authority                            16.3%
    2     07/10/98          72.6%         93.0%            07/31/98
    3     01/30/98          78.4%         92.2%            07/01/98            Bob Powell Display Art                      16.6%
    4     12/11/97          67.7%         98.3%            06/30/98
    5     12/17/97          74.5%         86.5%            05/23/98
    6     06/01/98          77.7%         93.4%            04/20/98            Toys R Us                                   16.0%
    7     03/17/98          61.1%         88.7%            01/01/98
    8     01/09/98          73.3%         98.0%            01/08/98            Staples Office Supply                       29.1%
    9     05/18/98          74.1%         87.0%            02/01/98
   10     05/18/98          74.1%         82.0%            04/01/98            Conversions Inc.                            17.8%
   11     04/23/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   12     05/30/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   13     04/24/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   14     04/28/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   15     05/04/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   16     04/13/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   17     04/24/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   18     04/22/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   19     04/23/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   20     04/28/98          79.0%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   21     03/04/98          76.2%         95.0%            02/01/98
   22     04/27/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   23     04/23/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   24     04/30/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   25     04/17/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   26     04/20/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   27     05/06/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   28     04/30/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   29     05/04/97          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   30     05/01/98          78.8%        100.0%            05/07/98            Pier 1 Imports (USA), Inc.                 100.0%
   31     04/26/98          78.8%        100.0%            04/22/98            Pier 1 Imports (U.S.), Inc.                100.0%
   32     05/11/98          69.2%         68.4%            06/10/98
   33     06/29/98          78.4%         99.5%            04/27/97
   34     01/26/98          77.4%         97.5%            12/31/97
   35     07/01/98          71.5%        100.0%            06/01/98            Wal-Mart Stores, Inc.                      100.0%
   36     01/09/98          72.9%         92.0%            12/31/97
   37     04/24/98          79.8%         95.0%            06/01/98            Shaws Supermarket                           61.6%
   38     01/06/98          65.7%         92.0%            01/31/98
   39     06/04/98          79.9%         94.0%            03/31/98
   40     06/15/98          76.8%         91.8%            03/31/98
   41     04/02/98          77.6%         97.0%            12/31/97
   42     04/29/98          78.8%         89.5%            03/19/98            Publix                                      39.8%
   43     05/19/98          61.7%         97.2%            04/20/98
   44     06/15/98          78.4%         96.5%            05/01/98
   45     12/16/97          80.8%        100.0%            01/31/98            Hannaford's (Boney Wilson & Sons)           44.5%
   46     04/01/98          79.8%        100.0%            03/01/98            Wal-Mart                                    49.6%
   47     02/13/98          79.1%         92.1%            12/21/97
   48     02/03/98          72.2%         94.8%            12/30/97            Royal Dental Mnfg                           12.3%
   49     05/01/98          26.3%         96.3%            04/08/98            Gottschalks                                 37.4%
   50     06/15/98          69.7%         99.8%            06/01/98            Safeway                                     32.7%
   51     05/05/98          50.0%         95.6%            06/24/98            Kmart                                       48.6%
   52     06/15/98          65.0%         98.4%            06/01/98
   53     06/01/98          75.4%         97.0%            04/30/98
   54     07/16/98          76.3%         95.4%            01/28/98
   55     03/04/98          74.0%         92.4%            11/30/97            Uptons                                      46.7%
   56     04/13/98          78.3%         96.8%            02/04/98
   57     04/06/98          73.6%         98.2%            03/01/98            Florida Tile                                14.5%
   58     03/13/98          79.8%         94.0%            11/30/97
   59     08/01/98          78.6%         85.8%            05/25/98
   60     06/12/98          68.6%         64.4%            03/31/98
   61     11/24/97          83.0%         91.2%            10/31/97
   62     04/01/98          79.4%         85.8%            03/01/98
   63     05/07/98          78.9%         93.8%            04/01/98
   64     07/14/98          78.7%        100.0%            11/30/97
   65     03/04/98          75.0%         95.0%            03/20/98
   66     02/12/98          76.1%         97.0%            02/28/98            NEC                                        100.0%
   67     04/02/98          69.4%         92.4%            05/14/98
   68     10/22/97          79.1%         98.3%            12/31/97
   69     01/06/98          77.7%         97.5%            11/30/97
   70     07/17/98          73.1%         92.0%            12/01/97
   71     06/12/98          70.2%         68.1%            03/31/98
   72     05/19/98          79.4%         95.0%            03/31/98
   73     03/04/98          69.8%         83.0%            04/30/98
   74     02/20/98          72.0%         63.0%            12/17/97
   75     07/10/98          79.3%         93.2%            08/28/97
   76     05/01/98          52.5%         87.3%            03/05/98            Women's Fitness World                       16.4%
   77     03/11/98          73.5%         98.2%            12/25/97
   78     01/07/98          72.6%         92.0%            01/01/98
   79     03/16/98          77.3%         95.0%            02/01/98
   80     03/09/98          66.9%         96.6%            03/31/98
   81     03/20/98          68.5%         76.7%            05/01/98
   82     07/01/98          79.9%         96.0%            06/30/98
   83     03/09/98          78.7%         93.3%            03/02/98
   84     05/01/97          62.7%         75.0%            01/01/98            King Soopers                                31.6%
   85     05/14/98          70.1%        100.0%            05/01/98
   86     05/01/98          79.4%        100.0%            04/26/98            WWRP                                        23.2%
   87     01/01/98          74.1%         91.6%            12/15/97            Grass Entertainment Group                   16.8%
   88     07/17/98          73.6%         94.7%            11/30/97
   89     02/26/98          77.9%         97.5%            04/15/98
   90     06/12/98          70.9%         62.7%            03/31/98
   91     06/03/98          66.1%         61.0%            03/30/98
   92     05/04/98          78.8%        100.0%            03/01/98            Crowe Chizek (300)                          26.2%
   93     02/23/98          66.5%         99.1%            01/01/98            Safeway                                     34.3%
   94     04/24/98          78.3%         96.3%            03/01/98
   95     03/01/98          64.6%         95.0%            01/28/98
   96     06/01/98          53.4%         71.4%            05/31/98
   97     06/04/98          74.9%         96.3%            06/01/98            Food Lion                                   45.4%
   98     06/17/98          74.2%         95.0%            12/25/97
   99     11/14/97          77.8%         94.0%            01/21/98
   100    04/10/98          74.4%        100.0%            05/01/98
   101    04/06/98          58.4%        100.0%            01/01/98
   102    02/19/98          73.3%        100.0%            03/31/98
   103    12/18/97          74.0%         97.8%            11/04/97
   104    04/28/98          79.3%         95.0%            03/31/98
   105    04/10/98          67.4%         95.2%            03/01/98            Merrill Lynch                               24.2%
   106    03/30/98          72.9%         91.7%            04/01/98
   107    03/17/98          80.2%         93.3%            03/01/98
   108    08/26/97          75.7%         96.0%            08/29/97
   109    02/23/98          79.7%         98.7%            05/21/98            Antique Gatherings, Inc.                    17.3%
   110    07/01/98          79.5%        100.0%            07/01/98            The Hartfiel Company                        49.2%
   111    03/04/98          76.0%         98.1%            03/09/98
   112    12/10/97          73.8%        100.0%            03/26/98            Benjamin's (Main)                           26.4%
   113    12/08/97          44.0%         90.8%            12/17/97
   114    05/12/98          77.4%        100.0%            05/01/98            Raycom                                      52.9%
   115    03/20/98          54.0%         99.3%            01/16/98
   116    04/01/98          75.7%         97.0%            05/01/98
   117    06/17/98          79.8%        100.0%            06/16/98            Vegas Food Center                           43.4%
   118    12/23/97          79.4%         92.9%            12/01/97
   119    12/18/97          77.8%         92.9%            12/11/97
   120    10/28/97          74.2%         94.5%            08/31/97
   121    01/13/98          77.5%         93.0%            01/01/98            J.S. Edwards                                11.9%
   122    06/01/98          65.6%        100.0%            06/26/98            Safeway                                     39.5%
   123    03/01/98          60.0%         99.0%            01/16/98
   124    01/15/98          73.7%         93.7%            01/05/98
   125    01/14/98          79.4%        100.0%            12/22/97
   126    04/18/97          72.1%        100.0%            07/01/98
   127    06/18/98          79.9%         97.4%            06/01/98            Food Lion                                   63.2%
   128    01/12/98          64.3%         93.0%            01/01/98            Luther and Peterson, Inc.                   20.5%
   129    12/23/97          68.8%        100.0%            03/01/98            Bexco Company                               38.6%
   130    04/16/98          66.4%        100.0%            05/04/98            Children's World                            41.5%
   131    12/24/97          79.4%         91.0%            12/30/97
   132    02/03/98          78.9%         98.2%            11/24/97
   133    01/20/98          76.0%         93.3%            01/10/98
   134    05/10/98          80.3%         99.0%            04/07/98
   135    05/05/98          35.5%        100.0%            01/31/98            Express                                     22.7%
   136    02/05/98          62.7%         78.0%            01/31/98
   137    03/04/98          69.3%         93.7%            01/01/98
   138    04/14/98          79.7%        100.0%            02/28/98
   139    03/19/98          55.2%        100.0%            05/31/98            Axon Instruments                           100.0%
   140    05/05/98          34.5%        100.0%            03/31/98            Saddleback Valley Church                    22.1%
   141    01/31/98          71.5%        100.0%            02/19/98            Ace Storage                                 48.6%
   142    06/03/98          79.7%         87.2%            05/01/98
   143    12/24/97          77.4%         97.5%            01/23/98
   144    07/28/98          74.1%         89.7%            05/01/98
   145    03/27/98          79.7%        100.0%            02/25/98            Carpet Corner                               15.5%
   146    11/14/97          58.6%         99.4%            01/21/98
   147    06/29/98          73.7%        100.0%            06/01/98            Babies R Us                                100.0%
   148    12/17/97          59.5%        100.0%            06/01/98            Carole Korn Interiors                       41.8%
   149    02/04/98          67.5%        100.0%            02/16/98            Liquor Land                                 32.6%
   150    04/16/98          74.5%         96.7%            03/01/98
   151    12/15/97          69.9%         97.2%            01/09/98
   152    11/05/97          74.5%         95.3%            03/31/98
   153    02/28/98          89.2%        100.0%            01/15/98            Eckerd Corp.                               100.0%
   154    01/12/98          77.8%         97.7%            11/30/97
   155    08/01/98          68.8%         97.7%            05/31/98
   156    07/08/98          68.8%         87.8%            05/31/98
   157    02/04/98          65.4%         92.3%            01/08/98            Marketing Analysts, Inc                     14.6%
   158    02/12/98          74.7%        100.0%            05/15/98
   159    02/17/98          78.9%         96.9%            01/31/98
   160    04/23/98          80.9%         98.3%            02/12/98
   161    03/31/98          79.1%         93.1%            04/30/98
   162    01/29/98          63.0%        100.0%            12/31/97
   163    12/22/97          76.8%        100.0%            04/01/98
   164    11/17/97          73.7%         98.7%            01/31/98
   165    06/02/98          63.3%         96.0%            06/19/98            Lan Design Inc.                             10.0%
   166    03/03/98          72.0%         87.6%            01/31/98
   167    07/31/97          73.4%         97.2%            05/31/97
   168    05/23/97          60.6%         87.2%            03/31/98            Food Lion                                   35.1%
   169    06/03/98          69.2%         85.6%            03/26/98
   170    04/27/98          62.6%         98.7%            06/25/98
   171    04/01/98          77.9%         98.1%            04/01/98            Kalb, Rosenfeld                             14.8%
   172    01/08/98          69.1%         97.4%            02/28/98
   173    04/23/98          46.9%         95.0%            03/31/98
   174    07/14/98          77.2%        100.0%            08/17/98
   175    05/11/98          57.4%         97.9%            03/01/98            Calvery Chapel                              19.6%
   176    02/06/98          65.4%        100.0%            01/20/98            Walgreens                                  100.0%
   177    02/20/98          77.3%         94.2%            03/06/98
   178    03/06/98          74.7%         97.2%            01/01/98            Early Man Images                            31.8%
   179    06/09/98          89.9%        100.0%            06/05/98            Eckerd Corporation                         100.0%
   180    06/08/98          79.4%         90.3%            04/30/98
   181    01/15/98          72.2%         98.0%            01/05/98
   182    06/09/98          65.8%         98.6%            04/30/98
   183    04/18/97          63.4%         93.6%            03/03/98            Biomedic Clinical Care                      18.3%
   184    05/10/96          51.1%         95.8%            03/01/98
   185    01/29/98          79.0%         98.4%            02/27/98
   186    07/14/97          70.5%        100.0%            07/01/98            Goody's Family Clothing                     29.7%
   187    01/20/98          72.9%         93.1%            03/01/98
   188    05/12/98          65.5%         94.0%            04/01/98            Discount Auto Parts                         15.8%
   189    10/31/96          82.8%         69.0%            12/31/97
   190    07/09/98          80.1%         95.0%            07/15/98
   191    02/01/98          58.9%         77.3%            01/16/98
   192    09/30/97          74.5%         90.4%            12/31/97
   193    01/15/98          79.8%         94.2%            12/22/97
   194    01/15/98          74.7%        100.0%            01/23/98            Walgreen Co.                               100.0%
   195    05/11/98          61.3%         98.6%            05/04/98
   196    12/08/97          79.7%         96.0%            05/01/98
   197    01/13/98          74.2%         92.6%            01/08/98            Wauwatosa RE                                13.6%
   198    02/12/98          60.9%         93.0%            02/01/98            CGS Coverages                               42.4%
   199    02/23/98          72.0%         94.2%            03/31/98
   200    06/25/98          71.1%         84.8%            06/10/98            1, 200-Waste Control                        18.6%
   201    10/27/97          78.6%         95.0%            09/30/97
   202    04/14/98          74.1%        100.0%            04/13/98            Walgreens                                  100.0%
   203    04/20/98          66.7%         92.0%            04/20/98
   204    01/05/98          57.9%         97.7%            01/31/98
   205    06/10/98          71.7%         88.2%            04/30/98
   206    01/27/98          69.7%         84.8%            12/31/97
   207    06/04/98          96.4%        100.0%            05/28/98            CVS                                        100.0%
   208    06/01/98          71.2%         83.8%            05/18/98
   209    04/25/98          79.7%         98.2%            03/31/98
   210    01/27/98          79.5%         93.0%            02/05/98
   211    03/04/98          41.9%         93.0%            01/31/98
   212    01/15/97          51.7%         86.0%            02/13/98
   213    05/29/98          77.8%         88.0%            04/01/98            Tech Comm Inc                               18.9%
   214    04/24/98          77.8%         89.8%            12/31/97
   215    04/13/98          65.3%         97.5%            03/31/98
   216    11/17/97          74.0%         78.0%            01/12/98
   217    01/15/98          75.0%         98.3%            01/06/98
   218    05/29/98          78.1%         97.0%            05/15/98            Man's Best Friend                           19.3%
   219    12/10/97          75.6%        100.0%            05/01/98            Koo Koo Roo                                 24.9%
   220    03/13/98          54.3%         48.0%            03/31/98            The Canyons Store                           13.2%
   221    04/21/98          58.4%         93.0%            03/31/98            Nite Lite Productions, Inc.                 11.9%
   222    12/29/97          79.7%        100.0%            12/31/97
   223    03/25/98          62.8%        100.0%            06/01/98            Hobby Lobby                                 54.2%
   224    01/29/98          64.4%         98.7%            12/01/97
   225    11/12/97          71.9%         98.0%            12/16/97
   226    01/28/98          76.9%         96.5%            11/15/97
   227    01/01/97          64.7%         90.0%            07/13/98            Health First Physicians                     18.7%
   228    08/01/98          47.3%         82.0%            01/01/98
   229    06/18/98          74.4%         96.5%            09/12/97
   230    04/01/98          69.4%         96.5%            04/01/98
   231    04/03/98          72.8%        100.0%            03/31/97
   232    01/01/98          78.1%         85.0%            09/30/97
   233    07/23/98          68.5%         86.5%            05/19/98
   234    08/01/98          63.9%         96.8%            03/31/98
   235    12/11/97          63.6%         96.2%            12/17/97            Old Brookville Physical Therapy             18.8%
   236    05/26/98          74.5%        100.0%            06/01/98            CVS Corporation                            100.0%
   237    11/06/97          65.5%         90.0%            09/30/97
   238    03/24/98          79.3%         96.0%            02/10/98
   239    08/24/98          77.8%        100.0%            02/28/98            Bob's Hallmark                              17.8%
   240    05/06/98          78.8%         96.1%            03/01/98
   241    01/13/98          79.4%         95.2%            12/22/97
   242    04/24/98          74.3%         98.0%            02/01/98
   243    02/20/98          76.2%        100.0%            12/01/97            Tuesday Morning                             25.6%
   244    03/27/98          68.1%         84.1%            02/28/98
   245    01/14/98          61.2%         91.3%            11/01/97
   246    12/19/97          75.3%         94.7%            04/07/98
   247    05/19/98          64.1%         99.7%            03/31/98
   248    05/18/98          79.8%        100.0%            07/01/98            Decorator Fabrics                           47.1%
   249    06/15/98          44.2%         98.9%            04/01/98
   250    04/03/98          29.1%         90.0%            02/01/98
   251    04/06/98          76.4%         84.3%            01/01/98            Eckerd Drugs                                57.7%
   252    03/27/98          73.2%         93.5%            04/01/98            Buzz's Lounge                               21.9%
   253    12/19/97          79.5%        100.0%            01/31/98
   254    08/24/98          60.7%         72.0%            06/18/98
   255    01/12/98          75.1%         95.8%            12/22/97
   256    03/27/98          79.4%        100.0%            03/10/98            Dave's Prof Serv                            20.1%
   257    01/20/98          66.5%         89.0%            03/01/98
   258    02/13/98          73.3%         98.0%            04/22/98
   259    01/28/98          66.5%         98.0%            03/01/98
   260    05/07/98          41.7%         98.0%            03/31/98
   261    11/25/97          74.7%         97.5%            12/24/97
   262    02/16/98          79.3%         90.8%            01/01/98
   263    01/23/98          73.1%         95.0%            01/01/98            Greddy Performance Products, Inc.          100.0%
   264    01/26/98          76.0%         90.6%            11/30/97
   265    06/01/98          72.1%         93.0%            06/01/98            Q-Systems International, Inc.               33.3%
   266    12/23/97          66.9%        100.0%            01/30/98            Mini-Mailers                               100.0%

                            72.4%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Prepayment Code (18)
   Loan
    No.               Property Name (2)                 Seasoning (17)       LO                 DEF       YM            YM1   5.0%
-----------------------------------------------------------------------------------------------------------------------------------
     1      Augusta Exchange                                  3              36                  80
     2      Magnolia Vinings Apartments (6)                  13              60                                          69
     3      The Regal Business Center (7)                     3              27                  90
     4      490 Post Street                                   9              60                                          57
     5      Ventana Apartments (8)                           10              24                                          94
     6      Parkway Plaza-Norman, OK                          2              36                  80
     7      Garden Court Hotel                                6              59                                          57
     8      The Courtyard Shopping Center                     9              96                                         141
     9      Roosevelt Glen Corporate Center (2A)              5              36                 102
    10      Roosevelt Glen Release Parcel (2A)                5              36                 105
    11      Pier 1 - York (2B)                                4              36                  80
    12      Pier 1 - Harrisburg (2B)                          4              36                  80
    13      Pier 1 - Slidell (2B)                             4              36                  80
    14      Pier 1 - East Maple Shade (2B)                    4              36                  80
    15      Pier 1 - Chesapeake (2B)                          4              36                  80
    16      Pier 1 - Barboursville (2B)                       4              36                  80
    17      Pier 1 - Sandusky (2B)                            4              36                  80
    18      Pier 1 - Fargo (2B)                               4              36                  80
    19      Pier 1 - Grand Forks (2B)                         4              36                  80
    20      Pier 1 - Cherry Hill (2B)                         4              36                  80
    21      York Creek Apartments                             7              31                  86
    22      Pier 1 - Franklin (2C)                            4              36                  80
    23      Pier 1 - Birmingham (2C)                          4              36                  80
    24      Pier 1 - Cary (2C)                                4              36                  80
    25      Pier 1 - Sunset Valley (2C)                       4              36                  80
    26      Pier 1 - Corpus Christi (2C)                      4              36                  80
    27      Pier 1 - West Melbourne (2C)                      4              36                  80
    28      Pier 1 - Fayetteville (2C)                        4              36                  80
    29      Pier 1 - Kennewick (2C)                           4              36                  80
    30      Pier 1 - High Point (2C)                          4              36                  80
    31      Pier 1 - Little Rock (2C)                         4              36                  80
    32      Best Western Landmark Hotel                       4              36                  81
    33      La Jolla Village Apartments                       3              36                  81
    34      Country Hills Apartments                          7              59                                          57
    35      Wal-Mart- Augusta                                 3              36                 175
    36      Village on the Green                              6              36                  81
    37      Shaws Grocery Center                              4              36                  80
    38      Summerwood Apts                                   6              60                                          57
    39      Bay Pointe Apartments                             2              36                  80
    40      Central Park Apartments                           2              36                  44
    41      Royal Palm MHC (8) (9)                            7              36                  81
    42      Alafaya Square                                    4              36                  81
    43      Villa Monterey Apartments (10)                   28                                                         177
    44      Brookhaven Manor                                  3              36                  81
    45      Village at University Place                       7              60                                          57
    46      Crossroads Shopping Center                        4              36                  81
    47      Piccadilly Apartments                             8              60                                          57
    48      Empire Industrial Park                            8              60                                          57
    49      Sherwood Mall                                    26                                                         177
    50      Stanley Village                                   3              36                  81
    51      Plaza North Shopping                             34                                                         117
    52      American House Parkway                            3              36                  81
    53      Lincoln Court                                     4              36                  81
    54      The Fields                                        8              60                                          57
    55      Cobb Marketfair                                   8              60                                          57
    56      Barrows Place                                    15                                                         129
    57      Orcas Industrial Park                             6              36                 237
    58      Village View Apartments                           7              60                                          57
    59      The Landings Apartments                           3              36                 200
    60      Holiday Inn - Amherst                             2              36                  80
    61      Space Saver Self Storage                         23                                                         130
    62      Mountain View                                     5              36                  80
    63      Barrington Terrace                                4              36                  80
    64      230-38 East 44th Street                          18                                                         117
    65      Woodfield East Apartments                         6              36                  80
    66      NEC - Permanent                                   8              60                                          57
    67      Royal Gulf Apartments (11)                        4              60                                          60
    68      Muses Block                                       7              31                  86
    69      Standiford Place                                 10              60                                          57
    70      Winslow Court                                     9              60                                          54
    71      Holiday Inn - Airport                             2              36                  80
    72      Charles Daniels Apartments                        4              36                  80
    73      Comfort Inn - Old Town                            5              60                                          57
    74      Clarion Hotel                                     3              36                  81
    75      Clay Creek Apartments                            13              60                                          69
    76      Rancho Bernardo Town Center                      26                                                         177
    77      The Trees                                         5              36                 140
    78      Terra Cotta Villa                                 8              60                                          57
    79      Whispering Pines (7) (8) (9)                      7              36                  81
    80      Kingstowne I Apartments                           4              60                                          57
    81      Chelmsford Best Western                           4              36                  80
    82      Brightondale                                      2              36                  80
    83      Stoney Brook Apartments                           5             143
    84      Orchard Shopping Center                          17                                                         117
    85      Towne Club                                        3              36                 260
    86      380 N. Woodward                                   5              36                  81
    87      72 Madison Avenue                                 9              60                                          57
    88      Access Self Storage                              23                                                         129
    89      Stanley Apartments                                6              36                  81
    90      Holiday Inn - Ithaca                              2              36                  80
    91      Best Western - Rockville                          2              36                  80
    92      Merrillville Corporate Center                     4              36                  81
    93      Oak Hills Shopping Center                         2              36                  80
    94      Hill House                                        5              36                  80
    95      Park Chateau                                      6              36                  81
    96      131 Tremont Apartments                           12              60                                          57
    97      New Market Plaza                                  4              36                  81
    98      The Aspens on Country Club                       12              60                                          18
    99      Westwood Glen                                     4              36                  80
    100     South Broadway Car Care Center                    3              36                  80
    101     Mountain View Mobile Estates                      5              36                  80
    102     Bridgecreek Apartments                            6              60                                         117
    103     Le Cercle Apartments                              9              60                                          54
    104     Geneva Meadows                                    5              36                  81
    105     Northern Trust                                    5              36                  80
    106     Pleasant Run Apartments                           2              26                  91
    107     Whispering Pines Community (8) (9)                6              36                  81
    108     Bankside Apartments                              13              60                                          69
    109     San Angelo Square                                 4              24                                          93
    110     Lake Corporate Center                             3              36                  80
    111     Mission Bay Condominiums                          4              36                 141
    112     Preston Highway Shopping Center                   4              27                  90
    113     Mr. D's Self Storage                              8              60                                          57
    114     Raycom  (9)                                       5              36                  80
    115     Camelot                                           7              36                  81
    116     County Seat Self Storage                          3              27                  89
    117     Vegas Food Center                                 3              36                  81
    118     Tanglewood Apartments - AZ                        9              48                                          69
    119     Colonnades Apartments - AZ                        9              48                                          69
    120     A-American SSF Portfolio - Irving (7)             9              60                                          57
    121     Regents Park Office I & II                        9              33                  84
    122     Bittersweet Plaza                                 3              36                  81
    123     Springs of Escondido                              7              36                  81
    124     Alamitos Business Center                          9              33                  84
    125     Oakton Beach & Tennis Club                        9              33                  84
    126     West Thomas Road (12)                            16                                                               60
    127     Old Wilkes Centre                                 2              36                 200
    128     Meridian Busn. Campus                             9              60                                          57
    129     Beach Distribution Center                         5              59                                          57
    130     Coltsgate                                         5              36                  81
    131     Chateau DeVille                                   9              60                                          57
    132     Edgewood Sunrise North                            9              33                  84
    133     Atlantic Self Storage                             8              60                                          57
    134     Wyndemere Apartments                              4              36                  80
    135     1111 Prospect Street  (13)                       22                                                         177
    136     Cedar Village MHC                                 6              59                                          57
    137     York Manor Apartments                             7              31                 206
    138     850 Warwick Avenue                                5              36                 104
    139     Axon Instruments                                  2              36                  80
    140     Highpark Corp. Center                            30                                                         117
    141     Campbell Industrial (7)                           5              59                                         117
    142     Valley View Place                                 3              36                  80
    143     Oak Glen Apartments                               9              60                                          57
    144     U Save Park Self Storage                         11              36                                          81
    145     Gladstone Village Center                          4              28                 209
    146     Rainbow Forest Apartments                         5              36                  80
    147     Babies R Us                                       3              36                 126
    148     Gallery Center                                    8              36                                          81
    149     Nova Plaza                                        9              33                  81
    150     A-American SSF-Irwindale                          5              36                  81
    151     Northwood Apartments                              7              60                                          57
    152     Guard Well SSF                                    9              48                                          69
    153     Eckerd - Hyde Park                                4              36                 198
    154     Village Square Apartments                         9              36                                          81
    155     Fairway Lanai (2D)                                2              36                  80
    156     Park Place (2D)                                   2              36                  80
    157     7410 Northside Drive Building                     9              60                                          57
    158     College Station Apartments                        5              29                  88
    159     Canterbury Crossings                              6              30                  86
    160     Arborwood Apartments                              5              36                  81
    161     South Shore Apartments                            4              60                                          57
    162     Chula Vista MHP                                   4              28                  88
    163     Moorpark Terrace Apartments                       6              48                                          69
    164     S.S. Mini Storage - Opa Locka                     8              60
    165     Montebello Plaza                                  3              36                  80
    166     Cloverleaf Estates MHC                            5              29                  87
    167     Centerville Storage Inns of America              14                                                         129
    168     Barclay Place Shopping Center                    16                                                         117
    169     Tarzana Place                                     3              36                  80
    170     Morrison Apartments                               1              25                  92
    171     Commack Colonial                                  4              28                  88
    172     Cedar Ridge                                       4             119                                         177
    173     Capri MHC                                         5              36                  80
    174     231 - 237 Second Avenue                          20                                                         117
    175     Rancho del Oro Business Park                     12                                                         117
    176     Walgreen - Covington                              7              31                 146
    177     Miramar Apartments                                3              36                  80
    178     Boulder Business Commons                          6              36                  80
    179     Eckerd - Lynn Haven                               4              36                 197
    180     American Classic Virginia Beach  SSF              3              36                  81
    181     Laguna Ridge Business Center                      9              33                  84
    182     American Classic-Hampton - SSF                    3              36                  81
    183     Hayden Industrial Park (12)                      16                                                               60
    184     Silver Spur Ranch                                18                                                         117
    185     Thornapple Lake MHP                               7              31                  86
    186     Kimberly Square Shopping Center                   9              60                                          57
    187     Brookshire Village                                3              36                  80
    188     Calusa Shopping Center                            4              36                  80
    189     Storage Inn SSF                                  23                                              118
    190     Franklin Village MHP                             12              60                                          32
    191     Lincoln Tower                                     8              60                                          57
    192     Quiet Acres Mobile Home Park                      8              60                                          57
    193     Timber Ridge                                      4              36                  81
    194     Walgreens - Tallahassee                           9             120                                          75
    195     Jasin Industrial Park (14)                       28                                                         117
    196     Southland Apartments                              5              48                                          69
    197     Village Green Shopping Center                     9              33                  84
    198     322 Route 46 West                                 6              59                                          57
    199     Edwards Apartments                                4              36                 141
    200     Deerbrook Plaza                                   2              36                  80
    201     Shallowford Apartments                           11              60                                          69
    202     Walgreens - Belvidere                             6              36                 195
    203     A-1 Self Storage Facility - El Cajon, CA          4              36                  80
    204     McGee's Closet                                    6              59                                          57
    205     American Classic-Portsmouth SSF                   3              36                  81
    206     Hide-Away RV Resort                               4              28                  88
    207     CVS - Lafayette, IN                               3              36                 199
    208     A-American Downtown Los Angeles                   3              36                  81
    209     Alderbury Cove                                    5              36                  81
    210     Brookridge Apartments                             8              60                                          57
    211     Pheasant Run Apartments                           5             119
    212     Waverly Self Storage                             20                                                               24
    213     Park Ridge Building                               4              36                  81
    214     Lock-Ur-Own SSF                                   3              59                                          57
    215     Statewide Mini Storage                            4              36                  81
    216     S.S. Mini Storage - Inglewood                     8              60                                          57
    217     Parkwood Apartments                               9              60                                          57
    218     Teeca Plaza                                       3              36                  80
    219     Sepulveda Retail Center                           5              60                                          57
    220     Gaddis Building                                   5              36                  80
    221     Copans - Levy Portfolio                           4              36                  80
    222     Holly Apartments                                  9              60                                          57
    223     Hutchinson Retail                                 3              36                  80
    224     Neptune Mobile Village                            4              28                  88
    225     A-American Self Storage - Canoga Park             9              60                                          54
    226     El Dorado West                                    6              59                                          57
    227     Belmar Medical Center                            22                                                          60   12
    228     Central Self Storage                             31                                                          24   12
    229     Donovan-Smith MHP                                12              60                                          69
    230     Smithtown Professional                            4              28                  88
    231     Casa Grande Apartments                            6              36                  80
    232     Freeway Self Storage                              8              60                                          57
    233     Summit Mobile Home Park (7)                      14                                                         117
    234     Eugene Camlu Retirement Center                   18                                                               12
    235     333 Glen Head Road                                5              59                                          57
    236     CVS Cleveland                                     3              36                 191
    237     Bradley Self Storage Facility                     8              60                                          57
    238     Hillside West Apartments                          7              36                  81
    239     Sierra Vista Plaza                                3              36                  80
    240     Sentry Self Storage                               4              36                  81
    241     Sunnyslope                                        8              60                                          57
    242     Georgetown Station Apartments                     3              36                  80
    243     Orange Park Shopping Center                       6              59                                          57
    244     Appalachian Self Storage                          5              36                  80
    245     LaVerne Business Park                             9              60                                          57
    246     Villa Esperanza                                   5              36                  81
    247     Landmark Mini-Storage                             5              36                  81
    248     Stirling Design Center                            4              36                  80
    249     Westland I                                        4              36                  81
    250     Tatum Ranch Storage Solutions                     3              36                 200
    251     Ocala Springs Shopping Center                     4              36                 141
    252     Pine Oak Plaza                                    5              36                  80
    253     Sandia North Apartments                           8              32                  85
    254     SecurCare - Colorado Springs                     17                                                               12
    255     Whitnall Glen                                     9              33                  84
    256     4227 Enterprise Avenue                            6              60                                          57
    257     Mark IV                                           8              32                  85
    258     Outrigger Apartments                              3              36                  80
    259     Lindys Landing Apts                               4              28                  89
    260     North 10th Street SSF                             4              36                  80
    261     Leawood Plaza Apartments                          9              48                                          69
    262     American Village Apartments                       8              32                  85
    263     Greddy Industrial Building                        5              59                                         117
    264     Personal Storage 2                                5              59                                          57
    265     107th St. Warehouse                               3              36                  80
    266     17222 Armstrong Avenue                            7              60                                          57

            Total/Weighted Average                            7


--------------------------------------------------------------------------------------------------------------
                                                                                             Admin.
   Loan                                                                                    Cost Rate
    No.       4.0%     3.0%      2.5%       2.0%        1.5%      1.0%     Open              (bps)
--------------------------------------------------------------------------------------------------------------
     1                                                                       3                 5.31
     2                                                                       3                 5.31
     3                                                                       3                12.50
     4                                                                       3                 5.31
     5                                                                       3                 5.31
     6                                                                       3                 5.31
     7                                                                       3                 5.31
     8                                                                       3                 5.31
     9                                                                       6                 5.31
    10                                                                       3                 5.31
    11                                                                       3                 5.31
    12                                                                       3                 5.31
    13                                                                       3                 5.31
    14                                                                       3                 5.31
    15                                                                       3                 5.31
    16                                                                       3                 5.31
    17                                                                       3                 5.31
    18                                                                       3                 5.31
    19                                                                       3                 5.31
    20                                                                       3                 5.31
    21                                                                       3                 5.31
    22                                                                       3                 5.31
    23                                                                       3                 5.31
    24                                                                       3                 5.31
    25                                                                       3                 5.31
    26                                                                       3                 5.31
    27                                                                       3                 5.31
    28                                                                       3                 5.31
    29                                                                       3                 5.31
    30                                                                       3                 5.31
    31                                                                       3                 5.31
    32                                                                       3                 5.31
    33                                                                       3                 5.31
    34                                                                       3                 5.31
    35                                                                       3                 5.31
    36                                                                       3                 5.31
    37                                                                       3                 5.31
    38                                                                       3                 5.31
    39                                                                       3                 5.31
    40                                                                       3                 5.31
    41                                                                       3                 5.31
    42                                                                       3                 5.31
    43                                                                       3                 5.31
    44                                                                       3                 5.31
    45                                                                       3                 5.31
    46                                                                       3                 5.31
    47                                                                       3                 5.31
    48                                                                       3                 5.31
    49                                                                       3                 5.31
    50                                                                       3                 5.31
    51                                                                       3                 5.31
    52                                                                       3                 5.31
    53                                                                       3                 5.31
    54                                                                       3                 5.31
    55                                                                       3                 5.31
    56                                                                       3                 5.31
    57                                                                       3                 5.31
    58                                                                       3                 5.31
    59                                                                       3                 5.31
    60                                                                       3                 5.31
    61                                                                       3                 5.31
    62                                                                       3                 5.31
    63                                                                       3                 5.31
    64                                                                       3                 5.31
    65                                                                       3                 5.31
    66                                                                       3                 5.31
    67                                                                       0                13.31
    68                                                                       3                 5.31
    69                                                                       3                 5.31
    70                                                                       6                 5.31
    71                                                                       3                 5.31
    72                                                                       3                 5.31
    73                                                                       3                12.50
    74                                                                       3                 5.31
    75                                                                       3                 5.31
    76                                                                       3                 5.31
    77                                                                       3                 5.31
    78                                                                       3                 5.31
    79                                                                       3                 5.31
    80                                                                       3                14.31
    81                                                                       3                 5.31
    82                                                                       3                 5.31
    83                  12                   12                    6         6                 5.31
    84                                                                       3                 5.31
    85                                                                       3                 5.31
    86                                                                       3                 5.31
    87                                                                       3                 5.31
    88                                                                       3                 5.31
    89                                                                       3                 5.31
    90                                                                       3                 5.31
    91                                                                       3                 5.31
    92                                                                       3                 5.31
    93                                                                       3                 5.31
    94                                                                       3                 5.31
    95                                                                       3                 5.31
    96                                                                       3                 5.31
    97                                                                       3                 5.31
    98                                                                       6                 5.31
    99                                                                       3                 5.31
    100                                                                      3                 5.31
    101                                                                      3                 5.31
    102                                                                      3                 5.31
    103                                                                      6                 5.31
    104                                                                      3                 5.31
    105                                                                      3                 5.31
    106                                                                      3                14.31
    107                                                                      3                 5.31
    108                                                                      3                 5.31
    109                                                                      3                 5.31
    110                                                                      3                 5.31
    111                                                                      3                 5.31
    112                                                                      3                12.50
    113                                                                      3                 5.31
    114                                                                      3                 5.31
    115                                                                      3                 5.31
    116                                                                      3                 5.31
    117                                                                      3                 5.31
    118                                                                      3                 5.31
    119                                                                      3                 5.31
    120                                                                      3                 5.31
    121                                                                      3                 5.31
    122                                                                      3                 5.31
    123                                                                      3                 5.31
    124                                                                      3                 5.31
    125                                                                      3                 5.31
    126                 60                                                   0                13.31
    127                                                                      3                 5.31
    128                                                                      3                 5.31
    129                                                                      3                 5.31
    130                                                                      3                 5.31
    131                                                                      3                 5.31
    132                                                                      3                 5.31
    133                                                                      3                 5.31
    134                                                                      3                 5.31
    135                                                                      3                 5.31
    136                                                                      3                 5.31
    137                                                                      3                 5.31
    138                                                                      3                 5.31
    139                                                                      3                 5.31
    140                                                                      3                 5.31
    141                                                                      3                 5.31
    142                                                                      3                 5.31
    143                                                                      3                 5.31
    144                                                                      3                 5.31
    145                                                                      3                12.50
    146                                                                      3                 5.31
    147                                                                      3                 5.31
    148                                                                      3                12.50
    149                                                                      6                 5.31
    150                                                                      3                 5.31
    151                                                                      3                12.50
    152                                                                      3                 5.31
    153                                                                      3                 5.31
    154                                                                      3                 5.31
    155                                                                      3                 5.31
    156                                                                      3                 5.31
    157                                                                      3                 5.31
    158                                                                      3                14.31
    159                                                                      3                 5.31
    160                                                                      3                 5.31
    161                                                                      3                12.50
    162                                                                      3                 5.31
    163                                                                      3                 5.31
    164                                                            57        3                 5.31
    165                                                                      3                 5.31
    166                                                                      3                 5.31
    167                                                                      3                 5.31
    168                                                                      3                 5.31
    169                                                                      3                 5.31
    170                                                                      3                13.31
    171                                                                      3                 5.31
    172                                                                      3                 5.31
    173                                                                      3                 5.31
    174                                                                      3                 5.31
    175                                                                      3                 5.31
    176                                                                      3                 5.31
    177                                                                      3                 5.31
    178                                                                      3                 5.31
    179                                                                      3                 5.31
    180                                                                      3                 5.31
    181                                                                      3                 5.31
    182                                                                      3                 5.31
    183                 60                                                   0                13.31
    184                                                                      3                 5.31
    185                                                                      3                 5.31
    186                                                                      3                12.50
    187                                                                      3                 5.31
    188                                                                      3                 5.31
    189                                                                      3                 5.31
    190                 12                   12                    9         3                 5.31
    191                                                                      3                 5.31
    192                                                                      3                 5.31
    193                                                                      3                 5.31
    194                                                                      3                 5.31
    195                                                                      3                 5.31
    196                                                                      3                 5.31
    197                                                                      3                 5.31
    198                                                                      3                 5.31
    199                                                                      3                 5.31
    200                                                                      3                 5.31
    201                                                                      3                 5.31
    202                                                                      3                 5.31
    203                                                                      3                 5.31
    204                                                                      3                 5.31
    205                                                                      3                 5.31
    206                                                                      3                 5.31
    207                                                                      3                 5.31
    208                                                                      3                 5.31
    209                                                                      3                 5.31
    210                                                                      3                 5.31
    211                 12        12         12          12        6         6                 5.31
    212        12       24                   24                    12       37                 5.31
    213                                                                      3                 5.31
    214                                                                      3                 5.31
    215                                                                      3                 5.31
    216                                                                      3                 5.31
    217                                                                      3                 5.31
    218                                                                      3                 5.31
    219                                                                      3                 5.31
    220                                                                      3                 5.31
    221                                                                      3                 5.31
    222                                                                      3                 5.31
    223                                                                      3                 5.31
    224                                                                      3                 5.31
    225                                                                      6                 5.31
    226                                                                      3                 5.31
    227        12       12                   12                    9         3                 5.31
    228        12       12                   12                    9         3                 5.31
    229                                                                      3                 5.31
    230                                                                      3                 5.31
    231                                                                      3                 5.31
    232                                                                      3                 5.31
    233                                                                      3                 5.31
    234        12       24                   24                    12       36                 5.31
    235                                                                      3                 5.31
    236                                                                      3                 5.31
    237                                                                      3                 5.31
    238                                                                      3                 5.31
    239                                                                      3                 5.31
    240                                                                      3                 5.31
    241                                                                      3                 5.31
    242                                                                      3                 5.31
    243                                                                      3                 5.31
    244                                                                      3                 5.31
    245                                                                      3                 5.31
    246                                                                      3                 5.31
    247                                                                      3                 5.31
    248                                                                      3                 5.31
    249                                                                      3                 5.31
    250                                                                      3                 5.31
    251                                                                      3                 5.31
    252                                                                      3                 5.31
    253                                                                      3                 5.31
    254        12       12                   12                    36       48                 5.31
    255                                                                      3                 5.31
    256                                                                      3                 5.31
    257                                                                      3                 5.31
    258                                                                      3                 5.31
    259                                                                      3                12.50
    260                                                                      3                 5.31
    261                                                                      3                 5.31
    262                                                                      3                 5.31
    263                                                                      3                 5.31
    264                                                                      3                 5.31
    265                                                                      3                 5.31
    266                                                                      3                 5.31

                                                                                               5.84



APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Studios                                 1 Bedrooms
                                                   ----------------------------------------      ---------------------------------
                                                                    Avg.       Monthly                       Avg.       Monthly
Loan                                                               Rent/        Rent                        Rent/         Rent
No.                  Property Name                  Units          Month        Range            Units      Month        Range
----------------------------------------------------------------------------------------------------------------------------------
  2        Magnolia Vinings Apartments                40             $650     $605-$660           136         $728     $650-$750
  5        Ventana Apartments                          0               $0                         144         $666     $595-$725
 21        York Creek Apartments                       0               $0                          72         $561     $449-$649
 33        La Jolla Village Apartments                 0               $0                         104         $693     $665-$775
 34        Country Hills Apartments                    0               $0                         174         $526     $455-$610
 36        Village on the Green                        0               $0                         188         $475     $410-$530
 38        Summerwood Apts                             0               $0                          49         $666     $625-$700
 39        Bay Pointe Apartments                       0               $0                         240         $415     $390-$445
 40        Central Park Apartments                     0               $0                         344         $457     $365-$535
 43        Villa Monterey Apartments                   0               $0                         248         $543     $500-$585
 47        Piccadilly Apartments                       0               $0                         104         $563     $550-$593
 54        The Fields                                  0               $0                          24         $674     $650-$690
 56        Barrows Place                               3             $706     $650-$800            46         $902    $751-$1,000
 58        Village View Apartments                     0               $0                          46         $646     $578-$713
 59        The Landings Apartments                    18             $517     $500-$520            21         $508     $500-$600
 64        230-38 East 44th Street                   132             $884    $609-$1,375           20       $1,196    $843-$1,899
 65        Woodfield East Apartments                   0               $0                          36         $536     $489-$609
 67        Royal Gulf Apartments                       0               $0                          36         $552     $525-$600
 68        Muses Block                                13             $568     $535-$600            34         $879    $680-$2,273
 72        Charles Daniels Apartments                  0               $0                          30         $908    $830-$1,000
 75        Clay Creek Apartments                       0               $0                         168         $432     $360-$510
 77        The Trees                                   5             $512     $500-$515            32         $632     $590-$720
 78        Terra Cotta Villa                           0               $0                          56         $605     $560-$615
 80        Kingstowne 1 Apartments                     0               $0                          40         $382     $255-$405
 83        Stoney Brook Apartments                     0               $0                          46         $565     $550-$575
 85        Towne Club                                  0               $0                           0           $0
 89        Stanley Apartments                          0               $0                          44         $730     $710-$775
 96        131 Tremont Apartments                      4           $1,600      $1,600              16       $1,700   $1,300-$2,100
 98        The Aspens on Country Club                  0               $0                          32         $495     $480-$525
 99        Westwood Glen                               0               $0                           0           $0
102        Bridgecreek Apartments                      0               $0                           0           $0
103        Le Cercle Apartments                        0               $0                          77         $680     $550-$800
104        Geneva Meadows                              0               $0                           0           $0
106        Pleasant Run Apartments                     0               $0                           0           $0
108        Bankside Apartments                         0               $0                         188         $345     $310-$415
111        Mission Bay Condominiums                    0               $0                          18         $917    $820-$1,000
118        Tanglewood Apartments - AZ                  0               $0                         152         $432     $372-$485
119        Colonnades Apartments - AZ                  0               $0                         208         $402     $318-$489
125        Oakton Beach & Tennis Club                  0               $0                           0           $0
131        Chateau DeVille                             0               $0                          16         $429     $325-$450
132        Edgewood Sunrise North                     37             $395     $375-$410            38         $445     $430-$570
134        Wyndemere Apartments                        0               $0                          31         $450     $410-$475
137        York Manor Apartments                      19             $360     $330-$365           121         $416     $370-$445
138        850 Warwick Avenue                          0               $0                           0           $0
143        Oak Glen Apartments                        24             $298     $295-$300            96         $338     $325-$360
146        Rainbow Forest Apartments                   0               $0                           0           $0
151        Northwood Apartments                        0               $0                          18         $435     $410-$455
154        Village Square Apartments                   0               $0                         214         $323     $290-$430
155        Fairway Lanai                               0               $0                          34         $470     $425-$525
156        Park Place                                  0               $0                          41         $606     $575-$625
158        College Station Apartments                  0               $0                           0           $0
159        Canterbury Crossings                        0               $0                           0           $0
160        Arborwood Apartments                        0               $0                          64         $380     $370-$390
161        South Shore Apartments                      0               $0                          35         $388     $375-$395
163        Moorpark Terrace Apartments                 0               $0                           6         $781     $750-$800
170        Morrison Apartments                         0               $0                          79         $598     $450-$700
172        Cedar Ridge                                 0               $0                           0           $0
174        231 - 237 Second Avenue                     3             $598     $458-$705             0           $0
177        Miramar Apartments                          5             $391     $355-$475            37         $451     $430-$595
193        Timber Ridge                                0               $0                          28         $350     $280-$380
196        Southland Apartments                        0               $0                          10         $639     $625-$645
199        Edwards Apartments                          0               $0                           0           $0
201        Shallowford Apartments                      0               $0                          14         $425     $400-$435
209        Alderbury Cove                              0               $0                          16         $522     $495-$525
210        Brookridge Apartments                       0               $0                          71         $390     $350-$415
211        Pheasant Run Apartments                     0               $0                          84         $456     $451-$500
217        Parkwood Apartments                         0               $0                          60         $328     $285-$345
222        Holly Apartments                            0               $0                          20         $591     $500-$625
231        Casa Grande Apartments                      0               $0                           0           $0
238        Hillside West Apartments                    0               $0                           0           $0
241        Sunnyslope                                  0               $0                          16         $554     $545-$555
242        Georgetown Station Apartments               0               $0                          98         $379     $315-$395
246        Villa Esperanza                             0               $0                          12         $365     $345-$433
253        Sandia North Apartments                     0               $0                          16         $385     $365-$390
255        Whitnall Glen Apartments                    0               $0                          12         $673     $650-$695
258        Outrigger Apartments                        0               $0                          25         $400     $379-$430
259        Lindy's Landing Apts.                       0               $0                          20         $405     $375-$425
261        Leawood Plaza Apartments                    0               $0                          44         $335     $285-$355
262        American Village Apartments                 7             $330       $330               43         $395        $395

           Total/Weighted Average                    310             $662                       4,592         $501



------------------------------------------------------------------------------------------------------
                                   2 Bedrooms                                 3 Bedrooms
                          --------------------------------            --------------------------------
                                       Avg.     Monthly                          Avg.       Monthly
  Loan                                Rent/      Rent                            Rent/        Rent
  No.                     Units       Month      Range                 Units     Month        Range
------------------------------------------------------------------------------------------------------
   2                       160         $975    $790-$1,015               64     $1,150    $1,025-$1,275
   5                       206         $812     $730-$975                 0         $0
   21                      240         $627     $469-$719                 0         $0
   33                       80       $1,036    $940-$1,135                0         $0
   34                      142         $626     $540-$705                 0         $0
   36                      202         $555     $470-$630                 0         $0
   38                      141         $775     $725-$900                 0         $0
   39                      176         $525     $470-$555                 1       $600        $600
   40                       80         $585     $475-$645                 0         $0
   43                       72         $640     $630-$675                 0         $0
   47                      148         $658     $608-$683                 0         $0
   54                       70         $900     $825-$975                14     $1,014    $1,000-$1,200
   56                       32       $1,184   $1,000-$1,300              10     $1,591    $1,010-$1,800
   58                       90         $763     $698-$848                 0         $0
   59                       99         $608     $590-$670                24       $711      $700-$750
   64                       12       $1,224    $834-$2,449                0         $0
   65                      132         $594     $510-$689                 0         $0
   67                       97         $863    $575-$1,800                0         $0
   68                       18       $1,203    $890-$2,273                0         $0
   72                       74       $1,122    $935-$1,380                0         $0
   75                       68         $576     $460-$685                 0         $0
   77                       61         $784     $725-$955                 5       $976      $970-$980
   78                       48         $705     $675-$725                32       $810      $745-$840
   80                      194         $472     $415-$545                30       $582      $555-$605
   83                      134         $700     $605-$750                 0         $0
   85                        0           $0                               0         $0
   89                       32         $880     $800-$950                 4     $1,038     $975-$1,100
   96                        8       $2,450   $2,100-$2,800               0         $0
   98                      119         $555     $525-$575                 0         $0
   99                      248         $450     $396-$475                 0         $0
  102                       47       $1,131   $1,050-$1,255               0         $0
  103                       14         $715     $635-$780                 0         $0
  104                      108         $590     $575-$620                 0         $0
  106                      108         $543     $420-$670                 0         $0
  108                       80         $452     $425-$490                16       $605      $575-$639
  111                       34       $1,143   $1,020-$1,395               0         $0
  118                       32         $615     $563-$683                 0         $0
  119                       16         $624     $573-$679                 0         $0
  125                       66         $791     $635-$850                 0         $0
  131                       68         $518     $450-$630                16       $600      $550-$650
  132                       38         $540     $525-$565                 0         $0
  134                       54         $537     $485-$570                14       $639      $575-$645
  137                       48         $521     $425-$585                 2       $620      $565-$675
  138                       50         $937     $865-$960                 0         $0
  143                       96         $441     $395-$465                24       $555      $550-$575
  146                      100         $550       $550                   56       $650        $650
  151                       90         $510     $480-$615                 0         $0
  154                        3         $460     $450-$465                 0         $0
  155                        8         $594     $575-$600                 1       $700        $700
  156                        0           $0                               0         $0
  158                       12         $501     $410-$510                13       $678      $615-$690
  159                       32       $1,137    $940-$1,645                0         $0
  160                       56         $465     $450-$480                 0         $0
  161                       81         $444     $434-$540                 0         $0
  163                       30       $1,154    $950-$1,300                0         $0
  170                        0           $0                               0         $0
  172                       78         $660     $580-$740                 0         $0
  174                       10       $1,240    $274-$1,607               22     $1,045     $287-$2,200
  177                       20         $750     $495-$875                 5       $728      $625-$810
  193                       76         $425     $390-$485                 0         $0
  196                       40         $768     $730-$795                 0         $0
  199                       52         $675       $675                    0         $0
  201                       53         $543     $450-$575                 0         $0
  209                       40         $590     $535-$608                 0         $0
  210                       32         $515     $458-$550                 0         $0
  211                       72         $571     $550-$621                12       $703      $690-$713
  217                       40         $405     $380-$410                16       $448      $440-$455
  222                       20         $770     $700-$800                 0         $0
  231                       53         $540     $503-$550                 3       $657      $655-$661
  238                       74         $395     $295-$420                 0         $0
  241                       26         $634     $600-$650                 0         $0
  242                        0           $0                               0         $0
  246                       60         $435     $365-$475                 3       $609      $535-$645
  253                       20         $487     $420-$525                 4       $608      $595-$615
  255                       12         $760     $725-$795                 0         $0
  258                       24         $509     $485-$585                 0         $0
  259                       32         $496     $399-$530                 0         $0
  261                       36         $455     $415-$465                 0         $0
  262                       31         $495       $495                    6       $535        $535

                         5,355         $649                             397       $791



-----------------------------------------------------------------------------------------
                             4 Bedrooms                          Other (19)
                        ---------------------------         ----------------------------
                                  Avg.     Monthly                    Avg.       Monthly
  Loan                           Rent/      Rent                     Rent/        Rent
  No.                   Units    Month      Range           Units    Month        Range
-----------------------------------------------------------------------------------------
   2                      0         $0                        0         $0
   5                      0         $0                        0         $0
   21                     0         $0                        0         $0
   33                     0         $0                        0         $0
   34                     0         $0                        0         $0
   36                     0         $0                        0         $0
   38                     0         $0                        0         $0
   39                     0         $0                        0         $0
   40                     0         $0                        0         $0
   43                     0         $0                        0         $0
   47                     0         $0                        0         $0
   54                     0         $0                        0         $0
   56                     4     $1,575  $1,300-$1,750         0         $0
   58                     0         $0                        0         $0
   59                     0         $0                        0         $0
   64                     0         $0                        0         $0
   65                     0         $0                        0         $0
   67                     0         $0                       11     $1,638     $1,600-$1,800
   68                     0         $0                        0         $0
   72                     0         $0                        0         $0
   75                     0         $0                        0         $0
   77                     4     $1,216  $1,210-$1,250         4     $1,650         $1,650
   78                     0         $0                        0         $0
   80                     0         $0                        0         $0
   83                     0         $0                        0         $0
   85                   102       $920       $920             0         $0
   89                     0         $0                        0         $0
   96                     0         $0                        0         $0
   98                     0         $0                        0         $0
   99                     0         $0                        0         $0
  102                     0         $0                        0         $0
  103                     0         $0                        0         $0
  104                     0         $0                        0         $0
  106                     0         $0                        0         $0
  108                     0         $0                        0         $0
  111                     0         $0                        0         $0
  118                     0         $0                        0         $0
  119                     0         $0                        0         $0
  125                     0         $0                        0         $0
  131                     0         $0                        0         $0
  132                     0         $0                        0         $0
  134                     0         $0                        0         $0
  137                     0         $0                        0         $0
  138                     0         $0                        0         $0
  143                     0         $0                        0         $0
  146                     0         $0                        0         $0
  151                     0         $0                        0         $0
  154                     0         $0                        0         $0
  155                     0         $0                        0         $0
  156                     0         $0                        0         $0
  158                    35       $751    $740-$760           0         $0
  159                     0         $0                        0         $0
  160                     0         $0                        0         $0
  161                     0         $0                        0         $0
  163                     0         $0                        0         $0
  170                     0         $0                        0         $0
  172                     0         $0                        0         $0
  174                     0         $0                        0         $0
  177                     0         $0                        0         $0
  193                     0         $0                        0         $0
  196                     0         $0                        0         $0
  199                     0         $0                        0         $0
  201                     0         $0                        0         $0
  209                     0         $0                        0         $0
  210                     0         $0                        0         $0
  211                     0         $0                        0         $0
  217                     0         $0                        0         $0
  222                     0         $0                        0         $0
  231                     0         $0                        0         $0
  238                     0         $0                        0         $0
  241                     0         $0                        0         $0
  242                     0         $0                        0         $0
  246                     0         $0                        0         $0
  253                     0         $0                        0         $0
  255                     0         $0                        0         $0
  258                     0         $0                        0         $0
  259                     0         $0                        0         $0
  261                     0         $0                        0         $0
  262                     0         $0                        0         $0

                        145       $905                       15     $1,641

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

-------------------------------------------------------------------------------------------------------------------------
                                                  Cut-Off
Loan                                                Date
No.                Property Name                   Balance                 Property Type               Sub-Property Type
-------------------------------------------------------------------------------------------------------------------------
  2   Magnolia Vinings Apartments                $23,783,581                Multifamily                     Low-Rise
  5   Ventana Apartments                         $17,500,000                Multifamily                      Garden
 21   York Creek Apartments                      $12,185,486                Multifamily                     Low-Rise
 33   La Jolla Village Apartments                $11,524,351                Multifamily                     Low-Rise
 34   Country Hills Apartments                   $10,946,739                Multifamily                     Low-Rise
 36   Village on the Green                       $10,200,584                Multifamily                     Low-Rise
 38   Summerwood Apts                             $9,958,300                Multifamily                     Low-Rise
 39   Bay Pointe Apartments                       $9,825,031                Multifamily                     Low-Rise
 40   Central Park Apartments                     $9,296,502                Multifamily                     Low-Rise
 43   Villa Monterey Apartments                   $8,943,107                Multifamily                      Garden
 47   Piccadilly Apartments                       $8,543,811                Multifamily                     Low-Rise
 54   The Fields                                  $7,053,422                Multifamily                     Low-Rise
 56   Barrows Place                               $6,886,653                Multifamily                     Low-Rise
 58   Village View Apartments                     $6,771,378                Multifamily                     Low-Rise
 59   The Landings Apartments                     $6,697,952                Multifamily                     Low-Rise
 64   230-38 East 44th Street                     $6,451,509                Multifamily                    High Rise
 65   Woodfield East Apartments                   $6,225,207                Multifamily                     Low-Rise
 67   Royal Gulf Apartments                       $6,174,088                Multifamily                      Garden
 68   Muses Block                                 $6,166,003                 Mixed Use                 Retail/Multifamily
 72   Charles Daniels Apartments                  $5,983,553                Multifamily                     Low-Rise
 75   Clay Creek Apartments                       $5,746,571                Multifamily                     Low-Rise
 77   The Trees                                   $5,730,823                Multifamily                     Low-Rise
 78   Terra Cotta Villa                           $5,662,224                Multifamily                     Low-Rise
 80   Kingstowne 1 Apartments                     $5,484,883                Multifamily                      Garden
 83   Stoney Brook Apartments                     $5,430,752                Multifamily                     Low-Rise
 85   Towne Club                                  $5,082,264                Multifamily                     Low-Rise
 89   Stanley Apartments                          $4,909,120                Multifamily                     Low-Rise
 96   131 Tremont Apartments                      $4,697,003                 Mixed Use             Multifamily/Retail/Office
 98   The Aspens on Country Club                  $4,451,833                Multifamily                     Low-Rise
 99   Westwood Glen                               $4,436,659                Multifamily                     Low-Rise
102   Bridgecreek Apartments                      $4,325,681                Multifamily                     Low-Rise
103   Le Cercle Apartments                        $4,292,015                Multifamily                     Mid-Rise
104   Geneva Meadows                              $4,284,544                Multifamily                     Low-Rise
106   Pleasant Run Apartments                     $4,230,899                Multifamily                      Garden
108   Bankside Apartments                         $4,160,942                Multifamily                     Low-Rise
111   Mission Bay Condominiums                    $3,988,858                Multifamily                     Low-Rise
118   Tanglewood Apartments - AZ                  $3,930,963                Multifamily                     Low-Rise
119   Colonnades Apartments - AZ                  $3,911,110                Multifamily                     Low-Rise
125   Oakton Beach & Tennis Club                  $3,542,802                Multifamily                     Low-Rise
131   Chateau DeVille                             $3,375,481                Multifamily                     Low-Rise
132   Edgewood Sunrise North                      $3,345,292                Multifamily                     Low-Rise
134   Wyndemere Apartments                        $3,290,610                Multifamily                     Low-Rise
137   York Manor Apartments                       $3,257,490                Multifamily                     Low-Rise
138   850 Warwick Avenue                          $3,189,454                Multifamily                     Low-Rise
143   Oak Glen Apartments                         $3,066,526                Multifamily                     Low-Rise
146   Rainbow Forest Apartments                   $2,988,834                Multifamily                     Low-Rise
151   Northwood Apartments                        $2,934,002                Multifamily                      Garden
154   Village Square Apartments                   $2,878,824                Multifamily                     Low-Rise
155   Fairway Lanai                               $1,358,033                Multifamily                     Low-Rise
156   Park Place                                  $1,512,809                Multifamily                     Low-Rise
158   College Station Apartments                  $2,776,529                Multifamily                      Garden
159   Canterbury Crossings                        $2,738,503                Multifamily                     Low-Rise
160   Arborwood Apartments                        $2,710,394                Multifamily                     Low-Rise
161   South Shore Apartments                      $2,688,647                Multifamily                      Garden
163   Moorpark Terrace Apartments                 $2,689,089                Multifamily                     Low-Rise
170   Morrison Apartments                         $2,498,297                Multifamily                      Garden
172   Cedar Ridge                                 $2,489,085                Multifamily                      Garden
174   231 - 237 Second Avenue                     $2,471,983                Multifamily                     Mid-Rise
177   Miramar Apartments                          $2,395,054                Multifamily                     Low-Rise
193   Timber Ridge                                $2,233,760                Multifamily                     Low-Rise
196   Southland Apartments                        $2,201,059                Multifamily                      Garden
199   Edwards Apartments                          $2,115,572                Multifamily                     Low-Rise
201   Shallowford Apartments                      $2,082,356                Multifamily                      Garden
209   Alderbury Cove                              $1,992,811                Multifamily                     Low-Rise
210   Brookridge Apartments                       $1,986,906                Multifamily                     Low-Rise
211   Pheasant Run Apartments                     $1,981,826                Multifamily                     Low-Rise
217   Parkwood Apartments                         $1,829,525                Multifamily                     Low-Rise
222   Holly Apartments                            $1,712,560                Multifamily                     Low-Rise
231   Casa Grande Apartments                      $1,593,449                Multifamily                     Low-Rise
238   Hillside West Apartments                    $1,451,615                Multifamily                     Low-Rise
241   Sunnyslope                                  $1,341,454                Multifamily                     Low-Rise
242   Georgetown Station Apartments               $1,322,072                Multifamily                     Low-Rise
246   Villa Esperanza                             $1,268,222                Multifamily                     Low-Rise
253   Sandia North Apartments                     $1,153,345                Multifamily                     Low-Rise
255   Whitnall Glen Apartments                    $1,141,878                Multifamily                     Low-Rise
258   Outrigger Apartments                        $1,047,830                Multifamily                     Low-Rise
259   Lindy's Landing Apts.                         $997,296                Multifamily                      Garden
261   Leawood Plaza Apartments                      $992,863                Multifamily                     Low-Rise
262   American Village Apartments                   $919,491                Multifamily                     Low-Rise

      Total/Weighted Average                    $365,438,028

-------------------------------------------------------------------------------------------------------
                                            No.                                      Utilities
        Loan                                 of              Total                    Paid By
        No.             Elevators          Floors            Units                     Tenant
-------------------------------------------------------------------------------------------------------
         2                  N               3&4               400                  Electric/HVAC
         5                  N               2&3               350                   Electric/Gas
         21                 N                3                312                   Electric/AC
         33                 N                2                184                  Electric/Heat
         34                 N                2                316                  Electric/Heat
         36                 N                3                390                   Electric/AC
         38                 N               2&3               190                  Electric/Heat
         39                 N                2                417                  Electric/HVAC
         40                 N                2                424                     Electric
         43                 N                2                320                  Electric/HVAC
         47                 N               2&3               252                  Electric/HVAC
         54                 N                3                108                  Electric/HVAC
         56                 N                4                95                      Electric
         58                 N                2                136                  Electric/HVAC
         59                 N                3                162                  Electric/HVAC
         64                 Y                14               164                   Electric/AC
         65                 N                3                168                   Electric/AC
         67                 N                3                144                   Electric/Gas
         68                 Y              2,3&8              65                      Electric
         72                 Y                4                104                     Electric
         75                 N                2                236                  Electric/HVAC
         77                 N                2                111                  Electric/HVAC
         78                 N                2                136                  Electric/HVAC
         80                 N                2                264                   Electric/Gas
         83                 N                2                180                   Electric/AC
         85                 N                3                102                  Electric/HVAC
         89                 N                2                80                   Electric/HVAC
         96                 Y                4                28                        None
         98                 N               2&3               151                  Electric/HVAC
         99                 N                2                248                  Electric/HVAC
        102                 Y                3                47                   Electric/HVAC
        103                 Y                8                91                   Electric/HVAC
        104                 N                2                108                  Electric/HVAC
        106                 N                3                108                     Electric
        108                 N                2                284                  Electric/HVAC
        111                 N                2                52                   Electric/HVAC
        118                 N                2                184                       None
        119                 N                2                224                       None
        125                 N               2&3               66                   Electric/HVAC
        131                 N                2                100                  Electric/HVAC
        132                 N                2                113                  Electric/HVAC
        134                 N                3                99                    Electric/AC
        137                 N                3                190                   Electric/AC
        138                 N                2                50                   Electric/HVAC
        143                 N                2                240                  Electric/HVAC
        146                 N               2&3               156                  Electric/HVAC
        151                 N               2.5               108                   Electric/Gas
        154                 N                2                217                  Electric/HVAC
        155                 Y                4                43                   Electric/Heat
        156                 Y                3                41                   Electric/Heat
        158                 N                3                60                    Electric/Gas
        159                 N                2                32                   Electric/HVAC
        160                 N                2                120                  Electric/HVAC
        161                 N               2&3               116                     Electric
        163                 Y                3                36                    Electric/Gas
        170                 Y                3                79                    Electric/Gas
        172                 N                1                78                    Electric/AC
        174                 N                6                35                   Electric/HVAC
        177                 Y                4                67                   Electric/Heat
        193                 N                2                104                  Electric/HVAC
        196                 N                2                50                    Electric/Gas
        199                 N                2                52                   Electric/HVAC
        201                 N                1                67                   Electric/HVAC
        209                 N                2                56                   Electric/HVAC
        210                 N               1&2               103                  Electric/HVAC
        211                 N                2                168                  Electric/HVAC
        217                 N                2                116                  Electric/HVAC
        222                 N                2                40                   Electric/HVAC
        231                 N               2&3               56                   Electric/HVAC
        238                 N                2                74                   Electric/HVAC
        241                 N                2                42                    Electric/AC
        242                 N                2                98                   Electric/HVAC
        246                 N                2                75                   Electric/HVAC
        253                 N                2                40                   Electric/HVAC
        255                 N                2                24                   Electric/HVAC
        258                 N               1&2               49                   Electric/Heat
        259                 N                2                52                    Electric/Gas
        261                 N                2                80                      Electric
        262                 N                2                87                      Electric

                                                            10,814

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
APPENDIX II
ADDITIONAL INFORMATION REGARDING SENIOR HOUSING PROPERTIES - I

----------------------------------------------------------------------------------------------------------------------------------
                                                               Studios                  1 Bedrooms                2 Bedrooms
                                                         -----------------------   ---------------------      ---------------------
                                                                       Avg.                       Avg.                      Avg.
 Loan                                                                  Rent/                      Rent/                     Rent/
  No.                 Property Name                       Units        Month         Units        Month        Units        Month
----------------------------------------------------------------------------------------------------------------------------------
  44    Brookhaven Manor                                     0             $0         104        $1,636          36        $1,968
  52    American House Parkway                              24         $1,725          93        $1,875           8        $2,225
  53    Lincoln Court                                       66         $1,415          56        $1,660          11        $2,046
  62    Mountain View                                        0             $0           0            $0           0            $0
  63    Barrington Terrace                                  24         $3,243          38        $3,688           0            $0
  69    Standiford Place                                    46         $1,140          52        $1,549          20        $1,939
  70    Winslow Court                                        9           $860          82        $1,106          38        $1,531
  82    Brightondale                                         2         $1,458          62        $1,787          11        $2,204
  94    Hill House                                           0             $0           0            $0           0            $0
  95    Park Chateau                                        44         $1,134          57        $1,435           8        $2,015
  115   Camelot                                             30         $1,143          84        $1,103          22        $1,560
  123   Springs of Escondido                                 0             $0          95        $1,316           8        $1,858
  142   Valley View Place                                    0             $0           0            $0           0            $0
  169   Tarzana Place                                        0             $0           0            $0           0            $0
  191   Lincoln Tower                                       38           $943          60        $1,289          12        $1,736
  234   Eugene Camlu Retirement Center                      53           $840           9        $1,123           1        $1,230
  249   Westland I                                          88         $1,215           0            $0           0            $0

Total/Weighted Average                                     424         $1,291         792        $1,574         175        $1,827


-----------------------------------------------------------------------------------------------------
                       Private                 Semi-Private                       Triple/Quad
               -----------------------       ----------------------            ----------------------
                                Avg.                          Avg.                           Avg.
        Loan                   Rent/                          Rent/                          Rent/
        No.      Units         Month            Units         Month              Units       Month
----------------------------------------------------------------------------------------------------
         44        0                $0            0                $0               0            $0
         52        0                $0            0                $0               0            $0
         53        0                $0            0                $0               0            $0
         62       63            $2,200           32            $3,802               0            $0
         63        0                $0            0                $0               3        $7,279
         69        0                $0            0                $0               0            $0
         70        0                $0            0                $0               0            $0
         82        0                $0            0                $0               0            $0
         94       22            $1,626           42            $2,751              12        $3,593
         95        0                $0            0                $0               0            $0
        115        0                $0            0                $0               0            $0
        123        0                $0            0                $0               0            $0
        142       53            $1,600           28              $875               0            $0
        169       60            $1,600           30              $900               0            $0
        191        0                $0            0                $0               0            $0
        234        0                $0            0                $0               0            $0
        249        0                $0            0                $0               0            $0

                 198            $1,794          132            $2,187              15        $4,330


                     [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
ADDITIONAL INFORMATION REGARDING SENIOR HOUSING PROPERTIES - II

---------------------------------------------------------------------------------------------------------------------------------
   Loan                                        Cut-Off Date
   No.                    Property Name          Balance                   Property Type            Sub-Property Type
---------------------------------------------------------------------------------------------------------------------------------
    44     Brookhaven Manor                     $8,787,003                 Senior Housing      Congregate Seniors Housing
    52     American House Parkway               $7,481,968                 Senior Housing      Congregate Seniors Housing
    53     Lincoln Court                        $7,474,829                 Senior Housing      Congregate Seniors Housing
    62     Mountain View                        $6,521,131                 Senior Housing      Assisted Living Facilities
    63     Barrington Terrace                   $6,478,793                 Senior Housing      Congregate Seniors Housing
    69     Standiford Place                     $6,148,087                 Senior Housing      Congregate Seniors Housing
    70     Winslow Court                        $6,092,614                 Senior Housing      Congregate Seniors Housing
    82     Brightondale                         $5,435,497                 Senior Housing      Assisted Living Facilities
    94     Hill House                           $4,779,039                 Senior Housing      Assisted Living Facilities
    95     Park Chateau                         $4,722,684                 Senior Housing      Congregate Seniors Housing
   115     Camelot                              $3,945,441                 Senior Housing      Congregate Seniors Housing
   123     Springs of Escondido                 $3,722,339                 Senior Housing      Congregate Seniors Housing
   142     Valley View Place                    $3,093,098                 Senior Housing      Assisted Living Facilities
   169     Tarzana Place                        $2,544,343                 Senior Housing      Assisted Living Facilities
   191     Lincoln Tower                        $2,240,579                 Senior Housing      Congregate Seniors Housing
   234     Eugene Camlu Retirement Center       $1,503,027                 Senior Housing      Congregate Seniors Housing
   249     Westland I                           $1,195,821                 Senior Housing      Congregate Seniors Housing

Total/Weighted Average                         $82,166,294



------------------------------------------------------------------
                                                      Utilities
   Loan                  No. of         Total          Paid By
   No.      Elevators    Floors         Units          Tenant
------------------------------------------------------------------
    44          Y           3            140            None
    52          Y           3            125            None
    53          Y           2            133            None
    62          Y           2             95            None
    63          Y           3             65            None
    69          Y          1&3           118            None
    70          Y           3            129            None
    82          Y           3             75            None
    94          Y          1-3            76            None
    95          Y           3            109            None
   115          Y           3            136            None
   123          Y           3            103            None
   142          Y           2             81            None
   169          Y          2&3            90            None
   191          Y           8            110            None
   234          N           1             63            None
   249          N          1&2            88            None

                                       1,73

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

        FOOTNOTES TO APPENDIX II

      1."HF" and "MS" denote Heller Financial Capital Funding, Inc., and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

      2.Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted.

      3.Certain values including Units or SF, Cut-Off Date Balance/Unit or SF,
        DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties. Certain values including Cut-Off Date Balance/Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are cross-collateralized and cross-defaulted.

      4.The Effective Maturity Date identifies the Hyper-Amortization Date of the Mortgage Loans as defined in the Prospectus Supplement. See "Description of the Mortgage Pool".

      5.The Original Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 accrual feature of certain Mortgage Loans, the actual amortization to a zero balance on these Mortgage Loans will be longer.

      6.The Loan No. 2 Monthly Payment is based on a 360 month amortization term as of an 8/14/1998 earnout date. The Original Term to Maturity reflects the term to maturity from the Note Date, and the Original Amortization Term reflects the amortization term as of the earnout date.

      7.Several Mortgage Loans are secured by liens on multiple properties.
        Property name, address, city, state, property type, sub-property type and years built and renovated indicated are for the largest of such properties. All other property information is aggregated for the multiple properties. Detail on the individual properties of the multiple property loans is as follows:

Loan No. 3:
Property Name                          Address                                         City                        State
-------------                          -------                                         ----                        -----
The Regal Business Center              4557-4747 Irving Blvd. & 4650-4656 Leston Ave.  Dallas                        TX
Tarrant Industrial Properties 1        301-399 N. Beach St.                            Fort Worth                    TX
Tarrant Industrial Properties 2        1200-1240 Loop Highway                          Grapevine                     TX
Tarrant Industrial Properties 3        3021-3101 Pinewood                              Arlington                     TX
Tarrant Industrial Properties 4        702-732 Avenue R                                Grand Prairie                 TX
Tarrant Industrial Properties 5        2501-2509 Dalworth                              Grand Prairie                 TX
Tarrant Industrial Properties 6        3426-3442 Dalworth                              Arlington                     TX
Tarrant Industrial Properties 7        3405-3451 Dalworth                              Arlington                     TX




  Property Type                  Units or SF     Year Built   Year Renovated
  -------------                  -----------     ----------   --------------
  Industrial                       530,650          1974           N/A
  Industrial                       140,425          1978           N/A
  Industrial                       113,665          1983           N/A
  Industrial                        99,938          1982           N/A
  Industrial                        84,430          1981           N/A
  Industrial                        64,485          1966           N/A
  Industrial                        50,088          1968           N/A
  Industrial                        50,080          1968           N/A



Loan No. 79:
Property Name                          Address                                         City                        State
-------------                          -------                                         ----                        -----
Whispering Pines                       26 East Main St.                                Merrill                       WI
Village Terrace                        212 Mary St.                                    Johnson Creek                 WI
Hickory Lane                           1515 Vandenbroek Rd.                            Little Chute                  WI

Loan No. 120:
Property Name                          Address                                         City                        State
-------------                          -------                                         ----                        -----
A-American SSF Portfolio - Irving      725 Metker St.                                  Irving                        TX
A-American SSF Portfolio - Houston     1620 Almeda Genoa Rd.                           Houston                       TX
A-American SSF Portfolio - Webster     525 East NASA Rd.                               Webster                       TX
A-American SSF Portfolio - Dallas      9951 Royal Lane                                 Dallas                        TX

Loan No. 141:
Property Name                          Address                                         City                        State
-------------                          -------                                         ----                        -----
Campbell Industrial                    740 W. 190th St.                                Gardena                       CA
690 W. 190th Street                    690 W. 190th St.                                Gardena                       CA
Hermanas                               2934 Las Hermanas                               Rancho Dominguez              CA

Loan No.  233:
Property Name                          Address                                         City                        State
-------------                          -------                                         ----                        -----
Summit Mobile Home Park                8461 Perry Highway                              Millcreek Township            PA
Blue Coral Mobile Home Village         3104 West Lake Rd.                              Erie County                   PA



  Property Type                  Units or SF     Year Built   Year Renovated
  -------------                  -----------     ----------   --------------
  Manufactured Housing               148            1970           N/A
  Manufactured Housing               119            1970           N/A
  Manufactured Housing               104            1970           N/A


  Property Type                  Units or SF     Year Built   Year Renovated
  -------------                  -----------     ----------   --------------
  Self Storage                      47,525          1976          1987
  Self Storage                      40,265          1984           N/A
  Self Storage                      39,765          1984           N/A
  Self Storage                      34,320          1978           N/A


  Property Type                  Units or SF     Year Built   Year Renovated
  -------------                  -----------     ----------   --------------
  Industrial                        45,000          1967           N/A
  Industrial                        23,952          1978           N/A
  Industrial                        23,678          1969           N/A


  Property Type                  Units or SF     Year Built   Year Renovated
  -------------                  -----------     ----------   --------------
  Manufactured Housing               126            1960           N/A
  Manufactured Housing                55            1970           N/A



      8.The monthly payments for the following Mortgage Loans presently consist of payments of interest only on the Cut-Off Date Balance. The identified Monthly Payment and DSCR for each of these Mortgage Loans are based on the monthly debt service payments payable upon commencement of the scheduled initial principal and interest payment date as identified below.

       Loan No.    Property Name                   Initial Principal and Interest Payment Date
       --------    -------------                   -------------------------------------------
          5        Ventana Apartments                               3/1/00
         41        Royal Palm MHC                                   5/1/99
         79        Whispering Pines                                 5/1/99
        107        Whispering Pines Community                       6/1/99

      9.Each of the following Mortgage Loans is structured with a performance holdback subject to achievement of certain release conditions. The amount of the holdback was escrowed for each loan at closing. Details on each holdback are provided below. For further details regarding these holdback provisions, see "Description of the Mortgage Pool - Performance Holdbacks" in the Prospectus Supplement.

       Loan No.    Property Name                       Release Conditions
       --------    -------------                       ------------------
         41        Royal Palm MHC                      (a) 1.25x DSCR, (b) 78% LTV, and (c)  loan
                                                       constant   loan constant at funding.
         79        Whispering Pines                    (a) 1.35x DSCR, (b) 80% LTV, and (c)  loan
                                                       constant    loan constant at funding.
        107        Whispering Pines Community          (a) 1.35x DSCR, (b) 80% LTV, and (c) loan
                                                       constant    loan constant at funding.
        114        Raycom                              (a) 1.25x DSCR, and (b) 80% LTV.


     Escrowed                                                  DSCR on                       Outside Date
 Holdback Amount       Outside Date for Release              Net Exposure                 Prepayment Provisions
 ---------------       ------------------------              ------------                 ---------------------
    $500,000                   4/16/99                          1.38x                     Yield maintenance

    $200,000                   3/30/99                          1.36x                     Yield maintenance

    $175,000                  11/12/98                          1.30x                     Yield maintenance

     $75,000                   1/31/99                          1.29x                     Yield maintenance



     10.Loan No. 43 consists of two notes originally made on 6/20/1996, a $5.8 million note at a fixed 8.690% interest rate and a floating rate $4 million note. On 12/1/1997, the floating rate note converted to a 7.500% fixed rate note. The Mortgage Rate for Loan No. 43 is based on the weighted average of the two identified note interest rates based on the Cut-Off Date balances of the respective notes.

     11.Following a 60 month Lockout Period, Loan No. 67 allows for partial prepayments subject to payment of a prepayment premium equal to the greater of (a) yield maintenance and (b) 1% of the prepaid amount.

     12.Loan Nos. 126 and 183 each permit voluntary principal prepayments of up to 10% of the original principal balance in any calendar year without the imposition of a prepayment premium.

     13.Loan No. 135 converted from floating to fixed rate on  7/1/1997.
The Original Term to Maturity reflects the term to maturity from the Note Date, and the Original Amortization Date reflects the amortization term as of the Note Date.

     14.Loan No. 195 converted from floating to fixed rate on 11/1/1996.
The Original Term to Maturity reflects the term to maturity from the Note Date, and the Original Amortization Term reflects the amortization term as of the
 Note Date.

     15.In general, "Percent Leased" was determined based on a borrower-provided rent roll. In certain cases, "Percent Leased" was determined based on an appraisal, financial statement or occupancy report. "Percent Leased as of Date" indicates the stated date of such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the preceding twelve month period.

     16."Largest Tenant" refers to the tenant that represents the greatest percentage, equal to or in excess of 10%, of the total square footage at the subject property.

     17."Seasoning" represents the approximate number of months elapsed from the Note Date of the Mortgage Loan to the Cut-Off Date.

     18.Indicates prepayment provisions from the first Due Date (after the initial partial month interest only payment date, if any) as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1" represents the greater of yield maintenance and 1%. "DEF" represents defeasance. The stated percentages (5.0%, 4.0%, 3.0%, 2.5%, 2.0%, 1.5%, 1.0%) represent percentage prepayment premiums. "Open" represents a period during which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of prepayment provisions represents the number of months in the Original Term to maturity or EMD for which such provision applies.

     19.The "Other" unit types referred to above are as follows:

               Loan No.          Property Name               Other
               --------          -------------               -----
                  67             Royal Gulf Apartments       Corporate 2BDR
                  77             The Trees                   6 BDR

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

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

APPENDIX III

LARGEST LOAN SUMMARIES

LOAN NO. 1 -- AUGUSTA EXCHANGE LOAN AND PROPERTY

Cut-off Date Balance:                                              $23,949,234
Loan Type:               Principal and Interest; Balloon
Origination Date:                                                     7/3/1998
Maturity Date:                                                        7/1/2008
Mortgage Rate:                                                          6.940%
Annual Debt Service:                                                $1,904,480
DSCR:                                                                    1.36x
Underwritable Cash Flow:                                            $2,585,739
Balance at Maturity:                                               $20,971,912
Property Type:                                                          Retail
Location:                                                       Augusta, GA
Year Built/Renovated:                                                  1998/NA
Square Footage:                                                        270,886
Cut-off Date Balance/SF                                                    $88
Appraised Value:                                                   $30,000,000
Current LTV:                                                             79.8%
Balance at Maturity LTV:                                                 69.9%
Percent Leased:                                                          98.5%
Percent Leased as of Date:                                           6/22/1998



THE LOAN

     The Augusta Exchange Loan (the "Augusta Exchange Loan") is secured by a first mortgage on a 270,886 square foot shopping center located in Augusta, Georgia (the "Augusta Exchange Property"). The Augusta Exchange Loan was originated by Heller Financial, Inc. on July 3, 1998 and subsequently acquired by Heller Financial Capital Funding, Inc.

     THE BORROWER. The borrower is Augusta Exchange, L.L.C., a Georgia limited liability company (the "Augusta Exchange Borrower"). The loan documents limit the Augusta Exchange Borrower to the acquisition, operation and disposition of the Augusta Exchange Property.

     SECURITY. The Augusta Exchange Loan is secured by a Deed to Secure Debt, Assignment of Rents and Security Agreement and Fixture Filing (the "Deed to Secure Debt"), UCC Financing Statements and certain additional security documents. The Deed to Secure Debt is a first lien on a fee interest in the Augusta Exchange Property. The Augusta Exchange Loan is non-recourse, subject to certain limited exceptions.

     PAYMENT TERMS. The Mortgage Rate is fixed at 6.940%. The Augusta Exchange Loan requires monthly payments of principal and interest of $158,706.67 until its maturity on July 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Augusta Exchange Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


     PREPAYMENT. By its terms, the Augusta Exchange Loan may not be prepaid in whole or in part during the loan term, except that it may be paid without a prepayment fee or premium during the last 90 days of the loan term. The Augusta Exchange Loan may be defeased on or after August 1, 2001.

     If there is an event of default and the lender accelerates the Augusta Exchange Loan, the Note requires the Augusta Exchange Borrower to pay a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. There is a 5% late fee on overdue installments, and the Augusta Exchange Loan accrues interest at the Mortgage Rate plus 5% per annum while the Augusta Exchange Loan is in default.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Augusta Exchange Loan becomes immediately due and payable upon the transfer of the Augusta Exchange Property or any ownership interest in the Augusta Exchange Borrower, except in connection with the rights of transfer described below. The Augusta Exchange Borrower has the right to one transfer of the Augusta Exchange Property subject to the related mortgage upon the approval the


                                      III-1
lender. The Augusta Exchange Borrower also has the right to two additional transfers of the Augusta Exchange Property subsequent to the first 18 months of the loan term with the payment of a 1% assumption fee upon approval of the lender. Transfers of ownership interest in the Augusta Exchange Borrower are permitted, provided that the two current LLC members most own directly or indirectly at least 20% of the interests in the Augusta Exchange Borrower.


     ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $3,341 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the amount of $4,167 until such times and to the extent that this escrow account equals $250,000. Such amounts will be disbursed to pay such costs and provide additional security for the Augusta Exchange Loan. There is no insurance escrow.


     SUBORDINATE/OTHER DEBT. The loan documents prohibit the Augusta Exchange Borrower from incurring any subordinate indebtedness or encumbrances.


THE PROPERTY


     The Augusta Exchange Property is a 270,886 square foot shopping center located in Augusta, Georgia. The Augusta Exchange Property was 98.5% occupied as of June 22, 1998 to 18 tenants based on a rent roll provided by the Augusta Exchange Borrower. The Augusta Exchange Property was completed in 1998 and is a single story concrete and steel building.


     Approximately 81.5% of the space is rented by national and regional tenants including Sports Authority, Winn Dixie, Bed, Bath & Beyond, Circuit City, Petsmart, Michaels and Old Navy. All contractual lease expirations occur after the Maturity Date. Per the June 22, 1998 rent roll provided by the Augusta Exchange Borrower, average base rental was $10.72 per square foot.


MANAGEMENT


     The Augusta Exchange Borrower is the property manager.

                                      III-2

LOAN NO. 2 -- MAGNOLIA VININGS APARTMENTS LOAN AND PROPERTY


Cut-off Date Balance:                                              $23,783,581
Loan Type:               Principal and Interest; Balloon
Origination Date:                                                    10/3/1997
Maturity Date:                                                       10/1/2008
Mortgage Rate:                                                          7.380%
Annual Debt Service:                                                $1,976,627
DSCR:                                                                    1.22x
Underwritable Cash Flow:                                            $2,416,968
Balance at Maturity:                                               $20,949,314
Property Type:                                                     Multifamily
Location:                                                       Atlanta, GA
Year Built/Renovated:                                                  1996/NA
No. of Units:                                                              400
Cut-off Date Balance/Unit:                                             $59,459
Appraised Value:                                                   $32,750,000
Current LTV:                                                             72.6%
Balance at Maturity LTV:                                                 64.0%
Percent Leased:                                                          93.0%
Percent Leased as of Date:                                           7/31/1998


THE LOAN

     The Magnolia Vinings Apartments Loan (the "Magnolia Vinings Loan") is secured by a first mortgage on a 400 unit multifamily housing facility located in Atlanta, Georgia (the "Magnolia Vinings Property"). The Magnolia Vinings Loan was originated by Heller Finiancial, Inc. on October 3, 1997 and subsequently acquired by Heller Financial Capital Funding, Inc.

     THE BORROWER. The Borrower is Magnolia Vinings L.P., a Delaware limited partnership (the "Magnolia Vinings Borrower"). The loan documents limit the Magnolia Vinings Borrower to the acquisition, operation and disposition of the Magnolia Vinings Property.

     SECURITY. The Magnolia Vinings Loan is secured by a Deed to Secure Debt, Assignment of Rents and Security Agreement and Fixture Filing (the "Deed to Secure Debt"), UCC Financing Statements and certain additional security documents. The Deed to Secure Debt is a first lien on a fee interest in the Magnolia Vinings Property. The Magnolia Vinings Loan is non-recourse, subject to certain limited exceptions.

     PAYMENT TERMS. The Mortgage Rate is fixed at 7.380%. The Magnolia Vinings Loan requires monthly payments of principal and interest of $164,718.92 until its maturity on October 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Magnolia Vinings Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


     PREPAYMENT. By its terms, the Magnolia Vinings Loan may not be prepaid prior to November 1, 2002. On and after that date, the Magnolia Vinings Loan may be prepaid with a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. The Magnolia Vinings Loan may be prepaid without any penalties 90 days prior to maturity. There is a 5% late fee on overdue installments, and the Magnolia Vinings Loan accrues interest at the Mortgage Rate plus 5% per annum while the Magnolia Vinings Loan is in default.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Magnolia Vinings Loan becomes immediately due and payable upon the transfer of the Magnolia Vinings Property or any ownership interest in the Magnolia Vinings Borrower, except in connection with the rights of transfer described below. The Magnolia Vinings Borrower has the right to transfer the Magnolia Vinings Property subject to the related mortgage with the payment of a 1% assumption fee upon approval of the lender. Transfers of limited partnership interests in the Magnolia Vinings Borrower are permitted; however, the general partnership interest in the Magnolia Vinings Borrower may not be transferred.

     ESCROWS/RESERVES. There is a tax escrow which requires deposits in an amount sufficient to pay taxes when due. There is also an escrow for capital expenditures which is funded monthly in the amount of $8,333. Such amounts will be disbursed to pay such costs and provide additional security for the Magnolia Vinings Loan. There is no insurance escrow.


                                      III-3

     SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.


THE PROPERTY


     The Magnolia Vinings Property consists of 15 three and four-story buildings plus an office/clubhouse. The Magnolia Vinings Property is located in Atlanta, Georgia and was 93.0% occupied as of July 31, 1998 based on a rent roll provided by the Magnolia Vinings Borrower.


     The Magnolia Vinings Property was built in 1996. The 400 units comprising the Magnolia Vinings Property average 967 square feet and consist of the following unit mix: 40 studio units, 136 one bedroom units, 160 two bedroom units and 64 three bedroom units. The buildings are typically of wood frame construction with brick and wood siding. Facilities include a pool, laundry rooms, health club, clubhouse and tennis courts. As of July 10, 1998, the average rent per month was $660 for studio units, $738 for 1-bedroom units, $975 for 2-bedroom units and $1,150 for 3-bedroom units.


MANAGEMENT


     The Magnolia Vinings Property is managed by the Shelter Group.

                                     III-4

LOAN NO. 3 -- THE REGAL BUSINESS CENTER LOAN AND PROPERTIES


Cut-off Date Balance:                                              $21,955,602
Loan Type:               Principal and Interest; Balloon
Origination Date:                                                    7/30/1998
Maturity Date:                                                        8/1/2008
Mortgage Rate:                                                          7.120%
Annual Debt Service:                                                $1,777,726
DSCR:                                                                    1.28x
Underwritable Cash Flow:                                            $2,279,072
Balance at Maturity:                                               $19,250,593
Property Type:                                            Industrial/Warehouse
Locations:                                                           See below
Years Built/Renovated:                                               See below
Square Footage:                                                      1,133,761
Cut-off Date Balance/SF:                                                   $19
Appraised Value:                                                   $28,000,000
Current LTV:                                                             78.4%
Balance at Maturity LTV:                                                 68.8%
Percent Leased:                                                          92.2%
Percent Leased as of Date:                                            7/1/1998


THE LOAN

     The Regal Business Center Loan (the "Regal Loan") is secured by a first mortgage on the eight warehouse facilities located in Fort Worth, Grapevine, Arlington, Grand Praire and Dallas, Texas (collectively, the "Mortgaged Properties"). The Regal Loan was originated on behalf of Morgan Stanley Mortgage Capital, Inc. by Secore Financial Corporation, a Pennsylvania corporation, on July 30, 1998.

     THE BORROWER. The co-borrowers are Regal Business Center, Inc., a Texas corporation, and Tarrant County Limited Partnership, a Texas limited partnership (together, the "Regal Borrower"). The Regal Borrower is a special purpose entity.

     SECURITY. The Regal Loan is secured by a Deed of Trust and Security Agreement and certain additional security documents. The mortgage is a first lien on fee interests in the Mortgaged Properties. The Regal Loan is non-recourse, subject to certain limited exceptions.

     PAYMENT TERMS. The Mortgage Rate is fixed at 7.120%. The Regal Loan requires monthly payments of principal and interest of $148,143.84 until its maturity on August 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Regal Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. By its terms, prior to the date that is 90 days prior to maturity, the Regal Loan may not be prepaid. On or after the date that is two years from the Closing Date, the Regal Borrower may defease the Regal Loan. No Prepayment Premium is due if the Regal Loan is prepaid within 90 days prior to maturity.

     If there is an event of default and the lender accelerates the Regal Loan, the security documents require the Regal Borrower to pay a prepayment premium equal to the greater of (i) the amount which when added to the principal amount of the Note would be sufficient to purchase Defeasance Collateral sufficient to pay the Regal Loan (if defeasance is permitted) and (ii) 1% of the prepaid principal amount. There is a 5% late fee on overdue installments, and the Loan accrues interest at the mortgage rate plus 5% per annum while the Regal Loan is in default.

     TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Regal Loan becomes immediately due and payable upon the transfer of the Mortgaged Properties or any ownership interest in the Regal Borrower, except for (a) a one-time right to sell the Mortgaged Properties after August 1, 1999 upon the satisfaction of certain conditions, and (b) certain transfers upon operation of law and transfers of minority ownership interests not resulting in a change in voting control.

     ESCROWS/RESERVES. There is a tax escrow which require deposits in amounts sufficient to pay taxes when due, and a capital expenditure reserve for the payment of certain capital expenditures which is funded monthly in the amount of $14,172. There is no insurance escrow.


                                      III-5

     SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.


THE PROPERTIES

     The Mortgaged Properties are comprised of the Tarrant Industrial Properties and the Regal Business Center. In the aggregate, the Mortgaged Properties consist of eight (8) industrial warehouse facilities (18 total buildings).

     THE TARRANT INDUSTRIAL PROPERTIES CONSIST OF THE FOLLOWING SEVEN COMPLEXES CONSISTING OF ELEVEN BUILDINGS:


                     PROPERTY 1: 301-399 NORTH BEACH STREET

Location:                                                       Fort Worth, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1978
Square Footage:                                                        140,425
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                     PROPERTY 2: 1200-1240 LOOP HIGHWAY 382

Location:                                                        Grapevine, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1983
Square Footage:                                                        113,665
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                     PROPERTY 3: 3021-3101 PINEWOOD STREET

Location:                                                        Arlington, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1982
Square Footage:                                                         99,938
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                          PROPERTY 4: 702-732 AVENUE R

Location:                                                    Grand Prairie, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1981
Square Footage:                                                         84,430
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                     PROPERTY 5: 2501-2509 DALWORTH STREET

Location:                                                    Grand Prairie, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1966
Square Footage:                                                         64,485
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                     PROPERTY 6: 3426-3442 DALWORTH STREET

Location:                                                        Arlington, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1968
Square Footage:                                                         50,088
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


                     PROPERTY 7: 3405-3451 DALWORTH STREET

Location:                                                        Arlington, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1968
Square Footage:                                                         50,080
Percent Leased:                                                         92.2%*
Percent Leased as of date:                                            7/1/1998


*92.2% occupancy as of 7/1/1998 is an aggregate based upon all of the Tarrant Industrial Properties.

                                      III-6

THE REGAL BUSINESS CENTER CONSISTS OF TWO TRACTS CONSISTING OF SEVEN BUILDINGS.


                     PROPERTY 8: THE REGAL BUSINESS CENTER

                4557-4747 IRVING BLVD. & 4650-4656 LESTON AVENUE


Location:                                                           Dallas, TX
Construction:                                                         Concrete
Year Built/Renovated:                                                     1974
Square Footage:                                                        530,650
Percent Leased:                                                          92.2%
Percent Leased as of date:                                            7/1/1998



MANAGEMENT


     CB Commercial Real Estate Group is the property manager.

                                      III-7

LOAN NO. 4 -- 490 POST STREET LOAN AND PROPERTY


Cut-off Date Balance:                                              $17,612,188
Loan Type:                                     Principal and Interest; Balloon
Origination Date:                                                    1/26/1998
Maturity Date:                                                        2/1/2008
Mortgage Rate:                                                          7.230%
Annual Debt Service:                                                $1,554,999
DSCR:                                                                    1.37x
Underwritable Cash Flow:                                            $2,132,726
Balance at Maturity:                                               $14,185,139
Property Type:                                                          Office
Location:                                                    San Francisco, CA
Year Built/Renovated:                                                  1925/NA
Square Footage:                                                        117,960
Cut-off Date Balance/SF:                                                  $149
Appraised Value:                                                   $26,000,000
Current LTV:                                                             67.7%
Balance at Maturity LTV:                                                 54.6%
Percent Leased:                                                          98.3%
Percent Leased as of Date:                                           6/30/1998


THE LOAN

     The 490 Post Street Loan (the "490 Post Street Loan") is secured by a first mortgage on a 116,976 square foot office building located in San Francisco, California (the "490 Post Street Property"). The 490 Post Street Loan was originated by Heller Financial, Inc. on January 26, 1998 and subsequently acquired by Heller Capital Funding, Inc.

     THE BORROWER. The borrower is Brugnara Properties III, a California Corporation (the "490 Post Street Borrower"). The loan documents limit the 490 Post Street Borrower to the acquisition, operation and disposition of the 490 Post Street Property.

     SECURITY. The 490 Post Street Loan is secured by a Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the 490 Post Street Property. The 490 Post Street Loan is non-recourse, subject to certain limited exceptions.

     PAYMENT TERMS. The Mortgage Rate is fixed at 7.230%. The 490 Post Street Loan requires monthly payments of principal and interest of $129,583.27 until its maturity on February 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The 490 Post Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. By its terms, the 490 Post Street Loan may not be prepaid prior to February 1, 2003. On and after that date, the 490 Post Street Loan may be prepaid with a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. The 490 Post Street Loan may be prepaid without any penalties 90 days prior to maturity. There is a 5% late fee on overdue installments, and the 490 Post Street Loan accrues interest at the Mortgage Rate plus 5% per annum while the 490 Post Street Loan is in default.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The 490 Post Street Loan becomes immediately due and payable upon the transfer of the 490 Post Street Property or any ownership interest in the 490 Post Street Borrower, except in connection with the rights of transfer described below. The 490 Post Street Borrower has the right to transfer the 490 Post Street Property subject to the related mortgage with the payment of a 1% assumption fee upon approval of the lender. Transfers of ownership interest in the 490 Post Street Borrower are permitted, provided that the Principal must own directly or indirectly at least 51% of the interests in the 490 Post Street Borrower.

     ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $15,000 until such times and to the extent that this escrow account equals $400,000. Such amounts will be disbursed to pay for such costs and provide additional security for the 490 Post Street Loan. There is no insurance escrow.


                                      III-8

     SUBORDINATE/OTHER DEBT. The loan documents prohibit the 490 Post Street Borrower from incurring any subordinate indebtedness or encumbrances.


THE PROPERTY

     The 490 Post Street Property is a sixteen story, 117,960 square foot office building, with an adjacent four-level parking structure, located in San Francisco, California. The 490 Post Street Property was 98.3% occupied as of June 30, 1998 based on a rent roll provided by the 490 Post Street Borrower.

     The 490 Post Street Property was built in 1925. Tenants range in size from 110 square feet to 3,942 square feet, with the largest tenant comprising less than 3.0% of total rental income. Contractual lease expirations during the loan term for all tenants are as follows: 53,204 square feet (45.1%) on month to month leases, 6,185 square feet (5.24%) in 1998, 8,225 square feet (6.97%) in 1999, 8,341 square feet (7.07%) in 2000, 3,324 square feet (2.82%) in 2001,
14,932 square feet (12.66%) in 2002, 10,024 square feet (8.50%) in 2003, 3,340 square feet (2.83%) in 2004, 4,283 square feet (3.63%) in 2005 and 4,126
(3.50%) after 2007. As of June 30, 1998, average base rental was $26.87 per square foot.


MANAGEMENT

     The 490 Post Street Property is managed by Brugnara Corporation, an affiliate of the 490 Post Street Borrower.


                                     III-9

LOAN NO. 5-VENTANA APARTMENTS LOAN AND PROPERTY

Cut-off Date Balance:                                              $17,500,000
Loan Type:                                     Principal and Interest; Balloon
Origination Date:                                                     1/6/1998
Final Maturity Date:                                                  2/1/2008
Mortgage Rate:                                                          6.740%
Annual Debt Service:                                                $1,360,664
DSCR:                                                                    1.26x
Underwritable Cash Flow:                                            $1,712,497
Balance at Maturity:                                               $15,748,106
Property Type:                                                     Multifamily
Location:                                                       Scottsdale, AZ
Years Built/Renovated:                                               1992/1995
Units:                                                                     350
Cut-off Date Balance/Unit:                                             $50,000
Appraised Value:                                                   $23,500,000
Current LTV:                                                             74.5%
Balance at Maturity LTV:                                                 67.1%
Percent Leased:                                                          86.5%
Percent Leased as of Date:                                           5/23/1998


THE LOAN

     The Ventana Apartments Loan (the "Ventana Loan") is secured by a first mortgage on a 350 unit multifamily housing facility located in Scottsdale, Arizona (the "Ventana Property"). The Ventana Loan was originated on behalf of Morgan Stanley Mortgage Capital Inc. by Secore Financial Corporation, a Pennsylvania corporation, on January 6, 1998.

     THE BORROWER. The borrower is G&I Ventana, LLC, a Delaware limited liability company (the "Ventana Borrower"). The Ventana Borrower is a special purpose entity comprised of DRA Growth & Income Fund, LLC and CP IV Ventana LLC, with each owning a 50% interest. The loan documents limit the Ventana Borrower to the acquisition, operation and disposition of the Ventana Property.

     SECURITY. The Ventana Loan is secured by a Deed of Trust, Assignment of Leases and Rents Security Agreement and Fixture Filing and certain additional security documents. The mortgage is a first lien on fee interests in the Ventana Property. The Ventana Loan is a non-recourse, subject to certain limited exceptions.


     PAYMENT TERMS. The Mortgage Rate is fixed at 6.740%. The Ventana Loan requires monthly payments of interest only from February 1, 1998 up to and including February 1, 2000. From March 1, 2000 until January 1, 2008, the Ventana Loan requires monthly payments of $113,388.66, each of the payments to be applied first to the payment of interest computed at the applicable interest rate, and the balance toward the reduction of the principal sum. The balance of the principal sum and all interest thereon is due February 1, 2008. The Ventana Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


     PREPAYMENT. By its terms, the Ventana Loan may not be prepaid prior to February 1, 2000. On or after February 1, 2000, the Ventana Borrower may prepay the Ventana Loan in whole, but not in part, upon 30 days written notice. No Prepayment Premium is due if the Ventana Loan is prepaid within three months prior to maturity. If there is a prepayment of the Ventana Loan during the permitted prepayment period or if there is an event of default during the permitted prepayment period, and the lender accelerates the Ventana Loan the security documents require the Ventana Borrower to pay a prepayment premium equal to the greater of (i) 1% of the principal amount of the Loan being prepaid and (ii) the product of (A) the ratio of the amount of the Ventana Loan being prepaid over the outstanding balance of the Ventana Loan on the date of prepayment (after subtracting the scheduled principal payment on such prepayment date) multiplied by (B) the present value of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments based on the applicable Treasury Rate less the amount of the outstanding principal on the date of prepayment. If the default prepayment occurs prior to the time when prepayment of the principal balance of the Ventana Loan is permitted, an amount is required to be paid by the Ventana Borrower equal to the sum of (A) the present value of the interest payments which would have accrued on the principal balance of the Ventana Loan (outstanding as of the date of such default prepayment) at the Applicable Interest Rate from the date of such default prepayment to the first date prepayment is permitted pursuant to the Ventana Loan discounted at a rate equal to the Treasury Rate except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which prepayment is first permitted

                                    III-10
pursuant to the Ventana Loan, and (B) the prepayment consideration calculated as of the first date prepayment is permitted pursuant to the Ventana Loan.

     ESCROWS/RESERVES. There is a capital expenditure escrow which is funded monthly in the amount of $6,125. There is no insurance or tax escrow.


     THE PROPERTY.


     The Ventana Property consists of 16 two and three story garden style buildings plus an office/ clubhouse. The Ventana Property is located in Scottsdale, Arizona and was 86.5% occupied as of May 23, 1998 based on a rent roll provided by The Ventana Borrower.


     The Ventana Property was built in two phases, phase I in 1992 and phase II in 1995. The Ventana Property is comprised of 350 units including 144 one bedrooms units and 206 two bedroom units. The buildings are of wood frame construction with stucco exterior. Facilities include two swimming pools, a heated spa, a business center, club house with a kitchen, covered parking, and a fitness center. As of December 17, 1997, the average rent per month was $666 for 1-bedroom units and $812 for 2-bedroom units.


     MANAGEMENT


     The Ventana Property is managed by Chason Management, LLC, an affiliate of the Ventana Apartments Borrower.


                                      III-11

LOAN NO. 6-PARKWAY PLAZA LOAN AND PROPERTY

Cut-off Date Balance:                                              $17,373,844
Loan Type:                                     Principal and Interest; Balloon
Origination Date:                                                    7/17/1998
Maturity Date:                                                        8/1/2008
Mortgage Rate:                                                          6.850%
Annual Debt Service:                                                $1,368,181
DSCR:                                                                    1.31x
Underwritable Cash Flow:                                            $1,796,318
Balance at Maturity:                                               $15,163,793
Property Type:                                                          Retail
Location:                                                           Norman, OK
Years Built/Renovated:                                                 1997/NA
Square Footage:                                                        208,553
Cut-off Date Balance per SF:                                               $83
Appraised Value:                                                   $22,350,000
Current LTV:                                                             77.7%
Balance at Maturity LTV:                                                 67.8%
Percent Leased:                                                          93.4%
Percent Leased as of Date:                                           4/20/1998


THE LOAN

     The Parkway Plaza Loan (the "Parkway Plaza Loan") is secured by a first mortgage on a 191,705 square foot shopping center located in Norman, Oklahoma (the "Parkway Plaza Property"). The Parkway Plaza Loan was originated by Heller Financial, Inc. on July 17, 1998 and subsequently acquired by Heller Financial Capital Funding, Inc.

     THE BORROWER. The borrower is Parkway Plaza Limited Partnership, a Texas limited partnership (the "Parkway Plaza Borrower"). The loan documents limit the Parkway Plaza Borrower to the acquisition, operation and disposition of the Parkway Plaza Property.

     SECURITY. The Parkway Plaza Loan is secured by a Mortgage, Assignment of Rents and Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on a fee interest in the Parkway Plaza Property. The Parkway Plaza Loan is non-recourse, subject to certain limited exceptions.

     PAYMENT TERMS. The Mortgage Rate is fixed at 6.850%. The Parkway Plaza Loan requires monthly payments of principal and interest of $114,015.10 until its maturity on August 1, 2008, at which time all unpaid principal and accrued by unpaid interest is due. The Parkway Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. By its terms, the Parkway Plaza Loan may not be prepaid in whole or in part during the loan term, except it may be paid without a prepayment fee or premium during the last 90 days of the loan term. The Parkway Plaza Loan my be defeased on or after September 1, 2001.

     If there is an event of default and the lender accelerates the Parkway Plaza Loan, the Note requires the Parkway Plaza Borrower to pay a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. There is a 5% late fee on overdue installments, and the Parkway Plaza Loan accrues interest at the Mortgage Rate plus 5% per annum while the Parkway Plaza Loan is in default.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Parkway Plaza Loan becomes immediately due and payable upon the transfer of the Parkway Plaza Property or any ownership interest in the Parkway Plaza Borrower, except in connection with the rights of transfer described below. The Parkway Plaza Borrower has the right for one transfer of the Parkway Plaza Property subject to the related mortgage and the payment of a 1% assumption fee upon approval of the lender. Transfers of ownership interest in the Parkway Plaza Borrower are permitted, provided that two Principals must own directly or indirectly at least 20% of the interests in the Parkway Plaza Borrower.


     ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded


                                      III-12
monthly in the amount of $2,607 and an escrow required for tenant improvements and leasing costs which is required to be funded monthly in the amount of $6,250. Such amounts will be disbursed to pay such costs and provide additional security for the Parkway Plaza Loan. There is no insurance escrow.


     SUBORDINATE/OTHER DEBT. The loan documents prohibit the Parkway Plaza Borrower from incurring any subordinate indebtedness or encumbrances.


THE PROPERTY


     The Parkway Plaza Property is a 5 building, 208,553 square foot shopping center located in Norman, Oklahoma. The Parkway Plaza Property was 93.4% occupied as of June 30, 1998 with 21 tenants based on a rent roll provided by the Parkway Plaza Borrower. The Parkway Plaza Property was completed in 1997 and is constructed with steel, masonry and glass.


     Approximately 75% of the space is rented by national and regional tenants including Toys R Us, Ross, Barnes & Noble, Office Max, Petsmart, Just for Feet and Old Navy. Contractual lease expirations during the loan term for all tenants are as follows: 2,188 square feet (1.05%) in 2000, 6,744 square feet (3.23%) in 2001, 15,057 square feet (7.22%) in 2002, 4,088 square feet (1.96%)
in 2003 and 167,826 (80.47%) after 2007. Per the June 30, 1998 rent roll provided by the Parkway Plaza Borrower, average base rental was $10.57 per square foot.


MANAGEMENT


     The Parkway Plaza Property is managed by Sapphire Properties, an affiliate of the Parkway Plaza Borrower.


                                      III-13

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9                             WAC:
 Chicago, IL 60603                                                                                             WAMM:

====================================================================================================================================
                                                                              Number Of Pages
                                                                              ---------------

                        Table Of Contents




                        TOTAL PAGES INCLUDED  IN THIS PACKAGE


                        Specially Serviced Loan Detail                        Appendix A
                        Modified Loan Detail                                  Appendix B
                        Realized Loss Detail                                  Appendix C



                    ------------------------------------------------------------------------
                       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                    ------------------------------------------------------------------------
                        LaSalle Web Site                                  www.lnbabs.com

                        LaSalle Bulletin Board                            (714) 282-3990
                        LaSalle ASAP Fax System                           (312) 904-2200
                        Bloomberg                                         User Terminal

                        ASAP #:                                           365
                        Monthly Data File Name:                           0365MMYY.EXE
                    ========================================================================
====================================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9                             WAC:
 Chicago, IL 60603                                                                                             WAMM:

===================================================================================================================================
           ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE       CLOSING      INTEREST    INTEREST    PASS-THROUGH
 CLASS  FACE VALUE (1)    BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION     BALANCE      PAYMENT    ADJUSTMENT     RATE (2)
 CUSIP    PER $1,000     PER $1,000   PER $1,000   PER $1,000     PER $1,000    PER $1,000    PER $1,000  PER $1,000  NEXT RATE (3)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00         0.00       0.00             0.00          0.00          0.00        0.00
===================================================================================================================================
                                                                          ===========================
                                                                          Total P&I Payment      0.00
                                                                          ===========================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1625                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60674-4107                                 OTHER RELATED INFORMATION

====================================================================================================================================
        ---------------------------------------------------------------------------------------------------------------------
                                                     SERVICER / POOL INFORMATION

         Beginning    Scheduled     Unscheduled     Realized       Ending      Scheduled           Prepayment Interest
          Balance     Principal      Principal       Losses       Balance      Interest      Shortfall              Excess
        ---------------------------------------------------------------------------------------------------------------------






                ----------------------------------------------------------------------------------------------------
                     Beginning        Ending          Gross         W/Avg Months    Prepayment     Disposition
                     Loan Count     Loan Count    Servicing Fees    to Maturity      Penalties         Fees
                ----------------------------------------------------------------------------------------------------





                                 ------------------------------------------------------------------
                                                              Current             Cumulative
                                                               Unpaid               Unpaid
                                        Class                 Interest             Interest
                                 ------------------------------------------------------------------












                                 ------------------------------------------------------------------
                                    Total
                                 ------------------------------------------------------------------

====================================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1625                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60674-4107                                 OTHER RELATED INFORMATION

====================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
P&I ADVANCES MADE BY:                            Beginning               Current                                     Ending
                                                Unreimbursed             Period               Reimbursed          Unreimbursed
-----------------------------------------------------------------------------------------------------------------------------------
Servicer
Trustee
Fiscal Agent

-----------------------------------------------------------------------------------------------------------------------------------
Total P&I Advances
-----------------------------------------------------------------------------------------------------------------------------------




SUMMARY OF EXPENSES:

Current Period Servicing Fees
Current Period Trustee Fees
Current Period Special Servicing Fees
Principal Recovery Fees
Other Servicing Compensation - Interest on Advances

Total

Net Aggregate PPIS Allocable to the Bonds

Trust Fund Expenses
Current Realized Losses on Mortgage Loans
Cumulative Realized Losses on Mortgage Loans

====================================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1625                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60674-4107                                 OTHER RELATED INFORMATION

====================================================================================================================================

  ----------------------------------------------------------------------------------------------------------------------------------
  REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                                                                Portion               Final
                             Realized                                                         Included in            Recovery
          Loan                 Loss                 Sale                   Other               Available          Determination
         Number            Attributable           Proceeds                Proceeds               Funds                 Date
  ----------------------------------------------------------------------------------------------------------------------------------
1
2
3

  ==================================================================================================================================
  Totals
  ==================================================================================================================================





  ----------------------------------------------------------------------------------------------------------------------------------
  REO PROPERTY INCLUDED IN THE TRUST

                                                    Most                 Aggregate             Aggregate             Portion
                                                   Recent                  Amount               Amount             Included in
          Loan                                   Appraisal                 of Net              of Other             Available
         Number                                  Valuation                 Income              Revenues               Funds
  ----------------------------------------------------------------------------------------------------------------------------------

1
2
3

  ==================================================================================================================================
  Totals
  ==================================================================================================================================

====================================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1625                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60674-4107                                 OTHER RELATED INFORMATION

====================================================================================================================================

   ------------------------------------------------------------------------------------------------------------------------------
   MORTGAGED PROPERTIES THAT BECAME REO DURING THE PRECEDING CALENDAR MONTH
                                                                                                                   Unpaid
                                                                                   Debt                          Principal
                                                                                 Service          Stated          Balance
           Loan                                             Property             Coverage        Principal       as of REO
          Number            City            State             Type                Ratio           Balance           Date
   ------------------------------------------------------------------------------------------------------------------------------




   ==============================================================================================================================
   Totals
   ==============================================================================================================================



         -------------------------------------------------------------------------------------------------------------
                                         APPRAISAL REDUCTION AMOUNTS

                 Loan                                                           Current                 Total
                Number                                                          Period                Reduction
         -------------------------------------------------------------------------------------------------------------

       1
       2
       3

         =============================================================================================================
                Totals                                                                                  0.00
         =============================================================================================================


====================================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

====================================================================================================================================
                                                                                                                            Curr
                  Delinq         Delinq         Delinq       Foreclosure/                                                 Weighted
Distribution     1 Month        2 Months       3+ Months      Bankruptcy        REO       Modifications   Prepayments       Avg.
             =======================================================================================================================
    Date        #   Balance    #   Balance    #   Balance     #  Balance    #  Balance     #   Balance     #  Balance   Coupon Remit
====================================================================================================================================
  10/15/98      0        0     0        0     0        0      0       0     0       0      0        0      0        0
             0.00%   0.000% 0.00%   0.000% 0.00%   0.000%  0.00%  0.000% 0.00%  0.000%  0.00%   0.000%  0.00%   0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                     Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                        DELINQUENT LOAN DETAIL

====================================================================================================================================
                 Paid                 Outstanding    Out. Property                       Special
Disclosure Doc   Thru   Current P&I       P&I          Protection       Advance          Servicer    Foreclosure  Bankruptcy   REO
   Control #     Date     Advance      Advances**       Advances    Description (1)   Transfer Date     Date         Date      Date
====================================================================================================================================





























====================================================================================================================================
A.  P&I Advance - Loan in Grace Period                   1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but < one month delinq    2.  P&I Advance - Loan delinquent 2 months
                                                         3.  P&I Advance - Loan delinquent 3 months or More
                                                         4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                              POOL TOTAL


                                                    DISTRIBUTION OF PRINCIPAL BALANCES
                                      -----------------------------------------------------------
                                        (2) Current Scheduled     Number  (2) Scheduled  Based on
                                               Balances          of Loans     Balance    Balance
                                      ===========================================================
                                               $0 to    $500,000
                                         $500,000 to  $1,000,000
                                       $1,000,000 to  $1,500,000
                                       $1,500,000 to  $2,000,000
                                       $2,000,000 to  $2,500,000
                                       $2,500,000 to  $3,000,000
                                       $3,000,000 to  $3,500,000
                                       $3,500,000 to  $4,000,000
                                       $4,000,000 to  $5,000,000
                                       $5,000,000 to  $6,000,000
                                       $6,000,000 to  $7,000,000
                                       $7,000,000 to  $8,000,000
                                       $8,000,000 to  $9,000,000
                                       $9,000,000 to $10,000,000
                                      $10,000,000 to $11,000,000
                                      $11,000,000 to $12,000,000
                                      $12,000,000 to $13,000,000
                                      $13,000,000 to $14,000,000
                                      $14,000,000 to $15,000,000
                                      $15,000,000  & Above
                                      ===========================================================
                                                Total              0          0           0.00%
                                      -----------------------------------------------------------
                                                          Average Scheduled Balance is          0
                                                          Maximum  Scheduled Balance is         0
                                                          Minimum  Scheduled Balance is         0

                                                 DISTRIBUTION OF PROPERTY TYPES
                                      -----------------------------------------------------
                                                          Number   (2) Scheduled  Based on
                                      Property Types     of Loans     Balance      Balance
                                      =====================================================












                                      =====================================================
                                           Total             0           0          0.00%
                                      -----------------------------------------------------

                                             DISTRIBUTION OF MORTGAGE INTEREST RATES
                                      -----------------------------------------------------
                                       Current Mortgage    Number  (2) Scheduled  Based on
                                        Interest Rate     of Loans    Balance      Balance
                                      =====================================================
                                       7.000% or less
                                       7.000% to 7.125%
                                       7.125% to 7.375%
                                       7.375% to 7.625%
                                       7.625% to 7.875%
                                       7.875% to 8.125%
                                       8.125% to 8.375%
                                       8.375% to 8.625%
                                       8.625% to 8.875%
                                       8.875% to 9.125%
                                       9.125% to 9.375%
                                       9.375% to 9.625%
                                       9.625% to 9.875%
                                       9.875% to 10.125%
                                      10.125%  & Above
                                      =====================================================
                                             Total           0           0          0.00%
                                      -----------------------------------------------------
                                      W/Avg Mortgage Interest Rate is               0.0000%
                                      Minimum Mortgage Interest Rate is             0.0000%
                                      Maximum Mortgage Interest Rate is             0.0000%

                                                GEOGRAPHIC DISTRIBUTION
                                      ----------------------------------------------
                                      Geographic    Number  (2) Scheduled  Based on
                                      Location     of Loans    Balance     Balance
                                      ==============================================



















                                      ==============================================
                                      Total           0          0         0.00%
                                      ----------------------------------------------

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                              POOL TOTAL

                                                            LOAN SEASONING
                         -------------------------------------------------------------------------------------
                                                                    Number     (2) Scheduled      Based on
                                     Number of Years               of Loans       Balance         Balance
                         =====================================================================================










                         =====================================================================================

                         -------------------------------------------------------------------------------------
                                                                            Weighted Average Seasoning is  0.0

                                                  DISTRIBUTION OF AMORTIZATION TYPE
                         -------------------------------------------------------------------------------------
                                                                     Number     (2) Scheduled      Based on
                                    Amortization Type              of Loans       Balance         Balance
                         =====================================================================================





                         -------------------------------------------------------------------------------------
                                          Total                       0             0              0.00%
                         -------------------------------------------------------------------------------------

                                           DISTRIBUTION OF REMAINING TERM
                                                  FULLY AMORTIZING
                         --------------------------------------------------------------------
                            Fully Amortizing       Number      (2) Scheduled     Based on
                             Mortgage Loans       of Loans        Balance         Balance
                         ====================================================================
                           60 months or less
                           61 to 120 months
                          121 to 180 months
                          181 to 240 months
                          241 to 360 months
                         ====================================================================
                                  Total                    0                 0     0.00%
                         --------------------------------------------------------------------
                                                     Weighted Average Months to Maturity is 0

                                           DISTRIBUTION OF REMAINING TERM
                                                    BALLOON LOANS
                         --------------------------------------------------------------------
                                Balloon            Number      (2) Scheduled     Based on
                             Mortgage Loans       of Loans        Balance         Balance
                         ====================================================================
                           12 months or less
                           13 to 24 months
                           25 to 36 months
                           37 to 48 months
                           49 to 60 months
                           61 to 120 months
                          121 to 180 months
                          181 to 240 months
                         ====================================================================
                                Total                 0               0             0.00%
                         --------------------------------------------------------------------
                                                     Weighted Average Months to Maturity is 0

                                                  DISTRIBUTION OF DSCR
                         ------------------------------------------------------------------------
                                Debt Service              Number    (2) Scheduled     Based on
                              Coverage Ratio (1)         of Loans      Balance        Balance
                         ========================================================================
                            0.500 or less
                            0.500 to 0.625
                            0.625 to 0.750
                            0.750 to 0.875
                            0.875 to 1.000
                            1.000 to 1.125
                            1.125 to 1.250
                            1.250 to 1.375
                            1.375 to 1.500
                            1.500 to 1.625
                            1.625 to 1.750
                            1.750 to 1.875
                            1.875 to 2.000
                            2.000 to 2.125
                            2.125 & above
                               Unknown
                         ========================================================================
                            Total                                0                0    0.00%
                         ------------------------------------------------------------------------
                         Weighted Average Debt Service Coverage Ratio is                    0.000

                                                        NOI AGING
                         ------------------------------------------------------------------------
                                                          Number    (2) Scheduled     Based on
                                    NOI Date             of Loans      Balance        Balance
                         ========================================================================
                                 1 year or less
                                 1 to 2 years
                                 2 Years or More
                                    Unknown
                         ========================================================================
                                     Total                  0             0             0.00%
                         ------------------------------------------------------------------------

                         (1)   Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the
                               Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

                                                             LOAN LEVEL DETAIL
    ============================================================================================================================
                Appraisal  Property                     Operating   Ending                                               Loan
    Disclosure  Reduction    Type    Maturity           Statement  Principal  Note  Scheduled              Prepayment   Status
    Control #    Amounts     Code      Date   DSCR  NOI   Date      Balance   Rate     P&I     Prepayment     Date     Code (1)
    ============================================================================================================================






























    ============================================================================================================================
    *     NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
    ----------------------------------------------------------------------------------------------------------------------------
    (1)   Legend:      A.  P&I Adv -  in Grace Period        1. P&I Adv -  delinquent 1 month
                       B.  P&I Adv -  < one month delinq     2. P&I Adv -  delinquent 2 months
                                                             3. P&I Adv -  delinquent 3+ months
                                                             4. Mat Balloon/Assumed  P&I
                                                             5. Prepaid in Full
                                                             6. Specially  Serviced
                                                             7. Foreclosure
                                                             8. Bankruptcy
                                                             9. REO
                                                            10. DPO
                                                            11. Modification
    ============================================================================================================================

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

                                               SPECIALLY SERVICED LOAN DETAIL
====================================================================================================================================
               Beginning                                                    Specially
Disclosure     Scheduled      Interest       Maturity      Property          Serviced
 Control #      Balance         Rate           Date          Type        Status Code (1)                 Comments
====================================================================================================================================



















====================================================================================================================================
(1) Legend :
    1) Request for waiver of Prepayment Penalty     4) Loan with Borrower Bankruptcy    7)  Loans Paid Off
    2) Payment default                              5) Loan in Process of Foreclosure   8)  Loans Returned to Master Servicer
    3) Request for Loan Modification or Workout     6) Loan now REO Property
====================================================================================================================================
                                                                                                                          APPENDIX A

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

                                                        MODIFIED LOAN DETAIL
====================================================================================================================================

     Disclosure           Modification                                        Modification
      Control #               Date                                             Description
------------------------------------------------------------------------------------------------------------------------------------

























====================================================================================================================================
                                                                                                                          APPENDIX B

ABN AMRO                                       MORGAN STANLEY CAPITAL I INC., AS DEPOSITOR                     Statement Date:
LaSalle National Bank            GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER       Payment Date:
                                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
Administrator:                                               SERIES 1998-HF2                                   Record Date:
 Robert Castle (800) 246-5761
 135 S. LaSalle Street Suite 1740                      ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

                                                        REALIZED LOSS DETAIL
====================================================================================================================================
                                           Beginning             Gross Proceeds   Aggregate        Net      Net Proceeds
Dist.  Disclosure   Appraisal  Appraisal   Scheduled    Gross      as a % of     Liquidation  Liquidation   as a % of       Realized
Date    Control #      Date      Value      Balance    Proceeds Sched Principal  Expenses *     Proceeds   Sched. Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                     0.00                  0.00                         0.00         0.00                        0.00
CUMULATIVE                        0.00                  0.00                         0.00         0.00                        0.00
====================================================================================================================================

                                                                                                                          APPENDIX C
                             * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

-------------------------------------------------------------------------------
                       [MORGAN STANLEY DEAN WITTER LOGO]
MORGAN STANLEY                                                 November  , 1998
Real Estate Debt Capital Markets
Mortgage/Asset Capital Markets
-------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                             PRELIMINARY TERM SHEET

                         -------------------------------

                     EXPECTED PRICING DATE: NOVEMBER  , 1998

                         -------------------------------


                                  $946,677,000
                                 (APPROXIMATE)


                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     HELLER FINANCIAL CAPITAL FUNDING, INC.

                                      AND

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                         -------------------------------

MORGAN STANLEY DEAN WITTER
                            BEAR, STEARNS & CO. INC.
                                             PRUDENTIAL SECURITIES INCORPORATED

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

------------------------------------------------------------------------------------------------------------------------------
             INITIAL AGGREGATE                                                            EXPECTED FINAL
          CERTIFICATE BALANCE OR   SUBORDINATION      RATING      AVERAGE    PRINCIPAL     DISTRIBUTION         PASS-THROUGH
  CLASS     NOTIONAL AMOUNT (1)        LEVEL       (DCR/FITCH)    LIFE(2)   WINDOW(2)(3)      DATE(2)            RATE(4)(5)
------------------------------------------------------------------------------------------------------------------------------
   A-1          $205,400,000         29.00%(6)       AAA/AAA       5.45         1-104        07/15/07                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   A-2          $554,081,000         29.00%(6)       AAA/AAA       9.44       104-116        07/15/08                   6.48%
------------------------------------------------------------------------------------------------------------------------------
   X(7)       $1,069,692,449(8)          --          AAA/AAA       9.26         --           07/15/23        Variable Rate(9)
------------------------------------------------------------------------------------------------------------------------------
   B             $53,485,000           24.00%         AA/AA        9.70       116-117        08/15/08       Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------
   C             $53,484,000           19.00%          A/A         9.76       117-117        08/15/08       Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------
   D             $58,833,000           13.50%        BBB/BBB       9.76       117-117        08/15/08       Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------
   E             $21,394,000           11.50%       BBB-/BBB-      9.90       117-119        10/15/08       Variable Rate(10)
------------------------------------------------------------------------------------------------------------------------------
   F(7)          $24,068,000           9.25%         BB+/BB+       9.99       119-126        05/15/09                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   G(7)          $18,720,000           7.50%          BB/BB       11.37       126-139        06/15/10                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   H(7)          $10,697,000           6.50%         BB-/BB-      12.02       139-153        08/15/11                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   J(7)          $21,394,000           4.50%          NR/B+       14.09       153-174        05/15/13                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   K(7)          $10,697,000           3.50%           NR/B       14.63       174-180        11/15/13                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   L(7)          $16,045,000            2.0%          NR/B-       16.79       180-219        02/15/17                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   M(7)          $10,697,000            1.0%          NR/CCC      19.08       219-231        02/15/18                   6.00%
------------------------------------------------------------------------------------------------------------------------------
   N(7)          $10,697,449            0.0%          NR/NR       20.78       231-296        07/15/23                   6.00%
------------------------------------------------------------------------------------------------------------------------------

Note: (1)   In the case of each such Class, subject to a permitted variance of plus or minus 5%.
      (2)   Based on Maturity Assumptions described in the Prospectus
            Supplement.
      (3)   Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity
            Assumptions.
      (4)   Other than the Class X Certificates and the Class B, C, D and E
            Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement provided that the Pass-Through Rate, in each case, will not exceed the WAC Rate for each distribution date. The
            Class X, B, C, D and E Certificates will accrue interest at a variable rate as described below.
      (5)   The Pass-Through Rates shown are only for indicative purposes. The final Pass-Through Rates will be determined at pricing.
      (6)   Represents the approximate credit support for the Class A-1 and
            Class A-2 Certificates in the aggregate.
      (7)   To be offered privately.
      (8)   Class X Notional Amount is equal to the sum of all Principal
            Balance Certificates outstanding from time to time.
      (9)   The Pass-Through Rate on the Class X Certificates on each
            Distribution Date will equal, in general, the WAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.
      (10)  The Pass-Through Rate on the Class B Certificates on each
            Distribution Date will equal the WAC Rate minus 0.36%. The
            Pass-Through Rate on the Class C, D and E Certificates on each
            Distribution Date will equal the WAC Rate minus 0.02%.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

I.  ISSUE CHARACTERISTICS

Issue Type:                  The Class A-1, A-2, B, C, D and E Certificates are
                             offered pursuant to the Prospectus Supplement and accompanying Prospectus dated October 9, 1998, and the Class F, G, H, J, K, L, M, N and X
                             Certificates will be offered privately (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement
                             Memorandum, dated November , 1998.

Securities Offered:          Six classes of monthly pay, multi-class sequential
                             pay commercial mortgage REMIC Pass-Through
                             Certificates, including two fixed-rate principal and interest Classes (Classes A-1 and A-2) and four weighted average coupon principal and interest classes (Class B, C, D and E).

Collateral:                  The collateral consists of a $1,069,692,449 pool
                             of 266 fixed-rate commercial and multifamily
                             Mortgage Loans.

Sellers: Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc.

Lead Manager:                Morgan Stanley & Co. Incorporated

Co-Managers:                 Bear, Stearns & Co. Inc. and Prudential Securities
                             Incorporated

Master Servicer:             GMAC Commercial Mortgage Corporation

Special Servicer:            GMAC Commercial Mortgage Corporation

Trustee/Fiscal Agent:        LaSalle National Bank/ABN AMRO Bank N.V.

Expected Pricing Date:       On or about November , 1998

Expected Closing Date:       On or about November , 1998

Distribution Dates:          The 15th of each month, commencing December 1998

Minimum Denominations:       $100,000 for all Certificates (other than the
                             Class R Certificates)

Settlement Terms:            DTC, Euroclear and Cedel, same day funds, with
                             accrued interest

Legal/Regulatory Status:     Class A-1 and A-2 Certificates are expected to be
                             eligible for exemptive relief under ERISA. No
                             Class of Certificates is SMMEA eligible.

Risk Factors:                THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                             NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS AND OTHER SPECIAL CONSIDERATIONS" SECTION
                             OF THE PROSPECTUS SUPPLEMENT AND THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

II. STRUCTURE CHARACTERISTICS

The Certificates (other than the Class X, B, C, D, E and Class R Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D and E Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate, interest only, REMIC Pass-Through Certificates.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]










                                  [BAR GRAPH]










Notes: (1) See Notes (8) and (9) on Page T-1.
       (2) See Note (7) on Page T-1.
       (3) See Note (10) on Page T-1.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

II. STRUCTURE CHARACTERISTICS (CONTINUED)

All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]










                                  [BAR GRAPH]










Notes: (1) The Class A-1, A-2 and X Certificates will be paid interest on a pro rata basis.
       (2) The above analysis is based on the Maturity Assumptions described in the Prospectus Supplement.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

Interest Distributions:      interest accrued at its Pass-Through Rate on the
                             outstanding Certificate Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates(1):       Class A-1:    6.00%
                             Class A-2:    6.48%
                             Class B:      WAC Rate minus 0.36%  See Note (10)
                                           on Page T-1.
                             Class C:      WAC Rate minus 0.02%  See Note (10)
                                           on Page T-1.
                             Class D:      WAC Rate minus 0.02%  See Note (10)
                                           on Page T-1.
                             Class E:      WAC Rate minus 0.02%  See Note (10)
                                           on Page T-1.
                             Class F:      6.00%
                             Class G:      6.00%
                             Class H:      6.00%
                             Class J:      6.00%
                             Class K:      6.00%
                             Class L:      6.00%
                             Class M:      6.00%
                             Class N:      6.00%
                             Class X:      See Note (9) on page T-1.

                             Note: (1) See Notes (4) and (5) on Page T-1.

Principal Distributions:     Principal will be distributed on each Distribution
                             Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class N Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                             Certificate Balance of the Subordinate
                             Certificates, payments of principal to the Class
                             A-1 and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium
Allocation:                  Prepayment Premiums (to the extent received) will
                             be allocated among the Class X Certificates and the Principal Balance Certificates (other than
                             Classes F, G, H, J, K, L, M and N) entitled to distributions in respect of principal on any Distribution Date, as described in the Prospectus
                             Supplement under "DESCRIPTION OF THE CERTIFICATES
                             - Distributions - Distributions of Prepayment
                             Premiums."

Credit Enhancement:          Each Class of Certificates (other than Classes
                             A-1, A-2 and X) will be subordinate to all other
                             Classes with an earlier alphabetical Class designation.

Advancing:                   The Master Servicer, the Trustee, and the Fiscal
                             Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and
Expense Losses:              Realized Losses and Expense Losses, if any, will
                             be allocated to the Class N, Class M, Class L,
                             Class K, Class J, Losses: Class H, Class G, Class
                             F, Class E, Class D, Class C and Class B
                             Certificates, in that order, and then to Classes
                             A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through
                             Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest
Shortfalls:                  For any Distribution Date, any Net Aggregate
                             Prepayment Interest Shortfall for such
                             Distribution Date will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

Appraisal Reductions:        Any appraisal reduction generally will be created
                             in the amount, if any, by which the Principal
                             Balance of a Specially Serviced Mortgage Loan
                             (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal
                             Reduction Amount will reduce proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate
                             Class of Principal Balance Certificates
                             outstanding.

                             An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.

Operating Adviser:           The Operating Adviser, which may be appointed by
                             the Controlling Class, will have the right to receive notification concerning certain actions of the Special Servicer with respect to Specially
                             Serviced Mortgaged Loans and replace the Special
                             Servicer subject to, among other things, Rating
                             Agency approval of the replacement Special
                             Servicer.

Controlling Class:           The Controlling Class will generally be the most
                             subordinate Class of Certificates outstanding at any time, or if the Certificate Balance of such Class is less than 25% of the initial Certificate
                             Balance of such Class, the next most subordinate
                             Class of Principal Balance Certificates.

Special Servicer:            In general, the Special Servicer has the right to
                             modify the terms of a Specially Serviced Mortgage
                             Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Rated
                             Final Distribution Date, extend the maturity date of a Mortgage Loan which has a below market rate
                             (except in limited circumstances), reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Stated
                             Principal Balance of such Mortgage Loan.

Optional Termination:        The Depositor, then the Master Servicer, then the
                             Special Servicer, the Controlling Class and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate
                             Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

Reports to
Certificateholders:          The Trustee will prepare and deliver monthly
                             Certificateholder Reports. The Special Servicer will prepare and deliver to the Trustee a monthly
                             Special Servicer Report summarizing the status of each Specially Serviced Mortgage Loan. The Master
                             Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

III. SELLERS       Heller Financial Capital Funding, Inc.

                   The Mortgage Pool includes 236 Mortgage Loans, representing approximately 85.8% of the Initial Pool Balance to be sold by Heller Financial Capital Funding, Inc. ("Heller") to the Depositor. Heller is a wholly owned subsidiary of Heller Financial, Inc. that was organized to acquire and sell loans secured by mortgages on commercial and multi-family real estate. All of the Mortgage Loans to be sold by Heller to the Depositor for the Mortgage Pool were originated by Heller Financial, Inc. or an affiliate thereof. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Financial has securitized over $2.1 billion of the commercial mortgage loans which it has originated.

                   Morgan Stanley Mortgage Capital Inc.

                   The Mortgage Pool includes 30 Mortgage Loans, representing approximately 14.2% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multi-family real estate.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

IV. COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $1,069,692,449 pool of 266 fixed-rate, first lien, mortgage loans secured by liens on commercial and multi-family properties located throughout 39 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average Mortgage Rate of 7.234% and a weighted average remaining term to maturity of 124 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                                                          PROPERTY SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                            INITIAL POOL   WEIGHTED      AVERAGE         WEIGHTED       WEIGHTED
                                              AGGREGATE      BALANCE AS    AVERAGE    REMAINING TERM   AVERAGE DEBT     AVERAGE
                            NUMBER OF         BALANCE AS     OF CUT-OFF    MORTGAGE      TO STATED       SERVICE        LOAN TO
PROPERTY TYPE                 LOANS        OF CUT-OFF DATE    DATE (%)      RATE (%)  MATURITY (MOS)  COVERAGE RATIO   VALUE (%)
---------------------------------------------------------------------------------------------------------------------------------
Multifamily                     77            $354,575,022     33.1 %        7.123%         125 mos         1.32x         75.0%
---------------------------------------------------------------------------------------------------------------------------------
Retail                          64             242,424,354     22.7          7.189          138             1.34          72.6
---------------------------------------------------------------------------------------------------------------------------------
Industrial                      24              92,081,834      8.6          7.303          127             1.30          72.4
---------------------------------------------------------------------------------------------------------------------------------
Office                          20              82,375,509      7.7          7.276          116             1.35          70.0
---------------------------------------------------------------------------------------------------------------------------------
Senior Housing                  17              82,082,879      7.7          7.030          114             1.54          72.3
---------------------------------------------------------------------------------------------------------------------------------
Self-Storage                    33              77,708,422      7.3          7.716          113             1.47          70.0
---------------------------------------------------------------------------------------------------------------------------------
Hospitality                      9              65,981,609      6.2          7.380          116             1.47          67.6
---------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing            18              54,191,534      5.1          7.267          113             1.43          70.5
---------------------------------------------------------------------------------------------------------------------------------
Mixed Use                        4              18,271,286      1.7          7.713          120             1.29          64.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE      266          $1,069,692,449    100.0%         7.234%         124 MOS         1.37x         72.4%
---------------------------------------------------------------------------------------------------------------------------------

                            GEOGRAPHIC DISTRIBUTION

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


        WA       UT       OK       LA       IN       WV       SC       DE
       4.8%     0.2%     1.8%     0.7%     1.5%     0.1%     0.3%     0.1%

        OR       AZ       TX       WI       KY       GA       FL       MD
       1.0%     5.5%     7.8%     3.5%     0.6%     8.3%     7.0%     0.5%

        ID       CO       MN       IL       TN       PA       NH       MA
       0.9%     5.8%     1.8%     1.8%     0.9%     2.1%     0.9%     2.2%

        NV       ND       MO       MS       AL       VA       NY       RI
       1.4%     0.2%     0.7%     0.6%     0.3%     1.4%     4.8%     0.5%

        CA       KS       AR       MI       OH       NC       NJ
      20.0%     0.2%     0.1%     4.6%     1.3%     3.2%     0.9%

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                        CUT-OFF DATE BALANCES
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                  WEIGHTED
                             NUMBER                     PERCENT BY    WEIGHTED       AVERAGE                  AVERAGE    WEIGHTED
                               OF          AGGREGATE     AGGREGATE     AVERAGE      REMAINING     WEIGHTED    CUT-OFF    AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE       DATE     BALLOON
CUT-OFF DATE BALANCES ($)     LOANS       BALANCE ($)   BALANCE (%)   RATE (%)   MATURITY (MOS)   DSCR (x)    LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
 1 to 1,000,000                  9         $7,779,271      0.73%        7.338%         120          1.47x       69.7%     57.9%
 1,000,001 to 2,000,000         74        106,939,893     10.00         7.362          118          1.39        71.6      60.0
 2,000,001 to 3,000,000         60        148,096,559     13.84         7.319          130          1.40        71.3      52.1
 3,000,001 to 4,000,000         34        120,060,029     11.22         7.268          125          1.38        70.0      55.4
 4,000,001 to 5,000,000         25        113,574,886     10.62         7.214          115          1.37        72.9      62.3
 5,000,001 to 6,000,000         15         84,060,858      7.86         7.358          136          1.38        71.6      54.4
 6,000,001 to 7,000,000         16        103,856,823      9.71         7.366          131          1.34        76.5      56.0
 7,000,001 to 8,000,000          4         29,486,458      2.76         7.191          108          1.51        66.5      53.7
 8,000,001 to 9,000,000          8         68,409,587      6.40         7.318          124          1.42        68.7      49.5
 9,000,001 to 10,000,000         6         57,227,591      5.35         6.964          109          1.29        76.4      67.7
 10,000,001 to 15,000,000        9        108,026,045     10.10         7.046          141          1.34        72.4      55.5
 15,000,001 to 20,000,000        3         52,486,032      4.91         6.941          113          1.31        73.3      63.1
 20,000,001 to 25,000,000        3         69,688,418      6.51         7.147          117          1.29        76.9      67.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         266     $1,069,692,449    100.00%        7.234%         124          1.37x       72.4%     57.5%
==================================================================================================================================

Minimum:                  $528,151
Maximum:               $23,949,234
Average:                $4,021,400


            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2


                                                       STATES
----------------------------------------------------------------------------------------------------------------------------
                                                                         WEIGHTED                WEIGHTED
                  NUMBER                      PERCENT BY   WEIGHTED      AVERAGE                  AVERAGE     WEIGHTED
                    OF       AGGREGATE        AGGREGATE     AVERAGE     REMAINING     WEIGHTED    CUT-OFF      AVERAGE
                 MORTGAGE  CUT-OFF DATE      CUT-OFF DATE  MORTGAGE      TERM TO      AVERAGE      DATE        BALLOON
STATE              LOANS    BALANCE ($)      BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------------------------
California         52         $213,433,858    19.95%          7.406%        131         1.40x      67.1%        51.0%
Georgia            10           88,948,276     8.32           7.024         138         1.33       74.8         57.6
Texas              24           82,969,532     7.76           7.227         110         1.31       75.8         65.7
Florida            26           74,972,984     7.01           7.115         128         1.38       74.5         56.3
Colorado           13           62,092,212     5.80           7.272         113         1.36       69.7         58.3
Arizona            14           59,202,737     5.53           7.276         111         1.35       72.3         62.2
Washington         11           51,268,563     4.79           7.116         134         1.33       71.9         54.6
New York           13           51,110,534     4.78           7.611         113         1.48       70.5         60.1
Michigan            9           49,701,641     4.65           7.052         115         1.44       74.5         64.3
Wisconsin           9           37,867,852     3.54           7.060         113         1.33       78.6         68.5
North Carolina      9           34,284,672     3.21           6.975         151         1.29       77.5         53.0
Massachusetts       4           23,044,820     2.15           7.501         114         1.31       71.2         58.7
Pennsylvania        8           21,999,698     2.06           7.283         114         1.42       77.1         64.0
Oklahoma            2           19,203,369     1.80           6.859         116         1.31       77.4         67.0
Minnesota           5           19,111,396     1.79           7.185         135         1.36       77.2         56.7
Illinois            4           18,953,665     1.77           7.033         144         1.35       72.3         54.4
Indiana             4           16,206,829     1.52           7.064         129         1.28       80.1         59.6
Virginia            6           14,795,044     1.38           7.039         116         1.51       70.2         58.9
Nevada              2           14,605,331     1.37           7.687         136         1.29       65.9         24.3
Ohio                6           14,290,027     1.34           7.413         125         1.35       74.4         58.4
Oregon              3           10,625,153     0.99           7.330         114         1.54       62.8         52.9
New Hampshire       1            9,973,175     0.93           7.050         115         1.27       79.8         70.1
Idaho               2            9,459,629     0.88           6.963         116         1.48       76.3         62.6
New Jersey          4            9,427,914     0.88           7.731         111         1.40       72.0         60.6
Tennessee           3            9,120,468     0.85           7.102         129         1.42       66.4         51.0
Louisiana           4            7,948,555     0.74           7.027         131         1.27       74.7         48.1
Missouri            3            7,518,269     0.70           7.365         164         1.39       77.7         54.0
Kentucky            2            6,310,939     0.59           7.569         114         1.46       72.6         59.4
Mississippi         1            6,174,088     0.58           7.250         116         1.45       69.4         56.2
Rhode Island        1            5,430,752     0.51           7.030         174         1.28       78.7         60.9
Maryland            1            4,889,284     0.46           7.230         117         1.36       66.1         53.6
South Carolina      1            2,781,161     0.26           7.300         111         1.31       65.4         57.2
Alabama             2            2,700,530     0.25           6.898         114         1.35       79.1         68.8
North Dakota        2            2,129,022     0.20           7.000         115         1.26       79.0         69.3
Utah                1            1,790,436     0.17           7.330         114         1.30       54.3         44.3
Kansas              1            1,696,632     0.16           7.190         116         1.32       62.8         55.4
Delaware            1            1,599,817     0.15           7.560         120         1.24       74.4         58.4
West Virginia       1            1,106,421     0.10           7.000         115         1.26       79.0         69.3
Arkansas            1              947,164     0.09           7.000         115         1.26       78.8         69.1
============================================================================================================================
TOTAL:            266       $1,069,692,449   100.00%          7.234%        124         1.37x      72.4%        57.5%
============================================================================================================================

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                               PROPERTY TYPES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED                WEIGHTED
                              NUMBER                      PERCENT BY    WEIGHTED       AVERAGE                 AVERAGE    WEIGHTED
                                OF       AGGREGATE        AGGREGATE     AVERAGE       REMAINING    WEIGHTED    CUT-OFF     AVERAGE
                             MORTGAGE   CUT-OFF DATE     CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE     DATE       BALLOON
PROPERTY TYPE                  LOANS    BALANCE ($)      BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily:
    Low-Rise                     61        280,359,269      26.21          7.080         126         1.31      75.8        62.0
    Garden                       13         61,000,248       5.70          7.125         127         1.37      70.8        51.5
    Mid-Rise                      2          6,763,998       0.63          7.366         107         1.44      75.2        66.0
    High Rise                     1          6,451,509       0.60          8.690         102         1.30      78.7        70.8
-----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            77       $354,575,022      33.15%         7.123%        125         1.32x     75.0%       60.4%
Retail:
    Anchored Retail              21        109,458,854      10.23          7.220         131         1.32      72.7        59.0
    Power Center                  2         41,323,078       3.86          6.902         116         1.34      78.9        69.0
    Single Tenant                24         33,250,503       3.11          7.003         128         1.26      76.4        58.1
    Credit Tenant Lease           6         21,572,119       2.02          6.738         221         1.21      78.7        12.4
    Unanchored Retail             6         15,236,331       1.42          7.671         138         1.40      72.6        54.5
    Shadow Anchor                 4         13,293,140       1.24          7.678         130         1.33      61.2        32.1
    Regional Mall                 1          8,290,329       0.78          8.460         154         2.26      26.3         0.0
-----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            64       $242,424,354      22.66%         7.189%        138         1.34x     72.6%       52.7%
Industrial:
    Multi Tenant Industrial      14         42,450,129       3.97          7.255         144         1.30      71.0        50.7
    Warehouse                     2         22,748,166       2.13          7.131         117         1.28      78.2        68.5
    Flex                          5         16,159,431       1.51          7.385         113         1.33      69.7        58.6
    Light Industrial              3         10,724,108       1.00          7.732         106         1.24      70.3        55.1
-----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            24        $92,081,834       8.61%         7.303%        127         1.30x     72.4%       57.0%
Office:
    Suburban                     15         47,193,203       4.41          7.344         119         1.33      69.9        60.3
    Urban                         5         35,182,306       3.29          7.184         112         1.37      70.1        59.0
-----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            20        $82,375,509       7.70%         7.276%        116         1.35x     70.0%       59.7%

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                          PROPERTY TYPES
                                                           (CONTINUED)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED                WEIGHTED
                                NUMBER                    PERCENT BY    WEIGHTED       AVERAGE                 AVERAGE   WEIGHTED
                                  OF      AGGREGATE       AGGREGATE     AVERAGE       REMAINING    WEIGHTED    CUT-OFF    AVERAGE
                               MORTGAGE  CUT-OFF DATE    CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE     DATE      BALLOON
PROPERTY TYPE                    LOANS   BALANCE ($)     BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Senior Housing:
   Congregate Seniors Housing    12          59,730,543     5.58          6.987           114         1.55      70.2       57.2
   Assisted Living Facilities     5          22,352,336     2.09          7.145           115         1.51      78.2       64.8
----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            17         $82,082,879     7.67%         7.030%          114         1.54x     72.3%      59.3%
Self-Storage:
   Self-Storage                  33          77,708,422     7.26          7.716           113         1.47      70.0       57.3
----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            33         $77,708,422     7.26%         7.716%          113         1.47x     70.0%      57.3%
Hospitality:
    Full Service                  8          60,118,608     5.62          7.340           116         1.46      67.4       54.9
    Limited Service               1           5,863,001     0.55          7.790           115         1.51      69.8       62.3
----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:             9         $65,981,609     6.17%         7.380%          116         1.47x     67.6%      55.6%
Manufactured Housing:
    Manufactured Housing         18          54,191,534     5.07          7.267           113         1.43      70.5       61.0
----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:            18         $54,191,534     5.07%         7.267%          113         1.43x     70.5%      61.0%
Mixed Use:
    Office/Retail                 2           7,408,281     0.69          8.014           135         1.30      60.2       36.6
    Retail/Multifamily            1           6,166,003     0.58          7.030           113         1.23      79.1       68.6
    Multifamily/Retail/Office     1           4,697,003     0.44          8.135           108         1.35      53.4       44.1
----------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:             4         $18,271,286     1.71%         7.713%          120         1.29x     64.8%      49.3%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          266      $1,069,692,449   100.00%         7.234%          124         1.37x     72.4%      57.5%
==================================================================================================================================

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                          MORTGAGE RATES
----------------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED                  WEIGHTED
                    NUMBER                      PERCENT BY   WEIGHTED      AVERAGE                    AVERAGE    WEIGHTED
                      OF       AGGREGATE         AGGREGATE   AVERAGE      REMAINING     WEIGHTED      CUT-OFF     AVERAGE
                   MORTGAGE  CUT-OFF DATE      CUT-OFF DATE  MORTGAGE      TERM TO      AVERAGE        DATE       BALLOON
MORTGAGE RATE (%)    LOANS    BALANCE ($)       BALANCE (%)  RATE (%)   MATURITY (MOS)  DSCR (x)      LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000         87      $  372,831,518      34.85%     6.869%        128            1.39x        74.9%        58.9%
7.001 to 7.500        126         513,631,971      48.02      7.182         125            1.35         72.8         59.6
7.501 to 8.000         26          85,412,661       7.98      7.687         115            1.37         73.5         61.2
8.001 to 8.500         15          61,364,538       5.74      8.302         131            1.47         54.0         25.7
8.501 to 9.000          7          27,433,109       2.56      8.669         105            1.29         72.8         62.0
9.001 to 9.500          3           5,178,743       0.48      9.287          84            1.28         66.1         61.6
9.501 to 10.000         2           3,839,909       0.36      9.574         102            1.43         56.1         48.3
============================================================================================================================
TOTAL:                266      $1,069,692,449     100.00%     7.234%        124            1.37x        72.4%        57.5%
============================================================================================================================

Minimum:                     6.510%
Maximum:                     9.580%
Weighted Average Coupon:     7.234%

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                           ORIGINAL TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED              WEIGHTED
                        NUMBER                         PERCENT BY     WEIGHTED       AVERAGE                AVERAGE   WEIGHTED
                          OF       AGGREGATE            AGGREGATE     AVERAGE       REMAINING    WEIGHTED   CUT-OFF    AVERAGE
ORIGINAL TERM TO       MORTGAGE  CUT-OFF DATE         CUT-OFF DATE    MORTGAGE       TERM TO     AVERAGE     DATE      BALLOON
STATED MATURITY (MOS)    LOANS    BALANCE ($)          BALANCE (%)    RATE (%)    MATURITY (MOS) DSCR (x)   LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
61 to 120                  218       $   840,103,492        78.54%       7.188%         113        1.38x     72.8%      62.2%
121 to 180                  32           160,045,228        14.96        7.586          136        1.31      69.5       50.3
181 to 240                  13            55,124,726         5.15        6.946          227        1.32      75.7       22.3
241 to 300                   3            14,419,003         1.35        7.123          283        1.41      71.6        4.5
================================================================================================================================
TOTAL:                     266        $1,069,692,449       100.00%       7.234%         124        1.37x     72.4%      57.5%
================================================================================================================================

Minimum:               83 months
Maximum:              299 months
Weighted Average:     132 months

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                           REMAINING TERMS TO STATED MATURITY
-------------------------------------------------------------------------------------------------------------------------------
                                                                              WEIGHTED                WEIGHTED
                       NUMBER                    PERCENT BY    WEIGHTED       AVERAGE                  AVERAGE   WEIGHTED
                         OF        AGGREGATE      AGGREGATE    AVERAGE       REMAINING     WEIGHTED    CUT-OFF    AVERAGE
REMAINING TERMS TO    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE      DATE      BALLOON
STATED MATURITY (MOS)   LOANS     BALANCE ($)    BALANCE (%)   RATE (%)    MATURITY (MOS)  DSCR (x)    LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
1 to 60                    1         $1,607,762       0.15%     9.325%            53          1.47x      47.3%      43.9%
61 to 120                230        919,602,883      85.97      7.222            113          1.37       73.0       62.4
121 to 180                19         78,938,075       7.38      7.558            158          1.37       64.0       35.8
181 to 240                13         55,124,726       5.15      6.946            227          1.32       75.7       22.3
241 to 300                 3         14,419,003       1.35      7.123            283          1.41       71.6        4.5
===============================================================================================================================
TOTAL:                   266     $1,069,692,449     100.00%     7.234%           124          1.37x      72.4%      57.5%
===============================================================================================================================

Minimum:                 53 mos.
Maximum:                296 mos.
Weighted Average:       124 mos.

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                   ORIGINAL AMORTIZATION TERMS
----------------------------------------------------------------------------------------------------------------------------
                                                                               WEIGHTED                 WEIGHTED
                         NUMBER                    PERCENT BY    WEIGHTED       AVERAGE                  AVERAGE  WEIGHTED
                           OF       AGGREGATE      AGGREGATE     AVERAGE       REMAINING     WEIGHTED    CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION   MORTGAGE  CUT-OFF DATE    CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE      DATE     BALLOON
TERM (MOS)                LOANS    BALANCE ($)    BALANCE (%)    RATE (%)   MATURITY (MOS)   DSCR (x)    LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------
Balloon Loans
240                         7         21,498,000       2.01       8.005             112        1.41       58.4      39.0
241 to 299                 13         50,485,925       4.72       7.865             133        1.35       69.2      48.1
300                        77        278,988,308      26.08       7.297             117        1.46       69.1      55.4
301 to 359                  6         23,318,999       2.18       7.455             116        1.24       77.2      66.0
360                       147        630,366,878      58.93       7.089             119        1.33       75.4      65.3
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:           250     $1,004,658,110      93.92%      7.214%            119        1.37x      73.0%     61.2%
Fully-Amortizing Loans
180                         5         28,620,127       2.68       8.216             155        1.53       46.9       0.1
181 to 239                  5         10,846,563       1.01       6.963             231        1.09       85.8       1.1
240                         3         11,148,646       1.04       6.961             235        1.46       70.6       2.5
241 to 299                  1          6,847,654       0.64       7.410             270        1.27       73.6       4.4
300                         2          7,571,349       0.71       6.863             296        1.54       69.8       4.5
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:            16        $65,034,339       6.08%      7.549%            210        1.42x      62.9%      1.6%
============================================================================================================================
TOTAL:                    266     $1,069,692,449     100.00%      7.234%            124        1.37x      72.4%     57.5%
============================================================================================================================

Minimum:                                      180 months
Maximum:                                      360 months
Weighted Average:                             330 months

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                              DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                WEIGHTED                WEIGHTED
                         NUMBER                     PERCENT BY    WEIGHTED       AVERAGE                 AVERAGE  WEIGHTED
                           OF        AGGREGATE      AGGREGATE     AVERAGE       REMAINING    WEIGHTED    CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE   MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE     DATE     BALLOON
RATIO (X)                 LOANS     BALANCE ($)    BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
0.01 to 1.00                1         $2,381,283       0.22%      7.139%           232         0.97x       89.9%      1.4%
1.01 to 1.15                5         16,603,972       1.55       7.485            162         1.11        79.6      42.1
1.16 to 1.25               42        192,838,106      18.03       7.404            120         1.22        74.7      58.5
1.26 to 1.35              101        416,128,390      38.90       7.160            127         1.29        74.5      60.0
1.36 to 1.50               69        279,441,379      26.12       7.201            125         1.42        72.5      59.0
1.51 to 1.75               40        134,626,380      12.59       7.230            117         1.59        66.8      54.2
1.76 to 2.00                3         12,040,328       1.13       6.873            114         1.84        60.9      51.5
2.01 or greater             5         15,632,611       1.46       7.773            144         2.31        33.3      13.6
================================================================================================================================
TOTAL:                    266     $1,069,692,449     100.00%      7.234%           124         1.37x       72.4%     57.5%
================================================================================================================================

Minimum:                0.97x
Maximum:                2.81x
Weighted Average:       1.37x

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                           CUT-OFF DATE LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------
                                                                               WEIGHTED               WEIGHTED
                          NUMBER                    PERCENT BY    WEIGHTED     AVERAGE                 AVERAGE  WEIGHTED
                            OF         AGGREGATE     AGGREGATE    AVERAGE     REMAINING    WEIGHTED    CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE     TERM TO     AVERAGE      DATE     BALLOON
VALUE RATIO (%)            LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS) DSCR (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                 2          $9,483,534     0.89%      8.234%         164         2.33x      26.7%      0.2%
30.1 to 40.0                 2           6,372,077     0.60       8.415          125         1.51       35.0      13.3
40.1 to 50.0                 7          19,717,354     1.84       7.661          104         1.79       46.6      34.9
50.1 to 60.0                15          46,113,403     4.31       7.558          117         1.48       55.9      41.2
60.1 to 70.0                58         219,614,458    20.53       7.321          120         1.43       66.0      50.9
70.1 to 80.0               172         731,506,258    68.38       7.141          126         1.33       76.4      62.3
80.1 to 90.0                 9          34,861,261     3.26       7.495          130         1.21       82.5      60.4
90.1 to 100.0                1           2,024,104     0.19       6.990          235         1.01       96.4       1.5
==============================================================================================================================
TOTAL:                     266      $1,069,692,449   100.00%      7.234%         124         1.37x      72.4%     57.5%
==============================================================================================================================

Minimum:               26.3%
Maximum:               96.4%
Weighted Average:      72.4%

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                                                   BALLOON LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED                 WEIGHTED
                     NUMBER                       PERCENT BY   WEIGHTED       AVERAGE                  AVERAGE    WEIGHTED
                       OF          AGGREGATE      AGGREGATE    AVERAGE       REMAINING    WEIGHTED     CUT-OFF     AVERAGE
BALLOON LOAN-TO-    MORTGAGE      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE       TERM TO      AVERAGE      DATE       BALLOON
VALUE RATIO (%)       LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
0                       4          $26,202,466       2.45%       8.333%           154         1.55x      45.2%         0.0%
0.1 to 10.0            12           38,831,874       3.63        7.021            248         1.32       74.9          2.7
10.1 to 20.0            1            1,981,826       0.19        7.030            174         1.54       41.9         18.0
20.1 to 30.0            3           14,826,518       1.39        6.955            179         1.46       61.7         24.9
30.1 to 40.0            7           23,325,687       2.18        7.523            134         1.63       57.5         35.8
40.1 to 50.0           23           78,982,901       7.38        7.515            142         1.39       62.8         46.4
50.1 to 60.0           63          233,350,823      21.81        7.296            118         1.45       67.7         55.8
60.1 to 70.0          140          590,359,595      55.19        7.125            115         1.33       76.8         66.3
70.1 to 80.0           12           59,877,391       5.60        7.261            108         1.28       79.5         70.6
80.1 to 90.0            1            1,953,370       0.18        9.080             98         1.18       82.8         81.4
=================================================================================================================================
TOTAL:                266       $1,069,692,449     100.00%       7.234%           124         1.37x      72.4%        57.5%
=================================================================================================================================

Minimum:              0.0%
Maximum:             81.4%
Weighted Average:    57.5%

            MORGAN STANLEY CAPITAL I INC. $946,677,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF2

                        PREPAYMENT RESTRICTION ANALYSIS

             PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION

-----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION     NOV-1998    NOV-1999    NOV-2000    NOV-2001    NOV-2002    NOV-2003
-----------------------------------------------------------------------------------------------
Locked Out / Defeasance      90.78%      90.88%      88.94%      88.24%      82.37%      60.41%
Yield Maintenance             8.10%       8.00%       9.94%      10.66%      16.38%      38.25%
Penalty Points
   5.00% and greater          0.88%       0.54%       0.53%       0.53%       0.15%       0.00%
   4.00% to 4.99%             0.25%       0.33%       0.00%       0.00%       0.00%       0.15%
   3.00% to 3.99%             0.00%       0.25%       0.48%       0.18%       0.52%       0.51%
   2.00% to 2.99%             0.00%       0.00%       0.11%       0.29%       0.33%       0.18%
   1.00% to 1.99%             0.00%       0.00%       0.00%       0.11%       0.26%       0.50%
Open                          0.00%       0.00%       0.00%       0.00%       0.00%       0.00%

===============================================================================================
TOTAL                       100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
===============================================================================================

Pool Balance Outstanding  $1,069.69   $1,056.17   $1,041.59   $1,025.66   $1,008.50     $988.56
(in millions)
% Initial Pool Balance      100.00%      98.74%      97.37%      95.88%      94.28%      92.42%


------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION     NOV-2004    NOV-2005    NOV-2006    NOV-2007    NOV-2008
------------------------------------------------------------------------------------
Locked Out / Defeasance      60.78%      60.56%      59.98%      60.05%      67.55%
Yield Maintenance            37.88%      37.29%      38.32%      25.73%      29.45%
Penalty Points
   5.00% and greater          0.00%       0.00%       0.00%       0.00%       0.00%
   4.00% to 4.99%             0.00%       0.00%       0.00%       0.00%       0.00%
   3.00% to 3.99%             0.65%       0.72%       0.48%       0.00%       1.28%
   2.00% to 2.99%             0.00%       0.15%       0.23%       0.00%       0.00%
   1.00% to 1.99%             0.43%       0.25%       0.25%       0.50%       0.00%
Open                          0.25%       1.04%       0.74%      13.73%       1.72%

====================================================================================
TOTAL                       100.00%     100.00%     100.00%     100.00%     100.00%
====================================================================================

Pool Balance Outstanding    $964.73     $934.88     $902.86     $847.11     $103.71
(in millions)
% Initial Pool Balance       90.19%      87.40%      84.40%      79.19%       9.70%

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
















































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
PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

                         MORGAN STANLEY CAPITAL I INC.

                                   DEPOSITOR

         The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

         Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                      ------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------
         INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                      ---------------------------------
                             MORGAN STANLEY & CO.
                               INCORPORATED

October 9, 1998

         Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

         The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

         The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                          AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

         A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT.......................................................2
AVAILABLE INFORMATION.......................................................3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................3
SUMMARY OF PROSPECTUS.......................................................6
RISK FACTORS...............................................................14
DESCRIPTION OF THE TRUST FUNDS.............................................21
USE OF PROCEEDS............................................................27
YIELD CONSIDERATIONS.......................................................27
THE DEPOSITOR..............................................................30
DESCRIPTION OF THE CERTIFICATES............................................31
DESCRIPTION OF THE AGREEMENTS..............................................38
DESCRIPTION OF CREDIT SUPPORT..............................................55
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES.................57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................73
STATE TAX CONSIDERATIONS...................................................98
CERTAIN ERISA CONSIDERATIONS...............................................99
LEGAL INVESTMENT..........................................................101
PLAN OF DISTRIBUTION......................................................103
LEGAL MATTERS.............................................................103
FINANCIAL INFORMATION.....................................................104
RATING....................................................................104

                                 SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES.............Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR.........................Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc. See
                                  "The Depositor."

MASTER SERVICER...................The master servicer (the "Master Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

SPECIAL SERVICER..................The special servicer (the "Special
                                  Servicer"), if any, for each series of
                                  Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

TRUSTEE...........................The trustee (the "Trustee") for each series of Certificates will be named in the related
                                  Prospectus Supplement. See "Description of the Agreements--The Trustee."

THE TRUST ASSETS .................Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

(A) MORTGAGE ASSETS ..............The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                  To the extent described in the related
                                  Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                  The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                  Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(B) GOVERNMENT SECURITIES ........If so provided in the related Prospectus
                                  Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government
                                  Securities").

(C) COLLECTION ACCOUNTS ..........Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

(D) CREDIT SUPPORT ...............If so provided in the related Prospectus
                                  Supplement, partial or full protection
                                  against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

(E) CASH FLOW AGREEMENTS ........ If so provided in the related Prospectus
                                  Supplement, the Trust Fund may include
                                  guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

DISTRIBUTIONS ON CERTIFICATES ....Each series of Certificates evidencing an interest in a Trust Fund that includes
                                  Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                  Each series of Certificates will consist of one or more classes of Certificates that may
                                  (i) provide for the accrual of interest
                                  thereon based on fixed, variable or
                                  adjustable rates; (ii) be senior
                                  (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                  Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                  "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                  "Stripped Interest Certificates"); (v)
                                  provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                  The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(A) INTEREST .....................Interest on each class of Offered
                                  Certificates (other than Stripped Principal
                                  Certificates and certain classes of Stripped
                                  Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the
                                  Certificates--Distributions of Interest on the Certificates."

(B) PRINCIPAL ....................The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

ADVANCES .........................Unless otherwise provided in the related
                                  Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

TERMINATION ......................If so specified in the related Prospectus
                                  Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

REGISTRATION OF CERTIFICATES .....If so provided in the related Prospectus
                                  Supplement, one or more classes of the
                                  Offered Certificates will initially be
                                  represented by one or more Certificates
                                  registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TAX STATUS OF THE CERTIFICATES ...The Certificates of each series will constitute either (i) "regular interests"
                                  ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or
                                  (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(A) REMIC ........................REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                  A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                  The Offered Certificates will be treated as
                                  (i) assets described in section
                                  7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(B) GRANTOR TRUST ............... If no election is made to treat the Trust
                                  Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS .............A fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                  including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT .................The related Prospectus Supplement will specify whether any class or classes of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ...........................At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

         The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

         Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

         The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To theextent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

         Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

         The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

         It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

         If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

         If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

         Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

         To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

         If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole

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Loans that are in default or as to which a payment default is imminent.
Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

         Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

         The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

         Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

         The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the

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Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

         The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

         Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

         Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreoever, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such

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circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

         Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

         Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

         If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

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                          DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

         Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

    GENERAL

         The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will

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

generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

    LEASES

         To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

         To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

    DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month

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period to the annualized scheduled payments on the Mortgage Loan. "Net
Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

         As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

         While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

         The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

         Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the

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

property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

    LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

    MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and

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

will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

    PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

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


         The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

         The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                              USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

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

         The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

         If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

         The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF MORTGAGE ASSET

         A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

    FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

    DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                THE DEPOSITOR

         Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

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

         The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

         Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates." Definitive
Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

         Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the

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Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

           (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

             (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

             (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

           (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

           (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

           (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

           (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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

         Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master

Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

(iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

(iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii)   with respect to each Whole Loan that is delinquent two or more months,
         (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,
         (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

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

(ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof,
         (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

(x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

(xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period,
         (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

(xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period,
         (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

(xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

(xv) the aggregate amount of principal prepayments made during the related Due Period;

(xvi)    the amount deposited in the reserve fund, if any, on such Distribution
         Date;

(xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

(xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

         The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

         With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

         Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

         Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering
(i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

    GENERAL

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

    DEPOSITS

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

         (i) all payments on account of principal, including principal prepayments, on the Assets;

         (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

         (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

         (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (vi)      any amounts representing Prepayment Premiums;

         (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

         (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

         (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

         (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

         (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 WITHDRAWALS

         A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to the Certificateholders on each Distribution Date;

         (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

         (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

         (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

         (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

         (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

         (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

         (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

         (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

         (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

         (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

         (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

         (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

         (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

         (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

    OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

         To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a

Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

       (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

       (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

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

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

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

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;
(iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

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SUBORDINATE CERTIFICATES

         If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

         If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

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

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages,

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deeds of trust and deeds to secure debt are herein collectively referred to as
"mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the

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property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

         Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

    GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

    JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

    PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which

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may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

    REO PROPERTIES

         If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the

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retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

         In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

    RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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    ANTI-DEFICIENCY LEGISLATION

         Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    LEASEHOLD RISKS

         Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

         In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

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BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which

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

could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

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         In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

         To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and

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other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

         Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property

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may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

         This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such

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cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

         Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements-- Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days,
(i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

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         A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

         "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges

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which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

         The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

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

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

         (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

         (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

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         Stripped Bonds and Coupons. Certain Trust Funds may consist of
Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.

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Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have

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made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.  Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which

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case, all payments from such Mortgage Asset would be included in the Mortgage
Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as

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authority with respect to debt instruments, such as the Grantor Trust
Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage

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Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

         3.  Grantor Trust Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax

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under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other

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documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary

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REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval

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between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future

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payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and
(b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if,

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generally, (i) such interest is unconditionally payable at least annually, (ii)
the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC
Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

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

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

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         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or

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a portion of the gain realized upon the sale or other disposition of the REMIC
Regular Certificate would be treated as ordinary income instead of capital gain.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

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         Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

         For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

         Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on

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behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described

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above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such

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holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within

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the meaning of Code Section 512 if the REMIC Residual Certificateholder is a
pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased

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by the taxable income of the REMIC that was included in the income of such
REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

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LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of

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REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means
(i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified

                                      97
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organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

    GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

         The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

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    AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository insitutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Section 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

         All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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                              PLAN OF DISTRIBUTION

         The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

         The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

         Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

         Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                         INDEX OF PRINCIPAL DEFINITIONS

                                                               Page(s) on which
                                                                term is defined
Term                                                          in the Prospectus
----                                                          -----------------

Accrual Certificates.........................................................10
ADA..........................................................................72
Applicable Amount............................................................93
ARM Loans................................................................24, 78
Asset Conservation Act.......................................................68
Asset Seller.................................................................21
Assets........................................................................1
Balloon Mortgage Loans.......................................................17
Bankruptcy Code..............................................................63
Book-Entry Certificates......................................................31
Cash Flow Agreement...........................................................9
Cash Flow Agreements..........................................................1
Cede......................................................................3, 38
CERCLA...................................................................19, 67
Certificate Account..........................................................42
Certificate Balance...........................................................9
Certificate Owners...........................................................38
Certificateholders............................................................3
Closing Date.................................................................83
Commercial Loans.............................................................21
Commercial Properties.........................................................7
Commission....................................................................3
Contributions Tax............................................................95
Cooperatives.................................................................21
Covered Trust................................................................55
CPR..........................................................................29
Credit Support.........................................................1, 8, 26
Crime Control Act............................................................73
Deferred Interest............................................................80
Definitive Certificates..................................................31, 38
Depositor....................................................................21
Determination Date...........................................................31
DTC.......................................................................3, 37
Due Period...................................................................32
Environmental Hazard Condition...............................................69
Equity Participations........................................................25
ERISA........................................................................99
Exchange Act..................................................................3
Exemption...................................................................100
FDIC.........................................................................42
FHLMC........................................................................51
FNMA.........................................................................69
Government Securities..................................................1, 8, 21
Indirect Participants........................................................38
Insurance Proceeds...........................................................42
IRS..........................................................................75
L/C Bank.....................................................................56

                                                               Page(s) on which
                                                                term is defined
Term                                                          in the Prospectus
----                                                          -----------------

Labor........................................................................99
Lease.........................................................................3
Lease Assignment..............................................................1
Legislative History..........................................................83
Lessee........................................................................3
Liquidation Proceeds.........................................................42
Lock-out Date................................................................25
Lock-out Period..............................................................25
Mark-to-Market Regulations...................................................93
Master REMIC.................................................................82
MBS....................................................................1, 6, 21
MBS Agreement................................................................25
MBS Issuer...................................................................25
MBS Servicer.................................................................25
MBS Trustee..................................................................25
Morgan Stanley..............................................................103
Mortgage Loans.........................................................1, 6, 21
Mortgage Notes...............................................................21
Mortgage Rate.............................................................7, 25
Mortgages....................................................................21
Multifamily Loans............................................................21
Multifamily Properties....................................................6, 21
NCUA........................................................................102
Nonrecoverable Advance.......................................................34
OID......................................................................74, 75
OID Regulations..............................................................75
Originator...................................................................21
Participants.................................................................37
Pass-Through Rate.........................................................9, 32
Payment Lag Certificates.....................................................89
Permitted Investments........................................................42
Plans........................................................................99
Prepayment Assumption........................................................79
Prepayment Premium...........................................................25
Prohibited Transactions Tax..................................................95
RCRA.........................................................................68
Record Date..................................................................31
Related Proceeds.............................................................34
Relief Act...................................................................72
REMIC Certificates...........................................................82
REMIC Regular Certificateholders.............................................83
REMIC Regular Certificates...............................................12, 82
REMIC Regulations............................................................73
REMIC Residual Certificateholder.............................................90
REMIC Residual Certificates..............................................82, 92
REO Extension................................................................61
REO Tax......................................................................62
Restricted Group............................................................100
RICO.........................................................................73
Senior Certificates......................................................10, 31
Servicing Standard...........................................................45
SMMEA.......................................................................101
SMMEA Certificates..........................................................101

                                                               Page(s) on which
                                                                term is defined
Term                                                          in the Prospectus
----                                                          -----------------

Special Servicer..........................................................6, 46
Stripped ARM Obligations.....................................................80
Stripped Bond Certificates...................................................77
Stripped Coupon Certificates.................................................77
Stripped Interest Certificates...........................................10, 31
Stripped Principal Certificates..........................................10, 31
Subordinate Certificates.................................................10, 31
Sub-Servicer.................................................................46
Sub-Servicing Agreement......................................................46
Subsidiary REMIC.............................................................82
Super-Premium Certificates...................................................84
Title V......................................................................71
Trust Assets..................................................................2
Trust Fund....................................................................1
UCC..........................................................................37
Voting Rights................................................................20
Warrantying Party............................................................40

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